As filed with the Securities and Exchange Commission on October 2, 2007
Registration No. 333-142955

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MetroPCS Wireless, Inc.
(Exact name of registrant as specified in its charter)

	Co-Registrants
	(See next page)
Delaware	4812	75-2694973
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8144 Walnut Hill Lane
Suite 800
Dallas, Texas 75231-4388
(214) 265-2550
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Roger D. Linquist
Chief Executive Officer
8144 Walnut Hill Lane
Suite 800
Dallas, Texas 75231-4388
(214) 265-2550
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Andrew M. Baker, Esq.
William D. Howell, Esq.
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
(214) 953-6500
Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable following the effectiveness of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
		Proposed Maximum	Aggregate	Amount of
Title of Each Class of	Amount	Offering Price	Offering	Registration
Securities to be Registered	to be Registered	per Unit(1)	Price(1)	Fee(2)
9 1/4% Senior Notes due 2014	$1,400,000,000	100%	$1,400,000,000	$42,980
Guarantee(s) of the 9 1/4% Senior Notes due 2014(3)	—(4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2)	A registration fee of $30,700 was paid with the initial filing of the registration statement. An additional fee of $12,280 is being paid with this Amendment No. 1.

(3)	The 9 1/4% Senior Notes due 2014 are guaranteed by MetroPCS Communications, Inc., MetroPCS, Inc. and all of MetroPCS Wireless, Inc.’s current and future wholly-owned domestic subsidiaries. The notes are not and will not be guaranteed by Royal Street Communications, LLC or its subsidiaries, which are consolidated in MetroPCS Communications, Inc.’s financial statements.

(4)	Pursuant to 457(n), no separate fee for the guarantee is payable because the guarantees relate to other securities that are being registered concurrently.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

	State or Other		Primary Standard
	Jurisdiction of	I.R.S. Employer	Industrial
	Incorporation or	Identification	Classification Code
Exact Name of Registrant Guarantor(1)	Organization	Number	Number

MetroPCS Communications, Inc.	Delaware	20-0836269	4812
MetroPCS, Inc.	Delaware	20-5449198	4812
MetroPCS AWS, LLC	Delaware	20-4798776	4812
MetroPCS California, LLC	Delaware	68-0618381	4812
MetroPCS Florida, LLC	Delaware	68-0618383	4812
MetroPCS Georgia, LLC	Delaware	68-0618386	4812
MetroPCS Michigan, Inc.	Delaware	20-2509038	4812
MetroPCS Texas, LLC	Delaware	20-2508993	4812
GWI PCS1, Inc.	Delaware	75-2695069	4812
MetroPCS Massachusetts, LLC	Delaware	20-8303630	4812
MetroPCS Nevada, LLC	Delaware	20-8303430	4812
MetroPCS New York, LLC	Delaware	20-8303519	4812
MetroPCS Pennsylvania, LLC	Delaware	20-8303570	4812

(1)	The address and telephone number for each guarantor is 8144 Walnut Hill, Suite 800, Dallas, Texas 75231-4388, and the telephone number at that address is (214) 265-2550.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2007

PROSPECTUS

Offer to Exchange
9 1/4% Senior Notes due 2014
that have been registered under the Securities Act of 1933
for any and all
9 1/4% Senior Notes due 2014
This Exchange Offer will expire at 5:00 P.M.
New York City time, on          , 2007, unless extended.

MetroPCS Wireless, Inc. is offering to exchange an aggregate principal amount of $1,400,000,000 of registered 9 1/4% Senior Notes due 2014, or the new notes, for any and all of our original unregistered 9 1/4% Senior Notes due 2014, $1,000,000,000 of which were issued in a private offering on November 3, 2006, or the initial notes, and $400,000,000 of which were offered in a private offering on June 6, 2007, or the additional notes. Together, the initial notes and the additional notes are referred to herein as the old notes. MetroPCS Wireless, Inc. refers to the exchange of old notes for new notes as the exchange offer. MetroPCS Wireless, Inc. will not receive any proceeds from the exchange offer.

Terms of the exchange offer:

•	MetroPCS Wireless, Inc. will exchange all outstanding old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of new notes. All interest due and payable on the old notes will become due and payable on the same terms under the new notes.

•	The terms of the new notes are substantially identical to those of the old notes, except that the new notes will be registered under the Securities Act of 1933, as amended, or Securities Act, and the transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

•	You may withdraw your tender of old notes at any time prior to the expiration of the exchange offer.

•	Any old notes which are validly tendered and not timely withdrawn may be accepted by us.

•	The exchange of old notes for new notes should not be a taxable exchange for U.S. federal income tax purposes but you should see the discussion under the caption “Material United States Federal Income Tax Considerations” on page 212 for more information.

•	The old notes are, and the new notes will be, guaranteed on a senior unsecured basis by MetroPCS Communications, Inc., MetroPCS, Inc. and all of MetroPCS Wireless, Inc.’s current and future wholly-owned domestic subsidiaries. The new notes will not be guaranteed by Royal Street Communications, LLC or its subsidiaries, which are consolidated in MetroPCS Communications, Inc.’s financial statements.

•	The new notes will be eligible for trading in the Private Offering, Resales and Trading Automatic Linkage (PORTAL) Market. sm We do not intend to apply for a listing of the new notes on any securities exchange or for their inclusion on any automated dealer quotation system.

See “Risk Factors” beginning on page 17 for a discussion of risks you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.

The date of this prospectus is October   , 2007.

THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY FREE WRITING PROSPECTUS PREPARED BY US OR THE INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER OR DIFFERENT INFORMATION. IF YOU RECEIVE ANY UNAUTHORIZED INFORMATION, YOU MUST NOT RELY ON IT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO EXCHANGE THE OLD NOTES FOR THE NEW NOTES AND THIS PROSPECTUS IS NOT AN OFFER TO EXCHANGE OR A SOLICITATION TO EXCHANGE THE OLD NOTES FOR THE NEW NOTES IN ANY JURISDICTION WHERE AN OFFER OR EXCHANGE WOULD BE UNLAWFUL. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

Each broker dealer that receives new notes pursuant to this exchange offer in exchange for securities acquired for its own account as a result of market making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal attached as an exhibit to the registration statement of which this prospectus forms a part states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker dealer in connection with resales of such new notes. We have agreed that, starting on the date of the completion of the exchange offer to which this prospectus relates for up to 180 days following completion of the exchange offer (or such earlier date as eligible broker-dealers no longer own new notes), we will make this prospectus available to any broker dealer for use in connection with any such resale. In addition, until           (90 days after the date of this prospectus), all dealers effecting transactions in the new notes may be required to deliver a prospectus. See “Plan of Distribution.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and should be evaluated as such. Forward-looking statements include information concerning any potential business combination and possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, future penetration rates, planned market launches, capital expenditures, financing needs and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “would,” “could,” “should,” “may,” “will,” “continue,” “forecast,” and other similar expressions. These forward-looking statements are contained throughout this prospectus, including the “Prospectus Summary,” “Risk Factors,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. As you read and consider this prospectus, you should understand that these forward-looking statements or projections are not guarantees of future performance or results. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, performance or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:

•	the highly competitive nature of our industry;

•	the rapid technological changes in our industry;

•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to sustain the growth rates we have experienced to date;

•	our ability to construct and launch future markets within projected time frames;

•	our ability to manage our rapid growth, train additional personnel and improve our financial and disclosure controls and procedures;

•	our ability to secure the necessary spectrum and network infrastructure equipment;

•	our ability to clear the Auction 66 spectrum of incumbent licensees;

•	our ability to adequately enforce or protect our intellectual property rights;

•	governmental regulation of our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management; and

•	other factors described in this prospectus under “Risk Factors.”

The forward-looking statements and projections speak only as to the date made and are subject to and involve risks, uncertainties and assumptions, many of which are beyond our control or ability to predict and you should not place undue reliance on these forward-looking statements and projections. All future written and oral forward-looking statements and projections attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. We do not intend to, and do not undertake a duty to, update any forward-looking statement or projection in the future to reflect the occurrence of events or circumstances, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

Our corporate parent, MetroPCS Communications, Inc., is required to file current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy those reports, proxy statements and other information at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (800) 732-0330. The SEC maintains a Web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

You may request a copy of these filings, which we will provide to you at no cost, by writing us at the following address: MetroPCS Communications, Inc., 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231-4388 or telephoning us at (214) 265-2550. Our website address is www.metropcs.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act to register with the SEC the new notes to be issued in exchange for the old notes and guarantees thereof. This prospectus is part of that registration statement. In this prospectus we refer to that registration statement, together with all amendments, exhibits and schedules to that registration statement, as “the registration statement.”

As is permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits some information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us, and the securities offered by this prospectus, please refer to the registration statement.

MARKET AND OTHER DATA

Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on our good faith estimates, which are derived from our review of internal surveys and independent sources, including information provided to us by the U.S. Census Bureau. Although we believe these sources are reliable as of the date of this prospectus, we have not independently verified the data or information obtained from these sources. By including such market data and information, we do not undertake a duty to provide such data or information in the future or to update such data or information when such data is updated.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that is important to you or that you should consider before participating in the exchange offer. You should read carefully the entire prospectus, including the risk factors, financial data and financial statements included in this prospectus, before making a decision about whether to participate in the exchange offer.

In this prospectus, unless the context indicates otherwise, references to “MetroPCS,” “MetroPCS Wireless,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to MetroPCS Wireless, Inc., a Delaware corporation, and its wholly-owned subsidiaries. Our ultimate parent is MetroPCS Communications, Inc., which we refer to in this prospectus as “MetroPCS Communications.” All of our capital stock is owned by MetroPCS, Inc., which is a direct wholly-owned subsidiary of MetroPCS Communications. MetroPCS Communications and MetroPCS, Inc. have no operations separate from their investments in us. Accordingly, unless otherwise noted, all of the financial information in this prospectus is presented on a consolidated basis of MetroPCS Communications.

Company Overview

We offer wireless broadband personal communication services, or PCS, on a flat rate, unlimited usage basis with no long-term contract in selected major metropolitan areas in the United States. Since we launched our innovative wireless service in 2002, we have been among the fastest growing wireless broadband PCS providers in the United States as measured by growth in subscribers and revenues during that period. We currently own or have access to wireless licenses covering a population of approximately 140 million in the United States, which includes 14 of the top 25 largest metropolitan areas in the country. As of June 30, 2007, we had launched service in 7 of the top 25 largest metropolitan areas covering a licensed population of approximately 39 million and had approximately 3.5 million total subscribers, representing a 47% growth rate over total subscribers as of June 30, 2006.

Our wireless services target a mass market which we believe is largely underserved by traditional wireless carriers. Our service, branded under the “MetroPCS” name, allows customers to place unlimited wireless calls from within our service areas and to receive unlimited calls from any area under our simple and affordable flat rate monthly service plans. Our customers pay for our service in advance, eliminating any customer-related credit exposure. Our flat rate service plans start as low as $30 per month. For an additional $5 to $20 per month, our customers may select a service plan that offers additional services, such as unlimited nationwide long distance service, voicemail, caller ID, call waiting, enhanced directory assistance, text messaging, mobile Internet browsing, mobile instant messaging, push e-mail and picture and multimedia messaging. For additional fees, we also provide international long distance and text messaging, ringtones, games and content applications, unlimited directory assistance, ring back tones, nationwide roaming and other value-added services. As of June 30, 2007, over 85% of our customers selected either our $40 or $45 service plan. Our flat rate service plans differentiate our service from the more complex plans and long-term contract requirements of traditional wireless carriers.

We launched our service initially in 2002 in the Miami, Atlanta, Sacramento and San Francisco metropolitan areas, which we refer to as our Core Markets and which currently comprise our Core Markets segment. Our Core Markets have a licensed population of approximately 26 million, of which our networks cover approximately 23 million as of June 30, 2007. In our Core Markets we reached the one million customer mark after eight full quarters of operation, and as of June 30, 2007 we served approximately 2.5 million customers, representing a customer penetration of covered population of 11.2%. We reported positive adjusted earnings before depreciation and amortization and non-cash stock-based compensation, or Core Markets segment Adjusted EBITDA, in our Core Markets segment after only four full quarters of operation. Our Core Markets segment Adjusted EBITDA for the six months ended June 30, 2007, was $318.2 million, representing a 35% increase over the six months ended June 30, 2006. For a discussion of our Core Markets segment Adjusted EBITDA, please read “Summary Historical Financial and Operating Data” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations — Core Markets Performance Measures.”

Beginning in the second half of 2004, we began to strategically acquire licenses in new geographic areas that share certain key characteristics with our existing Core Markets. These new geographic areas, which we refer to as our Expansion Markets and currently comprise our Expansion Markets segment, include the Tampa/Sarasota, Dallas/Ft. Worth, Detroit, Los Angeles and Orlando metropolitan areas and portions of northern Florida and those additional metropolitan areas acquired in Auction 66. The licenses for the Los Angeles and Orlando metropolitan areas and portions of northern Florida were acquired by Royal Street Communications, LLC, or Royal Street Communications, and together with its wholly-owned subsidiaries, Royal Street, a company in which we own an 85% limited liability company interest. We launched service in the Tampa/Sarasota metropolitan area in October 2005, in the Dallas/Ft. Worth metropolitan area in March 2006, in the Detroit metropolitan area in April 2006, and, through our agreements with Royal Street, in the Orlando metropolitan area and portions of northern Florida in November 2006 and in the Los Angeles metropolitan area in September 2007. As of June 30, 2007, our networks covered approximately 16 million people and we served approximately 1.0 million customers in these Expansion Markets, representing a customer penetration of covered population of 6.2%.

In November 2006, we were granted licenses covering a total unique population of approximately 117 million which we acquired from the Federal Communications Commission, or FCC, in the spectrum auction denominated as Auction 66, for a total aggregate purchase price of approximately $1.4 billion. Approximately 69 million of the total licensed population associated with our Auction 66 licenses represents expansion opportunities in geographic areas outside of our current operating markets, which we refer to as our Auction 66 Markets. These new expansion opportunities in our Auction 66 Markets cover 6 of the 25 largest metropolitan areas in the United States. Our east coast expansion opportunities cover a geographic area with a population of approximately 50 million and include the entire east coast corridor from Philadelphia to Boston, including New York City, as well as the entire states of New York, Connecticut and Massachusetts. In the western United States, our new expansion opportunities cover a geographic area of approximately 19 million people, including the San Diego, Portland, Seattle and Las Vegas metropolitan areas. The balance of our Auction 66 Markets, which cover a population of approximately 48 million, supplements or expands the geographic boundaries of our existing operations in Dallas/Ft. Worth, Detroit, Los Angeles, San Francisco and Sacramento. We expect this additional spectrum to provide us with enhanced operating flexibility, lower capital expenditure requirements in existing licensed areas and an expanded service area relative to our position before our acquisition of this spectrum in Auction 66. We intend to focus our build out strategy in our Auction 66 Markets initially on licenses with a total population of approximately 40 million in major metropolitan areas where we believe we have the opportunity to achieve financial results similar to our current operating markets, with a primary focus on the New York, Boston, Philadelphia and Las Vegas metropolitan areas.

For the twelve month period ended December 31, 2006, on a consolidated basis, our Adjusted EBITDA as calculated in accordance with our senior secured credit facility, was $395.6 million, cash flow from operations was $364.8 million and net income was $53.8 million. For the twelve month period ended June 30, 2007, on a consolidated basis our Adjusted EBITDA, as calculated in accordance with our senior secured credit facility, was $548.3 million. Our consolidated financial results for these periods reflect the expenses we have incurred, and continue to incur, as we build out networks, launch our service and ramp up our customer growth in our Expansion Markets. For a discussion of consolidated Adjusted EBITDA and a reconciliation to net cash provided by operating activities, please read “Summary Historical Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Competitive Strengths

Our business model has many competitive strengths that we believe distinguish us from our primary wireless broadband PCS competitors and will allow us to execute our business strategy successfully, including:

•	Our fixed price calling plans, which provide unlimited usage within a local calling area with no long-term contract;

•	Our focus on densely populated markets, which provides significant operational efficiencies;

•	Our leadership position as one of the lowest cost providers of wireless telephone services in the United States;

•	Our spectrum portfolio, which covers 9 of the top 12 and 14 of the top 25 largest metropolitan areas in the United States; and

•	Our advanced CDMA network, which is designed to provide the capacity necessary to satisfy the usage requirements of our customers.

Business Strategy

We believe the following components of our business strategy provide the foundation for our continued rapid growth:

•	Target the underserved customer segments in our markets;

•	Offer affordable, fixed price unlimited calling plans with no long-term service contract;

•	Remain one of the lowest cost wireless telephone service providers in the United States; and

•	Expand into new attractive markets.

Business Risks

Our business and our ability to execute our business strategy are subject to a number of risks, including:

•	Our limited operating history;

•	Competition from other wireline and wireless providers, many of whom have substantially greater resources than us;

•	Our significant current debt levels of approximately $3.0 billion as of June 30, 2007, the terms of which may restrict our operational flexibility;

•	Our need to generate significant excess cash flows to meet the requirements for the build out and launch of our Auction 66 Markets; and

•	Increased costs which could result from higher customer churn, delays in technological developments or our inability to successfully manage our growth.

For a more detailed discussion of the risks associated with our business and an investment in the new notes, please see “Risk Factors.”

Recent Financing Transactions and Initial Public Offering

On November 3, 2006, we entered into a senior secured credit facility pursuant to which we may borrow up to $1.7 billion and consummated an offering of the initial notes in the aggregate principal amount of $1.0 billion. Prior to the closing of our senior secured credit facility and the sale of the initial notes, we owed an aggregate of $900 million under our first and second lien secured credit agreements, $1.25 billion under an exchangeable secured bridge credit facility entered into by one of MetroPCS Communications’ indirect wholly-owned subsidiaries and $250 million under an exchangeable unsecured bridge credit facility entered into by another of MetroPCS Communications’ indirect wholly-owned subsidiaries. The funds borrowed under the bridge credit facilities were used primarily to pay the aggregate purchase price of approximately

$1.4 billion for the licenses we acquired in Auction 66. We borrowed $1.6 billion under our senior secured credit facility concurrently with the closing of the sale of the initial notes and used the amount borrowed, together with the net proceeds from the sale of the initial notes, to repay all amounts owed under our existing first and second lien secured credit agreements and our bridge credit facilities and to pay related premiums, fees and expenses, and we will use the remaining amounts for general corporate purposes. On February 20, 2007, we amended and restated our senior secured facility to reduce the interest rate by 1/4%.

On April 24, 2007, MetroPCS Communications consummated an initial public offering of its common stock, par value $0.0001 per share, or common stock. MetroPCS Communications sold 37,500,000 shares of common stock at a price per share of $23 (less underwriting discounts and commissions), which resulted in net proceeds to MetroPCS Communications of approximately $820 million. In addition, selling stockholders sold an aggregate of 20,000,000 shares of common stock, including 7,500,000 shares sold pursuant to the exercise by the underwriters of their over-allotment option. MetroPCS Communications did not receive any proceeds from the sale of shares of its common stock by the selling stockholders; however MetroPCS Communications did receive proceeds of $3.8 million from the exercise of options to acquire its common stock which were sold in the initial public offering.

On June 6, 2007, we consummated an offering of the additional notes in the aggregate principal amount of $400 million. The additional notes were offered as additional debt securities under our existing indenture dated as of November 3, 2006, as amended and supplemented, and the initial notes and the additional notes are treated as a single class of debt securities.

Proposed Business Combination With Leap Wireless International

On September 4, 2007, MetroPCS Communications sent a letter to Leap Wireless International, Inc., or Leap, proposing a stock-for-stock tax-free merger with Leap pursuant to which each share of Leap common stock would be exchanged for 2.7500 shares of MetroPCS Communications common stock. As part of the proposed transaction, MetroPCS Communications would assume or refinance approximately $2.0 billion of Leap’s existing indebtedness, including the approximately $900 million outstanding under its senior credit facility and the approximately $1.1 billion of its outstanding 9.375% Senior Notes due 2014. As proposed, on a pro forma net diluted basis, MetroPCS Communications and Leap shareholders would own approximately 65.4% and 34.6%, respectively, of the combined company. We expect that the transaction as proposed would not constitute a change of control under the Indenture related to the notes. Leap rejected MetroPCS Communications’ proposal on September 16, 2007 and stated that it would prefer that any further discussions regarding the proposed merger be held in private. On September 16, 2007, MetroPCS Communications responded that it intended to proceed as a disciplined buyer and that it would like to meet with Leap to further discuss the merger proposal. There could be discussions between Leap and MetroPCS Communications in the future regarding potential transactions between the companies. There can be no assurance that meetings will be productive, or that Leap and MetroPCS Communications will reach any agreement. We do not anticipate updating the marketplace regarding the progress or lack of progress in negotiations unless and until the parties reach a definitive agreement or terminate any further discussions.

Corporate Information

Our principal executive offices are located at 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231-4388 and our telephone number at that address is (214) 265-2550. Our principal website is located at www.metropcs.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

“MetroPCS,” “metroPCS,” “MetroPCS Wireless” and the MetroPCS logo are registered trademarks and/or service marks of MetroPCS. In addition, the following are trademarks or service marks of MetroPCS: Unlimit Yourself; The Unlimited Company; Permission to Speak Freely; Text Talk; Freedom Package; Talk All I Want, All Over Town; Metrobucks; Wireless Is Now Minuteless; Get Off the Clock; My Metro; @Metro; Picture Talk; MiniMetro; GreetMe Tones; Metro411 and Travel Talk. This prospectus also contains brand names, trademarks and service marks of other companies and organizations, and these brand names, trademarks and service marks are the property of their respective owners.

The Exchange Offer

On November 3, 2006, we completed an unregistered private offering of the initial notes and, on June 6, 2007, we completed an unregistered private offering of the additional notes. The initial notes and the additional notes are referred to herein together as the old notes. We entered into a registration rights agreement, as part of each of these offerings, which are referred to herein together as the registration rights agreement, with the initial purchasers of the old notes, in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete an exchange offer. We refer to the old notes and the new notes (separately or collectively, as the context indicates) as the notes, except in the financial sections included elsewhere in this text in which we refer to the notes as the 9 1/4% senior notes. The following is a summary of the exchange offer.

Old Notes	9 1/4% Senior Notes due November 1, 2014, $1.0 billion of which were issued on November 3, 2006 and $400 million of which were issued on June 6, 2007.

New Notes	9 1/4% Senior Notes due November 1, 2014. The terms of the new notes are substantially identical to those terms of the old notes, except that the new notes are registered under the Securities Act and are not subject to the transfer restrictions and registration rights relating to the old notes.

Exchange Offer	We are offering to exchange $1.4 billion principal amount of our new notes that have been registered under the Securities Act for an equal amount of our old notes to satisfy our obligations under the registration rights agreement. We may withdraw the exchange offer at any time.

The new notes will evidence the same debt as the old notes, including principal and interest, and will be issued under and be entitled to the benefits of the same indenture that governs the old notes. Holders of the old notes do not have any appraisal or dissenter’s rights in connection with the exchange offer. Because the new notes will be registered, the new notes will not be subject to transfer restrictions, and holders of old notes that have tendered and had their old notes accepted in the exchange offer will have no registration rights.

Expiration Date	The exchange offer will expire at 5:00 P.M., New York City time, on , 2007, or Expiration Date, unless we decide to extend it or terminate it early. A tender of old notes pursuant to this exchange offer may be withdrawn at any time prior to the Expiration Date if we receive a valid written withdrawal request before the expiration of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may, but are not required to, waive. Please see “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer. We reserve the right, in our sole discretion, to waive any and all conditions to the exchange offer on or prior to the Expiration Date.

Procedures for Tendering Old Notes	Unless you comply with the procedures described below under “The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery,” you must do one of the following procedures on or prior to the Expiration Date to participate in the exchange offer:

• tender your old notes by sending the certificates evidencing your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal with the required signature guarantee, and all other documents required by the letter of transmittal, to The Bank of New York Trust Company, N.A., as exchange agent, at the address set forth in this prospectus. Such old notes must be received by our exchange agent prior to the expiration of the exchange offer; or

• tender your old notes by using the book-entry transfer procedures described in “The Exchange Offer — Procedures for Tendering Old Notes — Book-Entry Delivery Procedures” and transmitting a properly completed and duly executed letter of transmittal with the required signature guarantee, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York Trust Company, N.A., as registrar and exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• any new notes that you will receive will be acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

• you are transferring good and marketable title to the old notes free and clear of all liens, security interests, encumbrances, or rights or interests of parties other than you;

• if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

• you are not our “affiliate” as defined in Rule 405 under the Securities Act.

Guaranteed Delivery Procedures	If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but

• the old notes are not immediately available,

• time will not permit your old notes or other required documents to be received by our exchange agent before the expiration of the exchange offer, or

• the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender old notes by following the procedures described below under “The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf the old notes prior to the expiration of the exchange offer.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 P.M., New York City time, on the Expiration Date, by sending our exchange agent written notice of withdrawal. Any old notes tendered on or prior to the Expiration Date that are not validly withdrawn on or prior to the Expiration Date may not be withdrawn. If we decide for any reason not to accept any old notes tendered for exchange or to withdraw the exchange offer, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, please see “The Exchange Offer — Withdrawal of Tenders.”

United States Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer should not be a taxable exchange for United States federal income tax purposes. Please see “Material United States Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer. You are responsible for all expenses related to tendering your old notes to our exchange agent.

Exchange Agent	We have appointed The Bank of New York Trust Company, N.A. as our exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent under “The Exchange Offer — Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as certain conditions are met. See “The Exchange Offer — Resale of the New Notes; Plan of Distribution” for more information regarding resales.

Consequences of Not Exchanging Your Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register your old notes under the Securities Act pursuant to the registration rights agreement except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, or as otherwise required under certain limited circumstances pursuant to the terms of the registration rights agreement, we do not currently anticipate that we will register the old notes under the Securities Act.

For information regarding the consequences of not tendering your old notes and our obligation to file a registration statement, please see “The Exchange Offer — Consequences of Failure to Exchange.”

Additional Documentation; Further Information; Assistance	Any questions or requests for assistance or additional documentation regarding the exchange offer may be directed to the exchange agent.

Beneficial owners may also contact their custodian for assistance concerning the exchange offer.

Description of New Notes

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the new notes are registered under the Securities Act and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. As a result, the new notes will not bear legends restricting their transfer and will not have the benefit of the registration rights contained in the registration rights agreement. The new notes represent the same debt as the old notes for which they are being exchanged. Both the old notes and the new notes are governed by the same indenture.

Issuer	MetroPCS Wireless, Inc.

Notes Offered	$1,400,000,000 principal amount of its 9 1/4% Senior Notes due 2014.

Maturity Date	November 1, 2014.

Interest Rate	9 1/4% per year (calculated using a 360-day year).

Interest Payment Dates	May 1 and November 1 of each year, commencing November 1, 2007.

Ranking	The notes and the guarantees are the senior unsecured obligations of us and the guarantors. Accordingly, they rank:

• equal to all of our and the guarantors’ existing and future senior unsecured indebtedness;

• senior to all of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness;

• effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the assets securing such indebtedness; and

• structurally subordinated to all existing and any future indebtedness and liabilities, including trade payables, and other liabilities of our subsidiaries that do not guarantee the notes, to the extent of the assets of such subsidiaries. For instance, the notes will not be guaranteed by Royal Street which is consolidated in MetroPCS Communications’ financial statements.

As of June 30, 2007, we had total indebtedness of approximately $3.0 billion, $1.4 billion of which was the notes, and approximately $1.6 billion of which was secured indebtedness to which the notes effectively were subordinated as to the value of the collateral.

Guarantees	Our obligations under the notes are jointly and severally, and fully and unconditionally, guaranteed on a senior unsecured basis by MetroPCS Communications, MetroPCS, Inc. and all of our current and future domestic wholly-owned subsidiaries. The notes are not guaranteed by Royal Street which is consolidated in MetroPCS Communications’ financial statements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Description of New Notes — Note Guarantees” and “— Certain Definitions.”

Optional Redemption	We may, at our option, redeem some or all of the notes at any time on or after November 1, 2010 at the redemption prices described in the section “Description of New Notes — Optional Redemption,” plus accrued and unpaid interest, if any.

In addition, prior to November 1, 2009, we may, at our option, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain sales of equity securities or certain contributions to our equity at the redemption prices described in the section “Description of New Notes — Optional Redemption,” plus accrued interest, if any. We may make the redemption only to the extent that, after the redemption, at least 65% of the aggregate principal amount of the notes remains outstanding.

We may also, at our option, prior to November 1, 2010, redeem some or all of the notes at the “make whole” price set forth under “Description of New Notes — Optional Redemption.”

Mandatory Redemption	None.

Change of Control	If we experience specific kinds of changes in control, each holder of notes may require us to repurchase all or a portion of its notes at a price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest to the date of repurchase. See “Description of New Notes — Repurchase at the Option of Holders — Change of Control.”

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability to:

• incur more debt;

• pay dividends and make distributions;

• make certain investments;

• repurchase stock;

• create liens without also securing the notes;

• enter into transactions with affiliates;

• enter into agreements that restrict dividends or distributions from subsidiaries; and

• merge, consolidate or sell, or otherwise dispose of, substantially all of our assets.

These covenants contain important exceptions, limitations and qualifications. For more details, see “Description of New Notes — Certain Covenants.”

Absence of Established Market for the Notes	The new notes are generally freely transferable but are also new securities for which there will not initially be a market. We do not intend to apply for a listing of the new notes on any securities exchange or for their inclusion on any automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes. We expect that the new notes will be eligible for trading in the PORTALsm Market.

Risk Factors	You should consider carefully all of the information set forth in this offering memorandum and, in particular, you should evaluate the specific factors under “Risk Factors.”

Summary Historical Financial Information

The following tables set forth selected consolidated financial and other data for MetroPCS Communications and its consolidated subsidiaries for the years ended December 31, 2004, 2005 and 2006 and for the six months ended June 30, 2006 and 2007. We derived our summary historical financial data as of and for the years ended December 31, 2004, 2005 and 2006 from the consolidated financial statements of MetroPCS Communications, which were audited by Deloitte & Touche LLP. We derived our summary historical financial data as of and for the six months ended June 30, 2006 and 2007 from our unaudited condensed consolidated interim financial statements included elsewhere in the prospectus. You should read the summary historical financial and operating data in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”. The summary historical financial and operating data presented in this prospectus may not be indicative of future performance.

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands, except share and per share data)
Statement of Operations Data:
Revenues:
Service revenues	$616,401	$872,100	$1,290,947	$583,260	$918,857
Equipment revenues	131,849	166,328	255,916	114,395	169,005

Total revenues	748,250	1,038,428	1,546,863	697,655	1,087,862
Operating expenses:
Cost of service (excluding depreciation and amortization disclosed separately below)	200,806	283,212	445,281	199,987	307,562
Cost of equipment	222,766	300,871	476,877	212,916	306,747
Selling, general and administrative expenses (excluding depreciation and amortization disclosed separately below)	131,510	162,476	243,618	111,701	155,654
Depreciation and amortization	62,201	87,895	135,028	59,576	80,504
Loss (gain) on disposal of assets	3,209	(218,203)	8,806	12,377	2,657

Total operating expenses	620,492	616,251	1,309,610	596,557	853,124

Income from operations	127,758	422,177	237,253	101,098	234,738
Other expense (income):
Interest expense	19,030	58,033	115,985	42,597	98,144
Accretion of put option in majority-owned subsidiary	8	252	770	360	492
Interest and other income	(2,472)	(8,658)	(21,543)	(10,719)	(21,651)
(Gain) loss on extinguishment of debt	(698)	46,448	51,518	(244)	—

Total other expense	15,868	96,075	146,730	31,994	76,985

Income before provision for income taxes	111,890	326,102	90,523	69,104	157,753
Provision for income taxes	(47,000)	(127,425)	(36,717)	(27,745)	(63,307)

Net income	64,890	198,677	53,806	41,359	94,446
Accrued dividends on Series D Preferred Stock	(21,006)	(21,006)	(21,006)	(10,417)	(6,499)
Accrued dividends on Series E Preferred Stock	—	(1,019)	(3,000)	(1,488)	(929)
Accretion on Series D Preferred Stock	(473)	(473)	(473)	(236)	(148)
Accretion on Series E Preferred Stock	—	(114)	(339)	(170)	(107)

Net income applicable to Common Stock	$43,411	$176,065	$28,988	$29,048	$86,763

Net income per common share(1):
Basic	$0.18	$0.71	$0.11	$0.11	$0.29

Diluted	$0.15	$0.62	$0.10	$0.10	$0.28

Weighted average shares(1):
Basic	126,722,051	135,352,396	155,820,381	155,503,804	227,238,734

Diluted	150,633,686	153,610,589	159,696,608	159,318,289	235,898,089

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(Dollars, customers and POPs in thousands)

Other Financial Data:
Net cash provided by operating activities	$150,379	$283,216	$364,761	$199,068	$267,309
Net cash used in investment activities	(190,881)	(905,228)	(1,939,665)	(203,125)	(1,495,093)
Net cash (used in) provided by financing activities	(5,433)	712,244	1,623,693	27,939	1,294,122
Consolidated Operating Data:
Licensed POPs (at period end)(2)	28,430	64,222	65,618	64,222	66,182
Covered POPs (at period end)(2)	21,083	23,908	38,630	34,653	38,997
Customers (at period end)	1,399	1,925	2,941	2,419	3,550
Adjusted EBITDA(3)	$203,597	$294,465	$395,559	$177,020	$329,763
Adjusted EBITDA as a percentage of service revenues(4)	33.0%	33.8%	30.6%	30.4%	35.9%
Capital Expenditures	$250,830	$266,499	$550,749	$307,296	$347,114
Core Markets Operating Data(5):
Licensed POPs (at period end)(2)	24,686	25,433	25,881	25,433	26,111
Covered POPs (at period end)(2)	21,083	21,263	22,461	21,528	22,690
Customers (at period end)	1,399	1,872	2,301	2,119	2,542
Adjusted EBITDA(6)	$203,597	$316,555	$492,773	$236,302	$318,191
Adjusted EBITDA as a percentage of service revenues(4)	33.0%	36.4%	43.3%	43.3%	45.9%
Capital Expenditures	$250,830	$171,783	$217,215
Expansion Markets Operating Data(5):
Licensed POPs (at period end)(2)	3,744	38,789	39,737	38,789	40,071
Covered POPs (at period end)(2)	—	2,645	16,169	13,125	16,307
Customers (at period end)	—	53	640	300	1,008
Adjusted EBITDA (Deficit)(6)	—	$(22,090)	$(97,214)	$(59,282)	$11,572
Capital Expenditures	—	$90,871	$314,308

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007

Average monthly churn(7)(8)	4.9%	5.1%	4.6%	4.5%	4.4%
Average revenue per user (ARPU)(9)(10)	$41.13	$42.40	$42.98	$42.98	$43.46
Cost per gross addition (CPGA)(8)(9)(11)	$103.78	$102.70	$117.58	$114.56	$115.87
Cost per user (CPU)(9)(12)	$18.95	$19.57	$19.65	$19.93	$18.28

As of June 30, 2007
(In thousands)

Balance Sheet Data:
Cash, cash equivalents & short-term investments	$1,767,274
Property and equipment, net	1,534,402
Total assets	5,666,345
Long-term debt (including current maturities)	3,011,355
Stockholders’ equity	1,841,005

(1)	See Note 17 and Note 9 to the annual and interim consolidated financial statements, respectively, included elsewhere in this prospectus for an explanation of the calculation of basic and diluted net income (loss) per common share.

(2)	Licensed POPs represent the aggregate number of persons that reside within the areas covered by our or Royal Street’s licenses. Covered POPs represent the estimated number of POPs in our metropolitan areas that reside within the areas covered by our network.

(3)	Our senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS Communications, Inc. minus interest and other income and non-cash items increasing consolidated net income.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. We present this discussion of Adjusted EBITDA because covenants in our senior secured credit facility contain ratios based on this measure. If our Adjusted EBITDA were to decline below certain levels, covenants in our senior secured credit facility that are based on Adjusted EBITDA, including our maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our senior secured credit facility. Our maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under our senior secured credit facility use the senior secured leverage ratio to measure our ability to meet our obligations on our senior secured debt by comparing the total amount of such debt to our Adjusted EBITDA, which our lenders use to estimate our cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by our senior secured credit facility. For the year ended December 31, 2006, our senior secured leverage ratio was 3.24 to 1.0, which means for every $1.00 of Adjusted EBITDA we had $3.24 of senior secured indebtedness. For the twelve months ended June 30, 2007, our senior secured leverage ratio was 2.54 to 1.0, which means for every $1.00 of Adjusted EBITDA we had $2.54 of senior secured indebtedness. In addition, consolidated Adjusted EBITDA is also utilized, among other measures, to determine management’s compensation levels. See “Executive Compensation.” Adjusted EBITDA is not a measure calculated in accordance with GAAP and should not be considered a substitute for operating income, net income, or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful, than cash flows from operating activities, as determined in accordance with GAAP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

The following table shows the calculation of consolidated Adjusted EBITDA, as defined in our senior secured credit facility, for the periods indicated.

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands)

Calculation of Consolidated Adjusted EBITDA:
Net income	$64,890	$198,677	$53,806	$41,359	$94,446
Adjustments:
Depreciation and amortization	62,201	87,895	135,028	59,576	80,504
Loss (gain) on disposal of assets	3,209	(218,203)	8,806	12,377	2,657
Non-cash compensation expense(a)	10,429	2,596	14,472	3,969	11,864
Interest expense	19,030	58,033	115,985	42,597	98,144
Accretion of put option in majority-owned subsidiary(a)	8	252	770	360	492
Interest and other income	(2,472)	(8,658)	(21,543)	(10,719)	(21,651)
(Gain) loss on extinguishment of debt	(698)	46,448	51,518	(244)	—
Provision for income taxes	47,000	127,425	36,717	27,745	63,307

Consolidated Adjusted EBITDA	$203,597	$294,465	$395,559	$177,020	$329,763

(a) Represents a non-cash expense, as defined by our senior secured credit facility.

In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in our senior secured credit facility, to cash flows from operating activities for the periods indicated.

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands)

Reconciliation of Net Cash Provided By Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$150,379	$283,216	$364,761	$199,068	$267,309
Adjustments:
Interest expense	19,030	58,033	115,985	42,597	98,144
Non-cash interest expense	(2,889)	(4,285)	(6,964)	(776)	(2,048)
Interest and other income	(2,472)	(8,658)	(21,543)	(10,719)	(21,651)
Provision for uncollectible accounts receivable	(125)	(129)	(31)	(111)	(23)
Deferred rent expense	(3,466)	(4,407)	(7,464)	(3,376)	(4,265)
Cost of abandoned cell sites	(1,021)	(725)	(3,783)	(638)	(3,832)
Accretion of asset retirement obligation	(253)	(423)	(769)	(298)	(572)
(Loss) gain on sale of investments	(576)	190	2,385	1,268	2,241
Provision for income taxes	47,000	127,425	36,717	27,745	63,307
Deferred income taxes	(44,441)	(125,055)	(32,341)	(26,496)	(62,158)
Changes in working capital	42,431	(30,717)	(51,394)	(51,244)	(6,689)

Consolidated Adjusted EBITDA	$203,597	$294,465	$395,559	$177,020	$329,763

(4)	Adjusted EBITDA as a percentage of service revenues is calculated by dividing Adjusted EBITDA by total service revenues.

(5)	Core Markets include Atlanta, Miami, Sacramento and San Francisco. Expansion Markets include Dallas/Ft. Worth, Detroit, Tampa/Sarasota/Orlando and Los Angeles and our Auction 66 Markets. Expansion Markets licensed POPs at June 30, 2007 do not include licenses associated with our Auction 66 Markets. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Operating Segments.”

(6)	Core and Expansion Markets Adjusted EBITDA is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of our ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Operating Segments.”

(7)	Average monthly churn represents (a) the number of customers who have been disconnected from our system during the measurement period less the number of customers who have reactivated service, divided by (b) the sum of the average monthly number of customers during such period. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Performance Measures.” A customer’s handset is disabled if the customer has failed to make payment by the due date and is disconnected from our system if the customer fails to make payment within 30 days thereafter. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Customer Recognition and Disconnect Policies.”

(8)	In the first quarter of 2006, based upon a change in the allowable return period from 7 days to 30 days, we revised our definition of gross additions to exclude customers that discontinue service in the first 30 days of service as churn. This revision has the effect of reducing deactivations and gross additions, commencing March 23, 2006, and reduces churn and increases CPGA. Churn computed under the original 7 day allowable return period would have been 5.1% for the year ended December 31, 2006.

(9)	Average revenue per user, or ARPU, cost per gross addition, or CPGA, and cost per user, or CPU, are non-GAAP financial measures utilized by our management to evaluate our operating performance. We believe these measures are important in understanding the performance of our operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, we believe that these measures (which are common in the wireless industry) facilitate operating performance comparisons with other companies in the wireless industry.

(10)	ARPU — Average revenue per user, or ARPU, represents (a) service revenues less activation revenues, E-911, Federal Universal Service Fund, or FUSF, and vendor’s compensation charges for the measurement period, divided by (b) the sum of the average monthly number of customers during such period. We utilize ARPU to evaluate our per-customer service revenue realization and to assist in forecasting our future service revenues. ARPU is calculated exclusive of activation revenues, as these amounts are a component of our costs of acquiring new customers and are included in our calculation of CPGA. ARPU is also calculated exclusive of E-911, FUSF and vendor’s compensation charges, as these are generally pass through charges that we collect from our customers and remit to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table shows the calculation of ARPU for the periods indicated:

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands, except average number of customers and ARPU)

Calculation of ARPU:
Service revenues	$616,401	$872,100	$1,290,947	$583,260	$918,857
Less:
Activation revenues	(7,874)	(6,808)	(8,297)	(3,903)	(5,142)
E-911, FUSF and vendor’s compensation charges	(12,522)	(26,221)	(45,640)	(19,710)	(45,992)

Net service revenues	$596,005	$839,071	$1,237,010	$559,647	$867,723

Divided by:
Average number of customers	1,207,521	1,649,208	2,398,682	2,170,180	3,328,032

ARPU	$41.13	$42.40	$42.98	$42.98	$43.46

(11)	CPGA — Cost per gross addition, or CPGA, is determined by dividing (a) selling expenses plus the total cost of equipment associated with transactions with new customers less activation revenues and equipment revenues associated with transactions with new customers during the measurement period by (b) gross customer additions during such period. We utilize CPGA to assess the efficiency of our distribution strategy, validate the initial capital invested in our customers and determine the number of months to recover our customer acquisition costs. This measure also allows us to compare our average acquisition costs per new customer to those of other wireless broadband PCS providers. Activation revenues and equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce our acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which we consider to be the most directly comparable GAAP financial measure to CPGA:

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands, except gross customer additions and CPGA)

Calculation of CPGA:
Selling expenses	$52,605	$62,396	$104,620	$46,734	$63,471
Less:
Activation revenues	(7,874)	(6,809)	(8,297)	(3,903)	(5,142)
Less:
Equipment revenues	(131,849)	(166,328)	(255,916)	(114,395)	(169,005)
Add:
Equipment revenue not associated with new customers	54,323	77,011	114,392	51,768	75,902
Add:
Cost of equipment	222,766	300,871	476,877	212,916	306,747
Less:
Equipment costs not associated with new customers	(72,200)	(109,803)	(155,930)	(70,033)	(98,964)

Gross addition expenses	$117,771	$157,338	$275,746	$123,087	$173,009

Divided by:
Gross customer additions	1,134,762	1,532,071	2,345,135	1,074,462	1,493,132

CPGA	$103.78	$102.70	$117.58	$114.56	$115.87

(12)	CPU — Cost per user, or CPU, is cost of service and general and administrative costs (excluding applicable non-cash compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)), divided by the sum of the average monthly number of customers during such period. CPU does not include any depreciation and amortization expense.

Management uses CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. We believe investors use CPU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless providers. Other wireless carriers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU:

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands, except average number of customers and CPU)

Calculation of CPU:
Cost of service	$200,806	$283,212	$445,281	$199,987	$307,562
Add:
General and administrative expense	78,905	100,080	138,998	64,967	92,183
Add:
Net loss on equipment transactions unrelated to initial customer acquisition	17,877	32,791	41,538	18,265	23,062
Less:
Non-cash compensation expense included in cost of service and general and administrative expense	(10,429)	(2,596)	(14,472)	(3,969)	(11,864)
Less:
E-911, FUSF and vendor’s compensation revenues	(12,522)	(26,221)	(45,640)	(19,710)	(45,992)

Total costs used in the calculation of CPU	$274,637	$387,266	$565,705	$259,540	$364,951

Divided by:
Average number of customers	1,207,521	1,649,208	2,398,682	2,170,180	3,328,032

CPU	$18.95	$19.57	$19.65	$19.93	$18.28

RISK FACTORS

An investment in the notes involves a high degree of risk. You should carefully consider the specific risk factors set forth below, as well as the other information set forth elsewhere in this prospectus, before deciding to participate in the exchange offer. Any of the following risks could materially adversely affect our business, financial condition or results of operations, which in turn could adversely affect our ability to pay interest or principal on the notes. In such case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered notes and your ability to transfer those notes will be adversely affected.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates representing your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from those requirements. Other than in connection with the exchange offer, we do not plan to register any sale of the old notes under the Securities Act unless required to do so under the limited circumstances set forth in the registration rights agreement. In addition, the issuance of the new notes may adversely affect the trading market, including the price a transferee may be willing to pay, for untendered, or tendered but unaccepted, old notes. For further information regarding the consequences of not tendering your old notes in the exchange offer, see “The Exchange Offer — Consequences of Failure to Exchange.”

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes. We may waive any defects or irregularities with respect to your tender of old notes, but we are not required to do so and may not do so. See “The Exchange Offer — Procedures for Tendering Old Notes” and “Description of New Notes.”

You may find it difficult to sell your new notes.

Because there is no public market for the new notes and we do not intend to apply for a listing of the new notes on any securities exchange or for their inclusion on any automated dealer quotation system, you may not be able to resell them. The new notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market. An active market may not develop for the new notes and any trading market that does develop may not be liquid. The trading market for the new notes may be adversely affected by:

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or prospects;

•	a change in our credit rating;

•	the prospects for companies in our industry generally;

•	the number of holders of the new notes;

•	any acquisitions or business combinations proposed or consummated by us;

•	the interest of securities dealers in making a market for the new notes; and

•	prevailing interest rates, financial markets and general economic conditions.

Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the new notes, if any, may be subject to similar volatility. Prospective investors in the new notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See “The Exchange Offer — Resale of the New Notes; Plan of Distribution.”

Risks Relating to the Notes

Our substantial indebtedness could adversely affect our cash flow and prevent us from fulfilling our obligations under the notes.

We have now, and will continue to have, a significant amount of debt. As of June 30, 2007, we had $3.0 billion of outstanding indebtedness under the senior secured credit facility and the notes.

Our substantial amount of debt could have important material adverse consequences to both you and us. For example, it could:

•	make it more difficult for us to satisfy our obligations under the notes;

•	increase our vulnerability to general adverse economic, financial market and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payment on our debt, limiting the availability of our cash flow to fund future capital expenditures for existing or new markets, working capital and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the telecommunications industry;

•	limit our ability to purchase additional spectrum or develop new metropolitan areas in the future or fund growth in our existing metropolitan areas;

•	place us at a competitive disadvantage compared with competitors that have less debt; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

In addition, a substantial portion of our debt, including borrowings under our senior secured credit facility, incurs interest at variable rates. Although we have entered into a transaction to hedge some of our interest rate risk, if market interest rates increase, variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we have and may in the future enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer complete protection from this risk and any portions not subject to such agreements would have full exposure to higher interest rates. We estimate the interest expense and principal repayments on our debt for the 12 months ending June 30, 2008 to be approximately $262.5 million.

Despite our current levels of debt, we will be able to incur substantially more debt. This could further exacerbate the risks associated with our leverage.

We will be able to incur additional debt in the future despite our current level of indebtedness. The terms of our senior secured credit facility and the indenture governing the notes allow us to incur substantial amounts of additional debt, subject to certain limitations. In addition, although MetroPCS Communications, MetroPCS, Inc. and all of our current and future wholly-owned restricted subsidiaries guarantee our obligations under the notes and the senior secured credit facility, there are no restrictions on MetroPCS Communications and MetroPCS, Inc. or any of their future unrestricted subsidiaries’ ability to incur additional indebtedness. Any future debt we may incur may exacerbate the risks associated with our current level of indebtedness.

Although the notes are referred to as “senior notes,” they will be effectively subordinated to our secured debt.

The notes, and each guarantee of the notes, are unsecured and therefore will be effectively subordinated to any secured debt we, or the relevant guarantor, may incur to the extent of the assets securing such debt. The indenture governing the notes allows us to incur a substantial amount of additional secured debt. In the event of a bankruptcy or similar proceeding involving us, MetroPCS Communications, or any guarantor of the notes and the senior secured credit facility, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. As of June 30, 2007, we had $1.6 billion of secured debt outstanding. The notes will be effectively subordinated to any borrowings under our senior secured credit facility and other secured debt. See “Description of Existing Indebtedness.”

MetroPCS Communications may be permitted to form new subsidiaries who are not guarantors of the notes, and the assets of any non-guarantor subsidiaries, including Royal Street, may not be available to make payments on the notes.

MetroPCS Communications, MetroPCS, Inc., and all of our current and future wholly-owned restricted subsidiaries are guarantors of the notes. Royal Street is not a guarantor of the notes. All of our future unrestricted subsidiaries, any of MetroPCS Communications’ subsidiaries that do not guarantee any of our other debt, and Royal Street Communications and its subsidiaries will not guarantee the notes. Payments on the notes are only required to be made by us, the issuer, and the guarantors. As a result, no payments are required to be made from assets of MetroPCS Communications’ subsidiaries that do not guarantee the notes, including Royal Street, unless those assets are transferred by dividend or otherwise to the issuer or a guarantor.

In the event that any non-guarantor subsidiary of MetroPCS Communications becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment of their claims from the assets of that subsidiary before any of those assets are made available to the issuers or any guarantors. Consequently, your claims in respect of the notes will be effectively subordinated to all of the liabilities, including trade payables, of any future subsidiaries of MetroPCS Communications (other than the issuer) that is not a guarantor.

To service our debt, we will require a significant amount of cash, which may not be available to us.

Our ability to make payments on, or repay or refinance, our debt, including the notes, and to fund planned capital expenditures and operating losses associated with the Expansion Markets will depend largely upon current cash balances as well as our future operating performance. Our future performance is subject to certain general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our senior secured credit facility, our financial performance, the state of the financial markets, indenture covering the notes and our other debt agreements and other agreements we may enter into in the future. Specifically, we will need to maintain specified financial ratios and satisfy financial condition tests. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured credit facility or from other sources in an amount sufficient to enable us to pay interest or principal on our debt, including the notes, or to fund our other liquidity needs.

The terms of our debt place restrictions on us which may limit our operating flexibility.

The indenture governing the notes and our senior secured credit facility impose material operating and financial restrictions on us and certain of our subsidiaries. These restrictions, subject in certain cases to ordinary course of business and other exceptions, may limit our ability to engage in some transactions, including the following:

•	paying interest on any additional indebtedness incurred;

•	paying dividends, redeeming capital stock or making other restricted payments or investments;

•	selling or buying assets, properties or licenses;

•	developing assets, properties or licenses which we have or in the future may procure;

•	creating liens on assets;

•	participating in future FCC auctions of spectrum;

•	merging, consolidating or disposing of assets;

•	entering into transactions with affiliates; and

•	permitting subsidiaries (other than Royal Street) to pay dividends or make other payments.

In addition, although MetroPCS Communications and its unrestricted subsidiaries have the ability to incur new indebtedness, the indenture governing the notes and the senior secured credit facility impose restrictions on our ability to incur additional debt and may limit our operating flexibility.

Under the senior secured credit facility, we are also subject to financial maintenance covenants with respect to our senior secured leverage and in certain circumstances total maximum consolidated leverage and certain minimum fixed charge coverage ratios.

These restrictions could limit our ability to obtain debt financing, repurchase stock, refinance or pay principal on our outstanding debt, complete acquisitions for cash or debt or react to changes in our operating environment. Any future debt that we incur may contain similar or more restrictive covenants.

The guarantees may not be enforceable because of fraudulent conveyance laws.

The guarantors’ guarantees of the notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if we or any guarantor files a petition for bankruptcy or our creditors file an involuntary petition for bankruptcy of us or any guarantor. Under these laws, if a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged in, or about to engage in, a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute a default under the indenture, which default would cause all outstanding notes to become immediately due and payable and we may not have the ability to pay such amounts.

The trading prices for the notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Many factors may influence a credit rating agency rating for us, including our financial performance and transactions or business combinations we may propose to undertake or actually undertake. Any ratings downgrade could adversely affect the trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

Risks Relating to our Business

Our business strategy may not succeed in the long term.

A major element of our business strategy is to offer consumers a service that allows them to make unlimited local calls and, depending on the service plan selected, long distance calls, from within our service area and to receive unlimited calls from any area for a flat monthly rate without entering into a long-term service contract. This is a relatively new approach to marketing wireless services and it may not prove to be successful in the long term or deployable in geographic areas we have acquired but not launched service or in geographic areas we may acquire in the future. Some companies that have offered this type of service in the past have not been successful. From time to time, we evaluate our service offerings and the demands of our target customers and may amend, change, discontinue or adjust our service offerings or new trial service offerings as a result. These service offerings may not be successful or prove to be profitable.

We have limited operating history and have launched service in a limited number of metropolitan areas. Accordingly, our performance and ability to construct and launch new metropolitan areas to date may not be indicative of our future results, our ability to launch new metropolitan areas or our performance in future metropolitan areas we launch.

We constructed our networks in 2001 and 2002 and began offering service in certain metropolitan areas in the first quarter of 2002, and we had no revenues before that time. Consequently, we have a limited operating and financial history upon which to evaluate our financial performance, business plan execution, ability to construct and launch new metropolitan areas, and ability to succeed in the future. You should consider our prospects in light of the risks, expenses and difficulties we may encounter, including those frequently encountered by new companies competing in rapidly evolving and highly competitive markets. We and Royal Street face significant challenges in constructing and launching new metropolitan areas, including, but not limited to, negotiating and entering into agreements with third parties for distributed antenna systems, or DAS systems, leasing cell sites, constructing our network, and securing all necessary consents, permits and approvals from third parties and local and state authorities, and clearing of spectrum of incumbent users in the Auction 66 Markets. If we or Royal Street are unable to execute our or its plans, we or Royal Street may experience delays in our or its ability to construct and launch new metropolitan areas or grow our or its business, and our financial results may be materially adversely affected. Our business strategy involves expanding into new geographic areas beyond our Core Markets and these geographic areas may present competitive or other challenges different from those encountered in our Core Markets. Our financial performance in new geographic areas, including our Expansion Markets, may not be as positive as our Core Markets.

We face intense competition from other wireless and wireline communications providers, and potential new entrants, which could adversely affect our operating results and hinder our ability to grow.

We compete directly in each of our markets with (i) other facilities-based wireless providers, such as Verizon Wireless, Cingular Wireless, Sprint Nextel, and T-Mobile and their prepaid affiliates or brands, (ii) non-facilities based mobile virtual network operators, or MVNOs, such as Virgin Mobile USA and Amp’d Mobile, (iii) incumbent local exchange carriers, such as AT&T and Verizon, as a mobile alternative to traditional landline service and (iv) competitive local exchange carriers or Voice-Over-Internet-Protocol, or VoIP, service providers, such as Vonage, Time Warner, Comcast, McLeod USA, Clearwire and XO Communications, as a mobile alternative to wired service. We also may face competition from providers of an emerging technology known as Worldwide Interoperability for Microwave Access, or WiMax, which is capable of supporting wireless transmissions suitable for mobility applications. Also, certain mobile satellite providers recently have received authority to offer ancillary terrestrial service and a coalition of companies which includes DIRECTV Group, EchoStar, Google, Inc., Intel Corp. and Yahoo! has indicated its desire to establish next generation wireless networks and technologies in the 700 MHz band. In addition, VoIP service providers have indicated that they may offer wireless services over a Wi-Fi/Cellular network to compete directly with us for the provisioning of wireless services. Many major cable television service providers, including Comcast, Time Warner Cable, Cox Communications and Bright House Networks, also have indicated their intention to offer suites of service, including wireless service, often referred to as the “Quadruple Play,” and are actively pursuing the acquisition of spectrum or leasing access to spectrum to implement those plans. These cable companies formed a joint venture along with Sprint Nextel, who has subsequently terminated its interest in the joint venture, called SpectrumCo LLC, or SpectrumCo, which bid on and acquired 20 MHz of advanced wireless service, or AWS, spectrum in a number of major metropolitan areas throughout the United States, including all of the major metropolitan areas which comprise our Core and Expansion Markets. Sprint Nextel has recently announced a cooperative arrangement with Clearwire to construct, operate and market a nationwide WiMax system. Many of our current and prospective competitors are, or are affiliated with, major companies that have substantially greater financial, technical, personnel and marketing resources than we have (including spectrum holdings, brands and intellectual property) and larger market share than we have, which may affect our ability to compete successfully. These competitors often have greater name and brand recognition, access to greater amounts of capital, in some cases more spectrum and established relationships with a larger base of current and potential customers and, accordingly, we may not be able to compete successfully. In some metropolitan areas, we also compete with local or regional carriers, such as Leap and Sure West Wireless, some of whom have or may develop fixed-rate unlimited service plans similar to ours. In some instances, our competitors are or are becoming or may become privately owned, which may provide them with certain advantages and increased flexibility.

Sprint Nextel has begun offering on a trial basis an unlimited local calling plan under its Boost brand in certain of the geographic areas in which we offer service or plan to offer service, including San Francisco, Sacramento, Dallas/Ft. Worth and Los Angeles, which could have a material adverse effect on our future financial results. In response, we have added additional select features to our existing service plans in these metropolitan areas, and we may consider additional targeted promotional activities as we evaluate the competitive environment going forward. As a result of these initiatives, we may experience lower revenues, lower ARPU, lower adjusted EBITDA and increased churn in the affected metropolitan areas. Sprint Nextel has indicated that it may expand these trials into other metropolitan areas, including metropolitan areas in which we currently operate or plan to operate. If Sprint Nextel expands its unlimited local calling plan trials into other metropolitan areas, or if other carriers institute similar service plans in our other metropolitan areas, we may consider similar changes to our service plans in additional metropolitan areas, which could have a material adverse effect on our financial results.

We expect that increased competition will result in more competitive pricing, slower growth and increased churn of our customer base. Our ability to compete will depend, in part, on our ability to anticipate and respond to various competitive factors and to keep our costs low. The competitive pressures of the wireless telecommunications industry have caused, and may continue to cause, other carriers to offer service plans with increasingly large bundles of minutes of use at increasingly lower prices and service plans with unlimited nights and weekends. These competitive plans could adversely affect our ability to maintain our pricing and market penetration and maintain and grow our customer base.

We may face additional competition from new entrants in the wireless marketplace, many of whom may have significantly more resources than we do.

Certain new entrants with significant financial resources participated in Auction 66 and have been granted spectrum rights in geographic areas served by us. For example, SpectrumCo acquired 20 MHz of spectrum in all of the metropolitan areas which comprise our Core and Expansion Markets. In addition, Leap offers fixed-rate unlimited service plans similar to ours and acquired spectrum which overlaps some of the metropolitan areas we serve or plan to serve. These licenses could be used to provide services in direct competition with our services.

The auction and licensing of new spectrum, including the spectrum recently auctioned by the FCC in Auction 66, may result in new competitors and/or allow existing competitors to acquire additional spectrum, which could allow them to offer services that we may not technologically or cost effectively be able to offer with the licenses we hold or to which we have access. The FCC has already allocated an additional 62 MHz of spectrum in the 700 MHz band which may be used to offer services competitive with the services we offer or plan to offer. The FCC is obligated to commence the auction for the 700 MHz spectrum by January 2008 and the FCC has released an order establishing certain rules to govern this spectrum, including a band plan, service rules, construction and performance build out obligations, configuration of the 700 MHz public safety spectrum, revisions to the 700 MHz guard bands, and certain aspects of the FCC’s competitive auction bidding procedures. Furthermore, the FCC is taking steps to make additional spectrum available for wireless services in each of our metropolitan areas, which may increase the number of wireless competitors and enhance the ability of our wireless competitors to offer additional plans and services that we may be unable to successfully compete against.

Some of our competitors have technological or operating capabilities that we may not be able to successfully compete with in our existing markets or any new markets we may launch.

Some of the carriers we compete against provide wireless services using cellular frequencies in the 800 MHz band. These frequencies enjoy propagation advantages over the PCS frequencies we use, which may cause us to have to spend more capital than our competitors in certain areas to cover the same area. In addition, the FCC plans to auction additional spectrum in the 700 MHz band by no later than January 2008, which will have similar characteristics to the 800 MHz cellular frequencies. Many of the wireless carriers against whom we compete have service area footprints substantially larger than our footprint and some have substantially more spectrum. In addition, certain of our competitors are able to offer their customers roaming services over larger geographic areas and at lower rates than we can offer. Our ability to replicate these roaming service offerings at rates which will make us, or allow us to be, competitive is uncertain at this time.

Certain carriers we compete against, or may compete against in the future, are multi-faceted telecommunications service providers which, in addition to providing wireless services, are affiliated with companies that provide local wireline, long distance, satellite television, Internet, media, content, cable television and/or other services. These carriers are capable of bundling their wireless services with other telecommunications services and other services in a package of services that we may not be able to duplicate at competitive prices.

We also compete with companies that use other communications technologies, including paging and digital two-way paging, enhanced specialized mobile radio and domestic and global mobile satellite service. These technologies may have certain advantages over the technology we use and may ultimately be more attractive to our existing and potential customers. We may compete in the future with companies that offer new technologies and market other services that we do not offer or may not be able to offer. Some of our competitors do or may offer these other services together with their wireless communications service, which may make their services more attractive to customers. Energy companies and utility companies are also expanding their services to offer communications and broadband services.

In addition, we compete with companies that take advantage of the unlicensed spectrum that the FCC is increasingly allocating for use. Certain technical standards are being prepared, including WiMax, which may allow carriers to offer services competitive with ours in the unlicensed spectrum. The users of this unlicensed spectrum do not have the exclusive use of licensed spectrum, but they also are not subject to the same regulatory requirements that we are and, therefore, may have certain advantages over us.

We may face increased competition from other fixed rate unlimited plan competitors in our existing and new markets.

We currently overlap with Leap and Sure West Wireless, who are fixed-rate unlimited service plan wireless carriers providing service in the Sacramento, Modesto and Merced, California basic trading areas. In Auction 66, the FCC auctioned 90 MHz of spectrum in each geographic area of the United States including the areas in which we currently hold or have access to licenses. Leap also acquired licenses in Auction 66 in some of the same geographic areas in which we currently hold or have access to licenses or in which we were granted licenses as a result of Auction 66. The FCC intends to auction 62 MHz of spectrum on the 700 MHz band no later than January 2008. In addition to Leap, other licensees who have PCS spectrum, acquired spectrum in Auction 66, or may acquire spectrum in the 700 MHz band, also may decide to offer fixed-rate unlimited wireless service offerings. In addition, Sprint Nextel recently launched a trial of an unlimited local calling plan under its Boost brand in certain of the metropolitan areas in which we offer or plan to offer service. Other national wireless carriers may also decide in the future to offer fixed-rate unlimited wireless service offerings. In addition, we may not be able to launch fixed-rate unlimited service plans ahead of our competition in our new markets. As a result, we may experience lower growth in such areas, may experience higher churn, may change our service plans in affected markets and may incur higher costs to acquire customers, which may materially and adversely affect our financial performance in the future.

A patent infringement suit has been filed against us by Leap which could have a material adverse effect on our business or results of operations.

On June 14, 2006, Leap and Cricket Communications, Inc., or collectively Leap, filed suit against us in the United States District Court for the Eastern District of Texas, Marshall Division, Civil Action No. 2-06CV-240-TJW and amended on June 16, 2006, for infringement of U.S. Patent No. 6,813,497 “Method for Providing Wireless Communication Services and Network and System for Delivering of Same,” or the ’497 Patent, issued to Leap. The complaint seeks both injunctive relief and monetary damages for our alleged infringement of such patent.

If Leap is successful in its claim for injunctive relief, we could be enjoined from operating our business in the manner we operate currently, which could require us to redesign our current networks, to expend additional capital to change certain of our technologies and operating practices, or could prevent us from offering some or all of our services using some or all of our existing systems. In addition, if Leap is successful in its claim for monetary damage, we could be forced to pay Leap substantial damages for past infringement and/or ongoing royalties on a portion of our revenues, which could materially adversely impact our financial performance. If Leap prevails in its action, it could have a material adverse effect on our business, financial condition and results of operations. Moreover, the actions may consume valuable management time, may be very costly to defend and may distract management attention away from our business.

The Department of Justice has informally stated that it would carefully scrutinize any statement by us in support of any future efforts by us to acquire divestiture assets and as a result we may have difficulty acquiring spectrum in this manner in the future.

We acquired the PCS spectrum for the Dallas/Ft. Worth and Detroit Expansion Markets from Cingular Wireless as a result of a consent decree entered into between Cingular Wireless, AT&T Wireless and the United States Department of Justice, or the DOJ. When we acquired the spectrum, we communicated certain expectations for our use of the spectrum to the DOJ, including expectations regarding constructing a combined

1XRTT/EV-DO network on the spectrum capable of supporting data services. Although we constructed a combined 1XRTT/EV-DO network in those markets, we expected to be able to support our services as demand increased by upgrading the networks to a EV-DO Revision A with VoIP when available. Based upon our discussions at the time with our network vendor, we anticipated that these upgrades would be available in 2006.

As a result of a delay in the availability of EV-DO Revision A with VoIP, we contacted the DOJ in September 2006 to inform them that we had determined that it was necessary for us to redeploy the EV-DO network assets at certain cell sites in those markets to 1XRTT in order to serve our existing customers. The DOJ responded with an informal letter, which the Company received in November 2006, expressing concern over our use of the spectrum and requesting certain information regarding our construction of our network facilities in these markets, our use of EV-DO, and the services we are providing in the Dallas/Ft. Worth and Detroit Expansion Markets. We have responded to the initial DOJ request and subsequent follow-up requests. On March 23, 2007, the DOJ sent us a letter in which they did not request any further information from us but stated that the DOJ would carefully scrutinize any statement by us in support of any future efforts by us to acquire divestiture assets. This may make it more difficult for us to acquire any spectrum in the future which may be available as a result of a divestiture required by the DOJ. This also does not preclude the DOJ from taking any further action against us with respect to this matter. We cannot predict at this time whether the DOJ will pursue this matter any further and, if they do, what actions they may take or what the outcome may be.

If we experience a higher rate of customer turnover than we have forecasted, our costs could increase and our revenues could decline, which would reduce our profits.

Our average monthly rate of customer turnover, or churn, for the year ended December 31, 2006 and the six months ended June 30, 2007, was approximately 4.6%, and 4.4%, respectively. A higher rate of churn could reduce our revenues and increase our marketing costs to attract the replacement customers required to sustain our business plan, which could reduce our profit margin. In addition, we may not be able to replace customers who leave our service profitably or at all. Our rate of customer churn may be affected by several factors, including the following:

•	network coverage;

•	reliability issues, such as dropped and blocked calls and network availability;

•	handset problems;

•	lack of competitive regional and nationwide roaming and the inability of our customers to cost-effectively roam onto other wireless networks;

•	affordability;

•	supplier or vendor failures;

•	customer care concerns;

•	lack of early access to the newest handsets;

•	wireless number portability requirements that allow customers to keep their wireless phone number when switching between service providers;

•	our inability to offer bundled services or new services offered by our competitors; and

•	competitive offers by third parties.

Unlike many of our competitors, we do not require our customers to enter into long-term service contracts. As a result, our customers have the ability to cancel their service at any time without penalty, and we therefore expect our churn rate to be higher than other wireless carriers. In addition, customers could elect to switch to another carrier that has service offerings based on newer network technology. We cannot assure you that our strategies to address customer churn will be successful. If we experience a high rate of wireless customer churn, seek to prevent significant customer churn, or fail to replace lost customers, our revenues could decline and our costs could increase which could have a material adverse effect on our business, financial condition and operating results.

We may not have access to all the funding necessary to build and operate our Auction 66 Markets.

The proceeds from the sale of the initial notes in November 2006 and our borrowings under our senior secured credit facility did not include all the funds necessary to construct, launch and operate our Auction 66 Markets. In addition to the proceeds from MetroPCS Communications’ initial public offering in April 2007 and the sale of the additional notes in June 2007, we will need to generate significant excess free cash flow, which is defined as Adjusted EBITDA less capital expenditures, from our operations in our current operating markets in order to construct and operate the Auction 66 Markets. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.” If we are unable to fund the build out of our Auction 66 Markets with the proceeds from MetroPCS Communications’ initial public offering, our current cash, and excess internally generated cash flows, we may be forced to seek additional debt financing or delay our construction. The covenants under our senior secured credit facility and the indenture covering the new notes may prevent us from incurring additional debt to fund the construction and operation of the Auction 66 Markets, or may prevent us from securing such funds on suitable terms or in accordance with our preferred construction timetable. Accordingly, we may be required to continue to pay interest on the secured debt and the notes for our Auction 66 Market licenses without the ability to generate any revenue from our Auction 66 Markets.

If we participate in the 700 MHz auction, we may be required to borrow additional amounts.

The proceeds from the sale of the additional notes will be used for general corporate purposes, which could include financing participation in and acquisition of additional spectrum in the 700 MHz auction. However, if we decide to participate in the 700 MHz auction, we may decide to purchase spectrum in existing or new metropolitan areas that cost in excess of the amount of the net proceeds from the sale of the notes. We may fund such excess purchase price from excess free cash flows, from our existing cash reserves, from the sale of additional equity, or from borrowing of additional amounts. In addition, if we acquire spectrum in the 700 MHz auction and the spectrum is for metropolitan areas in which we currently do not have a network and which are outside the Auction 66 Markets that we are currently planning to construct, we may need to fund the construction and operation of the spectrum from excess free cash flows or existing cash reserves, or we may sell additional equity or borrow additional amounts. If we are unable to fund the construction of any spectrum we acquire in the 700 MHz auction in new metropolitan areas from excess internally generated cash flows, from existing cash reserves, from sales of equity, or from additional borrowings, we may be forced to delay our construction and operation of spectrum acquired in the 700 MHz auction. The covenants under our senior secured credit facility and the indenture covering the notes may prevent us from incurring additional debt to fund the construction and operation of any spectrum for new metropolitan areas acquired in the 700 MHz auction, or may prevent us from securing such funds on suitable terms or in accordance with our preferred construction timetable. Accordingly, we may be required to continue to pay interest on the portion of the notes used to purchase any spectrum in the 700 MHz auction for any new metropolitan areas, if any, without the ability to generate any revenue from any such spectrum.

We may utilize DAS systems to construct critical portions of our Auction 66 Markets and any delay in construction of such systems may delay a launch of our Auction 66 Markets.

We are reviewing and finalizing our construction plans for our Auction 66 Markets and we plan to use DAS systems in lieu of traditional cell sites to construct certain critical portions of the Auction 66 Markets, such as core downtown metropolitan areas. These DAS systems may be leased and/or licensed from a third party supplier. Although the use of DAS systems to provide service in difficult to construct areas of a metropolitan area is not new, the scope of our proposed use is new to us. In addition, in order to construct DAS systems, the DAS provider will be required to obtain necessary authority from the relevant state and local regulatory authorities where it does not presently have such authority and to secure certain agreements, such as right of way agreements where it does not already have such agreements in place, in order to construct or operate the DAS systems. In addition, the DAS system provider may be required to construct a transport network as part of their construction of the DAS systems. The DAS system providers we plan to use have not previously constructed DAS systems in certain of our Auction 66 Markets so there may be unforeseen obstacles and delays in constructing the DAS systems in those metropolitan areas. Since the scope of the DAS systems being considered is substantial and we are considering using these systems to provide service in critical areas, any delay in the construction of these networks could delay our launch of the Auction 66 Markets. As such, we face significant challenges in constructing and launching our Auction 66 Markets, including, but not limited to, negotiating and entering into agreements with third parties for DAS systems, leasing cell sites and constructing our network and securing all necessary consents, permits and approvals from third parties and local and state regulatory authorities. Any delay in the launch of our Auction 66 Markets could have a material adverse effect on our future operations and financial results. In addition, the use of DAS systems in our Auction 66 Markets could result in an acceleration of capital expenditures compared to our traditional metropolitan builds without DAS systems.

We may utilize one or a few DAS providers and any financial or other inability of such providers to deliver the DAS systems could materially adversely affect our launch of the Auction 66 Markets.

We have executed master agreements with several DAS system providers and are in discussions with other DAS system providers relating to the construction of our Auction 66 Markets. We may decide to use only a few DAS system providers in the construction of our Auction 66 Markets. If a major DAS system provider were to experience severe financial difficulties, or file for bankruptcy, or if one of these DAS system providers were unable to support our use of its DAS systems, we could experience delays in construction of these networks which could delay our launch of the Auction 66 Markets or could require us to construct the affected area using traditional cell sites which could result in duplicate or excess costs and could result in substantial delays. Any delay in the launch of our Auction 66 Markets could have a material adverse effect on our future operations and financial results.

If we submit an application to participate in the 700 MHz auction, we will be subject to the FCC’s anti-collusion rule.

If the company submits an application to participate in the 700 MHz auction, applicable FCC rules will place certain restrictions on business communications with other applicants. For example, the FCC has indicated that discussions with other carriers regarding roaming agreements, the partitioning of markets or the disaggregation of spectrum, or the acquisition of licenses or licensees, may implicate the anti-collusion rule if both parties to the discussions are competing applicants in the auction and, in the course of the discussions, the parties exchange information pertaining to or affecting their bids, bidding strategy or the post-auction market structure. These anti-collusion restrictions may affect the normal conduct of our business by inhibiting discussions and the conclusion of beneficial transactions with other carriers during the auction, which could last 3 to 6 months, or more.

We may not achieve the customer penetration levels in our Core and Expansion Markets that we currently believe are possible with our business model.

Our ability to achieve the customer penetration levels that we currently believe are possible with our business model in our Core and Expansion Markets is subject to a number of risks, including:

•	increased competition from existing competitors or new competitors;

•	higher than anticipated churn in our Core and Expansion Markets;

•	our inability to increase our network capacity in areas we currently cover and plan to cover in the Core and Expansion Markets to meet growing customer demand;

•	our inability to continue to offer products or services which prospective customers want;

•	our inability to increase the relevant coverage areas in our Core and Expansion Markets in areas that are important to our current and prospective customers;

•	changes in the demographics of our Core and Expansion Markets; and

•	adverse changes in the regulatory environment that may limit our ability to grow our customer base.

If we are unable to achieve the aggregate levels of customer penetration that we currently believe are possible with our business model in our Core and Expansion Markets, our ability to continue to grow our customer base and revenues at the rates we currently expect may be limited. Any failure to achieve the penetration levels we currently believe are possible may have a material adverse impact on our future financial results and operations. Furthermore, any inability to increase our overall level of market penetration in our Core and Expansion Markets, as well as any inability to achieve similar customer penetration levels in other markets we launch in the future, could adversely impact the market price of our notes and, stock and our ability to repay our indebtedness.

We and our suppliers may be subject to claims of infringement regarding telecommunications technologies that are protected by patents and other intellectual property rights.

Telecommunications technologies are protected by a wide array of patents and other intellectual property rights. As a result, third parties may assert infringement claims against us or our suppliers from time to time based on our or their general business operations, the equipment, software or services we or they use or provide, or the specific operation of our wireless networks or service. We generally have indemnification agreements with the manufacturers, licensors and suppliers who provide us with the equipment, software and technology that we use in our business to protect us against possible infringement claims, but we cannot guarantee that we will be fully protected against all losses associated with an infringement claim. Our suppliers may be subject to infringement claims that if proven could preclude the supplier from supplying us with the products and services we require to run our business or offer our services, require the supplier to change the products and services they provide to us in a way which could have a material adverse effect on us, or cause the supplier to increase the charges for their products and services to us. In addition, our suppliers may be unable to pay any damages or honor their indemnification obligations to us, which may mean we may have to bear such losses. We may also have to buy equipment and services from other third party suppliers. Moreover, we may be subject to claims that products, software and services provided by different vendors which we combine to offer our services may infringe the rights of third parties and we may not have any indemnification protection from our vendors for these claims. Further, we have been, and may be, subject to further claims that certain business processes we use may infringe the rights of third parties, and we may have no indemnification rights from any of our vendors or suppliers. Whether or not an infringement claim is valid or successful, it could adversely affect our business by diverting management’s attention, involving us in costly and time-consuming litigation, requiring us to enter into royalty or licensing agreements (which may not be available on acceptable terms, or at all), requiring us to pay royalties for prior periods, requiring us or our suppliers to redesign our or their business operations, processes or systems to avoid claims of infringement, or requiring us to purchase products and services from different vendors or not sell certain products or services. If a claim is found to be valid or if we or our suppliers cannot successfully negotiate a required royalty or license agreement, it could disrupt our business, prevent us from offering certain products or services and cause us to incur losses of customers or revenues, any or all of which could be material and could adversely affect our business, financial performance, operating results and the market price of our stock or notes.

The wireless industry is experiencing rapid technological change, and we may lose customers if we fail to keep up with these changes.

The wireless telecommunications industry is experiencing significant technological change. Our continued success will depend, in part, on our ability to anticipate or adapt to technological changes and to offer, on a timely basis, services that meet customer demands. We cannot assure you that we will obtain access to new technology on a timely basis, on satisfactory terms, or that we will have adequate spectrum to offer new services or implement new technologies. This could have a material adverse effect on our business, financial condition and operating results. For us to keep pace with these technological changes and remain competitive, we must continue to make significant capital expenditures to our networks and to acquire additional spectrum.

Customer acceptance of the services that we offer will continually be affected by technology-based differences in our product and service offerings and those offered by our competitors.

The wireless telecommunications industry has been, and we believe will continue to be, characterized by several trends, including the following:

•	rapid development and introduction of new technologies, products, and services, such as VoIP, push-to-talk services, or push-to-talk, location based services, such as global positioning satellite, or GPS, mapping technology and high speed data services, including streaming video, mobile gaming, video conferencing and other applications;

•	substantial regulatory change due to the continuing implementation of the Telecommunications Act of 1996, which amended the Communications Act of 1934, as amended, or Communications Act, and included changes designed to stimulate competition for both local and long distance telecommunications services and continued allocation of spectrum for, and relaxation of existing rules to allow existing licensees to offer, wireless services competitive with our services;

•	increased competition within established metropolitan areas from current and new entrants that may provide competing or alternative services;

•	an increase in mergers and strategic alliances that allow one telecommunications provider greater access to capital or resources or to offer increased services, access to wider geographic territory, access to greater spectrum, or attractive bundles of services; and

•	the blurring of traditional dividing lines between, and the bundling of, different services, such as local telephone, long distance, wireless, video, data and Internet services. For example, several carriers appear to be positioning themselves to offer a “quadruple play” of services which includes telephone service, Internet access, video service and wireless service.

We expect competition to intensify as a result of new competitors, allocation of additional spectrum and relaxation of existing policies, and the development of new technologies, products and services. For instance, we currently do not offer certain of the high speed data applications offered by our competitors. In addition, push-to-talk has become popular as it allows subscribers to save time on dialing or connecting to a network and some of the companies that compete with us in our wireless markets offer push-to-talk. We do not offer our customers a push-to-talk service. As demand for this service continues to grow, and if we do not offer these technologies, we may have difficulty attracting and retaining subscribers, which will have an adverse effect on our business. In addition, other service providers have announced plans to develop or have announced a WiFi or WiMax enabled handset. Such a handset would permit subscribers to communicate using voice and data services with their handset using VoIP technology in any area equipped with a wireless Internet connection, or hot spot, potentially allowing more carriers to offer larger bundles of minutes while retaining low prices and the ability to offer attractive roaming rates. The number of hot spots in the U.S. is growing rapidly, with some major cities and urban areas being covered entirely. The availability of VoIP or another alternative technology to our competitor’s subscribers could increase their ability to offer competing rate plans, which would have an adverse effect on our ability to attract and retain customers.

We and Royal Street may incur significant costs in our build out and launch of new markets and we may incur operating losses in those markets for an undetermined period of time.

We and Royal Street have invested and expect to continue to invest a significant amount of capital to build systems that will adequately cover our Expansion Markets, and we and Royal Street will incur operating losses in each of these markets for an undetermined period of time. We also anticipate having to spend and invest a significant amount of capital to build systems and operate networks in the Auction 66 Markets and expect that we will also incur operating losses in each of these markets for an undetermined period of time.

Our and Royal Street’s network capacities in our existing and new markets may be insufficient to meet customer demand or to offer new services that our competitors may be able to offer.

We and Royal Street have licenses for only 10 MHz of spectrum in certain of our markets, which is significantly less than most of the wireless carriers with whom we and Royal Street compete. This limited spectrum may require Royal Street and us to secure more cell sites to provide equivalent service (including data services based on EV-DO technology), spend greater capital compared to Royal Street’s and our competitors, to deploy more expensive network equipment, such as six-sector antennas and EV-DO Revision A with VoIP, sooner than our competitors, require us to use DAS systems or make us more dependent on improvements in handsets, such as EVRC-B or 4G capable handsets. Royal Street’s and our limited spectrum may also limit Royal Street’s and our ability to support our growth plans without additional technology improvements and/or spectrum, and may make Royal Street and us more reliant on technology advances than our competitors. There is no guarantee we and Royal Street can secure adequate tower sites or additional spectrum, can have access to DAS systems or that expected technology improvements will be available to support Royal Street’s and our business requirements or that the cost of such technology improvements will allow Royal Street and us to remain competitive with other carriers. Competitive carriers in these markets also may take steps prior to Royal Street and us launching service to try to attract Royal Street’s and our target customers. For example, Sprint Nextel has launched a trial unlimited wireless service in Los Angeles, California. There also is no guarantee that the operations in the Royal Street metropolitan areas, which are based on a wholesale model, will be profitable or successful.

Most national wireless carriers have greater spectrum capacity than we do that can be used to support third generation, or 3G, and fourth generation, or 4G, services. These national wireless carriers are currently investing substantial sums of capital to deploy the necessary capital equipment to deliver 3G enhanced services. We and Royal Street have access to less spectrum than certain major competitive carriers in most of our and Royal Street’s markets. Our limited spectrum may make it difficult for us and Royal Street to simultaneously support our voice services and 3G/4G services. In addition, we and Royal Street may have to invest additional capital and/or acquire additional spectrum to support the delivery of 3G/4G services. There is no guarantee that we or Royal Street will be able to provide 3G/4G services on existing licensed spectrum, or will have access to either the spectrum or capital necessary to provide competitive 3G/4G services in our metropolitan areas, or that our vendors will provide the necessary equipment and software in a timely manner. Moreover, Royal Street’s and our deployment of 3G/4G services requires technology improvements which may not occur or may be too costly for Royal Street and us to compete.

We are dependent on certain network technology improvements which may not occur, or may be materially delayed.

The adequacy of our spectrum to serve our customers in markets where we have access to only 10 MHz of spectrum is dependent upon certain recent and ongoing technology improvements, such as EV-DO Revision A with VoIP, EVRC-B or 4G capable handsets, and intelligent antennas. There can be no assurance that (1) the additional technology improvements will be developed by our existing infrastructure provider, (2) such improvements will be delivered when needed, (3) the prices for such improvements will be cost-effective, or (4) the technology improvements will deliver our projected network efficiency improvements. If projected or anticipated technology improvements are not achieved, or are not achieved in the timeframes we need such improvements, we and Royal Street may not have adequate spectrum in certain metropolitan areas, which may limit our ability to grow our customer base, may inhibit our ability to achieve additional economies of scale, may limit our ability to offer new services offered by our competitors, may require us to spend considerably more capital and incur more operating expenses than our competitors with more spectrum, and may force us to purchase additional spectrum at a potentially material cost. If our network infrastructure vendor does not supply such improvements or materially delays the delivery of such improvements and other network equipment manufacturers are able to develop such technology, we may be at a material competitive disadvantage to our competitors and we may be required to change network infrastructure vendors, the cost of which could be material.

We may be unable to acquire additional spectrum in the future at a reasonable cost.

Because we offer unlimited calling services for a fixed fee, our customers tend, on average, to use our services more than the customers of other wireless carriers. We believe that the average amount of use our customers generate may continue to rise. We intend to meet this demand by utilizing spectrum-efficient state-of-the-art technologies, such as six-sector cell site technology, EV-DO Revision A with VoIP, EVRC-B or 4G handsets and intelligent antennas. Nevertheless, in the future we may need to acquire additional spectrum in order to maintain our quality of service and to meet increasing customer demands. However, we cannot be sure that additional spectrum will be made available by the FCC on terms and conditions that we consider to be suitable for our commercial uses on a timely basis or that we will be able to acquire additional spectrum at a reasonable cost. For example, there have been recent actions by the FCC that impose conditions on the use of certain broadband spectrum that make it less attractive to or less economical for us. If the additional spectrum is unavailable on reasonable terms and conditions when needed or unavailable at a reasonable cost, we could lose customers or revenues, which could be material, and our ability to grow our customer base may be materially adversely affected.

Substantially all of our network infrastructure equipment is manufactured or provided by a single infrastructure vendor and any failure by that vendor could result in a material adverse effect on us.

We have entered into a general purchase agreement with an initial term of three years, effective as of June 6, 2005, with Lucent Technologies, Inc., or Lucent, now known as Alcatel Lucent, as our network infrastructure supplier of PCS CDMA system products and services, including without limitation, wireless base stations, switches, power, cable and transmission equipment and services. The agreement does not cover the spectrum we recently acquired in Auction 66 or any other AWS or non-PCS spectrum we may acquire in the future, including any spectrum we may acquire in the 700 MHz band. The agreement provides for both exclusive and non-exclusive pricing for PCS CDMA products and the agreement may be renewed at our option on an annual basis for three additional years after its initial three-year term concludes. Substantially all of our PCS network infrastructure equipment is manufactured or provided by Alcatel Lucent. A substantial portion of the equipment manufactured or provided by Alcatel Lucent is proprietary, which means that equipment and software from other manufacturers may not work with Alcatel Lucent’s equipment and software, or may require the expenditure of additional capital, which may be material. If Alcatel Lucent ceases to develop, or substantially delays development of, new products or support existing equipment and software, we may be required to spend significant amounts of money to replace such equipment and software, may not be able to offer new products or service, and may not be able to compete effectively in our markets. If we fail to continue purchasing our PCS CDMA products exclusively from Alcatel Lucent, we may have to pay certain liquidated damages based on the difference in prices between exclusive and non-exclusive prices, which may be material to us.

Our network infrastructure vendor has merged, which could have a material adverse effect on us.

Lucent announced on April 2, 2006 that it had entered into a definitive merger agreement with Alcatel, and the shareholders of each company approved the merger. Alcatel and Lucent announced on November 30, 2006 the completion of the merger and the companies began doing business on December 1, 2006 as “Alcatel Lucent.” There can be no assurance that the combined entity will continue to produce and support the products and services that we currently purchase from Alcatel Lucent. In addition, the combined entity may delay or cease developing or supplying products or services necessary to our business. If Alcatel Lucent delays or ceases to produce products or services necessary to our business and we are unable to secure replacement products and services on reasonable terms and conditions, our business could be materially adversely affected.

Our network infrastructure vendor may change where it manufactures equipment necessary for our network which could have a material adverse effect on us.

As a result of its ongoing operations, Alcatel Lucent may move the manufacturing of some of its products from its existing facilities in one country to another manufacturing facility located in another country which may be accelerated upon the completion of its merger. To the extent that products are manufactured outside the current facilities, we may experience delays in receiving products from Alcatel Lucent and the quality of the products we receive may suffer. These delays and quality problems could cause us to experience problems in increasing capacity of our existing systems, expanding our service areas, and the construction of new markets. If these delays or quality problems occur, they could have a material adverse effect on our ability to meet our business plan and our business operations and finances may be materially adversely affected.

No network equipment or handsets are currently available for the AWS or 700 MHz spectrum and such network equipment or handsets may not be developed in a timely manner.

The AWS and 700 MHz spectrum requires modified or new equipment and handsets which are not currently available. We do not manufacture or develop our own network equipment or handsets and are dependent on third party manufacturers to design, develop and manufacture such equipment. If network equipment or handsets are not available when we need them, we may not be able to develop the Auction 66 Markets or any licenses we may acquire in the 700 MHz auction. We may, therefore, be forced to pay interest on our indebtedness which we used to fund the purchase of the licenses in Auction 66 and any licenses we may be declared as the high bidder in the 700 MHz auction without realizing any revenues from our Auction 66 Markets or 700 MHz licenses.

If we are unable to manage our planned growth effectively, our costs could increase and our level of service could be adversely affected.

We have experienced rapid growth and development in a relatively short period of time and expect to continue to experience substantial growth in the future. The management of rapid growth will require, among other things, continued development of our financial and management controls and management information systems. Historically, we have failed to adequately implement financial controls and management systems. We publicly acknowledged deficiencies in our financial reporting as early as August 2004, and controls and systems designed to address these deficiencies are not yet fully implemented. The costs of implementing these controls and systems will affect the near-term financial results of the business and the lack of these controls and systems may materially adversely affect our ability to access the capital markets.

Our expected growth also will require stringent control of costs, diligent management of our network infrastructure and our growth, increased capital requirements, increased costs associated with marketing activities, the ability to attract and retain qualified management, technical and sales personnel and the training and management of new personnel. Our growth will challenge the capacity and abilities of existing employees and future employees at all levels of our business. Failure to successfully manage our expected growth and development could have a material adverse effect on our business, increase our costs and adversely affect our level of service. Additionally, the costs of acquiring new customers could adversely affect our near-term profitability.

We have identified material weaknesses in our internal control over financial reporting in the past. We will incur significant time and expense enhancing, documenting, testing and certifying our internal control over financial reporting and our business may be adversely affected if we have other material weaknesses or significant deficiencies in our internal control over financial reporting in the future.

In connection with the preparation of our quarterly financial statements for the three months ended June 30, 2004, we determined that previously disclosed financial statements for the three months ended March 31, 2004 understated service revenues and net income. Additionally, in connection with their evaluation of our disclosure controls and procedures with respect to the filing in May 2006 of our Annual Report on Form 10-K for the year ended December 31, 2004, our chief executive officer and chief financial officer concluded that certain material weaknesses in our internal controls over financial reporting existed as of December 31, 2004. The material weaknesses related to deficiencies in our information technology and accounting control environments, insufficient “tone at the top,” deficiencies in our accounting for income taxes, and a lack of automation in our revenue reporting process. In connection with their review of our material weaknesses, our management and audit committee concluded that our previously reported consolidated financial statements for the years ended December 31, 2002 and 2003 should be restated to correct accounting errors resulting from these material weaknesses.

We have identified, developed and implemented a number of measures to strengthen our internal control over financial reporting and address the material weaknesses that we identified in 2004. Although, there were no reported material weaknesses in our internal controls over financial reporting as of December 31, 2006, our management did identify significant deficiencies relating to the accrual of equipment and services and the accounting for distributed antenna system agreements. There can be no assurance that we will not have significant deficiencies in the future or that such conditions will not rise to the level of a material weakness. The existence of one or more material weaknesses or significant deficiencies could result in errors in our financial statements or delays in the filing of our periodic reports required by the SEC. Any failure by us to timely file our periodic reports could result in a breach of the indenture covering the notes and our senior secured credit facility, potentially accelerating payment under both agreements. We may not have the ability to pay, or borrow any amounts necessary to pay, any accelerated payment due under our senior secured credit facility or the indenture covering the senior notes. We may also incur substantial costs and resources to rectify any internal control deficiencies.

As a public company we will incur significant legal, accounting, insurance and other expenses. The Sarbanes-Oxley Act of 2002, as well as compliance with other SEC and exchange listing rules, will increase our legal and financial compliance costs and make some activities more time-consuming and costly. Furthermore, SEC rules require that our chief executive officer and chief financial officer periodically certify the existence and effectiveness of our internal control over financial reporting. Our independent registered public accounting firm will be required, beginning with our Annual Report on Form 10-K for our fiscal year ending on December 31, 2007, to provide an assessment of our internal control over financial reporting.

During the course of our testing, we may identify deficiencies that would have to be remediated to satisfy the SEC rules for certification of our internal control over financial reporting. As a consequence, we may have to disclose in periodic reports we file with the SEC significant deficiencies or material weaknesses in our system of internal controls. The existence of a material weakness would preclude management from concluding that our internal control over financial reporting is effective, and would preclude our independent auditors from issuing an unqualified opinion that our internal control over financial reporting is effective. If we cannot produce reliable financial reports, we may be in breach of the indenture covering the notes and our senior secured credit facility, potentially accelerating payment under both agreements. In addition, disclosures of this type in our SEC reports could cause investors to lose confidence in our financial reporting and may negatively affect the trading price of the notes. Moreover, effective internal controls are necessary to produce reliable financial reports and to prevent fraud. If we have deficiencies in our disclosure controls and procedures or internal control over financial reporting it may negatively impact our business, results of operations and reputation.

MetroPCS Communications failed to register its stock options under the Exchange Act and, as a result, it may face potential claims under federal and state securities laws.

As of December 31, 2005, options granted under the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., as amended, and the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan were held by more than 500 holders. As a result, MetroPCS Communications was required to file a registration statement registering the stock options pursuant to Section 12(g) of the Exchange Act no later than April 30, 2006. MetroPCS Communications failed to file a registration statement within the required time period. Additionally, certain of the options to purchase common stock that were granted during periods in 2004 and 2006 may not have been exempt from the registration or qualification requirements under the federal and state securities laws of certain states at the time of grant.

If MetroPCS Communications had filed a registration statement pursuant to Section 12(g) of the Exchange Act as required, MetroPCS Communications would have become subject to the periodic reporting requirements of Section 13 of the Exchange Act upon the effectiveness of that registration statement. In order to address these issues, in April 2007, MetroPCS Communications filed the required quarterly reports on

Form 10-Q for the periods after March 31, 2006, and on March 30, 2007, it filed the required annual report on Form 10-K for the fiscal year ended December 31, 2006 and MetroPCS Communications made a recission offer as of June 11, 2007 to all holders of any outstanding options which may have been granted without an exception from the registration and qualification requirements under federal and state securities laws. MetroPCS Communications did not file any current reports on Form 8-K during the period beginning April 30, 2006 through March 20, 2007.

As a result of MetroPCS Communications’ failure to file the current reports on Form 8-K and to timely file the quarterly reports on Form 10-Q as required had it registered its common stock pursuant to Section 12(g) could give rise to potential claims by present or former stockholders based on the theory that such holders were harmed by the absence of such public reports and its failure to file registration statement pursuant to Section 12(g). In addition to any claims by present or former stockholders, MetroPCS Communications could be subject to administrative and/or civil actions by the SEC. If any such claim or action is asserted, MetroPCS Communications could incur significant expenses and divert management’s attention in defending them.

MetroPCS Communications’ failure to timely file its registration statement pursuant to Section 12(g) of the Exchange Act, may mean that we may not have all of the controls and procedures in place to ensure compliance with all of the rules and requirements applicable to public companies. Any failure by us to file our periodic reports with the SEC in a timely manner could harm our reputation and reduce the trading price of our notes.

A significant portion of our revenue is derived from geographic areas susceptible to natural and other disasters.

Our markets in California, Texas and Florida contribute a substantial amount of revenue, operating cash flows, and net income to our operations. These same states, however, have a history of natural disasters which may adversely affect our operations in those states. The severity and frequency of certain of these natural disasters, such as hurricanes, are projected to increase over the next several years. In addition, the major metropolitan areas in which we operate, or plan to operate, could be the target of terrorist attacks. These events may cause our networks to cease operating for a substantial period of time while we reconstruct them and our competitors may be less affected by such natural disasters or terrorist attacks. If our networks cease operating for any substantial period of time, we may lose revenue and customers, and may have difficulty attracting new customers in the future, which could materially adversely affect our operations. Although we have business interruption insurance which we believe is adequate, we cannot provide any assurance that the insurance will cover all losses we may experience as a result of a natural disaster or terrorist attack, that the insurance carrier will be solvent or that the insurance carrier will pay all claims made by us.

The investment of our substantial cash balances are subject to risks which may cause losses.

We can and have historically invested our substantial cash balances in, among other things, securities issued and fully guaranteed by the United States or any state, highly rated commercial paper and auction rate securities, money market funds meeting certain criteria, and demand deposits. These investments are subject to credit, liquidity, market and interest rate risk. For example, we have made permitted investments of approximately $134 million in certain “AAA” rated auction rate securities that are collateralized debt obligations with a portion of the underlying collateral being mortgage securities or related to mortgage securities. As a result of the lack of liquidity in this market, these securities failed to attract a buyer at the last scheduled auction for these securities. As a result, we expect to recognize a loss on a portion of this investment for the period ended September 30, 2007. Such risks, including the continued failure of future auctions for the auction rate securities, may result in a loss of liquidity, substantial impairment to our investments, realization of substantial future losses, or a complete loss of the investment in the long-term which may have a material adverse effect on our business, results of operations, liquidity and financial condition.

Our success depends on our ability to attract and retain qualified management and other personnel, and the loss of one or more members of our management, including our chief executive officer, could have a negative impact on our business.

Our business is managed by a small number of key executive officers, including our chief executive officer, Roger Linquist. The loss of one or more of these persons could disrupt our ability to react quickly to business developments and changes in market conditions, which could harm our financial results. Mr. Linquist recently resigned as president of our company in order to reduce his schedule for personal health reasons. Mr. Linquist has indicated that he plans to clarify his retirement plans by the end of 2007. To provide adequate timing for succession planning, we have begun a search for a chief executive officer should Mr. Linquist decide to retire. None of our managing key executives has an employment contract, so any such key executive officers may leave at any time subject to forfeiture of any unpaid performance awards and any unvested options. In addition, upon any change in control, all unvested options and performance awards will vest which may make it difficult for anyone to acquire us. We believe that our future success will also depend in large part on our continued ability to attract and retain highly qualified executive, technical and management personnel. We believe competition for highly qualified management, technical and sales personnel is intense, and there can be no assurance that we will retain our key management, technical and sales employees or that we will be successful in attracting, assimilating or retaining other highly qualified management, technical and sales personnel in the future sufficient to support our continued growth. We have occasionally experienced difficulty in recruiting qualified personnel and there can be no assurance that we will not experience such difficulties in the future. The retirement of, or our inability to attract or retain, highly qualified executive, technical and management personnel, including the chief executive officer, could materially and adversely affect our business operations, financial performance, and stock price.

We rely on third-party suppliers to provide our customers and us with equipment, software and services that are integral to our business, and any significant disruption in our relationship with these vendors could increase our cost and affect our operating efficiencies.

We have entered into agreements with third-party suppliers to provide equipment and software for our network and services required for our operations, such as customer care, financial reporting, billing and payment processing. Sophisticated financial, management, information and billing systems are vital to our ability to monitor and control costs, bill customers, process customer orders, provide customer service, produce reliable and accurate financial reports, and achieve operating efficiencies. We currently rely on internal systems and third-party vendors to provide all of our information, financial, and processing systems. Some of our billing, financial, customer service and management information systems have been developed by third-parties and may not perform as anticipated. If these suppliers experience interruptions or other problems delivering these products or services on a timely basis or at all, it may cause us to have difficulty providing services to or billing our customers, developing and deploying new services and/or upgrading, maintaining, improving our networks, or generating accurate or timely financial reports and information. If alternative suppliers and vendors become necessary, we may not be able to obtain satisfactory and timely replacement services on economically attractive terms, or at all. Some of these agreements may be terminated upon relatively short notice. The loss, termination or expiration of these contracts or our inability to renew them or negotiate contracts with other providers at comparable rates could harm our business. Our reliance on others to provide essential services on our behalf also gives us less control over the efficiency, timeliness and quality of these services. In addition, our plans for developing and implementing our financial information and billing systems rely to some extent on the design, development and delivery of products and services by third-party vendors. Our right to use these systems is dependent on license agreements with third-party vendors. Since we rely on third-party vendors to provide some of these services, any switch or disruption by our vendors could be costly and affect operating efficiencies.

If we lose the right to install our equipment on wireless cell sites, or are unable to renew expiring leases for wireless cell sites on favorable terms or at all, our business and operating results could be adversely impacted.

Our base stations are installed on leased cell site facilities or in connection with DAS systems. A significant portion of these cell sites are leased from a small number of large cell site and DAS system providers under master agreements governing the general terms of our use of that company’s cell sites or DAS systems. If a master agreement with one of these cell site or DAS system providers were to terminate, the cell site or DAS system providers were to experience severe financial difficulties or file for bankruptcy or if one of these cell site or DAS system providers were unable to support our use of its cell sites or DAS systems, we would have to find new sites or rebuild the affected portion of our network. In addition, the concentration of our cell site leases and DAS systems with a limited number of cell site and DAS system providers could adversely affect our operating results and financial condition if we are unable to renew our expiring leases or DAS system agreements with these companies either on terms comparable to those we have today or at all.

In addition, the tower industry has continued to consolidate. If any of the companies from which we lease towers or DAS systems were to consolidate with other tower or DAS systems companies, they may have the ability to raise prices which could materially affect our profitability. If any of the cell site leasing companies or DAS system providers with which we do business were to experience severe financial difficulties, or file for bankruptcy protection, our ability to use cell sites or DAS systems leased from that company could be adversely affected. If a material number of cell sites or DAS systems were no longer available for our use, our financial condition and operating results could be adversely affected.

We may be unable to obtain the roaming and other services we need from other carriers to remain competitive.

Many of our competitors have regional or national networks which enable them to offer automatic roaming and long distance telephone services to their subscribers at a lower cost than we can offer. We do not have a national network, and we must pay fees to other carriers who provide roaming services and who carry long distance calls made by our subscribers. We currently have roaming agreements with several other carriers which allow our customers to roam on those carriers’ network. The roaming agreements, however, do not cover all geographic areas where our customers may seek service when they travel, generally cover voice but not data services, and at least one such agreement may be terminated on relatively short notice. In addition, we believe the rates charged by certain of the carriers to us in some instances are higher than the rates they charge to certain other roaming partners.

The FCC recently adopted a Report and Order clarifying that it is a common carrier obligation of commercial mobile radio service providers to provide automatic roaming services on just, reasonable and non-discriminatory terms. The obligation extends to real-time, two way switched voice and date services that are interconnected with the public switched network and utilize an in-network switching facility that enables the provider to reuse frequencies and accomplish seamless hand-offs of subscriber calls. Our current services generally meet this definition which means that we should be entitled to enter into reasonable automatic arrangements with other technically compatible carriers. The FCC Order also finds it unreasonable to request roaming services for any geographic area in which a requesting carrier holds licenses to or leases spectrum but has not yet built its system. This in-market roaming restriction may adversely affect our ability to receive roaming services in areas where we hold licenses. However, the FCC ruling may be appealed. We also are considering seeking reconsideration of these in-market roaming restrictions, but cannot predict whether our petition will succeed or the time frame in which our petition will be considered. Also, the FCC declined to adopt any default rate or rate regulation scheme for roaming services, so our ability to obtain automatic roaming agreements at attractive rates remains uncertain. If we are unable to enter or maintain roaming agreements at reasonable rates, including in areas where we have licenses or lease spectrum but have not constructed facilities, we may be unable to effectively compete and may lose customers and revenues. We may also be unable to continue to receive roaming services in areas we hold licenses or lease spectrum after the expiration or termination of our existing roaming agreements. The FCC ruling also may obligate us to allow customers of other technically compatible carriers to roam automatically on our systems, which may enhance their ability to compete with us.

A recent ruling from the Copyright Office of the Library of Congress may have an adverse effect on our distribution strategy.

The Copyright Office of the Library of Congress, or the Copyright Office, recently released final rules on its triennial review of the exemptions to certain provisions of the Digital Millennium Copyright Act, or DMCA. A section of the DMCA prohibits anyone other than a copyright owner from circumventing technological measures employed to protect a copyrighted work, or access control. In addition, the DMCA provides that the Copyright Office may exempt certain activities which otherwise might be prohibited by that section of the DMCA for a period of three years when users are (or in the next three years are likely to be) adversely affected by the prohibition on their ability to make noninfringing uses of a class of copyrighted work. Many carriers, including us, routinely place software locks on wireless handsets, which prevent a customer from using a wireless handset sold by one carrier on another carrier’s system. In its triennial review, the Copyright Office determined that these software locks on wireless handsets are access controls which adversely affect the ability of consumers to make noninfringing use of the software on their wireless handsets. As a result, the Copyright Office found that a person could circumvent such software locks and other firmware that enable wireless handsets to connect to a wireless telephone network when such circumvention is accomplished for the sole purpose of lawfully connecting the wireless handset to another wireless telephone network. A wireless carrier has filed suit in the United States District Court in Florida to reverse the Copyright Office’s decision. This proceeding was dismissed without prejudice on June 14, 2007. This exemption is effective from November 27, 2006 through October 27, 2009 unless extended by the Copyright Office.

This ruling could allow our customers to use their wireless handsets on networks of other carriers. This ruling may also allow our customers who are dissatisfied with our service to utilize the services of our competitors without having to purchase a new handset. The ability of our customers to leave our service and use their wireless handsets on other carriers’ networks may have an adverse material impact on our business. In addition, since we provide a subsidy for handsets to our distribution partners that is incurred in advance, we may experience higher distribution costs resulting from wireless handsets not being activated or maintained on our network, which costs may be material.

We may incur higher than anticipated intercarrier compensation costs, which could increase our costs and reduce our profit margin.

When our customers use our service to call customers of other carriers, we generally are required to pay the carrier that serves the called party and any intermediary or transit carrier for the use of their network. Similarly, when a customer of another carrier calls one of our customers, that carrier generally is required to pay us for the use of our network. While we generally have been successful in negotiating agreements with other carriers that establish acceptable compensation arrangements, some carriers have claimed a right to unilaterally impose charges on us that we consider to be unreasonably high. The FCC has determined that certain unilateral termination charges imposed prior to April 2005 may be appropriate. We have requested clarification of this order. We cannot assure you that the FCC will rule in our favor. An adverse ruling or FCC inaction could result in some carriers successfully collecting such fees from us, which could increase our costs and affect our financial performance. In the meantime, certain carriers are threatening to pursue or have initiated claims against us for termination payments and the likely outcome of these claims is uncertain. A finding by the FCC that we are liable for additional terminating compensation payments could subject us to additional claims by other carriers. In response to requests from certain telecommunication carriers, the FCC has recently issued a Declaratory Ruling that carriers are prohibited from blocking traffic to carriers with whom they do not have an interconnection agreement. We therefore may not be able to block traffic to telecommunication carriers who may be terminating substantial amounts of traffic from our network. In addition, certain transit carriers have taken the position that they can charge “market” rates for transit services, which may in some instances be significantly higher than our current rates. We may be obligated to pay these higher rates and/or purchase services from others or engage in direct connection, which may result in higher costs which could materially affect our costs and financial results.

Concerns about whether wireless telephones pose health and safety risks may lead to the adoption of new regulations, to lawsuits and to a decrease in demand for our services, which could increase our costs and reduce our revenues.

Media reports and some studies have suggested that radio frequency emissions from wireless handsets are linked to various health concerns, including cancer, or interfere with various electronic medical devices, including hearing aids and pacemakers. Additional studies have been undertaken to determine whether the suggestions from those reports and studies are accurate. In addition, lawsuits have been filed against other participants in the wireless industry alleging various adverse health consequences as a result of wireless phone usage. While many of these lawsuits have been dismissed on various grounds, including a lack of scientific evidence linking wireless handsets with such adverse health consequences, future lawsuits could be filed based on new evidence or in different jurisdictions. If any such suits do succeed, or if plaintiffs are successful in negotiating settlements, it is likely additional suits would be filed. Further, certain states in which we offer or may offer service have passed or may pass legislation seeking to require that all wireless telephones include an earpiece that would enable the use of wireless telephones without holding them against the user’s head. While it is not possible to predict whether any additional states in which we conduct business will pass similar legislation, such legislation could increase the cost of our wireless handsets and other operating expenses.

If consumers’ health concerns over radio frequency emissions increase, consumers may be discouraged from using wireless handsets, and regulators may impose restrictions or increased requirements on the location and operation of cell sites or the use or design of wireless telephones. Such new restrictions or requirements could expose wireless providers to further litigation, which, even if not successful, may be costly to defend, or could increase our cost of handsets and equipment. In addition, compliance with such new requirements, and the associated costs, could adversely affect our business. The actual or perceived risk of radio frequency emissions could also adversely affect us through a reduction in customers or a reduction in the availability of financing in the future.

In addition to health concerns, safety concerns have been raised with respect to the use of wireless handsets while driving. Certain states and municipalities in which we provide service or plan to provide service have passed laws prohibiting the use of wireless phones while driving or requiring the use of wireless headsets. If additional state and local governments in areas where we conduct business adopt regulations restricting the use of wireless handsets while driving, we could have reduced demand for our services.

A system failure could cause delays or interruptions of service, which could cause us to lose customers.

To be successful, we must provide our customers reliable service. Some of the risks to our network and infrastructure which may prevent us from providing reliable service include:

•	physical damage to outside plant facilities;

•	power surges or outages;

•	equipment failure;

•	vendor or supplier failures;

•	software defects;

•	human error;

•	disruptions beyond our control, including disruptions caused by terrorist activities, theft, or natural disasters; and

•	failures in operational support systems.

Network disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and incur expenses. Further, our costs to replace or repair the network may be substantial, thus causing our costs to provide service to increase. We may also experience higher churn as our competitors systems may not experience similar problems.

Unauthorized use of, or interference with, our network could disrupt service and increase our costs.

We may incur costs associated with the unauthorized use of our network including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraudulent use of our network may impact interconnection and long distance costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for fraudulent roaming. Such increased costs could have a material adverse impact on our financial results.

Security breaches related to our physical facilities, computer networks, and informational databases may cause harm to our business and reputation and result in a loss of customers.

Our physical facilities and information systems may be vulnerable to physical break-ins, computer viruses, theft, attacks by hackers, or similar disruptive problems. If hackers gain improper access to our databases, they may be able to steal, publish, delete or modify confidential personal information concerning our subscribers. In addition, misuse of our customer information could result in more substantial harm perpetrated by third-parties. This could damage our business and reputation and result in a loss of customers.

If the proposed merger with Leap is completed, MetroPCS Communications would be subject to a variety of additional risks that may negatively impact our operations and financial performance.

On September 4, 2007, MetroPCS Communications delivered a proposal to Leap for a stock-for-stock tax-free merger, pursuant to which each share of Leap common stock would be exchanged for 2.7500 shares of MetroPCS Communications’ common stock. Leap rejected MetroPCS Communications’ proposal on September 16, 2007 and stated that it would prefer that any further discussions regarding the proposed merger be held in private. On September 16, 2007, MetroPCS Communications responded that it intended to proceed as a disciplined buyer and that it would like to meet with Leap to further discuss the merger proposal. There could be discussions between Leap and MetroPCS Communications in the future regarding potential transactions between the companies. There can be no assurance that meetings will be productive, or that Leap and MetroPCS Communications will reach any agreement on mutually agreeable terms. If the parties do agree upon terms and the proposed merger is completed, we would be subject to a number of additional risks, including risks resulting from:

•	our inability to integrate successfully the respective businesses and operations of the two companies;

•	the diversion of significant resources and management attention from our existing business operations;

•	our inability to realize the expected benefits of the transaction, including our inability to realize operating efficiencies, improvements in market penetration, improvements in churn and reductions in costs;

•	our inability to integrate successfully the companies’ internal controls over financial reporting, which could result in errors in our financial statements;

•	the combined company’s substantially greater level of indebtedness as a result of our assumption or refinancing of Leap’s approximately $2.0 billion of existing indebtedness;

•	further restrictions on our operating flexibility as a result of restrictive covenants contained in Leap’s indenture governing its existing 9.375% senior notes due 2014;

•	failures in our service coverage resulting from an inability to successfully integrate our respective networks;

•	the loss of key personnel from both companies; and

•	the recording of non-recurring charges and expenses, some of which may be significant and could affect our results of operations in the period in which they are recorded.

Any of these risks could result in material adverse effects on the business, results of operations, financial condition, stock price or trading price of the notes of the combined company.

Risks Related to Legal and Regulatory Matters

We are dependent on our FCC licenses, and our ability to provide service to our customers and generate revenues could be harmed by adverse regulatory action or changes to existing laws or rules.

The FCC regulates most aspects of our business, including the licensing, construction, modification, operation, use, ownership, control, sale, roaming arrangements and interconnection arrangements of wireless communications systems, as do some state and local regulatory agencies. We can make no assurances that the FCC or the state and local agencies having jurisdiction over our business will not adopt regulations or take other actions that would adversely affect our business by imposing new costs or requiring changes in our current or planned operations, or that the Communications Act of 1934, as amended, or the Communications Act, from which the FCC obtains its authority, will not be amended in a manner materially adverse to us.

Taken together or individually, new or changed regulatory requirements affecting any or all of the wireless, local, and long distance industries may harm our business and restrict the manner in which we operate our business. The enactment of new adverse legislation, regulation or regulatory requirements may slow our growth and have a material adverse effect upon our business, results of operations and financial condition. We cannot assure you that changes in current or future regulations adopted by the FCC or state regulators, or other legislative, administrative or judicial initiatives relating to the communications industry, will not have a material adverse effect on our business, results of operations and financial condition. In addition, pending congressional legislative efforts to reform the Communications Act or address certain issues relating to the telecommunication industry generally or the wireless industry may cause major industry and regulatory changes that are difficult to predict and which may have material adverse consequences to us. Further, additional or changed regulatory or legislative requirements could require us to change the way we do business, require us to make additional investments and incur additional expenses, all of which could materially adversely affect our business and financial results.

Some of our principal assets are our FCC licenses which we use to provide our services. The loss of any of these licenses could have a material adverse effect on our business, results of operations and financial condition. Our FCC licenses are subject to revocation if the FCC finds we are not in compliance with its rules or the Communications Act’s requirements. We also could be subject to fines and forfeitures for such non-compliance, which could adversely affect our business. For example, absent a waiver, failure to comply with the FCC’s Enhanced-911, or E-911, requirements, privacy rules, lighting and painting regulations, construction requirements, employment regulations, Customer Proprietary Network Information, or CPNI, protection rules, hearing aid-compatibility rules, number portability requirements, law enforcement cooperation, anti-collusion rules, emergency preparedness and disaster recovery requirements, truth in billing, or other existing or new regulatory mandates could subject us to significant penalties or a revocation of our FCC licenses, which could have a material adverse effect on our business, results of operations and financial condition. A party to the 700 MHz proceeding has suggested that many carriers, including us, may have violated the anti-collusion rules during the recent Auction 66. We disagree with this suggestion as it relates to us. In addition, a failure to comply with these requirements or the FCC’s construction requirements could result in revocation or termination of the licenses and/or fines and forfeitures, any of which could have an adverse effect on our business. Finally, a material failure to comply with FCC or statutory requirements may limit our ability to draw certain amounts under our senior secured credit facility or could result in a default under our credit facilities.

The structure of the transaction with Royal Street creates several risks because we do not control Royal Street and do not own or control the licenses it holds.

We have agreements with Royal Street Communications that are intended to allow us to actively participate in the development of the Royal Street licenses and networks, and we have the right to acquire on a wholesale basis 85% of the services provided by the Royal Street systems and to resell these services on a retail basis under our brand in accordance with applicable laws and regulations. There are, nonetheless, risks inherent in the fact that we do not own or control Royal Street or the Royal Street licenses. C9 Wireless, LLC, or C9, an unaffiliated third party, has the ability to put all or part of its ownership interest in Royal Street

Communications to us, but, due to regulatory restrictions, we have no corresponding right to call C9’s ownership interest in Royal Street Communications. We can give no assurance that C9 will exercise its put rights or, if it does, when such exercise may occur. Further, these put rights expire in June 2012. Subject to certain non-controlling investor protections in Royal Street Communications’ limited liability company agreement, C9 also has control over the operations of Royal Street because it has the right to elect three of the five members of Royal Street Communications’ management committee, which has the full power to direct the management of Royal Street. The FCC’s rules also restrict our ability to acquire or control Royal Street licenses during the period that Royal Street must maintain its eligibility as a very small business designated entity, or DE, which is currently through December 2010. Thus, we cannot be certain that the Royal Street licenses will be developed in a manner fully consistent with our business plan or that C9 will act in ways that benefit us.

Royal Street acquired certain of its PCS licenses as a DE entitled to a 25% discount. As a result, Royal Street received a bidding credit equal to approximately $94 million for its PCS licenses. If Royal Street is found to have lost its status as a DE it would be required to repay the FCC the amount of the bidding credit on a five-year straight-line basis beginning on the grant date of the license, which was December 2005. If Royal Street were required to pay this amount, it could have a material adverse effect on us due to our non-controlling 85% limited liability company interest in Royal Street. In addition, if Royal Street is found to have lost its status as a DE, it could lose some or all of the licenses only available to DEs which have not yet been constructed, which includes several of its licenses in Florida. If Royal Street lost those licenses, it could have a material adverse effect on us because we would lose access to certain portions of northern Florida.

Certain recent regulatory developments pertaining to the DE program indicate that the FCC plans to be proactive in assuring that DEs abide by the FCC’s control requirements. The FCC has the right to audit the compliance of DEs with FCC rules governing their operations, and there have been recent indications that it intends to exercise that authority. In addition, the Royal Street business plan may become so closely aligned with our business plan that there is a risk the FCC may find Royal Street to have relinquished control over its licenses in violation of FCC requirements. If the FCC were to determine that Royal Street has failed to exercise the requisite control over its licenses, the result could be the loss of closed licenses, which have not yet been constructed, which are licenses that the FCC only offered to qualified DEs, the loss of bidding credits, which effectively lowered the purchase price for the open licenses, and fines and forfeitures, which amounts may be material.

In making the changes to the DE rules, the FCC concluded that certain relationships between a DE licensee and its investors would in the future be deemed impermissible material relationships based on a new FCC view that these relationships, by their very nature, are generally inconsistent with an applicant’s or licensee’s ability to achieve or maintain designated entity eligibility and inconsistent with Congress’ legislative intent. The FCC cited wholesale service arrangements as an example of an impermissible material relationship, but indicated that previously approved arrangements of this nature would be allowed to continue. While the FCC has grandfathered the existing arrangements between Royal Street and us, there can be no assurance that any changes that may be required of those arrangements in the future will not cause the FCC to determine that the changes would trigger the loss of DE eligibility for Royal Street and require the reimbursement of the bidding credits received by Royal Street and loss of any licenses covering geographic areas that are not sufficiently constructed which were available initially only to DEs. Further, the FCC has opened a Notice of Further Proposed Rulemaking seeking to determine what additional changes, if any, may be required or appropriate to its DE program. There can be no assurance that these changes will not be applied to the current arrangements between Royal Street and us. Any of these results could be materially adverse to our business.

We may not be able to continue to offer our services if the FCC does not renew our licenses when they expire.

Our current PCS licenses began to expire in January 2007. We filed applications to renew our PCS licenses for additional ten-year periods, which were due to expire in 2007, by filing renewal applications with the FCC when the filing windows opened. All of the renewal applications which were due in 2007 have been granted. Our next PCS licenses that must be renewed are due in 2009. Renewal applications are subject to

FCC review and potentially public comment to ensure that licensees meet their licensing requirements and comply with other applicable FCC mandates. If we fail to file for renewal of any particular license at the appropriate time or fail to meet any regulatory requirements for renewal, including construction and substantial service requirements, we could be denied a license renewal and, accordingly, our ability to continue to provide service in the geographic area covered by such license would be adversely affected. In addition, many of our licenses are subject to interim or final construction requirements. While we or the prior licensee have met the five-year construction benchmark, there is no guarantee that the FCC will find our construction sufficient to meet the applicable construction requirement, in which case the FCC could terminate our license and our ability to continue to provide service in that license area would be adversely affected. For some of our PCS licenses, we also have a 10 year construction obligation and for our AWS licenses we have a 15 year construction obligation. For certain PCS licenses and the AWS licenses, we are required to provide substantial service in order to renew our licenses. For all PCS and AWS licenses the FCC requires that a licensee provide substantial service in order to receive a renewal expectancy. There is no guarantee that the FCC will find our or the prior licensees’ system construction meet any build out requirement or construction requirements for renewal. Additionally, while incumbent licensees may enjoy a certain renewal expectancy if they provide substantial service, there is no guarantee that the FCC will conclude that we are providing substantial service, that we are entitled to a renewal expectancy, or will renew all or any of our licenses, or that the FCC will not grant the renewal with conditions that could materially adversely affect our business, results of operations, and financial condition. Failure to have our licenses renewed would materially adversely affect our business, results of operations, and financial condition.

The value of our licenses may drop in the future as a result of volatility in the marketplace and the sale of additional spectrum by the FCC.

The market value of FCC licenses has been subject to significant volatility in the past and Congress has mandated that the FCC bring an additional substantial amount of spectrum to the market by auction in the next several years. The likely impact of these future auctions on license values is uncertain. For example, Congress has mandated that the FCC auction 60 MHz of spectrum in the 700 MHz band in early 2008 and another 40 MHz of AWS spectrum is in the process of being assigned for wireless broadband services and is expected to be auctioned in the future by the FCC. There can be no assurance of the market value of our FCC licenses or that the market value of our FCC licenses will not be volatile in the future. If the value of our licenses were to decline significantly, we could be forced to record non-cash impairment charges which could impact our ability to borrow additional funds. A significant impairment loss could have a material adverse effect on our operating income and on the carrying value of our licenses on our balance sheet.

The FCC may license additional spectrum which may not be appropriate for or available to us or which may allow new competitors to enter our markets.

The FCC periodically makes additional spectrum available for wireless use. For instance on July 31, 2007, the FCC adopted rules establishing a band plan, performance requirements, and services rules for an additional 62 MHz of spectrum in the 700 MHz band which is becoming available as a result of the mandatory transition to digital television. The 700 MHz band plan makes licenses available in a variety of geographic license sizes including small (Metropolitan Statistical Area (MSA) and Rural Service Area (RSA)), regional (both economic area, or EA, and regional economic area groupings, or REAG) and nationwide license areas. The band plan provides for two 12 MHz paired licenses and one 6 MHz unpaired license licensed on a MSA/RSA or economic area basis, one 22 MHz paired license licensed on a REAG basis, and one 10 MHz paired license on a nationwide basis as part of a private/public safety partnership. The auction of the 22 MHz spectrum block will utilize package or combinatorial bidding in order to facilitate the aggregation of the REAG license areas into a single nationwide license. On August 17, 2007, the Wireless Telecommunications Bureau of the FCC released its Public Notice seeking comment on the competitive bidding procedures. In the Notice, the FCC has scheduled the initial auction to commence on January 16, 2008. We can give no assurance that we will bid on or be successful in being granted any of the 700 MHz spectrum covered by this recent FCC Order.

There are a series of risks associated with any new allocation of broadband spectrum by the FCC. First, there is no assurance that the spectrum made available by the FCC will be appropriate for or complementary to our business plan and system requirements. Second, depending upon the quantity, nature and cost of the new spectrum, it is possible that we will not be granted any of the new spectrum and, therefore, we may have difficulty in providing new services. This could adversely affect the valuation of the licenses we already hold. Third, we may be unable to purchase additional spectrum or the prices paid for such spectrum may negatively affect our ability to be competitive in the market. Fourth, new spectrum may allow new competitors to enter our markets and impact our ability to grow our business and compete effectively in our market. For example, several substantial companies, including Google, Inc., have shown interest in entering the wireless market in the course of the 700 MHz allocation proceeding. Fifth, new spectrum may be sold at prices lower than we paid at past auctions or in private transactions, thus adversely affecting the value of our existing assets. Sixth, the clearing obligations for existing licensees on new spectrum may take longer or cost more than anticipated. In this regard, the AWS spectrum we acquired requires clearing and it is too early for us to determine how well the process will proceed. Seventh, the regulatory conditions placed on new spectrum that we might acquire (e.g., build out requirements, open access requirements, etc.) may mean that we will not be able to compete on an even footing with incumbents who hold spectrum that is free of these conditions. Eighth, our competitors may be able to use this new spectrum to provide products and services that we cannot provide using our existing spectrum. Ninth, there can be no assurance that our competitors will not use certain FCC programs, such as its designated entity program or the proposed nationwide interoperable networks for public safety use, to purchase or acquire spectrum at materially lower prices than what we are required to pay. Any of these risks, if they occur, may have a material adverse effect on our business.

We are subject to numerous surcharges and fees from federal, state and local governments, and the applicability and amount of these fees is subject to great uncertainty and may prove to be material to our financial results.

Telecommunications providers pay a variety of surcharges and fees on their gross revenues from interstate and intrastate services. Interstate surcharges include federal Universal Service Fund fees and common carrier regulatory fees. In addition, state regulators and local governments impose surcharges, taxes and fees on our services and the applicability of these surcharges and fees to our services is uncertain in many cases and jurisdictions may argue as to whether we have correctly assessed and remitted those monies. The division of our services between interstate services and intrastate services is a matter of interpretation and may in the future be contested by the FCC or state authorities. In addition, periodic revisions by state and federal regulators may increase the surcharges and fees we currently pay. The Federal government and many states apply transaction-based taxes to sales of our products and services and to our purchases of telecommunications services from various carriers. It is possible that our transaction based tax liabilities could change in the future. Congress, the FCC, state regulatory agencies or state legislatures may preclude our ability to pass through certain regulatory fees imposed on us to our customers. We may or may not be able to recover some or all of those taxes from our customers and the amount of taxes may deter demand for our services or increase our cost to provide service which could have a material adverse effect in our business, results of operation or financial results.

Spectrum for which we have been granted licenses as a result of AWS Auction 66 is subject to certain legal challenges, which may ultimately result in the FCC revoking our licenses.

We have paid the full purchase price of approximately $1.4 billion to the FCC for the licenses we were granted as a result of Auction 66, even though there are ongoing uncertainties regarding some aspects of the final auction rules. In April 2006, the FCC adopted an Order relating to its DE program, or the DE Order. This Order was modified by the FCC in an Order on Reconsideration which largely upheld the revised DE rules but clarified that the FCC’s revised unjust enrichment rules would only apply to licenses initially granted after April 25, 2006. Several interested parties filed a Petition for Expedited Reconsideration with the FCC and an appeal in the U.S. Court of Appeals for the Third Circuit on June 7, 2006, of the DE Order. The appeal challenges the DE Order on both substantive and procedural grounds. Among other claims, the petitions contest the FCC’s effort to apply the revised rules to applications for the AWS Auction 66 and seeks to overturn the results of Auction 66. On September 28, 2007, the Court dismissed the case for jurisdictional reasons, stating that the appeal was uncurably premature. However, petitioners have indicated that they will file a writ of mandamus with the Third Circuit ordering a prompt Commission ruling on the outstanding Petition for Expedited Reconsideration. We are unable at this time to predict the likely outcome of the Petition for Expedited Reconsideration or any further court action. We also are unable to predict the likelihood that the litigation will result in any changes to the DE Order or to the DE program, and, if there are changes, whether or not any such changes will be beneficial or detrimental to our interests. If the court overturns the results of Auction 66, there may be a delay in us receiving a refund of our payments. Further, the FCC may appeal any decision overturning Auction 66 and not refund any amounts paid until the appeal is final. In such instance, we may be forced to pay interest on the payments made to the FCC without receiving any interest on such payments from the FCC. If the results of Auction 66 were overturned and we receive a refund, the delay in the return of our money and the loss of any amounts spent to develop the licenses in the interim may affect our financial results and the loss of the licenses may affect our business plan. Additionally, such refund would be without interest. In the meantime we would have been obligated to pay interest to our lenders on the amounts we paid to the FCC during the interim period and such interest amounts may be material.

We may be delayed in starting operations in the Auction 66 Markets because the incumbent licensees may have unreasonable demands for relocation or may refuse to relocate.

The spectrum allocated for AWS currently is utilized by a variety of categories of existing licensees (Broadband Radio Service, Fixed Service) as well as governmental users. The FCC rules provide that a portion of the money raised in Auction 66 will be used to reimburse the relocation costs of certain governmental users from the AWS band. However, not all governmental users are obligated to relocate. To foster the relocation of non-governmental incumbent licensees, the FCC also adopted a transition and cost sharing plan under which incumbent users can be reimbursed for relocating out of the AWS band with the costs of relocation being shared by AWS licensees benefiting from the relocation. The FCC has established rules requiring the new AWS licensee and the non-governmental incumbent user to negotiate voluntarily for up to three years before the non-governmental incumbent licensee is subject to mandatory relocation.

We are not able to determine with any certainty the costs we may incur to relocate the non-governmental incumbent licenses in the Auction 66 Markets or the time it will take to clear the AWS spectrum in those areas.

If any federal government users delay or refuse to relocate out of the AWS band in a metropolitan area where we have been granted a license, we may be delayed or prevented from serving certain geographic areas or customers within the metropolitan area and such inability may have a material adverse effect on our financial performance and our future prospects. In addition, if any of the incumbent users refuse to voluntarily relocate, we may be delayed in using the AWS spectrum granted to us and such delay may have a material adverse effect on our ability to serve the metropolitan areas, our financial performance, and our future prospects.

The requirements of the FCC Order Implementing the Independent Panel on Hurricane Katrina may have a material financial or operational impact on our financial results and operations.

The FCC recently released an Order implementing various recommendations of the Independent Panel Reviewing the Impact of Hurricane Katrina on Communications Networks which requires us to have an emergency back-up power source for all assets that are normally powered from local alternating current commercial power including mobile switching offices and cell sites. The Order could be interpreted to require wireless carriers to maintain emergency back-up power to provide for at least eight hours of power for all equipment at cell sites and twenty-four hours for all equipment located at a carrier’s mobile switching office. This Order is due to take effect on October 9, 2007. We may find it difficult to comply with this Order because the necessary equipment may not be available, there may be regulatory permits and approvals required, and there may be limitations at our cell sites or DAS locations which preclude our ability to add any necessary back-up power source. The difficulties we face in seeking to comply with this Order appear to be shared by other wireless carriers as well, and, as a result, CTIA, a trade association for wireless carriers, filed a motion for administrative stay of the Order with the FCC requesting the FCC to relax the new requirements. On August 10, 2007, we and others filed petitions for clarification and reconsideration seeking clarification that the Order does not apply to DAS systems and seeking reconsideration of the rules in favor of a more flexible back-up power requirement. We also may find it necessary to file a waiver request seeking relief from the requirements of the Order. We can give no assurance that the FCC will grant the requested relief. If we are required to comply with this Order we may be required to purchase additional equipment, spend additional capital, seek and receive additional state and local permits, authorizations and approvals, and incur additional operating expenses to comply with this Order and such costs could be material. In addition, we may be unable to comply with such Order by the effective date and we could be subject to fines and forfeitures and other adverse licensing actions from the FCC. Further, the requirement to install these back up power facilities could also adversely affect our operations by distracting management and engineering resources from the maintenance and growth of our existing networks, which could have a material adverse impact on our operations. Finally, a material failure to comply with such requirements may limit our ability to draw certain amounts under our existing senior secured credit facility

The FCC may adopt rules requiring new point-to-multipoint emergency alert capabilities that would require us to make costly investments in new network equipment and consumer handsets.

In 2004, the FCC initiated a proceeding to update and modernize its systems for distributing emergency broadcast alerts. Television stations, radio broadcasters and cable systems currently are required to maintain emergency broadcast equipment capable of retransmitting emergency messages received from a federal agency. As part of its attempts to modernize the emergency alert system, the FCC in its proceeding is addressing the feasibility of requiring wireless providers, such as us, to distribute emergency information through our wireless networks. Unlike broadcast and cable networks, however, our infrastructure and protocols — like those of all other similarly-situated wireless broadband PCS carriers — are optimized for the delivery of individual messages on a point-to-point basis, and not for delivery of messages on a point-to-multipoint basis, such as all subscribers within a defined geographic area. While multiple proposals have been discussed in the FCC proceeding, including limited proposals to use existing SMS capabilities on a short-term basis, the FCC has not yet ruled and therefore we are not able to assess the short- and long-term costs of meeting any future FCC requirements to provide emergency and alert service, should the FCC adopt such requirements. Congress recently passed the Warning, Alert, and Response Network Act, or the Act, which was signed into law. In the Act, Congress provided for the establishment, within 60 days of enactment, of an advisory committee to provide recommendations to the FCC on, and the FCC is required to complete a proceeding to adopt, relevant technical standards, protocols, procedures and other technical requirements based on such recommendations necessary to enable alerting capability for commercial mobile radio service, or CMRS, providers that voluntarily elect to transmit emergency alerts. Under the Act, a CMRS carrier can elect not to participate in providing such alerting capability. If a CMRS carrier elects to participate, the carrier may not charge separately for the alerting capability and the CMRS carrier’s liability related to or any harm resulting from the transmission of, or failure to transmit, an emergency is limited. Within a relatively short period of time after receiving the recommendations from the advisory committee, the FCC is obligated to complete its rulemaking implementing such rules. Until the FCC completes its rulemaking, we do not know if it will adopt such requirements, and if it does, what their impact will be on our network and service. Adoption of such requirements, however, could require us to purchase new or additional equipment and may also require consumers to purchase new handsets.

THE EXCHANGE OFFER

This section of the prospectus describes the proposed exchange offer. While we believe that the description covers the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offer.

Purpose and Effects of the Exchange Offer

The new notes will be issued in the exchange offer for the old notes that were issued in connection with unregistered private offerings on November 3, 2006 and June 6, 2007. In the private offerings, we issued an aggregate of $1.4 billion principal amount of old notes. The initial purchasers subsequently offered and sold a portion of the old notes only to “qualified institutional buyers” as defined in and in compliance with Rule 144A and outside the United States in compliance with Regulation S of the Securities Act.

In connection with the sale of the initial notes, we and the guarantors entered into a registration rights agreement, which requires us, among other things, to:

•	file with the SEC a registration statement under the Securities Act with respect to an offer to exchange the outstanding initial notes for new notes identical in all material respects to the initial notes within 365 days after the issuance of the initial notes or 30 days after MetroPCS Communications consummated its initial public offering, which was consummated on April 24, 2007 (such, registration statement being referred to herein as the initial exchange offer registration statement) and

•	use our commercially reasonable efforts to cause the initial exchange offer registration statement to become effective within 180 days after filing under the Securities Act, or November 12, 2007.

In connection with the sale of the additional notes, we and the guarantors entered into a registration rights agreement, which requires us, among other things, to:

•	file with the SEC an amendment to the initial exchange offer registration statement within 120 days of the date of the registration rights agreement, or October 4, 2007, and

•	use commercially reasonable efforts to have the initial exchange offer registration statement, as amended, declared effective on or prior to November 12, 2007.

If we failed to comply with the requirements of the registration rights agreement we would be required to pay certain liquidated damages.

We are making the exchange offer to satisfy our obligations under the registration rights agreement. The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on our or the Depository Trust Company’s, or DTC, books or any other person who has obtained a properly completed certificate of transfer from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver such old notes by book-entry transfer at DTC.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC with respect to whether the new notes issued in the exchange offer in exchange for the old notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe the new notes issued in exchange for old notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	you are not a broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act,

•	you are not our “affiliate”, or

•	you acquire the new notes in the ordinary course of your business and that you have no arrangement or understanding with any person to participate in the distribution of the new notes.

Any holder who tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the new notes or who is our affiliate may not rely upon such interpretations by the staff of the SEC and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Any holder to comply with such requirements may incur liabilities under the Securities Act for which the holder is not indemnified by us. Each broker-dealer (other than an affiliate of ours) that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period of 180 days after the date of completion of the exchange offer, we will make the prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or its acceptance would not comply with the securities or blue sky laws.

By tendering in the exchange offer, you will represent to us that, among other things:

•	you are acquiring the new notes in the exchange offer in the ordinary course of your business, whether or not you are a holder,

•	you are transferring good and marketable title to the old notes free and clear of all liens, security interests, charges or encumbrances or rights of parties other than you,

•	you do not have an arrangement or understanding with any person to participate in the distribution of the new notes,

•	you are not a broker-dealer, or you are a broker-dealer but will not receive new notes for your own account in exchange for old notes, neither you nor any other person is engaged in or intends to participate in the distribution of the new notes, and

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or, if you are our “affiliate,” you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Following the completion of the exchange offer, no notes will be entitled to the liquidated damages payment applicable to the old notes. Nor will holders of notes have any further registration rights, and the old notes will continue to be subject to certain restrictions on transfer. See “— Consequences of Failure to Exchange.” Accordingly, the liquidity of the market for the old notes could be adversely affected. See “Risk Factors — Risks Related to the Exchange Offer — There may be adverse consequences of a failure to exchange.”

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decisions on whether to participate in the exchange offer.

Consequences of Failure to Exchange

The old notes that are not exchanged for new notes in the exchange offer will remain restricted securities within the meaning of Rule 144(a)(3) of the Securities Act and subject to restrictions on transfer. Accordingly, such old notes may not be offered, sold, pledged or otherwise transferred except:

(1) to us, upon redemption thereof or otherwise,

(2) so long as the old notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

(3) in an offshore transaction in accordance with Regulation S under the Securities Act,

(4) pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

(5) in reliance on another exemption from the registration requirements of the Securities Act, or

(6) pursuant to an effective registration statement under the Securities Act.

In all of the situations discussed above, the resale must be in accordance with the Securities Act and any applicable securities laws of any state of the United States and subject to certain requirements of the registrar or co-registrar being met, including receipt by the registrar or co-registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

To the extent old notes are tendered and accepted in the exchange offer, the principal amount of outstanding old notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the old notes could be adversely affected.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the applicable letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to the Expiration Date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. The new notes will accrue interest on the same terms as the old notes; however, holders of the old notes accepted for exchange will not receive accrued interest thereon at the time of exchange; rather, all accrued interest on the old notes will become obligations under the new notes. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 principal amount.

The form and terms of the new notes are the same as the form and terms of the old notes, except that

•	the new notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and

•	except as otherwise described above, holders of the new notes will not be entitled to the rights of holders of old notes under the registration rights agreement.

The new notes will evidence the same debt as the old notes that they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the notes, including the payment of principal and interest.

We are sending this prospectus and the letter of transmittal to all registered holders of outstanding old notes. Only a registered holder of old notes or such holder’s legal representative or attorney-in-fact as reflected on the indenture trustee’s records may participate in the exchange offer. There will be no fixed record date for determining holders of the old notes entitled to participate in the exchange offer.

Holders of the old notes do not have any appraisal or dissenter’s rights under Delaware law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the requirements of the Exchange Act and the SEC’s rules and regulations thereunder.

We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of the old notes for the purposes of receiving the new notes. The new notes delivered in the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of old notes.

If any tendered old notes are not accepted for exchange because of an invalid tender, our withdrawal of the tender offer, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the Expiration Date. Any acceptance, waiver of default or rejection of a tender of notes shall be at our sole discretion and shall be conclusive, final and binding.

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes in the exchange offer. We will pay all charges and expenses, other than certain taxes, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “Expiration Date” with respect to the exchange offer means 5:00 p.m., New York City time, on          , 2007 unless we, in our sole discretion, extend the exchange offer, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offer is extended.

If we extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

We reserve the right, in our sole discretion,

•	to extend the exchange offer,

•	if any of the conditions set forth below under “— Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer, or

•	to amend the terms of the exchange offer in any manner.

We may effect any such delay, extension or termination by giving oral or written notice thereof to the exchange agent.

Except as specified in the second paragraph under this heading, we will make a public announcement of any such delay in acceptance, extension, termination or amendment as promptly as practicable. If we amend the exchange offer in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a prospectus supplement that will be distributed to the registered holders of the old notes. The exchange offer will then be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders.

We will make a timely release of a public announcement of any delay, extension, termination or amendment to the exchange offer to an appropriate news agency.

Procedures for Tendering Old Notes

Tenders of Old Notes.  The tender by a holder of old notes pursuant to any of the procedures set forth below will constitute the tendering holder’s acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of old notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their old notes. The procedures by which old notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the old notes are held.

The Depository Trust Company, or DTC, has authorized DTC participants that are beneficial owners of old notes through DTC to tender their old notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under “— Book-Entry Delivery Procedures,” or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program, or ATOP, for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under “— Book-Entry Delivery Procedures.”

Tender of Old Notes Held in Physical Form.  To tender old notes held in physical form in the exchange offer

•	the exchange agent must receive at one of the addresses set forth in this prospectus, a properly completed letter of transmittal applicable to such notes (or a facsimile thereof) duly executed by the tendering holder, and any other documents the letter of transmittal requires, and tendered old notes must be received by the exchange agent at such address (or delivery effected through the deposit of old notes into the exchange agent’s account with DTC and making book-entry delivery as set forth below), on or prior to the Expiration Date, or

•	the tendering holder must comply with the guaranteed delivery procedures set forth below on or prior to the Expiration Date.

Letters of transmittal or old notes should be sent only to the exchange agent and should not be sent to us.

Tender of Old Notes Held Through a Custodian.  To tender old notes that a custodian bank, depository, broker, trust company or other nominee holds of record, the beneficial owner thereof must instruct such holder to tender the old notes on the beneficial owner’s behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which the beneficial owner may use in this process to instruct the registered holder of such owner’s old notes to effect the tender.

Tender of Old Notes Held Through DTC.  To tender old notes that are held through DTC, DTC participants on or before the Expiration Date should either

•	properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below, or

•	transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the exchange agent for its acceptance.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the old notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

Tendering old notes held through DTC must be delivered to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

The method of delivery of old notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent’s Message transmitted through ATOP, is at the election and risk of the person tendering old notes and delivering letters of transmittal. If you use ATOP to tender, you must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on the Expiration Date. Except as otherwise provided in the letter of transmittal, tender and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

Except as provided below, unless the old notes being tendered are deposited with the exchange agent on or prior to the Expiration Date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent’s Message), we may, at our option, reject such tender. Exchange of new notes for old notes will be made only against deposit of the tendered old notes and delivery of all other required documents.

Book-Entry Delivery Procedures.  The exchange agent will establish accounts with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the old notes by causing DTC to transfer such old notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. However, although delivery of old notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent’s account at DTC as described above is referred to as a “Book-Entry Confirmation.”

Signature Guarantees.  Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless the old notes tendered thereby are tendered (1) by a registered holder of old notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such old notes) who has not completed either the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or (2) for the account of an Eligible Institution. See Instruction 1 of the letter of transmittal. If the old notes are registered in the name of a person other than the signer of the letter of transmittal or if old notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered old notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the letter of transmittal.

Guaranteed Delivery.  If you wish to tender your old notes but they are not immediately available or if you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the Expiration Date, you may tender if:

•	the tender is made by or through an eligible institution;

•	prior to 5:00 p.m., New York City time, on the Expiration Date, the exchange agent receives from that eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail, courier or overnight delivery or a properly transmitted agent’s message relating to a notice of guaranteed delivery:

•	stating your name and address, the registration number or numbers of your old notes and the principal amount of old notes tendered;

•	stating that the tender is being made thereby; and

•	guaranteeing that, within three business days after the Expiration Date of the exchange offer, the letter of transmittal or facsimile thereof or agent’s message in lieu thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile or Agent’s Message, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three business days after the Expiration Date.

Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your old notes according to the guaranteed delivery procedures described above.

Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be conclusive, final and binding. Alternative, conditional or contingent tenders of notes will not be considered valid and may not be accepted. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be conclusive, final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of old notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if old notes are submitted in a principal amount greater than the principal amount of old notes being tendered by such tendering holder, such unaccepted or non-exchanged old notes will either be:

•	returned by the exchange agent to the tendering holders, or

•	in the case of old notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such book-entry transfer facility.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of old notes in the exchange offer may be withdrawn, unless accepted for exchange as provided in the exchange offer, at any time prior to the Expiration Date.

To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must

•	specify the name of the person having deposited the old notes to be withdrawn,

•	identify the old notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the old notes (unless such old notes were tendered by book-entry transfer), and aggregate principal amount of such old notes, and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the old notes into the name of the person withdrawing such old notes.

If old notes have been delivered pursuant to the procedures for book-entry transfer set forth in “— Procedures for Tendering Old Notes — Book-Entry Delivery Procedures,” any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn old notes and must otherwise comply with such book-entry transfer facility’s procedures.

If the old notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of old notes can only be accomplished in accordance with these procedures.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of old notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are retendered prior to the Expiration Date. Properly withdrawn old notes may be retendered by following one of the procedures described above under “— Procedures for Tendering Old Notes” at any time prior to the Expiration Date.

Any old notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

Conditions to the Exchange Offer

The exchange offer is not subject to any conditions, other than that:

•	the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

•	there shall have not been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer, that would or might, in our sole judgment, prohibit, prevent, restrict or delay consummation of the exchange offer,

•	no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our sole judgment, would or might prohibit, prevent, restrict or delay consummation of the exchange offer, or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects, of us, our subsidiaries or our affiliates,

•	there shall not have occurred or be likely to occur any event affecting the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us, our subsidiaries or our affiliates that, in our sole judgment, would or might prohibit, prevent, restrict or delay consummation of the exchange offer,

•	the Trustee under the Indenture shall not have objected in any respect to or taken any action that could, in our sole judgment, adversely affect the consummation of the exchange offer, or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting or the making of the exchange offer, or

•	there shall not have occurred (a) any general suspension of, or limitation on prices for, trading in the United States securities or financial markets, (b) a material impairment in the trading market for debt securities, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our sole judgment, might affect the extension of credit by banks or other lending institutions, (e) an outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of a national emergency or war by the United States or any other calamity or crisis or any other change in political, financial or economic conditions, if the effect of any such event, in our sole judgment, makes it impractical or inadvisable to proceed with the exchange offer, or (f) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

If we determine in our reasonable discretion that any of the conditions to the exchange offer are not satisfied, we may

•	refuse to accept any old notes and return all tendered old notes to the tendering holders,

•	terminate the exchange offer,

•	extend the exchange offer and retain all old notes tendered prior to the Expiration Date, subject, however, to the rights of holders to withdraw such old notes, or

•	waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered old notes which have not been withdrawn.

If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend the exchange offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

Exchange Agent

The Bank of New York Trust Company, N.A., the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery and other documents to the exchange agent addressed as follows:

Delivery by Regular, Registered or Certified Mail or Overnight Delivery:
The Bank of New York Trust Company, N.A.
Corporate Trust
Reorganization Unit
101 Barclay Street — 7 East
New York, New York 10286
Attn: Carolle Montreuil
To Confirm by Telephone or for Information:
(212) 815-5920
Facsimile Transmissions:
(212) 298-1915

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail by the exchange agent; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our or our affiliates’ officers and regular employees.

No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses.

Our out of pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of the old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the old notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment for Exchange Offer

The new notes will be recorded at the carrying value of the old notes and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the new notes.

Resale of the New Notes; Plan of Distribution

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. In addition, until          , 2007 (90 days after the date of this prospectus), all dealers effecting transactions in the new notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the new notes or a combination of such methods of resale,

•	at market prices prevailing at the time of resale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive, in exchange, outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for new notes in the exchange offer. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness or in the early payment of interest.

The net proceeds from the offering of the sale of the initial notes in the private offering were approximately $979 million. We used those proceeds, together with borrowings under our senior secured credit facility, to repay amounts owed under then existing secured and unsecured bridge credit facilities of certain subsidiaries of MetroPCS Communications and our first and second lien secured credit arrangements, and to pay related premiums, fees and expenses as well as for general corporate purposes.

The net proceeds from the offering of the sale of the additional notes in the private offering were approximately $421 million. We intend to use those proceeds for general corporate purposes, which could include financing our participation in and acquisition of additional spectrum in the upcoming 700 MHz auction.

CAPITALIZATION

The following table sets forth our consolidated cash, cash equivalents and short-term investments and capitalization as of June 30, 2007. This table should be read in conjunction with “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated interim financial statements and related notes appearing elsewhere in this prospectus.

As of
June 30, 2007
Actual
(In thousands)

Cash, cash equivalents and short-term investments	$1,767,274
Long-Term Debt:
Senior secured credit facility	1,588,000
Senior notes	1,400,000
Unamortized premium on debt	23,355

Total Long-Term Debt	$3,011,355

Options subject to rescission	$1,437
Stockholders’ Equity:
Preferred stock(1)	$—
Common stock(2)	35
Additional paid-in capital	1,502,290
Retained earnings	332,453
Accumulated other comprehensive income	6,227

Total Stockholders’ Equity	$1,841,005

Total Capitalization	$4,853,797

(1)	Par value $0.0001 per share, 100,000,000 shares authorized, no shares issued or outstanding.

(2)	Par value $0.0001 per share, 1,000,000,000 shares authorized and 346,728,450 shares issued and outstanding.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth selected consolidated financial data for MetroPCS Communications, the ultimate parent of MetroPCS Wireless, Inc. We derived our selected consolidated financial data as of and for the years ended December 31, 2004, 2005 and 2006 from the consolidated financial statements of MetroPCS Communications, which were audited by Deloitte & Touche LLP. We derived our selected consolidated financial data as of and for the years ended December 31, 2002 and 2003 from our consolidated financial statements. We derived our selected consolidated financial data as of and for the six months ended June 30, 2006 and 2007 from our unaudited condensed consolidated financial statements. You should read the selected consolidated financial data in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2002	2003	2004	2005	2006	2006	2007
	(In thousands, except share and per share data)

Statement of Operations Data:
Revenues:
Service revenues	$102,293	$369,851	$616,401	$872,100	$1,290,947	$583,260	$918,857
Equipment revenues	27,048	81,258	131,849	166,328	255,916	114,395	169,005

Total revenues	129,341	451,109	748,250	1,038,428	1,546,863	697,655	1,087,862
Operating expenses:
Cost of service (excluding depreciation and amortization disclosed separately below)	63,567	122,211	200,806	283,212	445,281	199,987	307,562
Cost of equipment	106,508	150,832	222,766	300,871	476,877	212,916	306,747
Selling, general and administrative expenses (excluding depreciation and amortization disclosed separately below)	55,161	94,073	131,510	162,476	243,618	111,701	155,654
Depreciation and amortization	21,472	42,428	62,201	87,895	135,028	59,576	80,504
(Gain) loss on disposal of assets	(279,659)	392	3,209	(218,203)	8,806	12,377	2,657

Total operating expenses	(32,951)	409,936	620,492	616,251	1,309,610	596,557	853,124

Income from operations	162,292	41,173	127,758	422,177	237,253	101,098	234,738
Other expense (income):
Interest expense	6,720	11,115	19,030	58,033	115,985	42,597	98,144
Accretion of put option in majority-owned subsidiary	—	—	8	252	770	360	492
Interest and other income	(964)	(996)	(2,472)	(8,658)	(21,543)	(10,719)	(21,651)
Loss (gain) on extinguishment of debt	703	(603)	(698)	46,448	51,518	(244)	—

Total other expense	6,459	9,516	15,868	96,075	146,730	31,994	76,985

Income before provision for income taxes and cumulative effect of change in accounting principle	155,833	31,657	111,890	326,102	90,523	69,104	157,753
Provision for income taxes	(25,528)	(16,179)	(47,000)	(127,425)	(36,717)	(27,745)	(63,307)

Income before cumulative effect of change in accounting principle	130,305	15,478	64,890	198,677	53,806	41,359	94,446
Cumulative effect of change in accounting, net of tax	—	(120)	—	—	—	—	—

Net income	130,305	15,358	64,890	198,677	53,806	41,359	94,446
Accrued dividends on Series D Preferred Stock	(10,619)	(18,493)	(21,006)	(21,006)	(21,006)	(10,417)	(6,499)
Accrued dividends on Series E Preferred Stock	—	—	—	(1,019)	(3,000)	(1,488)	(929)
Accretion on Series D Preferred Stock	(473)	(473)	(473)	(473)	(473)	(236)	(148)
Accretion on Series E Preferred Stock	—	—	—	(114)	(339)	(170)	(107)

Net income (loss) applicable to Common Stock	$119,213	$(3,608)	$43,411	$176,065	$28,988	$29,048	$86,763

						Six Months Ended
	Year Ended December 31,					June 30,
	2002	2003	2004	2005	2006	2006	2007
	(In thousands, except share and per share data)

Basic net income (loss) per common share(1):
Income (loss) before cumulative effect of change in accounting principle	$0.72	$(0.03)	$0.18	$0.71	$0.11	$0.11	$0.29
Cumulative effect of change in accounting, net of tax	—	(0.00)	—	—	—	—	—

Basic net income (loss) per common share	$0.72	$(0.03)	$0.18	$0.71	$0.11	$0.11	$0.29

Diluted net income (loss) per common share(1):
Income (loss) before cumulative effect of change in accounting principle	$0.52	$(0.03)	$0.15	$0.62	$0.10	$0.10	$0.28
Cumulative effect of change in accounting, net of tax	—	(0.00)	—	—	—	—	—

Diluted net income (loss) per common share	$0.52	$(0.03)	$0.15	$0.62	$0.10	$0.10	$0.28

Weighted average shares(1):
Basic	108,709,302	109,331,885	126,722,051	135,352,396	155,820,381	155,503,804	227,238,734

Diluted	150,218,097	109,331,885	150,633,686	153,610,589	159,696,608	159,318,289	235,898,089

Other Financial Data:
Net cash (used in) provided by operating activities	$(50,672)	$112,605	$150,379	$283,216	$364,761	$199,068	$267,309
Net cash used in investment activities	(88,311)	(306,868)	(190,881)	(905,228)	(1,939,665)	(203,125)	(1,495,093)
Net cash provided by (used in) financing activities	157,039	201,951	(5,433)	712,244	1,623,693	27,939	1,294,122
Ratio of earnings to fixed charges(2)	6.69x	1.54x	2.54x	3.81x	1.37x	1.83x	2.02x

	As of December 31,					As of June 30,
	2002	2003	2004	2005	2006	2006	2007
	(In thousands)

Balance Sheet Data:
Cash, cash equivalents & short-term investments	$60,724	$254,838	$59,441	$503,131	$552,149	$420,539	$1,767,274
Property and equipment, net	352,799	485,032	636,368	831,490	1,256,162	1,091,412	1,534,402
Total assets	554,705	898,939	965,396	2,158,981	4,153,122	2,346,292	5,666,345
Long-term debt (including current maturities)	51,649	195,755	184,999	905,554	2,596,000	903,122	3,011,355
Series D Cumulative Convertible Redeemable Participating Preferred Stock	294,423	378,926	400,410	421,889	443,368	432,542	—
Series E Cumulative Convertible Redeemable Participating Preferred Stock	—	—	—	47,796	51,135	49,453	—
Stockholders’ equity	69,397	71,333	125,434	367,906	413,245	402,054	1,841,005

(1)	See Note 17 and note 9 to the annual and interim consolidated financial statements, respectively, included elsewhere in this prospectus for an explanation of the calculation of basic and diluted net income (loss) per common share. The calculation of basic and diluted net income (loss) per common share for the years ended December 31, 2002 and 2003 is not included in Note 17 to the consolidated financial statements.
(2)	For purposes of calculating the ratio of earning to fixed charges, earnings represents income before provision for income taxes and cumulative effect of change in accounting principle plus fixed charges (excluding capitalized interest). Fixed charges include interest expense (including capitalized interest); amortized discounts related to indebtedness; amortization of deferred debt issuance costs; the portion of operating rental expense that management believes is representative of the appropriate interest component of rent expense; and net preferred stock dividends. The portion of total rent expense that represents the interest factor is estimated to be 33%. Net preferred stock dividends are our preferred expense net of income tax benefit.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results contemplated in these forward-looking statements as a result of factors including, but not limited to, those under “Risk Factors” and “— Liquidity and Capital Resources.”

Company Overview

Except as expressly stated, the financial condition and results of operations discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations are those of MetroPCS Communications, Inc. and its consolidated subsidiaries, including MetroPCS Wireless, Inc. References to “MetroPCS,” “MetroPCS Communications,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to MetroPCS Communications, Inc., a Delaware corporation, and its wholly-owned subsidiaries. Unless otherwise indicated, all share numbers and per share prices give effect to a 3 for 1 stock split effected by means of a stock dividend of two shares of common stock for each share of common stock issued and outstanding at the close of business on March 14, 2007. On April 18, 2007, the registration statement for our initial public offering became effective and our common stock began trading on New York Stock Exchange under the symbol “PCS” on April 19, 2007. We consummated our initial public offering on April 24, 2007.

We are a wireless telecommunications carrier that currently offers wireless broadband personal communication services, or PCS, primarily in the greater Atlanta, Dallas/Ft. Worth, Detroit, Miami, San Francisco, Sacramento and Tampa/Sarasota/Orlando metropolitan areas. We launched service in the greater Atlanta, Miami and Sacramento metropolitan areas in the first quarter of 2002; in San Francisco in September 2002; in Tampa/Sarasota in October 2005; in Dallas/Ft. Worth in March 2006; in Detroit in April 2006; in Orlando in November 2006; and in Los Angeles in September 2007. In 2005, Royal Street Communications, LLC, or Royal Street Communications, and with its wholly-owned subsidiaries (collectively, “Royal Street”), a company in which we own 85% of the limited liability company member interests and with which we have a wholesale arrangement allowing us to sell MetroPCS-branded services to the public, was granted licenses by the Federal Communications Commission, or FCC, in Los Angeles and various metropolitan areas throughout northern Florida. Royal Street is in the process of constructing its network infrastructure in its licensed metropolitan areas. We commenced commercial services in Orlando and certain portions of northern Florida in November 2006 and in Los Angeles on September 19, 2007 through our arrangements with Royal Street.

As a result of the significant growth we have experienced since we launched operations, our results of operations to date are not necessarily indicative of the results that can be expected in future periods. Moreover, we expect that our number of customers will continue to increase, which will continue to contribute to increases in our revenues and operating expenses. In November 2006, we were granted advanced wireless services, or AWS, licenses covering a total unique population of approximately 117 million for an aggregate purchase price of approximately $1.4 billion. Approximately 69 million of the total licensed population associated with our Auction 66 licenses represents expansion opportunities in geographic areas outside of our current operating markets, which we refer to as our Auction 66 Markets. These new expansion opportunities in our Auction 66 Markets cover six of the 25 largest metropolitan areas in the United States. The balance of our Auction 66 Markets, which cover a population of approximately 48 million, supplements or expands the geographic boundaries of our existing operations in Dallas/Ft. Worth, Detroit, Los Angeles, San Francisco and Sacramento. We currently plan to focus on building out approximately 40 million of the total population in our Auction 66 Markets with a primary focus on the New York, Philadelphia, Boston and Las Vegas metropolitan areas. Of the approximate 40 million total population, we are targeting launch of operations with an initial covered population of approximately 30 to 32 million by late 2008 or early 2009. Our initial launch dates will vary in our Auction 66 Markets and our launch dates in the larger metropolitan areas may be accomplished in phases. Total estimated expenditures, including capital expenditures, to become free cash flow positive, defined as Adjusted EBITDA less capital expenditures, is $875 million to $1.0 billion based on an estimated covered population of approximately 30 to 32 million. We are currently finalizing our network designs in our Auction 66 Markets, which will entail a more extensive use of distributed antenna systems, or DAS, systems and potentially greater cell site density than we have deployed in the past. This, along with other factors, could result in an increase in the total capital expenditures per covered population to initially launch operations, however, we would not expect the estimate of total cash expenditures to reach free cash flow positive to be materially impacted. We believe that our existing cash, cash equivalents and short-term investments and our anticipated cash flows from operations will be sufficient to fully fund this planned expansion.

We sell products and services to customers through our Company-owned retail stores as well as indirectly through relationships with independent retailers. We offer service which allows our customers to place unlimited local calls from within our local service area and to receive unlimited calls from any area while in our local service area, through flat rate monthly plans starting at $30 per month. For an additional $5 to $20 per month, our customers may select a service plan that offers additional services, such as unlimited nationwide long distance service, voicemail, caller ID, call waiting, enhanced directory assistance, text messaging, mobile Internet browsing, push e-mail, mobile instant messaging, and picture and multimedia messaging. We offer flat rate monthly plans at $30, $35, $40, $45 and $50. All of these plans require payment in advance for one month of service. If no payment is made in advance for the following month of service, service is discontinued at the end of the month that was paid for by the customer. For additional fees, we also provide international long distance and text messaging, ringtones, games and content applications, unlimited directory assistance, ring back tones, nationwide roaming and other value-added services. As of June 30, 2007, over 85% of our customers have selected either our $40, $45 or $50 rate plans. Our flat rate plans differentiate our service from the more complex plans and long-term contract requirements of traditional wireless carriers. In addition, the above products and services are offered by us in the Royal Street markets. Our arrangements with Royal Street are based on a wholesale model under which we purchase up to 85% of the network capacity of Royal Street’s systems from Royal Street to allow us to offer our standard products and services in the Royal Street markets to MetroPCS customers under the MetroPCS brand name.

Critical Accounting Policies and Estimates

The following discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. You should read this discussion and analysis in conjunction with our consolidated financial statements and the related notes thereto contained elsewhere in this prospectus. The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of the financial statements. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our accounting policy for income taxes was recently modified due to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48 “Accounting for Uncertainty in Income Taxes,” (“FIN 48”) and is described below.

On January 1, 2007, the Company adopted FIN 48, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109. FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 requires significant judgment in determining what constitutes an individual tax position as well as assessing the outcome of each tax position. Changes in judgment as to recognition or measurement of tax positions can materially affect the estimate of the effective tax rate and consequently, affect our operating results.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

Our wireless services are provided on a month-to-month basis and are paid in advance. We recognize revenues from wireless services as they are rendered. Amounts received in advance are recorded as deferred revenue. Suspending service for non-payment is known as hotlining. We do not recognize revenue on hotlined customers.

Revenues and related costs from the sale of accessories are recognized at the point of sale. The cost of handsets sold to indirect retailers are included in deferred charges until they are sold to and activated by customers. Amounts billed to indirect retailers for handsets are recorded as accounts receivable and deferred revenue upon shipment by us and are recognized as equipment revenues when service is activated by customers.

Our customers have the right to return handsets within a specified time or after a certain amount of use, whichever occurs first. We record an estimate for returns as contra-revenue at the time of recognizing revenue. Our assessment of estimated returns is based on historical return rates. If our customers’ actual returns are not consistent with our estimates of their returns, revenues may be different than initially recorded.

Effective July 1, 2003, we adopted Emerging Issues Task Force (“EITF”) No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” (“EITF No. 00-21”), which is being applied on a prospective basis. EITF No. 00-21 also supersedes certain guidance set forth in U.S. Securities and Exchange Commission Staff Accounting Bulletin Number 101, “Revenue Recognition in Financial Statements,” (“SAB 101”). SAB 101 was amended in December 2003 by Staff Accounting Bulletin Number 104, “Revenue Recognition.” The consensus addresses the accounting for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting and the consideration received is allocated among the separate units of accounting based on their relative fair values.

We determined that the sale of wireless services through our direct and indirect sales channels with an accompanying handset constitutes revenue arrangements with multiple deliverables. Upon adoption of EITF No. 00-21, we began dividing these arrangements into separate units of accounting, and allocating the consideration between the handset and the wireless service based on their relative fair values. Consideration received for the handset is recognized as equipment revenue when the handset is delivered and accepted by the customer. Consideration received for the wireless service is recognized as service revenues when earned.

Allowance for Uncollectible Accounts Receivable

We maintain allowances for uncollectible accounts for estimated losses resulting from the inability of our independent retailers to pay for equipment purchases and for amounts estimated to be uncollectible for intercarrier compensation. We estimate allowances for uncollectible accounts from independent retailers based on the length of time the receivables are past due, the current business environment and our historical experience. If the financial condition of a material portion of our independent retailers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. In circumstances where we are aware of a specific carrier’s inability to meet its financial obligations to us, we record a specific allowances for intercarrier compensation against amounts due, to reduce the net recognized receivable to the amount we reasonably believe will be collected. Total allowance for uncollectible accounts receivable as of June 30, 2007 was approximately 7% of the total amount of gross accounts receivable.

Inventories

We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value or replacement cost based upon assumptions about future demand and market conditions. Total inventory reserves for obsolescent and unmarketable inventory were not significant as of June 30, 2007. If actual market conditions are less favorable than those projected, additional inventory write-downs may be required.

Deferred Income Tax Asset and Other Tax Reserves

We assess our deferred tax asset and record a valuation allowance, when necessary, to reduce our deferred tax asset to the amount that is more likely than not to be realized. We have considered future taxable income, taxable temporary differences and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance. Should we determine that we would not be able to realize all or part of our net deferred tax asset in the future, an adjustment to the deferred tax asset would be charged to earnings in the period we made that determination.

We establish reserves when, despite our belief that our tax returns are fully supportable, we believe that certain positions may be challenged and ultimately modified. We adjust the reserves in light of changing facts and circumstances. Our effective tax rate includes the impact of income tax related reserve positions and changes to income tax reserves that we consider appropriate. A number of years may elapse before a particular matter for which we have established a reserve is finally resolved. Unfavorable settlement of any particular issue may require the use of cash or a reduction in our net operating loss carryforwards. Favorable resolution would be recognized as a reduction to the effective rate in the year of resolution. Tax reserves as of June 30, 2007 were $25.1 million of which $4.6 million and $20.5 million are presented on the consolidated balance sheet in accounts payable and accrued expenses and other long-term liabilities, respectively.

Property and Equipment

Depreciation on property and equipment is applied using the straight-line method over the estimated useful lives of the assets once the assets are placed in service, which are ten years for network infrastructure assets including capitalized interest, three to seven years for office equipment, which includes computer equipment, three to seven years for furniture and fixtures and five years for vehicles. Leasehold improvements are amortized over the shorter of the remaining term of the lease and any renewal periods reasonably assured or the estimated useful life of the improvement. The estimated life of property and equipment is based on historical experience with similar assets, as well as taking into account anticipated technological or other changes. If technological changes were to occur more rapidly than anticipated or in a different form than anticipated, the useful lives assigned to these assets may need to be shortened, resulting in the recognition of increased depreciation expense in future periods. Likewise, if the anticipated technological or other changes occur more slowly than anticipated, the life of the assets could be extended based on the life assigned to new assets added to property and equipment. This could result in a reduction of depreciation expense in future periods.

We assess the impairment of long-lived assets whenever events or changes in circumstances indicate the carrying value may not be recoverable. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results or significant changes in the manner of use of the assets or in the strategy for our overall business. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. When we determine that the carrying value of a long-lived asset is not recoverable, we measure any impairment based upon a projected discounted cash flow method using a discount rate we determine to be commensurate with the risk involved and would be recorded as a reduction in the carrying value of the related asset and charged to results of operations. If actual results are not consistent with our assumptions and estimates, we may be exposed to an additional impairment charge associated with long-lived assets. The carrying value of property and equipment was approximately $1.5 billion as of June 30, 2007.

FCC Licenses and Microwave Relocation Costs

We operate broadband PCS networks under licenses granted by the FCC for a particular geographic area on spectrum allocated by the FCC for broadband PCS services. In addition, in November 2006, we acquired a number of AWS licenses which can be used to provide services comparable to the PCS services provided by us, and other advanced wireless services. The PCS licenses included the obligation to relocate existing fixed microwave users of our licensed spectrum if our spectrum interfered with their systems and/or reimburse other carriers (according to FCC rules) that relocated prior users if the relocation benefits our system. Additionally, we incurred costs related to microwave relocation in constructing our PCS network. The PCS and AWS licenses and microwave relocation costs are recorded at cost. Although FCC licenses are issued with a stated term, ten years in the case of PCS licenses and fifteen years in the case of AWS licenses, the renewal of PCS and AWS licenses is generally a routine matter without substantial cost and we have determined that no legal, regulatory, contractual, competitive, economic, or other factors currently exist that limit the useful life of our PCS and AWS licenses. The carrying value of FCC licenses and microwave relocation costs was approximately $2.1 billion as of June 30, 2007.

Our primary indefinite-lived intangible assets are our FCC licenses. Based on the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and other Intangible Assets,” (“SFAS No. 142”) we test investments in our FCC licenses for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value of our FCC licenses might be impaired. We perform our annual FCC license impairment test as of each September 30th. The impairment test consists of a comparison of the estimated fair value with the carrying value. We estimate the fair value of our FCC licenses using a discounted cash flow model. Cash flow projections and assumptions, although subject to a degree of uncertainty, are based on a combination of our historical performance and trends, our business plans and management’s estimate of future performance, giving consideration to existing and anticipated competitive economic conditions. Other assumptions include our weighted average cost of capital and long-term rate of growth for our business. We believe that our estimates are consistent with assumptions that marketplace participants would use to estimate fair value. We corroborate our determination of fair value of the FCC licenses, using the discounted cash flow approach described above, with other market-based valuation metrics. Furthermore, we segregate our FCC licenses by regional clusters for the purpose of performing the impairment test because each geographical region is unique. An impairment loss would be recorded as a reduction in the carrying value of the related indefinite-lived intangible asset and charged to results of operations. Historically, we have not experienced significant negative variations between our assumptions and estimates when compared to actual results. However, if actual results are not consistent with our assumptions and estimates, we may be required to record to an impairment charge associated with indefinite-lived intangible assets. Although we do not expect our estimates or assumptions to change significantly in the future, the use of different estimates or assumptions within our discounted cash flow model when determining the fair value of our FCC licenses or using a methodology other than a discounted cash flow model could result in different values for our FCC licenses and may affect any related impairment charge. The most significant assumptions within our discounted cash flow model are the discount rate, our projected growth rate and management’s future business plans. A change in management’s future business plans or disposition of one or more FCC licenses could result in the requirement to test certain other FCC licenses. If any legal, regulatory, contractual, competitive, economic or other factors were to limit the useful lives of our indefinite-lived FCC licenses, we would be required to test these intangible assets for impairment in accordance with SFAS No. 142 and amortize the intangible asset over its remaining useful life.

For the license impairment test performed as of September 30, 2006, the fair value of the FCC licenses was in excess of its carrying value. A 10% change in the estimated fair value of the FCC licenses would not have impacted the results of our annual license impairment test.

Share-Based Payments

We account for share-based awards exchanged for employee services in accordance with SFAS No. 123(R), “Share-Based Payment,” (“SFAS No. 123(R)”). Under SFAS No. 123(R), share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period. We adopted SFAS No. 123(R) on January 1, 2006. Prior to 2006, we recognized stock-based compensation expense for employee share-based awards based on their intrinsic value on the date of grant pursuant to Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB No. 25”) and followed the disclosure requirements of SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” (“SFAS No. 148”), which amends the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”).

We adopted SFAS No. 123(R) using the modified prospective transition method. Under the modified prospective transition method, prior periods are not revised for comparative purposes. The valuation provisions of SFAS No. 123(R)apply to new awards and to awards that are outstanding on the effective date and subsequently modified or cancelled. Compensation expense, net of estimated forfeitures, for awards outstanding at the effective date is recognized over the remaining service period using the compensation cost calculated under SFAS No. 123 in prior periods.

We have granted nonqualified stock options. Most of our stock option awards include a service condition that relates only to vesting. The stock option awards generally vest in one to four years from the grant date. Compensation expense is amortized on a straight-line basis over the requisite service period for the entire award, which is generally the maximum vesting period of the award.

The determination of the fair value of stock options using an option-pricing model is affected by our common stock valuation as well as assumptions regarding a number of complex and subjective variables. The methods used to determine these variables are generally similar to the methods used prior to 2006 for purposes of our pro forma information under SFAS No. 148. Factors that our Board of Directors considers in determining the fair market value of our common stock, include the recommendation of our finance and planning committee and of management based on certain data, including discounted cash flow analysis, comparable company analysis and comparable transaction analysis, as well as contemporaneous valuation reports. The volatility assumption is based on a combination of the historical volatility of our common stock and the volatilities of similar companies over a period of time equal to the expected term of the stock options. The volatilities of similar companies are used in conjunction with our historical volatility because of the lack of sufficient relevant history equal to the expected term. The expected term of employee stock options represents the weighted-average period the stock options are expected to remain outstanding. The expected term assumption is estimated based primarily on the stock options’ vesting terms and remaining contractual life and employees’ expected exercise and post-vesting employment termination behavior. The risk-free interest rate assumption is based upon observed interest rates on the grant date appropriate for the term of the employee stock options. The dividend yield assumption is based on the expectation of no future dividend payouts by us.

As share-based compensation expense under SFAS No. 123(R) is based on awards ultimately expected to vest, it is reduced for estimated forfeitures. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. We recorded stock-based compensation expense of approximately $14.5 million and $11.9 million for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively.

The value of the options is determined by using a Black-Scholes pricing model that includes the following variables: 1) exercise price of the instrument, 2) fair market value of the underlying stock on date of grant, 3) expected life, 4) estimated volatility and 5) the risk-free interest rate. We utilized the following weighted-average assumptions in estimating the fair value of the options grants for the years ended December 31, 2006 and 2005:

	December 31,	December 31,
	2006	2005

Expected dividends	0.00%	0.00%
Expected volatility	35.04%	50.00%
Risk-free interest rate	4.64%	4.24%
Expected lives in years	5.00	5.00
Weighted-average fair value of options:
Granted at below fair value	$10.16	$—
Granted at fair value	$3.75	$3.44
Weighted-average exercise price of options:
Granted at below fair value	$1.49	$—
Granted at fair value	$9.95	$7.13

The Black-Scholes model requires the use of subjective assumptions including expectations of future dividends and stock price volatility. Such assumptions are only used for making the required fair value estimate and should not be considered as indicators of future dividend policy or stock price appreciation. Because changes in the subjective assumptions can materially affect the fair value estimate, and because employee stock options have characteristics significantly different from those of traded options, the use of the Black-Scholes option pricing model may not provide a reliable estimate of the fair value of employee stock options.

During the years ended December 31, 2005 and 2006 and the six months ended June 30, 2007, the following awards were granted under our Option Plans:

		Weighted	Weighted	Weighted
	Number of	Average	Average	Average
Grants Made During	Options	Exercise	Market Value	Intrinsic Value
the Quarter Ended	Granted	Price	per Share	per Share

March 31, 2005	60,000	$6.31	$6.31	$0.00
June 30, 2005	—	—	—	—
September 30, 2005	4,922,385	$7.14	$7.14	$0.00
December 31, 2005	856,149	$7.15	$7.15	$0.00
March 31, 2006	2,869,989	$7.15	$7.15	$0.00
June 30, 2006	534,525	$7.54	$7.54	$0.00
September 30, 2006	418,425	$8.67	$8.67	$0.00
December 31, 2006	7,546,854	$10.81	$11.33	$0.53
March 31, 2007	1,008,300	$11.33	$11.33	$0.00
June 30, 2007	5,912,098	$23.78	$23.78	$0.00

Compensation expense is recognized over the requisite service period for the entire award, which is generally the maximum vesting period of the award.

Customer Recognition and Disconnect Policies

When a new customer subscribes to our service, the first month of service and activation fee is included with the handset purchase. Under GAAP, we are required to allocate the purchase price to the handset and to the wireless service revenue. Generally, the amount allocated to the handset will be less than our cost, and this difference is included in Cost Per Gross Addition, or CPGA. We recognize new customers as gross customer additions upon activation of service. Prior to January 23, 2006, we offered our customers the Metro Promise, which allowed a customer to return a newly purchased handset for a full refund prior to the earlier of 7 days or 60 minutes of use. Beginning on January 23, 2006, we expanded the terms of the Metro Promise to allow a customer to return a newly purchased handset for a full refund prior to the earlier of 30 days or 60 minutes of use. Customers who return their phones under the Metro Promise are reflected as a reduction to gross customer additions. Customers’ monthly service payments are due in advance every month. Our customers must pay their monthly service amount by the payment date or their service will be suspended, or hotlined, and the customer will not be able to make or receive calls on our network. However, a hotlined customer is still able to make E-911 calls in the event of an emergency. There is no service grace period. Any call attempted by a hotlined customer is routed directly to our interactive voice response system and customer service center in order to arrange payment. If the customer pays the amount due within 30 days of the original payment date then the customer’s service is restored. If a hotlined customer does not pay the amount due within 30 days of the payment date the account is disconnected and counted as churn. Once an account is disconnected we charge a $15 reconnect fee upon reactivation to reestablish service and the revenue associated with this fee is deferred and recognized over the estimated life of the customer.

Revenues

We derive our revenues from the following sources:

Service.  We sell wireless broadband PCS services. The various types of service revenues associated with wireless broadband PCS for our customers include monthly recurring charges for airtime, monthly recurring charges for optional features (including nationwide long distance and text messaging, ringtones, games and content applications, unlimited directory assistance, ring back tones, mobile Internet browsing, push e-mail and nationwide roaming) and charges for long distance service. Service revenues also include intercarrier compensation and nonrecurring activation service charges to customers.

Equipment.  We sell wireless broadband PCS handsets and accessories that are used by our customers in connection with our wireless services. This equipment is also sold to our independent retailers to facilitate distribution to our customers.

Costs and Expenses

Our costs and expenses include:

Cost of Service.  The major components of our cost of service are:

•	Cell Site Costs. We incur expenses for the rent of cell sites, network facilities, engineering operations, field technicians and related utility and maintenance charges.

•	Intercarrier Compensation. We pay charges to other telecommunications companies for their transport and termination of calls originated by our customers and destined for customers of other networks. These variable charges are based on our customers’ usage and generally applied at pre-negotiated rates with other carriers, although some carriers have sought to impose such charges unilaterally.

•	Variable Long Distance. We pay charges to other telecommunications companies for long distance service provided to our customers. These variable charges are based on our customers’ usage, applied at pre-negotiated rates with the long distance carriers.

Cost of Equipment.  We purchase wireless broadband PCS handsets and accessories from third-party vendors to resell to our customers and independent retailers in connection with our services. We subsidize the sale of handsets to encourage the sale and use of our services. We do not manufacture any of this equipment.

Selling, General and Administrative Expenses.  Our selling expense includes advertising and promotional costs associated with marketing and selling to new customers and fixed charges such as retail store rent and retail associates’ salaries. General and administrative expense includes support functions including, technical operations, finance, accounting, human resources, information technology and legal services. We record stock-based compensation expense in cost of service and selling, general and administrative expenses associated with employee stock options which is measured at the date of grant, based on the estimated fair value of the award. Prior to the adoption of SFAS No. 123(R), we recorded stock-based compensation expense at the end of each reporting period with respect to our variable stock options.

Depreciation and Amortization.  Depreciation is applied using the straight-line method over the estimated useful lives of the assets once the assets are placed in service, which are ten years for network infrastructure assets and capitalized interest, three to seven years for office equipment, which includes computer equipment, three to seven years for furniture and fixtures and five years for vehicles. Leasehold improvements are amortized over the term of the respective leases, which includes renewal periods that are reasonably assured, or the estimated useful life of the improvement, whichever is shorter.

Interest Expense and Interest Income.  Interest expense includes interest incurred on our borrowings, amortization of debt issuance costs and amortization of discounts and premiums on long-term debt. Interest income is earned primarily on our cash and cash equivalents and short-term investments.

Income Taxes.  As a result of our operating losses and accelerated depreciation available under federal tax laws, we paid no federal income taxes prior to 2006. For the year ended December 31, 2006, we paid approximately $2.7 million in federal income taxes. In addition, we have paid an immaterial amount of state income tax through December 31, 2006. We paid no significant federal or state income taxes during the six months ended June 30, 2007.

Seasonality

Our customer activity is influenced by seasonal effects related to traditional retail selling periods and other factors that arise from our target customer base. Based on historical results, we generally expect net customer additions to be strongest in the first and fourth quarters. Softening of sales and increased customer turnover, or churn, in the second and third quarters of the year usually combine to result in fewer net customer additions. However, sales activity and churn can be strongly affected by the launch of new markets and promotional activity, which have the ability to reduce or outweigh certain seasonal effects.

Operating Segments

Operating segments are defined by SFAS No. 131 “Disclosure About Segments of an Enterprise and Related Information,” (“SFAS No. 131”), as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Our chief operating decision maker is the Chairman of the Board and Chief Executive Officer.

As of June 30, 2007, we had twelve operating segments based on geographic region within the United States: Atlanta, Dallas/Ft. Worth, Detroit, Miami, San Francisco, Sacramento, Tampa/Sarasota/Orlando, Los Angeles, New York, Philadelphia, Boston and Las Vegas. Each of these operating segments provide wireless voice and data services and products to customers in its service areas or is currently constructing a network in order to provide these services. These services include unlimited local and long distance calling, voicemail, caller ID, call waiting, text messaging, picture and multimedia messaging, international long distance and text messaging, ringtones, games and content applications, unlimited directory assistance, ring back tones, nationwide roaming, mobile Internet browsing, push e-mail and other value-added services.

We aggregate our operating segments into two reportable segments: Core Markets and Expansion Markets.

•	Core Markets, which include Atlanta, Miami, San Francisco, and Sacramento, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and currently exhibit similar financial performance and economic characteristics.

•	Expansion Markets, which include Dallas/Ft. Worth, Detroit, Tampa/Sarasota/Orlando, Los Angeles, New York, Philadelphia, Boston and Las Vegas, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and have similar expected long-term financial performance and economic characteristics.

General corporate overhead, which includes expenses such as corporate employee labor costs, rent and utilities, legal, accounting and auditing expenses, is allocated equally across all operating segments. Corporate marketing and advertising expenses are allocated equally to the operating segments, beginning in the period during which we launch service in that operating segment. Expenses associated with our national data center are allocated based on the average number of customers in each operating segment. All intercompany transactions between reportable segments have been eliminated in the presentation of operating segment data.

Interest expense, interest income, gain/loss on extinguishment of debt and income taxes are not allocated to the segments in the computation of segment operating profit for internal evaluation purposes.

Results of Operations

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

Set forth below is a summary of certain financial information by reportable operating segment for the periods indicated:

	Six Months
	Ended June 30,
Reportable Operating Segment Data	2007	2006	Change
	(In thousands)

REVENUES:
Service revenues:
Core Markets	$693,481	$545,741	27%
Expansion Markets	225,376	37,519	501%

Total	$918,857	$583,260	58%

Equipment revenues:
Core Markets	$120,370	$98,606	22%
Expansion Markets	48,635	15,789	208%

Total	$169,005	$114,395	48%

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization disclosed separately below)(1):
Core Markets	$211,046	$161,137	31%
Expansion Markets	96,516	38,850	148%

Total	$307,562	$199,987	54%

Cost of equipment:
Core Markets	$202,929	$173,644	17%
Expansion Markets	103,818	39,272	164%

Total	$306,747	$212,916	44%

Selling, general and administrative expenses (excluding depreciation and amortization disclosed separately below)(1):
Core Markets	$87,684	$75,480	16%
Expansion Markets	67,970	36,221	88%

Total	$155,654	$111,701	39%

Adjusted EBITDA (Deficit)(2):
Core Markets	$318,191	$236,302	35%
Expansion Markets	11,572	(59,282)	120%
Depreciation and amortization:
Core Markets	$56,317	$51,671	9%
Expansion Markets	21,597	6,491	233%
Other	2,590	1,414	83%

Total	$80,504	$59,576	35%

Stock-based compensation expense:
Core Markets	$5,999	$2,216	171%
Expansion Markets	5,865	1,753	235%

Total	$11,864	$3,969	199%

Income (loss) from operations:
Core Markets	$253,626	$170,390	49%
Expansion Markets	(16,084)	(67,878)	76%
Other	(2,804)	(1,414)	(98)%

Total	$234,738	$101,098	132%

(1)	Cost of service and selling, general and administrative expenses include stock-based compensation expense. For the six months ended June 30, 2007, cost of service includes $0.7 million and selling, general and administrative expenses includes $11.2 million of stock-based compensation expense. For the six months ended June 30, 2006, cost of service includes $0.5 million and selling, general and administrative expenses includes $3.5 million of stock-based compensation expense.

(2)	Core and Expansion Markets Adjusted EBITDA (Deficit) is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of our ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth.

Service Revenues.  Service revenues increased $335.6 million, or 58%, to $918.9 million for the six months ended June 30, 2007 from $583.3 million for the six months ended June 30, 2006. The increase is due to increases in Core Markets and Expansion Markets service revenues as follows:

•	Core Markets. Core Markets service revenues increased $147.7 million, or 27%, to $693.5 million for the six months ended June 30, 2007 from $545.8 million for the six months ended June 30, 2006. The increase in service revenues is primarily attributable to net additions of approximately 423,000 customers for the twelve months ended June 30, 2007, which accounted for $108.9 million of the Core Markets increase, coupled with the migration of existing customers to higher priced rate plans accounting for $38.8 million of the Core Markets increase.

•	Expansion Markets. Expansion Markets service revenues increased $187.9 million, or 501%, to $225.4 million for the six months ended June 30, 2007 from $37.5 million for the six months ended June 30, 2006. The increase in service revenues is primarily attributable to the launch of the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006. These new markets contributed to net additions of approximately 708,000 customers for the twelve months ended June 30, 2007, which accounted for $88.6 million of the Expansion Markets increase, coupled with new customer additions at higher priced rate plans accounting for $99.3 million of the Expansion Markets increase.

The increase in customers migrating to higher priced rate plans is primarily the result of our emphasis on offering additional services under our $45 rate plan and the launch of our $50 rate plan. We expect this migration to continue as our higher priced rate plans become more attractive to our existing customer base.

Equipment Revenues.  Equipment revenues increased $54.6 million, or 48%, to $169.0 million for the six months ended June 30, 2007 from $114.4 million for the six months ended June 30, 2006. The increase is due to increases in Core Markets and Expansion Markets equipment revenues as follows:

•	Core Markets. Core Markets equipment revenues increased $21.8 million, or 22%, to $120.4 million for the six months ended June 30, 2007 from $98.6 million for the six months ended June 30, 2006. The increase in equipment revenues is primarily attributable to the sale of higher priced handset models accounting for $11.9 million of the increase, coupled with the increase in gross customer additions of approximately 80,000 customers for the six months ended June 30, 2007 as compared to the same period in 2006, which accounted for $9.9 million of the increase.

•	Expansion Markets. Expansion Markets equipment revenues increased $32.8 million, or 208%, to $48.6 million for the six months ended June 30, 2007 from $15.8 million for the six months ended June 30, 2006. The increase in equipment revenues is primarily attributable to the launch of the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006. These new markets contributed to an increase in gross additions of approximately 339,000 customers for the six months ended June 30, 2007 as compared to the same period in 2006, which accounted for $19.4 million of the Expansion Markets increase, coupled with the sale of higher priced handset models accounting for $13.4 million of the Expansion Markets increase.

We have increased handset model availability as a result of our emphasis on enhancing our product offerings and appealing to our customer base in connection with our wireless services.

Cost of Service.  Cost of service increased $107.6 million, or 54%, to $307.6 million for the six months ended June 30, 2007 from $200.0 million for the six months ended June 30, 2006. The increase is due to increases in Core Markets and Expansion Markets cost of service as follows:

•	Core Markets. Core Markets cost of service increased $49.9 million, or 31%, to $211.0 million for the six months ended June 30, 2007 from $161.1 million for the six months ended June 30, 2006. The increase was primarily attributable to a $23.9 million increase in FUSF fees, a $7.9 million increase in customer service expense, a $5.1 million increase in cell site and switch facility lease expense, a $3.8 million increase in long distance costs and a $2.2 million increase in data services expense, all of which are as a result of the 21% growth in our Core Markets customer base and the deployment of additional network infrastructure during the twelve months ended June 30, 2007.

•	Expansion Markets. Expansion Markets cost of service increased $57.7 million, or 148%, to $96.6 million for the six months ended June 30, 2007 from $38.9 million for the six months ended June 30, 2006. The increase was primarily attributable to the launch of the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006. These new markets contributed to net additions of approximately 708,000 customers during the twelve months ended June 30, 2007. The increase in cost of service is primarily attributable to a $12.1 million increase in cell site and switch facility lease expense, a $9.9 million increase in customer service expense, a $9.3 million increase in intercarrier compensation, a $8.1 million increase in long distance costs, a $5.6 million increase in employee costs and a $3.6 million increase in billing expenses.

Cost of Equipment.  Cost of equipment increased $93.8 million, or 44%, to $306.7 million for the six months ended June 30, 2007 from $212.9 million for the six months ended June 30, 2006. The increase is due to increases in Core Markets and Expansion Markets cost of equipment as follows:

•	Core Markets. Core Markets cost of equipment increased $29.3 million, or 17%, to $202.9 million for the six months ended June 30, 2007 from $173.6 million for the six months ended June 30, 2006. The increase in equipment costs is primarily attributable to the sale of higher cost handset models accounting for $11.9 million of the increase. The increase in gross customer additions during the six months ended June 30, 2007 of approximately 80,000 customers as well as the sale of new handsets to existing customers accounted for $17.4 million of the Core Markets increase.

•	Expansion Markets. Expansion Markets cost of equipment increased $64.5 million, or 164%, to $103.8 million for the six months ended June 30, 2007 from $39.3 million for the six months ended June 30, 2006. These costs were primarily attributable to the launch of the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006. These new markets contributed to an increase in gross additions of approximately 339,000 customers for the six months ended June 30, 2007 as compared to the same period in 2006 which accounted for $48.3 million of the Expansion Markets increase, coupled with the sale of new handsets to existing customers accounting for $16.2 million of the Expansion Markets increase.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses increased $44.0 million, or 39%, to $155.7 million for the six months ended June 30, 2007 from $111.7 million for the six months ended June 30, 2006. The increase is due to increases in Core Markets and Expansion Markets selling, general and administrative expenses as follows:

•	Core Markets. Core Markets selling, general and administrative expenses increased $12.2 million, or 16%, to $87.7 million for the six months ended June 30, 2007 from $75.5 million for the six months ended June 30, 2006. Selling expenses increased by $4.4 million, or approximately 14% for the six months ended June 30, 2007 compared to the six months ended June 30, 2006. This increase is primarily related to a $2.0 million increase in labor costs as well as a $1.1 million increase in marketing and advertising expenses incurred to support the growth in the Core Markets. General and administrative expenses increased $7.8 million, or approximately 18% for the six months ended June 30,

2007 compared to the same period in 2006 which is primarily attributable to a $1.6 million increase in insurance cost as well as an increase in various administrative expenses.

•	Expansion Markets. Expansion Markets selling, general and administrative expenses increased $31.8 million, or 88%, to $68.0 million for the six months ended June 30, 2007 from $36.2 million for the six months ended June 30, 2006. Selling expenses increased by $12.3 million for the six months ended June 30, 2007 compared to the six months ended June 30, 2006. This increase is primarily related to a $6.0 million increase in labor costs as well as a $4.4 million increase in marketing and advertising expenses incurred to support the growth in the Expansion Markets. General and administrative expenses increased by $19.5 million for the six months ended June 30, 2007 compared to the same period in 2006 which was primarily due to a $2.4 million increase in labor costs, a $1.8 million increase in property taxes, a $1.7 million increase in bank fees as well as an increase in various administrative expenses incurred in relation to the growth in the Expansion Markets, including build out expenses related to the Los Angeles, New York, Philadelphia, Boston and Las Vegas metropolitan areas.

Depreciation and Amortization.  Depreciation and amortization expense increased $20.9 million, or 35%, to $80.5 million for the six months ended June 30, 2007 from $59.6 million for the six months ended June 30, 2006. The increase is primarily due to increases in Core Markets and Expansion Markets depreciation expense as follows:

•	Core Markets. Core Markets depreciation and amortization expense increased $4.6 million, or 9%, to $56.3 million for the six months ended June 30, 2007 from $51.7 million for the six months ended June 30, 2006. The increase related primarily to an increase in network infrastructure assets placed into service during the twelve months ended June 30, 2007.

•	Expansion Markets. Expansion Markets depreciation and amortization expense increased $15.1 million, or 233%, to $21.6 million for the six months ended June 30, 2007 from $6.5 million for the six months ended June 30, 2006. The increase is attributable to network infrastructure assets placed into service as a result of the launch of the Dallas/Ft. Worth metropolitan area, the Detroit metropolitan area and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area.

Stock-Based Compensation Expense.  Stock-based compensation expense increased $7.9 million, or 199%, to $11.9 million for the six months ended June 30, 2007 from $4.0 million for the six months ended June 30, 2006. The increase is primarily due to increases in Core Markets and Expansion Markets stock-based compensation expense as follows:

•	Core Markets. Core Markets stock-based compensation expense increased $3.8 million, or 171%, to $6.0 million for the six months ended June 30, 2007 from $2.2 million for the six months ended June 30, 2006. The increase is primarily related to an increase in stock options granted throughout the twelve months ended June 30, 2007.

•	Expansion Markets. Expansion Markets stock-based compensation expense increased $4.1 million, or 235%, to $5.9 million for the six months ended June 30, 2007 from $1.8 million for the six months ended June 30, 2006. The increase is primarily related to an increase in stock options granted throughout the twelve months ended June 30, 2007.

	Six Months
	Ended June 30,
Consolidated Data	2007	2006	Change
	(In thousands)

Interest expense	98,144	42,597	130%
Provision for income taxes	63,307	27,745	128%
Net income	94,446	41,359	128%

Interest Expense.  Interest expense increased $55.5 million, or 130%, to $98.1 million for the six months ended June 30, 2007 from $42.6 million for the six months ended June 30, 2006. The increase in interest expense was primarily due to an increased average principal balance outstanding as a result of borrowings of

$1.6 billion under our senior secured credit facility and the issuance of $1.0 billion of 9 1/4% Senior Notes due 2014 (the “initial senior notes”) during the fourth quarter of 2006. The Company also issued an additional $400.0 million of 9 1/4% Senior Notes due 2014 (the “additional notes”) during the second quarter of 2007 resulting in an average debt outstanding for the six months ended June 30, 2007 of $2.7 billion. The average debt outstanding under our previous debt facilities for the six months ending June 30, 2006 was $903.7 million. The weighted average interest rate decreased to 8.18% for the six months ended June 30, 2007 compared to 10.52% for the six months ended June 30, 2006 as a result of the borrowing rates under the senior secured credit facility, initial senior notes and the impact of the interest rate hedge. The increase in interest expense was partially offset by the capitalization of $12.9 million of interest during the six months ended June 30, 2007, compared to $2.7 million of interest capitalized during the same period in 2006. We capitalize interest costs associated with our FCC licenses and property and equipment during the construction of a new market. The amount of such capitalized interest depends on the carrying values of the FCC licenses and construction in progress involved in those markets and the duration of the construction process. We expect capitalized interest to be significant during the construction of the markets associated with the AWS licenses we were granted in November 2006 as a result of Auction 66.

Provision for Income Taxes.  Income tax expense for the six months ended June 30, 2007 increased to $63.3 million, which is approximately 40% of our income before provision for income taxes. For the six months ended June 30, 2006 the provision for income taxes was $27.7 million, or approximately 40% of income before provision for income taxes.

Net Income.  Net income increased $53.1 million, or 128%, to $94.5 million for the six months ended June 30, 2007 compared to $41.4 million for the six months ended June 30, 2006. The increase is primarily attributable to an increase in operating income in the Dallas/Ft. Worth, Detroit and the Tampa/Sarasota/Orlando metropolitan areas. The increase in operating income was achieved through cost benefits due to the increasing scale of our business in these markets. In addition, growth in average customers of approximately 53% during the twelve months ended June 30, 2007 contributed to an increase in net income during 2007. However, these benefits have been partially offset by an increase in interest expense due to an increased average principal balance outstanding as a result of borrowings of $1.6 billion under our senior secured credit facility, the issuance of $1.0 billion of initial senior notes during the fourth quarter of 2006 and the issuance of the additional notes during the second quarter of 2007.

Results of Operations

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Set forth below is a summary of certain financial information by reportable operating segment for the periods indicated:

Reportable Operating Segment Data	2006	2005	Change
	(In thousands)

REVENUES:
Service revenues:
Core Markets	$1,138,019	$868,681	31%
Expansion Markets	152,928	3,419	**

Total	$1,290,947	$872,100	48%

Equipment revenues:
Core Markets	$208,333	$163,738	27%
Expansion Markets	47,583	2,590	**

Total	$255,916	$166,328	54%

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization disclosed separately below)(1):
Core Markets	$338,923	$271,437	25%
Expansion Markets	106,358	11,775	**

Total	$445,281	$283,212	57%

Cost of equipment:
Core Markets	$364,281	$293,702	24%
Expansion Markets	112,596	7,169	**

Total	$476,877	$300,871	59%

Selling, general and administrative expenses (excluding depreciation and amortization disclosed separately below)(1):
Core Markets	$158,100	$153,321	3%
Expansion Markets	85,518	9,155	**

Total	$243,618	$162,476	50%

Adjusted EBITDA (Deficit)(2):
Core Markets	$492,773	$316,555	56%
Expansion Markets	(97,214)	(22,090)	**
Depreciation and amortization:
Core Markets	$109,626	$84,436	30%
Expansion Markets	21,941	2,030	**
Other	3,461	1,429	142%

Total	$135,028	$87,895	54%

Stock-based compensation expense:
Core Markets	$7,725	$2,596	198%
Expansion Markets	6,747	—	**

Total	$14,472	$2,596	457%

Income (loss) from operations:
Core Markets	$367,109	$219,777	67%
Expansion Markets	(126,387)	(24,370)	**
Other	(3,469)	226,770	(102)%

Total	$237,253	$422,177	(44)%

**	Not meaningful. The Expansion Markets reportable segment had no significant operations during 2005.

(1)	Cost of service and selling, general and administrative expenses include stock-based compensation expense. For the year ended December 31, 2006, cost of service includes $1.3 million and selling, general and administrative expenses includes $13.2 million of stock-based compensation expense.

(2)	Core and Expansion Markets Adjusted EBITDA (deficit) is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of our ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Operating Segments.”

Service Revenues:  Service revenues increased $418.8 million, or 48%, to $1,290.9 million for the year ended December 31, 2006 from $872.1 million for the year ended December 31, 2005. The increase is due to increases in Core Markets and Expansion Markets service revenues as follows:

•	Core Markets. Core Markets service revenues increased $269.3 million, or 31%, to $1,138.0 million for the year ended December 31, 2006 from $868.7 million for the year ended December 31, 2005. The increase in service revenues is primarily attributable to net additions of approximately 430,000 customers accounting for $199.2 million of the Core Markets increase, coupled with the migration of existing customers to higher price rate plans accounting for $70.1 million of the Core Markets increase.

The increase in customers migrating to higher priced rate plans is primarily the result of our emphasis on offering additional services under our $45 rate plan which includes unlimited nationwide long distance and various unlimited data features. In addition, this migration is expected to continue as our higher priced rate plans become more attractive to our existing customer base.

•	Expansion Markets. Expansion Markets service revenues increased $149.5 million to $152.9 million for the year ended December 31, 2006 from $3.4 million for the year ended December 31, 2005. These revenues were attributable to the launch of the Tampa/Sarasota metropolitan area in October 2005, the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006. Net additions in the Expansion Markets totaled approximately 587,000 customers for the year ended December 31, 2006.

Equipment Revenues:  Equipment revenues increased $89.6 million, or 54%, to $255.9 million for the year ended December 31, 2006 from $166.3 million for the year ended December 31, 2005. The increase is due to increases in Core Markets and Expansion Markets equipment revenues as follows:

•	Core Markets. Core Markets equipment revenues increased $44.6 million, or 27%, to $208.3 million for the year ended December 31, 2006 from $163.7 million for the year ended December 31, 2005. The increase in equipment revenues is primarily attributable to the sale of higher priced handset models accounting for $30.2 million of the increase, coupled with the increase in gross customer additions during the year of approximately 130,000 customers, which accounted for $14.4 million of the increase.

•	Expansion Markets. Expansion Markets equipment revenues increased $45.0 million to $47.6 million for the year ended December 31, 2006 from $2.6 million for the year ended December 31, 2005. These revenues were attributable to the launch of the Tampa/Sarasota metropolitan area in October 2005, the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006. Gross additions in the Expansion Markets totaled approximately 730,000 customers for the year ended December 31, 2006.

The increase in handset model availability is primarily the result of our emphasis on enhancing our product offerings and appealing to our customer base in connection with our wireless services.

Cost of Service:  Cost of Service increased $162.1 million, or 57%, to $445.3 million for the year ended December 31, 2006 from $283.2 million for the year ended December 31, 2005. The increase is due to increases in Core Markets and Expansion Markets cost of service as follows:

•	Core Markets. Core Markets cost of service increased $67.5 million, or 25%, to $338.9 million for the year ended December 31, 2006 from $271.4 million for the year ended December 31, 2005. The increase in cost of service was primarily attributable to a $14.8 million increase in federal universal service fund, or FUSF, fees, a $13.2 million increase in long distance costs, a $7.7 million increase in cell site and switch facility lease expense, a $6.4 million increase in customer service expense, a $5.9 million increase in intercarrier compensation, and a $4.3 million increase in employee costs, all of which are a result of the 23% growth in our Core Markets customer base and the addition of approximately 350 cell sites to our existing network infrastructure.

•	Expansion Markets. Expansion Markets cost of service increased $94.6 million to $106.4 million for the year ended December 31, 2006 from $11.8 million for the year ended December 31, 2005. These increases were attributable to the launch of the Tampa/Sarasota metropolitan area in October 2005, the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006. The increase in cost of service was primarily attributable to a $22.3 million increase in cell site and switch facility lease expense, a $13.8 million increase in employee costs, a $9.3 million increase in intercarrier compensation, $8.2 million in long distance costs, $8.2 million in customer service expense and $3.5 million in billing expenses.

Cost of Equipment:  Cost of equipment increased $176.0 million, or 59%, to $476.9 million for the year ended December 31, 2006 from $300.9 million for the year ended December 31, 2005. The increase is due to increases in Core Markets and Expansion Markets cost of equipment as follows:

•	Core Markets. Core Markets cost of equipment increased $70.6 million, or 24%, to $364.3 million for the year ended December 31, 2006 from $293.7 million for the year ended December 31, 2005. The increase in equipment costs is primarily attributable to the sale of higher cost handset models accounting for $44.7 million of the increase. The increase in gross customer additions during the year of approximately 130,000 customers as well as the sale of new handsets to existing customers accounted for $25.9 million of the increase.

•	Expansion Markets. Expansion Markets costs of equipment increased $105.4 million to $112.6 million for the year ended December 31, 2006 from $7.2 million for the year ended December 31, 2005. These costs were primarily attributable to the launch of the Tampa/Sarasota metropolitan area in October 2005, the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses increased $81.1 million, or 50%, to $243.6 million for the year ended December 31, 2006 from $162.5 million for the year ended December 31, 2005. The increase is due to increases in Core Markets and Expansion Markets selling, general and administrative expenses as follows:

•	Core Markets. Core Markets selling, general and administrative expenses increased $4.8 million, or 3%, to $158.1 million for the year ended December 31, 2006 from $153.3 million for the year ended December 31, 2005. Selling expenses increased by $10.7 million, or approximately 18% for the year ended December 31, 2006 compared to year ended December 31, 2005. General and administrative expenses decreased by $5.9 million, or approximately 6% for the year ended December 31, 2006 compared to the year ended December 31, 2005. The increase in selling expenses is primarily due to an increase in advertising and market research expenses which were incurred to support the growth in the Core Markets. This increase in selling expenses was offset by a decrease in general and administrative expenses, which were higher in 2005 because they included approximately $5.9 million in legal and accounting expenses associated with an internal investigation related to material weaknesses in our internal control over financial reporting as well as financial statement audits related to our restatement efforts.

•	Expansion Markets. Expansion Markets selling, general and administrative expenses increased $76.3 million to $85.5 million for the year ended December 31, 2006 from $9.2 million for the year ended December 31, 2005. Selling expenses increased $31.5 million for the year ended December 31, 2006 compared to the year ended December 31, 2005. This increase in selling expenses was related to marketing and advertising expenses associated with the launch of the Dallas/Ft. Worth metropolitan area, the Detroit metropolitan area, and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area. General and administrative expenses increased by $44.8 million for the year ended December 31, 2006 compared to the same period in 2005 due to labor, rent, legal and professional fees and various administrative expenses incurred in relation to the launch of the Dallas/Ft. Worth metropolitan area, Detroit metropolitan area, and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area as well as build out expenses related to the Los Angeles metropolitan area.

Depreciation and Amortization.  Depreciation and amortization expense increased $47.1 million, or 54%, to $135.0 million for the year ended December 31, 2006 from $87.9 million for the year ended December 31, 2005. The increase is primarily due to increases in Core Markets and Expansion Markets depreciation and amortization expense as follows:

•	Core Markets. Core Markets depreciation and amortization expense increased $25.2 million, or 30%, to $109.6 million for the year ended December 31, 2006 from $84.4 million for the year ended December 31, 2005. The increase related primarily to an increase in network infrastructure assets placed into service during the year ended December 31, 2006. We added approximately 350 cell sites in our Core Markets during this period to increase the capacity of our existing network and expand our footprint.

•	Expansion Markets. Expansion Markets depreciation and amortization expense increased $19.9 million to $21.9 million for the year ended December 31, 2006 from $2.0 million for the year ended December 31, 2005. The increase related to network infrastructure assets that were placed into service as a result of the launch of the Dallas/Ft. Worth metropolitan area, the Detroit metropolitan area, and expansion of the Tampa/Sarasota area to include the Orlando metropolitan area.

Stock-Based Compensation Expense.  Stock-based compensation expense increased $11.9 million, or 457%, to $14.5 million for the year ended December 31, 2006 from $2.6 million for the year ended December 31, 2005. The increase is primarily due to increases in Core Markets and Expansion Markets stock-based compensation expense as follows:

•	Core Markets. Core Markets stock-based compensation expense increased $5.1 million, or 198%, to $7.7 million for the year ended December 31, 2006 from $2.6 million for the year ended December 31, 2005. The increase is primarily related to the adoption of SFAS No. 123(R) on January 1, 2006. In addition, in December 2006, we amended the stock option agreements of a former member of our board of directors to extend the contractual life of 405,054 vested options to purchase common stock until December 31, 2006. This amendment resulted in the recognition of additional stock-based compensation expense of approximately $4.1 million in the fourth quarter of 2006.

•	Expansion Markets. Expansion Markets stock-based compensation expense was $6.8 million for the year ended December 31, 2006. This expense is attributable to stock options granted to employees in our Expansion Markets which are being accounted for under SFAS No. 123(R)as of January 1, 2006.

Consolidated Data	2006	2005	Change
	(In thousands)

Loss (gain) on disposal of assets	$8,806	$(218,203)	104%
Loss on extinguishment of debt	51,518	46,448	11%
Interest expense	115,985	58,033	100%
Provision for income taxes	36,717	127,425	(72)%
Net income	53,806	198,677	(73)%

Loss (Gain) on Disposal of Assets.  In May 2005, we completed the sale of a 10 MHz portion of our 30 MHz PCS license in the San Francisco-Oakland-San Jose basic trading area for cash consideration of $230.0 million. The sale of PCS spectrum resulted in a gain on disposal of asset in the amount of $228.2 million.

Loss on Extinguishment of Debt.  In November 2006, we repaid all amounts outstanding under our first and second lien credit agreements and the exchangeable secured and unsecured bridge credit agreements. As a result, we recorded a loss on extinguishment of debt in the amount of approximately $42.7 million of the first and second lien credit agreements and an approximately $9.4 million loss on the extinguishment of the exchangeable secured and unsecured bridge credit agreements. In May 2005, we repaid all of the outstanding debt under our FCC notes, 10 3/4% Senior Notes due 2011 (the “10 3/4% senior notes”) and bridge credit agreement. As a result, we recorded a $1.9 million loss on the extinguishment of the FCC notes; a $34.0 million loss on extinguishment of the 10 3/4% senior notes; and a $10.4 million loss on the extinguishment of the bridge credit agreement.

Interest Expense.  Interest expense increased $58.0 million, or 100%, to $116.0 million for the year ended December 31, 2006 from $58.0 million for the year ended December 31, 2005. The increase in interest expense was primarily due to increased average principal balance outstanding as a result of additional borrowings of $150.0 million under our first and second lien credit agreements in the fourth quarter of 2005, $200.0 million under the secured bridge credit facility in the third quarter of 2006 and an additional $1,300.0 million under the secured and unsecured bridge credit facilities in the fourth quarter of 2006. Interest expense also increased due to the weighted average interest rate increasing to 10.30% for the year ended December 31, 2006 compared to 8.92% for the year ended December 31, 2005. The increase in interest expense was partially offset by the capitalization of $17.5 million of interest during the year ended December 31, 2006, compared to $3.6 million of interest capitalized during the same period in 2005. We capitalize interest costs associated with our FCC licenses and property and equipment beginning with pre-construction period administrative and technical activities, which includes obtaining leases, zoning approvals and building permits. The amount of such capitalized interest depends on the carrying values of the FCC licenses and construction in progress involved in those markets and the duration of the construction process. With respect to our FCC licenses, capitalization of interest costs ceases at the point in time in which the asset is ready for its intended use, which generally coincides with the market launch date. In the case of our property and equipment, capitalization of interest costs ceases at the point in time in which the network assets are placed into service. We expect capitalized interest to be significant during the construction of our additional Expansion Markets and related network assets.

Provision for Income Taxes.  Income tax expense for the year ended December 31, 2006 decreased to $36.7 million, which is approximately 41% of our income before provision for income taxes. For the year ended December 31, 2005 the provision for income taxes was $127.4 million, or approximately 39% of income before provision for income taxes. The year ended December 31, 2005 included a gain on the sale of a 10 MHz portion of our 30 MHz PCS license in the San Francisco-Oakland-San Jose basic trading area in the amount of $228.2 million.

Net Income.  Net income decreased $144.9 million, or 73%, to $53.8 million for the year ended December 31, 2006 compared to $198.7 million for the year ended December 31, 2005. The significant decrease is primarily attributable to our non-recurring sale of a 10 MHz portion of our 30 MHz PCS license in the San Francisco-Oakland-San Jose basic trading area in May 2005 for cash consideration of $230.0 million. The sale of PCS spectrum resulted in a gain on disposal of asset in the amount of $139.2 million, net of income taxes. Net income for the year ended December 31, 2006, excluding the tax effected impact of the gain on the sale of the PCS license, decreased approximately 10%. The decrease in net income, excluding the tax effected impact of the gain on the sale of spectrum, is primarily due to the increase in operating losses in our Expansion Markets. This increase in operating losses in our Expansion Markets is attributable to the launch of the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006, and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006 as well as build out expenses related to the Los Angeles metropolitan area.

We have obtained positive operating income in our Core Markets at or before five full quarters of operations. Based on our experience to date in our Expansion Markets and current industry trends, we expect our Expansion Markets to achieve positive operating income in a period similar to or better than the Core Markets.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Set forth below is a summary of certain financial information by reportable operating segment for the periods indicated. For the year ended December 31, 2004, the consolidated financial information represents the Core Markets reportable operating segment, as the Expansion Markets reportable operating segment had no operations until 2005.

Reportable Operating Segment Data	2005	2004	Change
	(In thousands)

REVENUES:
Service revenues:
Core Markets	$868,681	$616,401	41%
Expansion Markets	3,419	—	**

Total	$872,100	$616,401	41%

Equipment revenues:
Core Markets	$163,738	$131,849	24%
Expansion Markets	2,590	—	**

Total	$166,328	$131,849	26%

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization disclosed separately below):
Core Markets	$271,437	$200,806	35%
Expansion Markets	11,775	—	**

Total	$283,212	$200,806	41%

Cost of equipment:
Core Markets	$293,702	$222,766	32%
Expansion Markets	7,169	—	**

Total	$300,871	$222,766	35%

Selling, general and administrative expenses (excluding depreciation and amortization disclosed separately below)(1):
Core Markets	$153,321	$131,510	17%
Expansion Markets	9,155	—	**

Total	$162,476	$131,510	24%

Adjusted EBITDA (Deficit)(2):
Core Markets	$316,555	$203,597	55%
Expansion Markets	(22,090)	—	**
Depreciation and amortization:
Core Markets	$84,436	$61,286	38%
Expansion Markets	2,030	—	**
Other	1,429	915	56%

Total	$87,895	$62,201	41%

Stock-based compensation expense:
Core Markets	$2,596	$10,429	(75)%
Expansion Markets	—	—	—

Total	$2,596	$10,429	(75)%

Income (loss) from operations:
Core Markets	$219,777	$128,673	71%
Expansion Markets	(24,370)	—	**
Other	226,770	(915)	**

Total	$422,177	$127,758	230%

**	Not meaningful. The Expansion Markets reportable segment had no operations until 2005.

(1)	Selling, general and administrative expenses include stock-based compensation expense disclosed separately.

(2)	Core and Expansion Markets Adjusted EBITDA (deficit) is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of our ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Operating Segments.”

Service Revenues.  Service revenues increased $255.7 million, or 41%, to $872.1 million for the year ended December 31, 2005 from $616.4 million for the year ended December 31, 2004. The increase is due to increases in Core Markets and Expansion Markets service revenues as follows:

•	Core Markets. Core Markets service revenues increased $252.3 million, or 41%, to $868.7 million for the year ended December 31, 2005 from $616.4 million for the year ended December 31, 2004. The increase in service revenues is primarily attributable to net additions of approximately 473,000 customers accounting for $231.8 million of the Core Markets increase, coupled with the migration of existing customers to higher priced rate plans accounting for $20.5 million of the Core Markets increase.

The increase in customers migrating to higher priced rate plans is primarily the result of our emphasis on offering additional services under our $45 rate plan which includes unlimited nationwide long distance and various unlimited data features. In addition, this migration is expected to continue as our higher priced rate plans become more attractive to our existing customer base.

•	Expansion Markets. Expansion Markets service revenues were $3.4 million for the year ended December 31, 2005. These revenues are attributable to the launch of the Tampa/Sarasota metropolitan area in October 2005. Net additions in the Tampa/Sarasota metropolitan area totaled approximately 53,000 customers.

Equipment Revenues.  Equipment revenues increased $34.5 million, or 26%, to $166.3 million for the year ended December 31, 2005 from $131.8 million for the year ended December 31, 2004. The increase is due to increases in Core Markets and Expansion Markets equipment revenues as follows:

•	Core Markets. Core Markets equipment revenues increased $31.9 million, or 24%, to $163.7 million for the year ended December 31, 2005 from $131.8 million for the year ended December 31, 2004. The increase in revenues was primarily attributable to an increase in sales to new customers of $32.6 million, a 60% increase over 2004. During the year ended December 31, 2005, Core Markets gross customer additions increased 30% to approximately 1,478,500 customers compared to 2004.

•	Expansion Markets. Expansion Markets equipment revenues were $2.6 million for the year ended December 31, 2005. These revenues are attributable to approximately 53,600 gross customer additions due to the launch of the Tampa/Sarasota metropolitan area in October 2005.

Cost of Service.  Cost of service increased $82.4 million, or 41%, to $283.2 million for the year ended December 31, 2005 from $200.8 million for the year ended December 31, 2004. The increase is due to increases in Core Markets and Expansion Markets cost of service as follows:

•	Core Markets. Core Markets cost of service increased $70.6 million, or 35%, to $271.4 million for the year ended December 31, 2005 from $200.8 million for the year ended December 31, 2004. The increase was primarily attributable to a $12.9 million increase in intercarrier compensation, a $12.3 million increase in long distance costs, a $9.5 million increase in cell site and switch facility lease expense, a $5.6 million increase in customer service expense, a $3.9 million increase in billing expenses and $2.6 million increase in employee costs, which were a result of the 34% growth in our customer base and the addition of 315 cell sites to our existing network infrastructure.

•	Expansion Markets. Expansion Markets cost of service was $11.8 million for the year ended December 31, 2005. These expenses are attributable to the launch of the Tampa/Sarasota metropolitan area in October 2005, which contributed net additions of approximately 53,000 customers during 2005. Cost of service included employee costs of $4.1 million, cell site and switch facility lease expense of 3.4 million, repair and maintenance expense of $1.6 million and intercarrier compensation of $1.0 million.

Cost of Equipment.  Cost of equipment increased $78.1 million, or 35%, to $300.9 million for the year ended December 31, 2005 from $222.8 million for the year ended December 31, 2004. The increase is due to increases in Core Markets and Expansion Markets cost of equipment as follows:

•	Core Markets. Core Markets cost of equipment increased $70.9 million, or 32%, to $293.7 million for the year ended December 31, 2005 from $222.8 million for the year ended December 31, 2004. The increase in cost of equipment is due to the 30% increase in gross customer additions during 2005 compared to the year ended December 31, 2004.

•	Expansion Markets. Expansion Markets cost of equipment was $7.2 million for the year ended December 31, 2005. This cost is attributable to the launch of the Tampa/Sarasota metropolitan area in October 2005, which resulted in approximately 53,600 activations during 2005.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses increased $31.0 million, or 24%, to $162.5 million for the year ended December 31, 2005 from $131.5 million for the year ended December 31, 2004. The increase is due to increases in Core Markets and Expansion Markets selling, general and administrative expenses as follows:

•	Core Markets. Core Markets selling, general and administrative expenses increased $21.8 million, or 17%, to $153.3 million for the year ended December 31, 2005 from $131.5 million for the year ended December 31, 2004. Selling expenses increased by $6.3 million, or 12% for the year ended December 31, 2005 compared to 2004. General and administrative expenses increased by $15.5 million, or 20%, during 2005 compared to 2004. The significant increase in general and administrative expenses was primarily driven by increases in accounting and auditing fees of $4.9 million and increases in professional service fees of $3.6 million due to substantial legal and accounting expenses associated with an internal investigation related to material weaknesses in our internal control over financial reporting as well as financial statement audits related to our restatement efforts. We also experienced a $6.6 million increase in labor costs associated with new employee additions necessary to support the growth in our business. These increases were offset by a $7.8 million decrease in stock-based compensation expense.

•	Expansion Markets. Expansion Markets selling, general and administrative expenses were $9.2 million for the year ended December 31, 2005. Selling expenses were $3.5 million and general and administrative expenses were $5.7 million for 2005. These expenses are comprised of marketing and advertising expenses as well as labor, rent, professional fees and various administrative expenses associated with the launch of the Tampa/Sarasota metropolitan area in October 2005 and build out of the Dallas/Ft. Worth and Detroit metropolitan areas.

Depreciation and Amortization.  Depreciation and amortization expense increased $25.7 million, or 41%, to $87.9 million for the year ended December 31, 2005 from $62.2 million for the year ended December 31, 2004. The increase is primarily due to increases in Core Markets and Expansion Markets depreciation expense as follows:

•	Core Markets. Core Markets depreciation and amortization expense increased $23.1 million, or 38%, to $84.4 million for the year ended December 31, 2005 from $61.3 million for the year ended December 31, 2004. The increase related primarily to an increase in network infrastructure assets placed into service during 2005, compared to the year ended December 31, 2004. We added 315 cell sites in our Core Markets during the year ended December 31, 2005 to increase the capacity of our existing network and expand our footprint.

•	Expansion Markets. Expansion Markets depreciation and amortization expense was $2.0 million for the year ended December 31, 2005. This expense is attributable to network infrastructure assets placed into service as a result of the launch of the Tampa/Sarasota metropolitan area.

Consolidated Data	2005	2004	Change
	(In thousands)

Loss (gain) on disposal of assets	$(218,203)	$3,209	**
(Gain) loss on extinguishment of debt	46,448	(698)	**
Interest expense	58,033	19,030	205%
Provision for income taxes	127,425	47,000	171%
Net income	198,677	64,890	206%

**	Not meaningful

Loss (Gain) on Disposal of Assets.  In May 2005, we completed the sale of a 10 MHz portion of our 30 MHz PCS license in the San Francisco-Oakland-San Jose basic trading area for cash consideration of $230.0 million. The sale of PCS spectrum resulted in a gain on disposal of asset in the amount of $228.2 million.

(Gain) Loss on Extinguishment of Debt.  In May 2005, we repaid all of the outstanding debt under our FCC notes, 10 3/4% senior notes and bridge credit agreement. As a result, we recorded a $1.9 million loss on the extinguishment of the FCC notes; a $34.0 million loss on extinguishment of the 10 3/4% senior notes; and a $10.4 million loss on the extinguishment of the bridge credit agreement.

Interest Expense.  Interest expense increased $39.0 million, or 205%, to $58.0 million for the year ended December 31, 2005 from $19.0 million for the year ended December 31, 2004. The increase was primarily attributable to $40.9 million in interest expense related to our Credit Agreements that were executed on May 31, 2005 as well as the amortization of the deferred debt issuance costs in the amount of $3.6 million associated with the Credit Agreements. On May 31, 2005, we paid all of our outstanding obligations under our FCC notes and 10 3/4% senior notes, which generally had lower interest rates than our Credit Agreements.

Provision for Income Taxes.  Income tax expense for year ended December 31, 2005 increased to $127.4 million, which is approximately 39% of our income before provision for income taxes. For the year ended December 31, 2004 the provision for income taxes was $47.0 million, or approximately 42% of income before provision for income taxes. The increase in our income tax expense in 2005 was attributable to our increased operating profits. The decrease in the effective tax rate from 2004 to 2005 relates primarily to the increase in book income which lowers the effective rate of tax items included in the calculation.

Net Income.  Net income increased $133.8 million, or 206%, for the year ended December 31, 2005 compared to the year ended December 31, 2004. The significant increase in net income is primarily attributable to our nonrecurring sale of a 10 MHz portion of our 30 MHz PCS license in the San Francisco-Oakland-San Jose basic trading area in May 2005 for cash consideration of $230.0 million. The sale of PCS spectrum resulted in a gain on disposal of asset in the amount of $139.2 million, net of income taxes. In addition, growth in average customers of approximately 37% during 2005 also contributed to the increase in net income for the year ended December 31, 2005. These increases were partially offset by a $46.5 million loss on extinguishment of debt.

Performance Measures

In managing our business and assessing our financial performance, we supplement the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the wireless industry. These metrics include average revenue per user per month, or ARPU, which measures service revenue per customer; cost per gross customer addition, or CPGA, which measures the average cost of acquiring a new customer; cost per user per month, or CPU, which measures the non-selling cash cost of operating our business on a per customer basis; and churn, which measures turnover in our customer base. For a reconciliation of Non-GAAP performance measures and a further discussion of the measures, please read “— Reconciliation of Non-GAAP Financial Measures” below.

The following table shows metric information for the years ended December 31, 2004, 2005 and 2006 and the six months ended June 30, 2006 and 2007:

				Six Months Ended
	Year Ended December 31,			June 30,
	2004	2005	2006	2006	2007

Customers:
End of period	1,398,732	1,924,621	2,940,986	2,418,909	3,549,916
Net additions	421,833	525,889	1,016,365	494,288	608,930
Churn:
Average monthly rate	4.9%	5.1%	4.6%	4.5%	4.4%
ARPU	$41.13	$42.40	$42.98	$42.98	$43.46
CPGA	$103.78	$102.70	$117.58	$114.56	$115.87
CPU	$18.95	$19.57	$19.65	$19.93	$18.28

Customers.  Net customer additions were 608,930 for the six months ended June 30, 2007, compared to 494,288 for the six months ended June 30, 2006, an increase of 23%. Total customers were 3,549,916 as of June 30, 2007, an increase of 47% over the customer total as of June 30, 2006 and 21% over the customer total as of December 31, 2006. The increase in total customers is primarily attributable to the continued demand for our service offerings and the launch of our services in the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota metropolitan area to include the Orlando metropolitan area in November 2006. Net customer additions were 1,016,365 for the year ended December 31, 2006, compared to 525,889 for the year ended December 31, 2005, an increase of 93%. Total customers were 2,940,986 as of December 31, 2006, an increase of 53% over the customer total as of December 31, 2005. Total customers as of December 31, 2005 were approximately 1.9 million, an increase of 38% over the total customers as of December 31, 2004. These increases are primarily attributable to the continued demand for our service offering.

Churn.  As we do not require a long-term service contract, our churn percentage is expected to be higher than traditional wireless carriers that require customers to sign a one- to two-year contract with significant early termination fees. Average monthly churn represents (a) the number of customers who have been disconnected from our system during the measurement period less the number of customers who have reactivated service, divided by (b) the sum of the average monthly number of customers during such period. We classify delinquent customers as churn after they have been delinquent for 30 days. In addition, when an existing customer establishes a new account in connection with the purchase of an upgraded or replacement phone and does not identify themselves as an existing customer, we count that phone leaving service as a churn and the new phone entering service as a gross customer addition. Churn for the six months ended June 30, 2007 was 4.4% compared to 4.5% for the six months ended June 30, 2006. Churn for the year ended December 31, 2006 was 4.6% compared to 5.1% for the year ended December 31, 2005. Based upon a change in the allowable return period from 7 days to 30 days, we revised our definition of gross customer additions to exclude customers that discontinue service in the first 30 days of service. This revision reduces deactivations and gross customer additions commencing March 23, 2006, and reduces churn. Churn computed under the original 7 day allowable return period would have been 5.1% for the year ended December 31, 2006. Our average monthly rate of customer turnover, or churn, was 5.1% and 4.9% for the years ended December 31, 2005 and 2004, respectively. Average monthly churn rates for selected traditional wireless carriers ranges from 1.0% to 2.6% for post-pay customers and over 6.0% for pre-pay customers based on public filings or press releases.

Average Revenue Per User.  ARPU represents (a) service revenues less activation revenues, E-911, FUSF, and vendor’s compensation charges for the measurement period, divided by (b) the sum of the average monthly number of customers during such period. ARPU was $43.46 and $42.98 for the six months ended June 30, 2007 and 2006, respectively, an increase of $0.48, or 1%. ARPU was $42.98 and $42.40 for the years ended December 31, 2006 and 2005, respectively, an increase of $0.58, or 1.4%. ARPU increased $1.27, or approximately 3.1%, during 2005 from $41.13 for the year ended December 31, 2004. The increase in ARPU was primarily the result of attracting customers to higher priced service plans. At June 30, 2007, over 85% of our customers were on the $40 or higher rate plan.

Cost Per Gross Addition.  CPGA is determined by dividing (a) selling expenses plus the total cost of equipment associated with transactions with new customers less activation revenues and equipment revenues associated with transactions with new customers during the measurement period by (b) gross customer additions during such period. Retail customer service expenses and equipment margin on handsets sold to existing customers when they are identified, including handset upgrade transactions, are excluded, as these costs are incurred specifically for existing customers. CPGA costs have increased to $115.87 for the six months ended June 30, 2007 from $114.56 for the six months ended June 30, 2006, which was primarily driven by the selling expenses associated with the customer growth in our Expansion Markets. CPGA costs have increased to $117.58 for the year ended December 31, 2006 from $102.70 for the year ended December 31, 2005, which was primarily driven by the selling expenses associated with the launch of the Dallas/Ft. Worth metropolitan area, the Detroit metropolitan area and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area. In addition, on January 23, 2006, we revised the terms of our return policy from 7 days to 30 days, and as a result we revised our definition of gross customer additions to exclude customers that discontinue service in the first 30 days of service. This revision, commencing March 23, 2006, reduces deactivations and gross customer additions and increases CPGA. CPGA decreased $1.08, or 1.0%, in 2005 from $103.78 for the year ended December 31, 2004. The decrease in CPGA was the result of the higher rate of growth in customer activations and the relatively fixed nature of the expenses associated with those activations.

Cost Per User.  CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on handset equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)), divided by sum of the average monthly number of customers during such period. CPU for the six months ended June 30, 2007 and 2006 was $18.28 and $19.93, respectively. We continue to achieve cost benefits due to the increasing scale of our business, which contributed to the decrease in CPU for the six months ended June 30, 2007. However, these benefits have been partially offset by construction and operating expenses associated with our Expansion Markets, which contributed approximately $3.01 of additional CPU for the six months ended June 30, 2007. CPU for the years ended December 31, 2006 and 2005 was $19.65 and $19.57, respectively. CPU for the year ended December 31, 2004 was $18.95. We continued to achieve cost benefits due to the increasing scale of our business in 2006. However, these benefits have been offset by a combination of the construction and launch expenses associated with our Expansion Markets, which contributed approximately $3.42 of additional CPU for the year ended December 31, 2006. In addition, CPU has increased historically due to costs associated with higher ARPU service plans such as those related to unlimited nationwide long distance. During the years ended December 31, 2004 and 2005, CPU was impacted by substantial legal and accounting expenses in the amount of approximately $1.5 million and $5.9 million, respectively, associated with an internal investigation related to material weaknesses in our internal control over financial reporting as well as financial statement audits related to our restatement efforts.

Core Markets Performance Measures

Set forth below is a summary of certain key performance measures for the periods indicated for our Core Markets:

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(Dollars in thousands)

Core Markets Customers:
End of period	1,398,732	1,871,665	2,300,958	2,119,168	2,542,290
Net additions	421,833	472,933	429,293	247,503	241,332
Core Markets Adjusted EBITDA	$203,597	$316,555	$492,773	$236,302	$318,191
Core Markets Adjusted EBITDA as a Percent of Service Revenues	33.0%	36.4%	43.3%	43.3%	45.9%

We launched our service initially in 2002 in the greater Miami, Atlanta, Sacramento and San Francisco metropolitan areas. Our Core Markets have a licensed population of approximately 26 million, of which our networks currently cover approximately 23 million. In addition, we had positive adjusted earnings before interest, taxes, depreciation and amortization, gain/loss on disposal of assets, accretion of put option in majority-owned subsidiary, gain/loss on extinguishment of debt, cumulative effect of change in accounting principle and non-cash stock-based compensation, or Adjusted EBITDA, in our Core Markets after only four full quarters of operations.

Customers.  Net customer additions in our Core Markets were 241,332 for the six months ended June 30, 2007, compared to 247,503 for the six months ended June 30, 2006. Total customers were 2,542,290 as of June 30, 2007, an increase of 20% over the customer total as of June 30, 2006 and 10% over the customer total as of December 31, 2006. Net customer additions in our Core Markets were 429,293 for the year ended December 31, 2006, compared to 472,933 for the year ended December 31, 2005. Total customers were 2,300,958 as of December 31, 2006, an increase of 23% over the customer total as of December 31, 2005. Net customer additions in our Core Markets were 472,933 for the year ended December 31, 2005, bringing our total customers to approximately 1.9 million as of December 31, 2005, an increase of 34% over the total customers as of December 31, 2004. These increases are primarily attributable to the continued demand for our service offering.

Adjusted EBITDA.  Adjusted EBITDA is presented in accordance with SFAS No. 131 as it is the primary performance metric for which our reportable segments are evaluated and it is utilized by management to facilitate evaluation of our ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth. For the six months ended June 30, 2007, Core Markets Adjusted EBITDA was $318.2 million compared to $236.3 million for the same period in 2006. For the year ended December 31, 2006, Core Markets Adjusted EBITDA was $492.8 million compared to $316.6 million for the year ended December 31, 2005. For the year ended December 31, 2004, Core Markets Adjusted EBITDA was $203.6 million. We continue to experience increases in Core Markets Adjusted EBITDA as a result of continued customer growth and cost benefits due to the increasing scale of our business in the Core Markets.

Adjusted EBITDA as a Percent of Service Revenues.  Adjusted EBITDA as a percent of service revenues is calculated by dividing Adjusted EBITDA by total service revenues. Core Markets Adjusted EBITDA as a percent of service revenues for the six months ended June 30, 2007 and 2006 were 45.9% and 43.3%, respectively. Core Markets Adjusted EBITDA as a percent of service revenues for the year ended December 31, 2006 and 2005 was 43% and 36%, respectively. Core Markets Adjusted EBITDA as a percent of service revenues for the year ended December 31, 2004 was 33%. Consistent with the increase in Core Markets Adjusted EBITDA, we continue to experience corresponding increases in Core Markets Adjusted EBITDA as a percent of service revenues due to the growth in service revenues as well as cost benefits due to the increasing scale of our business in the Core Markets.

Expansion Markets Performance Measures

Set forth below is a summary of certain key performance measures for the periods indicated for our Expansion Markets:

				Six Months Ended
	Year Ended December 31,			June 30,
	2004	2005	2006	2006	2007
	(Dollars in thousands)

Expansion Markets Customers:
End of period	—	52,956	640,028	299,741	1,007,626
Net additions	—	52,956	587,072	246,785	367,598
Expansion Markets Adjusted EBITDA (Deficit)	—	$(22,090)	$(97,214)	$(59,282)	$11,572
Expansion Markets Adjusted EBITDA as a Percent of Service Revenues	NM	NM	NM	NM	5.1%

Customers.  Net customer additions in our Expansion Markets were 367,598 for the six months ended June 30, 2007, compared to 246,785 for the six months ended June 30, 2006. Total customers were 1,007,626 as of June 30, 2007, an increase of 236% over the customer total as of June 30, 2006 and a 57% over the customer total as of December 31, 2006. Net customer additions in our Expansion Markets were 587,072 for the year ended December 31, 2006. Total customers were 640,028 as of December 31, 2006 compared to 52,956 for the year ended December 31, 2005. The increase in customers was primarily attributable to the launch of the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006. Net customer additions in our Expansion Markets were 52,956 for the year ended December 31, 2005, which was attributable to the launch of the Tampa/Sarasota metropolitan area in October 2005.

Adjusted EBITDA (Deficit).  Adjusted EBITDA is presented in accordance with SFAS No. 131 as it is the primary performance metric for which our reportable segments are evaluated and it is utilized by management to facilitate evaluation of our ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth. For the six months ended June 30, 2007, Expansion Markets Adjusted EBITDA was $11.6 million compared to an Adjusted EBITDA (deficit) of $59.3 million for the same period in 2006. The increase in Adjusted EBITDA for the six months ended June 30, 2007, when compared to the same period in the previous year, was attributable to the growth in service revenues in the Dallas/Ft. Worth, Detroit and Tampa/Sarasota/Orlando metropolitan areas as well as the achievement of cost benefits due to the increasing scale of our business in these metropolitan areas. For the year ended December 31, 2006, Expansion Markets Adjusted EBITDA deficit was $97.2 million compared to $22.1 million for the year ended December 31, 2005. The increases in Adjusted EBITDA deficit, when compared to the same periods in the previous year, were attributable to the launch of the Tampa/Sarasota metropolitan area in October 2005, the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the expansion of the Tampa/Sarasota area to include the Orlando metropolitan area in November 2006 as well as expenses associated with the construction of the Los Angeles metropolitan area.

Adjusted EBITDA as a Percent of Service Revenues.  Adjusted EBITDA as a percent of service revenues is calculated by dividing Adjusted EBITDA by total service revenues. Expansion Markets Adjusted EBITDA as a percent of service revenues for the six months ended June 30, 2007 was 5.1%. Consistent with the increase in Expansion Markets Adjusted EBITDA, we continue to experience corresponding increases in Expansion Markets Adjusted EBITDA as a percent of service revenues due to the growth in service revenues as well as cost benefits due to the increasing scale of our business in these metropolitan areas.

Reconciliation of Non-GAAP Financial Measures

We utilize certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

ARPU, CPGA, and CPU are non-GAAP financial measures utilized by our management to judge our ability to meet our liquidity requirements and to evaluate our operating performance. We believe these measures are important in understanding the performance of our operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, we believe that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

ARPU — We utilize ARPU to evaluate our per-customer service revenue realization and to assist in forecasting our future service revenues. ARPU is calculated exclusive of activation revenues, as these amounts are a component of our costs of acquiring new customers and are included in our calculation of CPGA. ARPU is also calculated exclusive of E-911, FUSF and vendor’s compensation charges, as these are generally pass through charges that we collect from our customers and remit to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table shows the calculation of ARPU for the periods indicated.

				Six Months Ended
	Year Ended December 31,			June 30,
	2004	2005	2006	2006	2007
	(In thousands, except average number of customers and ARPU)

Calculation of Average Revenue Per User (ARPU):
Service revenues	$616,401	$872,100	$1,290,947	$583,260	$918,857
Less:
Activation revenues	(7,874)	(6,808)	(8,297)	(3,903)	(5,142)
E-911, FUSF and vendor’s compensation charges	(12,522)	(26,221)	(45,640)	(19,710)	(45,992)

Net service revenues	$596,005	$839,071	$1,237,010	$559,647	$867,723

Divided by:
Average number of customers	1,207,521	1,649,208	2,398,682	2,170,180	3,328,032

ARPU	$41.13	$42.40	$42.98	$42.98	$43.46

CPGA — We utilize CPGA to assess the efficiency of our distribution strategy, validate the initial capital invested in our customers and determine the number of months to recover our customer acquisition costs. This measure also allows us to compare our average acquisition costs per new customer to those of other wireless broadband PCS providers. Activation revenues and equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce our acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of

CPGA to selling expenses, which we consider to be the most directly comparable GAAP financial measure to CPGA.

				Six Months
	Year Ended December 31,			Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands, except gross customer additions and CPGA)

Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$52,605	$62,396	$104,620	$46,734	$63,471
Less:
Activation revenues	(7,874)	(6,808)	(8,297)	(3,903)	(5,142)
Less:
Equipment revenues	(131,849)	(166,328)	(255,916)	(114,395)	(169,005)
Add:
Equipment revenue not associated with new customers	54,323	77,010	114,392	51,768	75,902
Add:
Cost of equipment	222,766	300,871	476,877	212,916	306,747
Less:
Equipment costs not associated with new customers	(72,200)	(109,803)	(155,930)	(70,033)	(98,964)

Gross addition expenses	$117,771	$157,338	$275,746	$123,087	$173,009

Divided by:
Gross customer additions	1,134,762	1,532,071	2,345,135	1,074,462	1,493,132

CPGA	$103.78	$102.70	$117.58	$114.56	$115.87

CPU — CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)) exclusive of E-911, FUSF and vendor’s compensation charges, divided by the sum of the average monthly number of customers during such period. CPU does not include any depreciation and amortization expense. Management uses CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. We believe investors use CPU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless providers. Other wireless carriers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands, except average number of customers and CPU)

Calculation of Cost Per User (CPU):
Cost of service	$200,806	$283,212	$445,281	$199,987	$307,562
Add:
General and administrative expense	78,905	100,080	138,998	64,967	92,183
Add:
Net loss on equipment transactions unrelated to initial customer acquisition	17,877	32,791	41,538	18,265	23,062
Less:
Stock-based compensation expense included in cost of service and general and administrative expense	(10,429)	(2,596)	(14,472)	(3,969)	(11,864)
Less:
E-911, FUSF and vendor’s compensation revenues	(12,522)	(26,221)	(45,640)	(19,710)	(45,992)

Total costs used in the calculation of CPU	$274,637	$387,266	$565,705	$259,540	$364,951

Divided by:
Average number of customers	1,207,521	1,649,208	2,398,682	2,170,180	3,328,032

CPU	$18.95	$19.57	$19.65	$19.93	$18.28

Liquidity and Capital Resources

Our principal sources of liquidity are our existing cash, cash equivalents and short-term investments, cash generated from operations. At June 30, 2007, we had a total of approximately $1.8 billion in cash, cash equivalents and short-term investments. On April 24, 2007, MetroPCS Communications consummated an initial public offering of its common stock. MetroPCS Communications sold 37,500,000 shares of common stock at a price per share of $23.00 (less underwriting discounts and commissions), which resulted in net proceeds to MetroPCS Communications of approximately $820 million. In addition, selling stockholders sold an aggregate of 20,000,000 shares of common stock, including 7,500,000 shares sold pursuant to the exercise by the underwriters of their over-allotment option. MetroPCS Communications did not receive any proceeds from the sale of shares of common stock by the selling stockholders; however, MetroPCS Communications did receive proceeds of approximately $3.8 million from the exercise of options to acquire common stock which was sold in the initial public offering. Concurrent with the initial public offering by MetroPCS Communications, all outstanding shares of preferred stock of MetroPCS Communications, including accrued but unpaid dividends as of April 23, 2007, were converted into 150,962,644 shares of common stock. We intend to use the net proceeds from the initial public offering primarily to build out our network and launch our services in certain of our recently acquired Auction 66 Markets as well as for general corporate purposes. On June 6, 2007, MetroPCS Wireless, Inc. consummated the sale of the additional notes in the aggregate principal amount of $400 million. The proceeds from the sale of the additional notes were approximately $421.0 million, which we intend to use for general purposes, including financing our participation in and acquisition of licenses in the upcoming 700 MHz auction.

We can and have historically invested our substantial cash balances in, among other things, securities issued and fully guaranteed by the United States or any state, highly rated commercial paper and auction rate securities, money market funds meeting certain criteria, and demand deposits. These investments are subject to credit, liquidity, market and interest rate risk. For example, we have made permitted investments of approximately $134 million in certain “AAA” rated auction rate securities that are collateralized debt obligations with a portion of the underlying collateral being mortgage securities or related to mortgage securities. As a result of the lack of liquidity in this market, these securities failed to attract a buyer at the last scheduled auction for these securities. As a result, we expect to recognize a loss on a portion of this investment for the period ended September 30, 2007. None of these asset backed securities have been subject to downgrades by the rating agencies. Management believes that future impairment charges, if any, will not have a material effect on the Company’s liquidity.

Our strategy has been to offer our services in major metropolitan areas and their surrounding areas, which we refer to as clusters. We are seeking opportunities to enhance our current market clusters and to provide service in new geographic areas. From time to time, we may purchase spectrum and related assets from third parties or the FCC. We participated as a bidder in FCC Auction 66 and in November 2006 we were granted eight licenses for a total aggregate purchase price of approximately $1.4 billion.

As a result of the acquisition of the spectrum licenses from Auction 66 and the opportunities that these licenses provide for us to expand our operations into major metropolitan markets, we will require significant additional capital in the future to finance the construction and initial operating costs associated with such licenses, including clearing costs associated with non-governmental incumbent licenses which we currently estimate to be between approximately $40 million and $60 million. We generally do not intend to commence the construction of any individual license area until we have sufficient funds available to provide for the related construction and operating costs associated with such license area. We currently plan to focus on building out approximately 40 million of the total population in our Auction 66 Markets with a primary focus on the New York, Philadelphia, Boston and Las Vegas metropolitan areas. Of the approximate 40 million total population, we are targeting launch of operations with an initial covered population of approximately 30 to 32 million by late 2008 or early 2009. Our initial launch dates will vary in our Auction 66 Markets and our launch dates in the larger metropolitan areas may be accomplished in phases. Total estimated expenditures, including capital expenditures, to become free cash flow positive, defined as Adjusted EBITDA less capital expenditures, is $875 million to $1.0 billion based on an estimated initial covered population of approximately 30 to 32 million. We are currently finalizing our preliminary network designs in our Auction 66 Markets, which most likely may entail a more extensive use of DAS systems and potentially greater cell site density than we have deployed in the past. This, along with other factors, could result in an increase in the total capital expenditures per covered population to initially launch operations, however, we would not expect the estimate of total cash expenditures to reach free cash flow positive to be materially impacted. We believe that our existing cash, cash equivalents and short-term investments and our anticipated cash flows from operations will be sufficient to fully fund this planned expansion.

The construction of our network and the marketing and distribution of our wireless communications products and services have required, and will continue to require, substantial capital investment. Capital outlays have included license acquisition costs, capital expenditures for construction of our network infrastructure, costs associated with clearing and relocating non-governmental incumbent licenses, funding of operating cash flow losses incurred as we launch services in new metropolitan areas and other working capital costs, debt service and financing fees and expenses. Our capital expenditures for the first six months of 2007 were approximately $347.1 million. Our capital expenditures for 2006 were approximately $550.7 million and aggregate capital expenditures for 2005 were approximately $266.5 million. These expenditures were primarily associated with the construction of the network infrastructure in our Expansion Markets and our efforts to increase the service area and capacity of our existing Core Markets network through the addition of cell sites and switches. We believe the increased service area and capacity in existing markets will improve our service offering, helping us to attract additional customers and increase revenues. In addition, we believe our new Expansion Markets have attractive demographics which will result in increased revenues.

As of June 30, 2007, we owed an aggregate of approximately $3.0 billion under our senior secured credit facility, the initial senior notes and the additional notes. On February 20, 2007, MetroPCS Wireless, Inc. entered into an amendment to the senior secured credit facility. Under the amendment, the margin used to determine the senior secured credit facility interest rate was reduced to 2.25% from 2.50%. On June 6, 2007, MetroPCS Wireless, Inc. completed the sale of the additional notes at a price equal to 105.875% of the principal amount of such additional notes. MetroPCS Wireless, Inc. intends to use the approximately $421.0 million in net proceeds from the additional notes for general corporate purposes, which could include financing participation in and acquisition of additional spectrum in the FCC’s upcoming 700 MHz auction.

Our senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS Communications minus interest and other income and non-cash items increasing consolidated net income.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. We present this discussion of Adjusted EBITDA because covenants in our senior secured credit facility contain ratios based on this measure. If our Adjusted EBITDA were to decline below certain levels, covenants in our senior secured credit facility that are based on Adjusted EBITDA, including our maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our senior secured credit facility. Our maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under our senior secured credit facility use the senior secured leverage ratio to measure our ability to meet our obligations on our senior secured debt by comparing the total amount of such debt to our Adjusted EBITDA, which our lenders use to estimate our cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by our senior secured credit facility. For the twelve months ended June 30, 2007, our senior secured leverage ratio was 2.54 to 1.0, which means for every $1.00 of Adjusted EBITDA we had $2.54 of senior secured indebtedness. In addition, consolidated Adjusted EBITDA is also utilized, among other measures, to determine management’s compensation levels. Adjusted EBITDA is not a measure calculated in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful than cash flows from operating activities, as determined in accordance with GAAP.

The following table shows the calculation of our consolidated Adjusted EBITDA, as defined in our senior secured credit facility, for the years ended December 31, 2004, 2005 and 2006 and for the six months ended June 30, 2006 and 2007.

	Year Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands)

Calculation of Consolidated Adjusted EBITDA:
Net income	$64,890	$198,677	$53,806	$41,359	$94,446
Adjustments:
Depreciation and amortization	62,201	87,895	135,028	59,576	80,504
Loss (gain) on disposal of assets	3,209	(218,203)	8,806	12,377	2,657
Stock-based compensation expense(1)	10,429	2,596	14,472	3,969	11,864
Interest expense	19,030	58,033	115,985	42,597	98,144
Accretion of put option in majority-owned subsidiary(1)	8	252	770	360	492
Interest and other income	(2,472)	(8,658)	(21,543)	(10,719)	(21,651)
(Gain) loss on extinguishment of debt	(698)	46,448	51,518	(244)	—
Provision for income taxes	47,000	127,425	36,717	27,745	63,307

Consolidated Adjusted EBITDA	$203,597	$294,465	$395,559	$177,020	$329,763

(1)	Represents a non-cash expense, as defined by our senior secured credit facility.

In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in our senior secured credit facility, to cash flows from operating activities for the years ended December 31, 2004, 2005 and 2006 and for six months ended June 30, 2006 and 2007.

				Six Months
	Year Ended December 31,			Ended June 30,
	2004	2005	2006	2006	2007
	(In thousands)

Reconciliation of Net Cash Provided by Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$150,379	$283,216	$364,761	$199,068	$267,309
Adjustments:
Interest expense	19,030	58,033	115,985	42,597	98,144
Non-cash interest expense	(2,889)	(4,285)	(6,964)	(776)	(2,048)
Interest and other income	(2,472)	(8,658)	(21,543)	(10,719)	(21,651)
Provision for uncollectible accounts receivable	(125)	(129)	(31)	(111)	(23)
Deferred rent expense	(3,466)	(4,407)	(7,464)	(3,376)	(4,265)
Cost of abandoned cell sites	(1,021)	(725)	(3,783)	(638)	(3,832)
Accretion of asset retirement obligation	(253)	(423)	(769)	(298)	(572)
Loss (gain) on sale of investments	(576)	190	2,385	1,268	2,241
Provision for income taxes	47,000	127,425	36,717	27,745	63,307
Deferred income taxes	(44,441)	(125,055)	(32,341)	(26,496)	(62,158)
Changes in working capital	42,431	(30,717)	(51,394)	(51,244)	(6,689)

Consolidated Adjusted EBITDA	$203,597	$294,465	$395,559	$177,020	$329,763

Operating Activities

Cash provided by operating activities was $267.3 million during the six months ended June 30, 2007 compared to $199.1 million during the six months ended June 30, 2006. The increase was primarily attributable to a 128% increase in net income during the six months ended June 30, 2007 compared to the six months ended June 30, 2006.

Cash provided by operating activities was $364.8 million during the year ended December 31, 2006 compared to $283.2 million for the year ended December 31, 2005. The increase was primarily attributable to the timing of payments on accounts payable and accrued expenses for the year ended December 31, 2006 as well as an increase in deferred revenues due to an approximately 53% increase in customers during the year ended December 31, 2006 compared to the year ended December 31, 2005.

Cash provided by operating activities was $283.2 million during the year ended December 31, 2005 compared to cash provided by operating activities of $150.4 million during the year ended December 31, 2004. The increase was primarily attributable to a significant increase in net income, including a $228.2 million gain on the sale of a 10 MHz portion of our 30MHz PCS license for the San Francisco — Oakland — San Jose basic trading area, and the timing of payments on accounts payable and accrued expenses in the year ended December 31, 2005, partially offset by interest payments on the Credit Agreements that were executed in May 2005.

Investing Activities

Cash used in investing activities was $1.5 billion during the six months ended June 30, 2007 compared to $203.1 million during the six months ended June 30, 2006. The increase was due primarily to a $1.2 billion increase in net purchases of investments and a $39.8 million increase in purchases of property and equipment which was primarily related to the construction of the Expansion Markets.

Cash used in investing activities was $1.9 billion during the year ended December 31, 2006 compared to $905.2 million during the year ended December 31, 2005. The increase was due primarily to a $887.7 million increase in purchases of FCC licenses and a $284.3 million increase in purchases of property and equipment, partially offset by a $355.5 million decrease in net purchases of investments.

Cash used in investing activities was $905.2 million during the year ended December 31, 2005 compared to $190.9 million during the year ended December 31, 2004. This increase was due primarily to a $416.9 million increase in the purchase of FCC licenses, an increase in purchases of investments in the amount of $580.8 million, and a $27.5 million increase in purchases of property and equipment, partially offset by proceeds of $230.0 million from the sale of a 10 MHz portion of our 30 MHz PCS license for the San Francisco-Oakland-San Jose basic trading area.

Financing Activities

Cash provided by financing activities was $1.3 billion during the six months ended June 30, 2007 compared to $27.9 million during the six months ended June 30, 2006. This increase was due primarily to $818.2 million in net proceeds from the company’s initial public offering that was completed in April 2007 and $421.0 million in net proceeds from the additional notes that were issued in June 2007.

Cash provided by financing activities was $1.6 billion for the year ended December 31, 2006 compared to $712.2 million for the year ended December 31, 2005. The increase was due primarily to net proceeds from the senior secured credit facility and the initial senior notes.

Cash provided by financing activities during the year ended December 31, 2005 was $712.2 million, compared to cash used in financing activities of $5.4 million for the year ended December 31, 2004. The increase during 2005 is mainly attributable to proceeds from borrowings under our Credit Agreements of $902.9 million as well as net proceeds from the issuance of Series E Preferred Stock in the amount of $46.7 million. These proceeds are partially offset by various transactions including repayment of the FCC notes in the amount of $33.4 million, repayment of the 10 3/4% senior notes in the amount of $178.9 million, which included a premium of $28.9 million, and payment of debt issuance costs in the amount of $29.5 million.

First and Second Lien Credit Agreements

On November 3, 2006, we paid the lenders under the first and second lien credit agreements $931.5 million plus accrued interest of $8.6 million to extinguish the aggregate outstanding principal balance under the first and second lien credit agreements. As a result, we recorded a loss on extinguishment of debt in the amount of approximately $42.7 million.

On November 21, 2006, we terminated the interest rate cap agreement that was required by our first and second lien credit agreements. We received approximately $4.3 million upon termination of the agreement. The proceeds from the termination of the agreement approximated its carrying value.

Bridge Credit Facilities

In July 2006, MetroPCS II, Inc., or MetroPCS II, an indirect wholly-owned subsidiary of MetroPCS Communications, Inc. (which has since merged into MetroPCS Wireless, Inc.), entered into an Exchangeable Senior Secured Credit Agreement and Guaranty Agreement, dated as of July 13, 2006, or the secured bridge credit facility. The aggregate credit commitments available under the secured bridge credit facility were $1.25 billion and were fully funded.

On November 3, 2006, MetroPCS II repaid the aggregate outstanding principal balance under the secured bridge credit facility of $1.25 billion and accrued interest of $5.9 million. As a result, MetroPCS II recorded a loss on extinguishment of debt of approximately $7.0 million.

In October 2006, MetroPCS IV, Inc., an indirect wholly-owned subsidiary of MetroPCS Communications, Inc. (which has since merged into MetroPCS Wireless, Inc.), entered into an additional Exchangeable Senior Unsecured Bridge Credit Facility, or the unsecured bridge credit facility. The aggregate credit commitments available under the unsecured bridge credit facility were $250 million and were fully funded.

On November 3, 2006, MetroPCS IV, Inc. repaid the aggregate outstanding principal balance under the unsecured bridge credit facility of $250.0 million and accrued interest of $1.2 million. As a result, MetroPCS IV, Inc. recorded a loss on extinguishment of debt of approximately $2.4 million.

Senior Secured Credit Facility

MetroPCS Wireless, Inc., an indirect wholly-owned subsidiary of MetroPCS Communications, Inc., entered into the senior secured credit facility on November 3, 2006. The senior secured credit facility consists of a $1.6 billion term loan facility and a $100 million revolving credit facility. The term loan facility is repayable in quarterly installments in annual aggregate amounts equal to 1% of the initial aggregate principal amount of $1.6 billion. The term loan facility will mature seven years following the date of its execution in November 2006. The revolving credit facility will mature five years following the date of its execution in November 2006.

The facilities under the senior secured credit agreement are guaranteed by MetroPCS Communications, Inc., MetroPCS, Inc. and each of MetroPCS Wireless, Inc.’s direct and indirect present and future wholly-owned domestic subsidiaries. The facilities are not guaranteed by Royal Street or its subsidiaries, but MetroPCS Wireless, Inc. has pledged the promissory note given by Royal Street in connection with amounts borrowed by Royal Street from MetroPCS Wireless, Inc. and we pledged the limited liability company member interests we hold in Royal Street. The senior secured credit facility contains customary events of default, including cross defaults. The obligations are also secured by the capital stock of MetroPCS Wireless, Inc. as well as substantially all of the present and future assets of MetroPCS Wireless, Inc. and each of its direct and indirect present and future wholly-owned subsidiaries (except as prohibited by law and certain permitted exceptions).

Under the senior secured credit agreement, MetroPCS Wireless, Inc. will be subject to certain limitations, including limitations on its ability to incur additional debt, make certain restricted payments, sell assets, make certain investments or acquisitions, grant liens and pay dividends. MetroPCS Wireless, Inc. is also subject to certain financial covenants, including maintaining a maximum senior secured consolidated leverage ratio and, under certain circumstances, maximum consolidated leverage and minimum fixed charge coverage ratios. There is no prohibition on our ability to make investments in or loan money to Royal Street.

Amounts outstanding under our senior secured credit facility bear interest at a LIBOR rate plus a margin as set forth in the facility and the terms of the senior secured credit facility require us to enter into interest rate hedging agreements that fix the interest rate in an amount equal to at least 50% of our outstanding indebtedness, including the notes.

On November 21, 2006, MetroPCS Wireless, Inc. entered into a three-year interest rate protection agreement to manage its interest rate risk exposure and fulfill a requirement of its senior secured credit facility. The agreement covers a notional amount of $1.0 billion and effectively converts this portion of MetroPCS Wireless, Inc.’s variable rate debt to fixed rate debt at an annual rate of 7.169%. The quarterly interest settlement periods began on February 1, 2007. The interest rate protection agreement expires on February 1, 2010.

On February 20, 2007, MetroPCS Wireless, Inc. entered into an amendment to the senior secured credit facility. Under the amendment, the margin used to determine the senior secured credit facility interest rate was reduced to 2.25% from 2.50%.

9 1/4% Senior Notes Due 2014

On November 3, 2006, MetroPCS Wireless, Inc. consummated the sale of $1.0 billion principal amount of its initial senior notes. On June 6, 2007, MetroPCS Wireless, Inc. consummated the sale of an additional $400 million principal amount of additional notes. The initial senior notes and the additional notes are referred to together as the 9 1/4% senior notes. The 9 1/4% senior notes are unsecured obligations and are guaranteed by MetroPCS Communications, Inc., MetroPCS, Inc., and all of MetroPCS Wireless, Inc.’s direct and indirect wholly-owned domestic restricted subsidiaries, but are not guaranteed by Royal Street or its subsidiaries.

Interest is payable on the initial senior notes on May 1 and November 1 of each year, beginning with May 1, 2007, with respect to the initial senior notes, and beginning on November 1, 2007 with respect to the additional notes. MetroPCS Wireless, Inc. may, at its option, redeem some or all of the 9 1/4% senior notes at any time on or after November 1, 2010 for the redemption prices set forth in the indenture governing the 9 1/4% senior notes. In addition, MetroPCS Wireless, Inc. may also redeem up to 35% of the aggregate principal amount of the 9 1/4% senior notes with the net cash proceeds of certain sales of equity securities, including the sale of common stock.

Capital Expenditures and Other Asset Acquisitions and Dispositions

Capital Expenditures.  We and Royal Street currently expect to incur approximately $650 million in capital expenditures for the year ending December 31, 2007 in our Core and Expansion Markets. In addition, we expect to incur approximately $175 million in capital expenditures for the year ending December 31, 2007 in our Auction 66 Markets.

During the six months ended June 30, 2007, we and Royal Street incurred $347.1 million in capital expenditures. These capital expenditures were primarily for the expansion and improvement of our existing network infrastructure and costs associated with the construction of the Los Angeles Expansion Market that we launched in September 2007.

During the year ended December 31, 2006, we had $550.7 million in capital expenditures. These capital expenditures were primarily for the expansion and improvement of our existing network infrastructure and costs associated with the construction of the Dallas/Ft. Worth, Detroit and Orlando Expansion Markets that we launched in 2006, as well as the Los Angeles Expansion Market.

Other Acquisitions and Dispositions.  On April 19, 2004, we acquired four PCS licenses for an aggregate purchase price of $11.5 million. The PCS licenses cover 15 MHz of spectrum in each of the basic trading areas of Modesto, Merced, Eureka, and Redding, California.

On October 29, 2004, we acquired two PCS licenses for an aggregate purchase price of $43.5 million. The PCS licenses cover 10 MHz of spectrum in each of the basic trading areas of Tampa-St. Petersburg-Clearwater, Florida, and Sarasota-Bradenton, Florida.

On November 28, 2004, we executed a license purchase agreement by which we agreed to acquire 10 MHz of PCS spectrum in the basic trading area of Detroit, Michigan and certain counties of the basic trading area of Dallas/Ft. Worth, Texas for $230.0 million pursuant to a two-step, tax-deferred, like-kind exchange transaction under Section 1031 of the Internal Revenue Code of 1986, as amended.

On December 20, 2004, we acquired a PCS license for a purchase price of $8.5 million. The PCS license covers 20 MHz of PCS spectrum in the basic trading area of Daytona Beach, Florida.

On May 11, 2005, we completed the sale of a 10 MHz portion of our 30 MHz PCS license in the San Francisco — Oakland — San Jose basic trading area for cash consideration of $230.0 million. The sale was structured as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, through which our right, title and interest in and to the divested PCS spectrum was exchanged for the PCS spectrum acquired in Dallas/Ft. Worth, Texas and Detroit, Michigan through a license purchase agreement for an aggregate purchase price of $230.0 million. The purchase of the PCS spectrum in Dallas/Ft. Worth and Detroit was accomplished in two steps with the first step of the exchange occurring on February 23, 2005 and the second step occurring on May 11, 2005 when we consummated the sale of 10 MHz of PCS spectrum for the San Francisco — Oakland — San Jose basic trading area. The sale of PCS spectrum resulted in a gain on disposal of asset in the amount of $228.2 million.

On July 7, 2005, we acquired a 10 MHz F-Block PCS license for Grayson and Fannin counties in the basic trading area of Sherman-Denison, Texas for an aggregate purchase price of $0.9 million.

On August 12, 2005, we closed on the purchase of a 10 MHz F-Block PCS license in the basic trading area of Bakersfield, California for an aggregate purchase price of $4.0 million.

On December 21, 2005, the FCC granted Royal Street 10 MHz of PCS spectrum in each of the Los Angeles, California; Orlando, Lakeland-Winter Haven, Jacksonville, Melbourne-Titusville, and Gainesville, Florida basic trading areas. Royal Street, as the high bidder in Auction 58, had paid approximately $294.0 million to the FCC for these PCS licenses.

On August 7, 2006, we acquired a 10 MHz PCS license in the basic trading area of Ocala, Florida in exchange for a 10 MHz portion of our 30 MHz PCS license in the basic trading area of Athens, Georgia. We paid $0.2 million at the closing of this agreement.

On November 29, 2006, we were granted AWS licenses as a result of FCC Auction 66, for a total aggregate purchase price of approximately $1.4 billion. These new licenses cover six of the 25 largest metropolitan areas in the United States. The east coast expansion opportunities include the entire east coast corridor from Philadelphia to Boston, including New York City, as well as the entire states of New York, Connecticut and Massachusetts. In the western United States, the new expansion opportunities include the San Diego, Portland, Seattle and Las Vegas metropolitan areas. The balance supplements or expands the geographic boundaries of our existing operations in Dallas/Ft. Worth, Detroit, Los Angeles, San Francisco and Sacramento.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Contractual Obligations and Commercial Commitments

The following table provides aggregate information about our contractual obligations as of December 31, 2006. See Note 10 to our annual consolidated financial statements included elsewhere in this prospectus.

	Payments Due by Period
		Less			More
		Than			Than
	Total	1 Year	1–3 Years	3–5 Years	5 Years
	(In thousands)

Contractual Obligations:
Long-term debt, including current portion	$2,596,000	$16,000	$32,000	$32,000	$2,516,000
Interest expense on long-term debt(1)	1,601,613	218,185	436,370	436,370	510,688
Operating leases	728,204	88,639	180,873	179,277	279,415

Total cash contractual obligations	$4,925,817	$322,824	$649,243	$647,647	$3,306,103

(1)	Interest expense on long-term debt includes future interest payments on outstanding obligations under our senior secured credit facility and 9 1/4% senior notes. The senior secured credit facility bears interest at a floating rate tied to a fixed spread to the London Inter Bank Offered Rate. The interest expense presented in this table is based on the rates at December 31, 2006 which was 7.875% for the senior secured credit facility.

Inflation

We believe that inflation has not materially affected our operations.

Effect of New Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We will be required to adopt SFAS No. 157 in the first quarter of fiscal year 2008. We have not completed our evaluation of the effect of SFAS No. 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115,” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will be required to adopt SFAS No. 159 on January 1, 2008. We have not completed our evaluation of the effect of SFAS No. 159.

Michigan Business Tax

On July 12, 2007, the Michigan Governor signed into law a new Michigan Business Tax (“MBT Act”) which restructures the state business tax by replacing the Michigan Single Business Tax with a new two-part tax on business income and modified gross receipts, collectively referred to as the “BIT/GRT tax.” Because the main provision of the BIT/GRT tax imposes a two-part tax on business income and modified gross receipts, we believe the BIT/GRT tax should be accounted for under the provisions of SFAS No. 109 regarding the recognition of deferred taxes. In accordance with SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax law should be included in tax expense attributable to continuing operations in the period that includes the enactment date. Although the effective date of the MBT Act is January 1, 2008, certain effects of the change should be reflected in the financial statements of the first interim or annual reporting period that includes July 12, 2007. We have not yet completed our evaluation of the effect of the MBT Act.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the potential loss arising from adverse changes in market prices and rates, including interest rates. We do not routinely enter into derivatives or other financial instruments for trading, speculative or hedging purposes, unless it is required by our credit agreements. We do not currently conduct business internationally, so we are generally not subject to foreign currency exchange rate risk.

As of June 30, 2007, we had approximately $1.6 billion in outstanding indebtedness under our senior secured credit facility that bears interest at floating rates based on the London Inter Bank Offered Rate, or LIBOR, plus 2.25%. The interest rate on the outstanding debt under our senior secured credit facility as of June 30, 2007 was 7.391%. On November 21, 2006, to manage our interest rate risk exposure and fulfill a requirement of our senior secured credit facility, we entered into a three-year interest rate protection agreement. This agreement covers a notional amount of $1.0 billion and effectively converts this portion of our variable rate debt to fixed rate debt at an annual rate of 7.169%. The quarterly interest settlement periods began on February 1, 2007. The interest rate swap agreement expires in 2010. If market LIBOR rates increase 100 basis points over the rates in effect at June 30, 2007, annual interest expense on the approximately $588.0 million in variable rate debt would increase approximately $5.9 million.

Change in Accountants

On June 13, 2005, PricewaterhouseCoopers LLP, or PwC, our independent auditor for 2002 and 2003, declined to stand for re-election as our independent registered public accounting firm. PwC’s tenure as our independent registered public accounting firm was to end upon completion of the financial statement audit for 2004. On January 4, 2006, PwC was dismissed by us from performing the audit for the year ended December 31, 2004. Our audit committee participated in and approved the decision to change its independent registered public accounting firm for the audit for the year ended December 31, 2004.

PwC’s reports on our consolidated financial statements as of and for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal year ended December 31, 2003 and through January 4, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years.

As defined in Item 304(a)(1)(v) of Regulation S-K of the SEC, there was a reportable event related to five material weaknesses in our internal control over financial reporting for the fiscal year ended December 31, 2004. The material weaknesses related to deficiencies in our information technology and accounting control environments, insufficient “tone at the top,” a lack of automation in the revenue reporting process and deficiencies in our accounting for income taxes. The subject matter of the material weaknesses was discussed with PwC by our management and audit committee of the board of directors. We authorized PwC to fully respond to the inquiries of our newly appointed independent auditor, Deloitte & Touche, LLP, or Deloitte.

In August 2005, Deloitte was appointed by the audit committee of MetroPCS Communications’ board of directors as its independent auditor for the audit of the fiscal year ending December 31, 2005. On January 4, 2006, Deloitte was appointed by the audit committee of MetroPCS Communications’ board of directors as its independent auditor for the audit of the fiscal year ended December 31, 2004.

BUSINESS

General

We offer wireless broadband personal communication services, or PCS, on a no long-term contract, flat rate, unlimited usage basis in selected major metropolitan markets in the United States. Since we launched our wireless service in 2002 we have been among the fastest growing wireless broadband PCS providers in the United States as measured by growth in subscribers and revenues. We reached one million customers in January 2004, 1.5 million customers in February 2005, two million customers in February 2006, 2.5 million customers in August 2006, three million customers in January 2007, and 3.5 million customers in May 2007. We currently offer our services in the greater San Francisco, Miami, Los Angeles, Tampa/Sarasota/Orlando, Atlanta, Sacramento, Dallas/Ft. Worth, and Detroit metropolitan areas, which include a total licensed population of approximately 66 million. We launched service in the Miami, Atlanta and Sacramento metropolitan areas in the first quarter of 2002; in San Francisco in September 2002; in Tampa/Sarasota in October 2005; in Dallas/Ft. Worth in March 2006; in Detroit in April 2006; and, through a wholesale arrangement with Royal Street, in Orlando and portions of northern Florida in November 2006 and in Los Angeles in September 2007. In 2005, Royal Street Communications, a company in which we own a non-controlling 85% limited liability company interest, but only elect two of the five members of the management committee, was granted licenses by the FCC for the Los Angeles basic trading area and various basic trading areas throughout northern Florida. We have a wholesale arrangement that will allow us to sell MetroPCS-branded service to the public on up to 85% of the service capacity provided by the Royal Street systems.

Our wireless services target a mass market which we believe is largely underserved by traditional wireless carriers. Our service, branded under the “MetroPCS” name, allows customers to place unlimited local calls from within our service area, and to receive unlimited calls from any area while in our local service areas, under simple and affordable flat monthly rate service plans starting at $30 per month. For an additional $5 to $20 per month, our customers may select a service plan that offers additional services, such as the ability to place unlimited long distance calls from within our local service calling area to any number in the continental United States or unlimited voicemail, caller ID, call waiting, enhanced directory assistance, text messaging, mobile Internet browsing, push e-mail, mobile instant messaging, and picture and multimedia messaging. For additional fees, we also provide international long distance and text messaging, ringtones, ring back tones, downloads, games and content applications, unlimited directory assistance and other value-added services. Our customers also have access, on a prepaid basis, to nationwide roaming. Our service plans differentiate our service from the more complex plans and long-term contracts required by most other traditional wireless carriers. Our customers pay for our service in advance, eliminating any customer-related credit exposure.

As of June 30, 2007, our customers in all metropolitan areas averaged approximately 2,000 minutes of use per month, compared to approximately 1,000 minutes per month for customers of the national wireless carriers. We believe that average monthly usage by our customers also exceeds the average monthly usage for typical wireline customers. Average usage by our customers indicates that a substantial number of our customers use our services as their primary telecommunications service, and our customer surveys indicate that a significant number of our customers use us as their primary or sole telecommunications service provider.

Competitive Strengths

Our business model has many competitive strengths that we believe distinguish us from our primary wireless broadband PCS competitors and will allow us to execute our business strategy successfully, including:

Our Fixed Price Unlimited Service Plans.  We believe our service offering that provides unlimited usage from within a local calling area represents a compelling value proposition for our customers that differs from the offerings of the national wireless broadband PCS carriers and traditional wireline carriers. Our service model results in average per minute costs to our customers that are significantly lower than the average per minute costs of other traditional wireless broadband PCS carriers. We believe that many prospective customers refrain from subscribing to, or extensively utilizing, traditional wireless communications services because of high prices, long-term contract requirements, confusing calling plans and significant cash deposit requirements for credit challenged customers. Our simple, cost-effective rate plans, combined with our pay in advance no long-term contract service model, allow us to attract many of these customers.

Our Densely Populated Markets.  We believe the high relative population density of our markets results in increased efficiencies in network deployment, operations and product distribution. We believe we have one of the highest aggregate population densities of any major wireless carrier in the United States in our Core and Expansion Markets. The aggregate population density across the licensed areas we currently serve and plan to serve in our Core Markets and Expansion Markets, excluding our Auction 66 Markets, is approximately 339 people per square mile, which is nearly four times higher than the national average of 84 people per square mile. Our high relative population density and efficient network design resulted in cumulative capital expenditures per covered person as of December 31, 2006 of approximately $41.00, which we believe enhances our overall return on capital. The opportunities on which we plan to focus initially in our Auction 66 Markets will have population density characteristics similar to our current operating markets.

Our Cost Leadership Position.  We believe we are one of the lowest cost providers of wireless broadband PCS services in the United States, which allows us to offer our services at affordable prices while maintaining cash profits per customer as a percentage of revenues per customer that are among the highest in the wireless industry. For the year ended December 31, 2006 and the six months ended June 30, 2007, our CPU was $19.65 and $18.28, respectively, which represents an average cost per minute of service on our network of approximately one cent. For the year ended December 31, 2006 and the six months ended June 30, 2007, our CPGA was $117.58 and $115.87, respectively, which we believe to be among the lowest in the industry. We believe our operating strategy, network design and rapidly increasing scale, together with the high relative population density of our markets, will continue to contribute to our cost leadership position. For a discussion of CPU and CPGA, and their respective reconciliations to cost of service and selling expenses, please read “Summary Historical Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Reconciliation of Non-GAAP Financial Measures.”

Our Spectrum Portfolio.  We hold or have access to wireless licenses covering a population of approximately 140 million in the United States. These licenses cover 9 of the top 12 and 14 of the top 25 most populous metropolitan areas in the United States, including New York (#1), Los Angeles (#2), San Francisco (#4), Dallas/Ft. Worth (#5), Philadelphia (#6), Atlanta (#9), Detroit (#10), Boston (#11), Miami (#12), Seattle (#15), San Diego (#16), Tampa (#20), Sacramento (#24) and Portland (#25), as well as Las Vegas (#31).

Our Advanced CDMA Network.  We deploy an advanced CDMA network in each of our Core and Expansion Markets that is designed to provide the capacity necessary to satisfy the usage requirements of our customers. We believe CDMA technology provides us with substantially more voice and data capacity per MHz of spectrum than other commonly deployed wireless broadband PCS technology. We believe that the combination of our network technology, network design and spectrum depth will continue to allow us to serve efficiently the high usage demands of our rapidly growing customer base into the future.

Business Strategy

We believe the following components of our business strategy provide the foundation for our continued rapid growth:

Continue to Target Underserved Customer Segments in our Markets.  We target a mass market which we believe is largely underserved by traditional wireless carriers. We believe that our rapid growth to over 3.5 million customers since our initial service launch in 2002 demonstrates the substantial demand in the United States for our innovative wireless services. We believe our rapid adoption rates and customer mix indicate that our service is expanding the overall size of the wireless market and better meeting the needs of many existing wireless users. Our average monthly usage by our customers for all markets is approximately 2,000 minutes per month, and our recent customer surveys indicate that over 80% of our customers use us as their primary phone service and that over 50% of our customers have eliminated their traditional landline phone service. Approximately 65% of our customers are first time wireless users, while the balance have switched to our service from another wireless carrier.

Offer Affordable, Fixed Price Unlimited Service Plans With No Long-Term Service Contract Requirement.  We plan to continue to offer our fixed price, unlimited wireless service plans, which we believe represent an attractive and differentiated offering to a large segment of the population. Our service is designed to provide mobile functionality while eliminating the gap between traditional wireless and wireline pricing. We believe this stimulates the demand for our wireless service, contributes to the continuing growth of our subscriber base and will increase the overall wireless adoption levels in our markets.

Remain One of the Lowest Cost Wireless Service Providers in the United States.  We believe our operating strategy, network design and high relative population density in our markets have enabled us to become, and will enable us to continue to be, one of the lowest cost providers of wireless broadband PCS services in the United States. We also believe our rapidly increasing scale will allow us to continue to drive our per-customer operating costs down in the future. In addition, we will seek to maintain operating costs per customer that are substantially below the operating costs of our national wireless broadband PCS competitors. We believe our industry leading cost position provides us and will continue to provide us with a sustainable competitive advantage.

Expand into Attractive Markets.  We have been successful in acquiring or gaining access to spectrum in a number of new metropolitan areas which share the high relative population density and customer characteristics of our Core Markets. We believe our early experience in Tampa/Sarasota, Dallas/Ft. Worth and Detroit, where, as of June 30, 2007, we have added approximately 1 million new subscribers since the launch of service, demonstrates our ability to successfully expand our service into new metropolitan areas. We may in the future choose means, other than purchasing spectrum, to acquire or gain access to new metropolitan areas. See “— Competition”.

Company History

General Wireless, Inc., or GWI, was formed in 1994 for the purpose of bidding on, acquiring and operating broadband PCS licenses as a very small business under the FCC’s designated entity rules. In 1995, GWI formed GW1, Inc. as a wholly-owned subsidiary, and shortly afterwards changed GW1, Inc.’s name to GWI PCS, Inc., or GWI PCS. In 1996, GWI PCS participated in the FCC’s C-Block auctions of broadband PCS spectrum licenses and was declared the high bidder on licenses for the Miami, Atlanta, Sacramento and San Francisco metropolitan areas. In 1999, GWI PCS changed its name to MetroPCS Wireless, Inc. and GWI changed its name to MetroPCS, Inc.

In March 2004, MetroPCS, Inc. formed MetroPCS Communications as a wholly-owned subsidiary of MetroPCS, Inc. and in July 2004 a wholly-owned subsidiary of MetroPCS Communications, MPCS HoldCo Merger Sub, Inc., merged into MetroPCS, Inc. and MetroPCS, Inc. was the surviving corporation. As a result of this merger, MetroPCS, Inc. became a wholly-owned subsidiary of MetroPCS Communications. In August 2006, MetroPCS Communications formed MetroPCS V, Inc., as a wholly-owned subsidiary which indirectly, through a series of no longer existing wholly-owned subsidiaries, held all of the common stock of MetroPCS Wireless.

In November 2006, as part of the restructuring associated with the issuance of the initial notes and the senior secured credit facility, MetroPCS, Inc. was merged into MetroPCS Wireless, Inc., with MetroPCS Wireless, Inc. surviving, and MetroPCS V, Inc. was renamed MetroPCS, Inc. MetroPCS Wireless, Inc.’s business constitutes substantially all of the business of MetroPCS Communications and its wholly-owned subsidiary, and parent of MetroPCS Wireless, Inc., MetroPCS, Inc. (formerly known as MetroPCS V, Inc.), and we continue to conduct business under the MetroPCS brand.

Products and Services

Voice Services.  We provide affordable, reliable, high-quality wireless broadband PCS services through the service plans detailed in the chart below. All service plans are “paid-in-advance” and do not require a long-term contract. Our lowest priced $30 per month service plan allows our customers to place unlimited local calls but without the ability to add additional features. For an additional $5 to $20 per month, a subscriber may select a service plan which provides more flexibility and options such as nationwide long distance calling, unlimited text messaging (domestic and international), voicemail, caller ID, call waiting, picture and multimedia messaging, mobile Internet browsing, push e-mail, mobile instant messaging, enhanced directory assistance, data and other a la carte options on a prepaid basis. Our most popular service plans currently are our unlimited $40 and $45 service plans which offer unlimited local and long distance calling, text and picture messaging, enhanced voice mail, caller ID, call waiting enhanced directory assistance, and 3-way calling. As of June 30, 2007, over 85% of our customers had selected either our $40, $45 or $50 service plans. On February 22, 2007 we introduced our new $50 service plan which includes unlimited mobile Internet browsing, mobile instant messaging, and push e-mail in addition to the services included in our $45 service plan.

MetroPCS Service Plans

Product	$30/Month	$35/Month	$40/Month	$45/Month	$50/Month

Unlimited local calling	X	X	X	X	X
Unlimited nationwide long distance calling(1)			X	X	X
Unlimited domestic text messaging				X	X
Unlimited picture messaging				X	X
Enhanced voicemail				X	X
3-way calling				X	X
Caller ID				X	X
Call waiting				X	X
Enhanced directory assistance				X	X
Mobile Internet browsing					X
Push e-mail					X
Mobile instant messaging					X
Additional calling features available		X	X	X	X

(1)	Includes only the continental United States.

Currently, in our San Francisco, Sacramento, and Dallas/Ft. Worth metropolitan areas we have added to the $35 service plan unlimited long distance in the continental United States, to the $40 service plan unlimited short message and multimedia message services and voice mail, and to the $45 service plan unlimited domestic short message services, enhanced voice mail, unlimited mobile Internet browsing and international short message service.

Our local outbound calling areas extend in most cases beyond the boundaries of our actual license area. For example, customers in our San Francisco and Sacramento markets may place unlimited local calls while inside our service area to areas throughout the majority of northern California without incurring toll charges. Our wireline competitors generally would impose toll charges for calls within this area, while our service treats these as local calls.

Customers who travel outside of our coverage area may roam onto other wireless networks in two ways. First, a customer may purchase service directly from a manual roaming provider in that area by providing the provider with a credit card number, which allows that provider to bill the customer directly for any roaming charges. If the customer chooses this option, we incur no costs, nor do we receive any revenues. Second, a customer may subscribe to our nationwide roaming service, branded as “TravelTalk,” under which we provide voice roaming service through agreements with other wireless carriers. We launched our TravelTalk roaming service on a prepaid basis in April 2006. Under this option, the customer makes a deposit in a prepaid account and may access our nationwide roaming service when traveling outside our local service area. We incur costs for providing, and earn revenue from, this nationwide roaming service in excess of our costs. Due to charges imposed by our roaming suppliers, our nationwide roaming service is not cost effective for customers who travel frequently outside our local service area, but the ability to roam nationwide on a prepaid basis expands the market to those customers that may find occasional roaming beneficial.

Data Services.  Our data services include:

•	services provided through the Binary Runtime Environment for Wireless, or BREW, platform, including ringtones, games and content applications;

•	text messaging services (domestic and international), which allow the customer to send and receive alphanumeric messages that the handset can receive, store and display on demand;

•	multimedia messaging services, which allow the customer to send and receive messages containing photographs;

•	mobile Internet browsing;

•	mobile instant messaging; and

•	push e-mail.

Custom Calling Features.  We offer other custom calling features, including caller ID, call waiting, three-way calling, distinctive ringtones, ring back tones and voicemail.

Advanced Handsets.  We sell a variety of handsets manufactured by nationally recognized handset manufacturers for use on our network, including models that provide color screens, camera phones and other features facilitating digital data. All of the handsets we offer are CDMA 1XRTT compliant and are capable of providing the location data mandated by the FCC’s wireless E-911 rules and regulations.

Core and Expansion Markets Excluding Auction 66 Markets

Our strategy has been to offer our services in major metropolitan markets and their surrounding areas, which we refer to as clusters. Within our Core Markets we operate three separate clusters, which include Georgia (Atlanta), South Florida (Miami) and Northern California (San Francisco and Sacramento). We initially launched our service in South Florida, Georgia and the Sacramento area of Northern California in the first quarter of 2002 and launched the San Francisco metropolitan area in September of 2002. These Core Market clusters have a licensed population of approximately 26 million of which our networks cover approximately 23 million as of June 30, 2007. As of December 31, 2006 our Core Market clusters have an average population density of 271 people per square mile, compared to the national average of 84, enjoy average annualized population growth of 1.8% compared to the national average of 1.1% and have a median household income of $53,000 compared to a national average of $47,000.

Beginning in the second half of 2004, we began to acquire licenses opportunistically for new markets that shared characteristics similar to our existing Core Markets. In addition to these acquisitions, we also entered into agreements with Royal Street Communications, a company in which we own a non-controlling 85% limited liability company member interest, which was granted broadband PCS licenses by the FCC in December 2005 following FCC Auction 58. For a discussion of Royal Street and Auction 58, please see “— Auction 58 and Royal Street.” We have a wholesale agreement with Royal Street that allows us to purchase up to 85% of Royal Street’s service capacity and sell it on a retail basis under the MetroPCS brand in geographic areas where Royal Street was granted FCC licenses. Our Expansion Markets, for purposes of this discussion, include Tampa/Sarasota/Orlando, Dallas/Ft. Worth, Detroit, portions of Northern Florida, which are geographically complementary to our South Florida cluster, as well as Los Angeles, which is geographically complementary to our Northern California cluster. Within our Expansion Markets we operate or will operate four new separate clusters: Northern and Central Florida, Dallas/Ft. Worth, Detroit and Southern California. As of September 2007, we had launched our service in all of our major Expansion Markets either through our own system or in the Los Angeles, Orlando and portions of Northern Florida Expansion Markets through our wholesale arrangement with Royal Street. Our Expansion Markets have a licensed population of approximately 40 million, of which our networks currently cover approximately 27 million people in the geographic areas we have launched to date, including our operations in Orlando, portions of northern Florida and Los Angeles. Together, as of December 31, 2006, our Core and Expansion Markets have average population density of 339 people per square mile, compared to the national average of 84, enjoy average annualized population growth of 1.7% compared to the national average of 1.1% and have a median household income of $50,000 compared to a national average of $47,000. We believe all of these Expansion Markets are particularly attractive because of their high population densities, attractive customer demographics, high historical and projected population growth rates, favorable business climates and long commuting times relative to national averages.

The table below provides a metropolitan area by metropolitan area overview of our Core and Expansion Markets (excluding Auction 66 Markets) including the FCC basic trading area (BTA) identification number, the number of people, or POPs, the POP density, the annualized POP growth rate, the spectrum depth and each metropolitan area’s actual or expected launch date as of December 31, 2006. For our Expansion Markets we have noted whether we are the FCC license holder in each metropolitan area or if we will provide our services in that metropolitan area through our agreements with Royal Street, which holds the license. It should also be noted that all of the licensed spectrum shown below in our Core and Expansion Markets is in the 1900 MHz PCS band and that the metropolitan area classifications in the table below conform to the FCC’s basic trading area (BTA) geographic areas for PCS spectrum.

				Annualized
		POPs	POP	POP		Launch
Metropolitan Area	BTA	(’000s)(1)	Density(3)	Growth(4)	MHz	Date

Core Markets:
Georgia:
Atlanta, GA	24	5,213.8	474	2.53%	20	Q1 2002
Gainesville, GA	160	304.9	187	3.15%	30	Q1 2002
Athens, GA	22	232.1	169	1.70%	20	Q1 2002

South Florida:
Miami-Fort Lauderdale, FL	293	4,415.8	1,051	1.69%	30	Q1 2002
West Palm Beach, FL	469	1,334.9	483	2.05%	30	Q1 2002
Fort Myers, FL	151	748.5	219	2.61%	30	Q1 2004
Fort Pierce-Vero Beach, FL	152	497.3	305	2.13%	30	Q1 2004
Naples, FL	313	322.2	162	3.63%	30	Q1 2004
Northern California:
San Fran.-Oak.-S.J., CA	404	7,501.4	553	0.57%	20	Q3 2002
Sacramento, CA	389	2,388.0	150	2.65%	30	Q1 2002
Stockton, CA	434	752.6	309	3.25%	30	Q1 2002
Modesto, CA	303	604.2	162	2.79%	15	Q1 2005
Salinas-Monterey, CA	397	434.2	131	1.21%	30	Q1 2002
Redding, CA	371	304.3	19	1.47%	30	Q4 2006
Merced, CA	291	269.3	79	2.53%	15	Q1 2005
Chico-Oroville, CA	79	246.9	83	1.13%	30	Q1 2002
Eureka, CA	134	155.8	34	0.18%	15	TBD
Yuba City-Marysville, CA	485	155.3	125	1.68%	30	Q1 2002

				Annualized
		POPs	POP	POP		Launch
Metropolitan Area	BTA	(’000s)(1)	Density(3)	Growth(4)	MHz	Date

Expansion Markets (excluding Auction 66 Markets):
Central and Northern Florida:
Tampa-St. Petersburg, FL	440	2,915.0	602	1.59%	10	Q4 2005
Sarasota-Bradenton, FL	408	708.0	362	1.97%	10	Q4 2005
Daytona Beach, FL	107	559.1	349	1.92%	20	TBD
Ocala, FL	326	297.0	184	2.09%	10	TBD
Jacksonville, FL(2)	212	1,525.9	192	1.78%	10	TBD
Lakeland-Winter Haven, FL(2)	239	525.1	288	1.27%	10	Q4 2006
Melbourne-Titusville, FL(2)	289	530.1	533	1.65%	10	TBD
Gainesville, FL(2)	159	339.6	94	0.92%	10	TBD
Orlando, FL(2)	336	2,010.0	493	2.54%	10	Q4 2006

Dallas/Ft. Worth
Dallas/Ft. Worth, TX(5)	101	6,028.9	727	2.56%	10	Q1 2006
Sherman-Denison, TX(6)	418	190.1	70	0.99%	10	Q1 2006

Detroit:
Detroit, MI	112	5,095.3	826	0.41%	10	Q2 2006

Southern California:
Los Angeles, CA(2)	262	18,261.0	413	1.66%	10	Q3 2007
Bakersfield, CA	28	752.0	92	1.95%	10	TBD

Source:	Kagan 2005 Wireless Telecom Atlas and Databook.

(1)	POPs based on 2005 population data and increased based on annualized POP growth rates.

(2)	License granted to Royal Street.

(3)	Calculated as number of POPs divided by square miles.

(4)	Estimated average 2003-2008 annual population growth.

(5)	The Dallas/Ft. Worth license is comprised of the counties which make up CMA9.

(6)	Comprised of Grayson and Fannin counties only.

Core and Expansion Market Launch Experience Excluding Auction 66 Markets

When we launched our Core Markets in 2002 we had limited access to capital. As a result, as we prepared to launch each market, we limited our initial network coverage, pre and post launch expenditures on advertising and the number of distribution outlets. This strategy allowed us to protect our limited capital and closely regulate our post launch investments in both additional network coverage as well as our costs of customer acquisition. Our licensed population coverage at the time of launch across our Core Markets was between approximately 65% and 70%. In addition, the CDMA 1XRTT technology we deployed in our network was relatively new when we launched our Core Markets. As a result, at the time we launched each of our Core Markets, we were able to offer only a single handset and a single $35 per month service plan which we believe limited the initial attractiveness of our service. In spite of these challenges, the demand for our service exceeded our initial expectations and the average customer penetration levels of our Core Markets at the end of 12 months of operations for each of our Core Markets as a percentage of covered population was approximately 4%. In the fourth quarter of 2003, we were able to raise additional capital, which allowed us to expand our network coverage and increase our distribution presence. As of December 31, 2006, our Core Market operations had achieved customer penetration levels as a percentage of covered population of 10.2%, representing an increase of 1.4% in incremental penetration over the prior year. As of June 30, 2007, we had 2.5 million subscribers in our Core Markets which represented customer penetration as a percentage of covered population of 11.2%.

In early 2005, as we began to plan our network deployment and service launch in our Expansion Markets, which excludes, for purposes of this discussion, our Auction 66 Markets, we had sufficient liquidity to more effectively execute our build out and launch strategy. We were also able to apply the lessons we learned from the launch and operations of our Core Markets to improve our execution plan for our Expansion Markets. As a result, we launched service in our Dallas/Ft. Worth, Detroit, and Orlando Expansion Markets with higher initial population coverage of between approximately 80% and 90%. We also elected to deploy additional network equipment in certain high population areas in order to provide higher quality in-building coverage, increase by approximately 20% our average number of distribution locations per one million covered population at the time of launch, and offer a broader selection of monthly service plans and handsets. These factors allowed us to initially target a larger population of potential customers and provide a more robust service offering at the launch dates. As a result of these changes, we are experiencing higher levels of initial customer penetration in our Expansion Markets than we experienced in our Core Markets, based on our performance to date in the Tampa/Sarasota/Orlando, Dallas, and Detroit metropolitan areas.

Los Angeles, California is the second most populous market in the United States. We launched our service in the Los Angeles metropolitan area in the third quarter of 2007 through our wholesale arrangement with Royal Street, and covered a population of approximately 11 million at launch and intend to continue to increase population coverage over time. Los Angeles is the eighth top 25 metropolitan area in which we have launched service.

Auction 66 Markets

At the conclusion of FCC Auction 66 in September 2006, we were declared the high bidder on eight additional FCC licenses for total aggregate winning bids of approximately $1.4 billion, and, in November 2006, we were granted all eight of these licenses. The spectrum licenses granted as a result of Auction 66 are in the advanced wireless services, or AWS, band which includes the 1710 to 1755 MHz frequencies as well as the 2110 to 2155 MHz frequencies. These frequency ranges are near the PCS band in which we operate in our current operating markets, and we believe this spectrum has similar technical properties as the PCS spectrum we are currently licensed to operate. We can offer the same PCS services on these AWS licenses as we offer on our other PCS spectrum and can offer additional advanced services. The AWS licenses awarded by the FCC in Auction 66 were divided into geographic areas which are different from the geographic areas associated with PCS licenses. The map below describes the geographic coverage of our Auction 66 licenses and shows the relationship between these new AWS licenses and our existing Core and Expansion Markets, excluding our Auction 66 Markets.

Our Auction 66 licenses cover a total unique population of approximately 117 million. New expansion opportunities in geographic areas outside of our Core and Expansion Markets, excluding our Auction 66 Markets, represent approximately 69 million of the total covered population of our Auction 66 Markets, as described in the chart below. Our expansion opportunities as a result of Auction 66 cover six of the top 25 metropolitan market areas in the United States, including the entire east coast corridor from Philadelphia to Boston, including New York City, as well as the entire states of New York, Connecticut and Massachusetts. Together our east coast expansion opportunities cover a geographic area of approximately 50 million people. In the Western United States our new expansion opportunities cover a geographic area of approximately 19 million people, including the San Diego, Portland, Seattle and Las Vegas metropolitan areas.

The balance of our Auction 66 Markets, which covers a population of approximately 48 million, supplements or expands the geographic boundaries of our existing operations in Dallas/Ft. Worth, Detroit, San Francisco and Sacramento, and Royal Street’s license area in Los Angeles. Given our performance in the current operating markets to date, we expect this additional spectrum to provide us with enhanced operating flexibility, reduced capital expenditure requirements in existing licensed areas and an expanded service area relative to our position prior to Auction 66. We intend to focus our build out strategy in our new Auction 66 Markets initially on licenses with a total population of approximately 40 million in major metropolitan areas which we believe offer us the opportunity to achieve financial results similar to our current operating markets, with a primary focus on the New York, Philadelphia, Boston and Las Vegas metropolitan areas. Of the approximately 40 million total population, we are targeting launch of operations with a population of approximately 30 to 32 million by late 2008 or early 2009.

		Purchase Price	Spectrum
License		$	MHz	Population

REA 1	Northeast	552,694,000	10	50,058,090
REA 6	West	355,726,000	10	49,999,164
EA 10	New York-No. New Jer.-Long Island,
	NY-NJ-CT-PA-MA-VT(1)	363,945,000	10	25,712,577
EA 57	Detroit-Ann Arbor-Flint, MI	50,317,000	10	6,963,637
EA 127	Dallas/Ft. Worth, TX-AR-OK	49,766,000	10	7,645,530
EA 62	Grand Rapids-Muskegon-Holland, MI	7,920,000	10	1,881,991
EA 153	Las Vegas, NV-AZ-UT(1)	10,420,000	10	1,709,797
EA 88	Shreveport-Bossier City, LA-AR	622,000	10	573,616

Source:	FCC Auction 66 Website

(1)	Licenses overlap other Auction 66 licenses

The New York EA overlaps that portion of the Northeast REA surrounding the greater New York metropolitan area. The Las Vegas EA also overlaps that portion of the West REA that also covers Las Vegas. As a result, we have 20 MHz of spectrum in these metropolitan areas which we believe will facilitate a more efficient rollout and allow us to more effectively scale our operations.

There are incumbent governmental and non-governmental users in the AWS band. The relocation of incumbent governmental users will be funded by the proceeds of Auction 66, although certain governmental users will not be required to relocate. The non-governmental incumbent licensees will need to be relocated pursuant to the FCC’s approved spectrum relocation order, which may require us to pay for their relocation expenses which we currently estimate to be approximately $40 to $60 million, and which requires voluntary negotiation for the first three years before the commercial incumbents are subject to mandatory relocation.

Auction 58 and Royal Street

In January 2005, the FCC conducted Auction 58 for wireless broadband PCS spectrum. Auction 58 was the first significant FCC auction for wireless broadband PCS spectrum since Auction 35 in 2001. Auction 58, like other major auctions conducted by the FCC, was designed to allow small businesses, very small businesses and other so called designated entities, or DEs, to acquire spectrum and construct wireless networks to promote competition with existing carriers. To that end, the FCC designated certain blocks of wireless broadband PCS spectrum for which only DEs could apply. Qualified DEs were able to bid on these restricted or “closed” licenses which were not available to other bidders who did not qualify as DEs. In addition, very small business DEs were permitted to apply for and bid on “open” licenses with a bidding credit of 25% of the gross bid price. We entered into a cooperative arrangement with an unaffiliated very small business entrepreneur and invested in Royal Street, a DE that qualified to bid on “closed” licenses and was eligible for the 25% bidding credit on “open” licenses. We own a non-controlling 85% limited liability company member interest in Royal Street and may elect only two of the five members to Royal Street Communications’ management committee, which has the full power to direct the management of Royal Street Communications. C9 Wireless, LLC, or C9, has control over the operations of Royal Street because it has the right to elect three of the five members of Royal Street Communications’ management committee. C9 has the right to put all or part of its ownership interest in Royal Street Communications to us, but due to regulatory restrictions, we have no corresponding right to call C9’s ownership interest in Royal Street Communications. The put right has been structured so that its exercise will not adversely affect Royal Street’s continued eligibility as a very small business designated entity during periods where such eligibility is required. If C9 exercises its put right, we will be required to pay a fixed return on C9’s invested capital in Royal Street Communications, which fixed return diminishes annually beginning in the sixth year following the grant of Royal Street’s FCC licenses. These put rights expire in June 2012.

Auction 58 was completed in February 2005, and Royal Street made its final payment to the FCC for the licenses it won in Auction 58 in March 2005. In December 2005, Royal Street was granted the following licenses on which it was the high bidder at the conclusion of Auction 58: Los Angeles, California; and Orlando, Jacksonville, Lakeland-Winter Haven, Melbourne-Titusville and Gainesville, Florida basic trading areas.

Royal Street Communications holds all of the Auction 58 licenses through its wholly-owned subsidiaries and has entered into certain cooperative agreements with us relating to the financing, design, construction and operation of the networks. The Royal Street agreements are based on a “wholesale model” in which Royal Street plans to sell up to 85% of its engineered service capacity on a wholesale basis to us, which we in turn will market on a retail basis under the MetroPCS-brand to our customers within the covered area. In addition, the Royal Street agreements contemplate that MetroPCS, at Royal Street’s request and at all times subject to Royal Street’s direction and control, will build out the networks, provide information to Royal Street relating to the budgets and business plans as well as arrange for administrative, clerical, accounting, credit, collection, operational, engineering, maintenance, repair, and technical services. We do not own or control the Royal Street licenses. However, pursuant to contractual arrangements with Royal Street, we have access, via the wholesale arrangement, to as much as 85% of the engineered service capacity of Royal Street’s network with the remaining 15% reserved by Royal Street to sell to other parties.

Also, pursuant to another of the Royal Street agreements, upon Royal Street’s request, we will provide financing for the acquisition and build out of licenses won in Auction 58. As of December 31, 2006 the maximum amount that Royal Street could borrow from us under the loan agreement was approximately $500 million. As of December 31, 2006 Royal Street had borrowed $394 million from us under the loan agreement, approximately $294 million of which was used for the acquisition of new licenses. Royal Street borrowed additional funds from us under the loan agreement in both March and July of 2007 of $70 million and $36 million, respectively. In August 2007, we entered into an amendment to the loan agreement to increase the maximum amount Royal Street could borrow from us to $680 million. In September 2007, Royal Street borrowed an additional $90 million from us under the loan agreement. Interest accrues under the loan agreement at a rate equal to 11% per annum, compounded quarterly. Royal Street has commenced repayment of that portion of the loans related to the Orlando, Lakeland-Winter Haven and Los Angeles markets. The proceeds from this loan are to be used by Royal Street to make payments for the licenses won in Auction 58, to finance the build out and operation of the Royal Street network infrastructure, and to make payments under the loan until Royal Street has positive free cash flow.

License Term

All of the broadband PCS licenses held by us and by Royal Street have an initial term of ten years after the initial grant date (which varies by license, but the initial San Francisco, Sacramento, Miami and Atlanta licenses were granted in January 1997), and, subject to applicable conditions, may be renewed at the end of their terms. The AWS licenses granted in Auction 66 have an initial term of fifteen years after the initial grant of the license. Each FCC license is essential to our and Royal Street’s ability to operate and conduct our and Royal Street’s business in the area covered by that license. We intend to file renewal applications for our broadband PCS licenses as the deadlines come due. The FCC has granted all of the renewal applications for our PCS licenses that expired in 2007; the next set of our PCS licenses will need to be renewed in 2009. For a discussion of general licensing requirements, please see “— General Licensing Requirements and Broadband Spectrum Allocations.”

Distribution and Marketing

We offer our products and services under the “MetroPCS” brand indirectly through approximately 2,800 independent retail outlets and directly to our customers through 102 Company-operated retail stores. Our indirect distribution outlets include a range of local, regional and national mass market retailers and specialty stores. A significant portion of our gross customer additions have been added through our indirect distribution outlets and for the twelve months ended June 30, 2007, 82% of our gross customer additions were through indirect channels. We have over 2,900 locations where customers can make their monthly payments, and some of these locations also serve as distribution points for our products and services. Our cost to distribute through direct and indirect channels is substantially similar, and we believe our mix of indirect and direct distribution allows us to reach the largest number of potential customers in our markets at a low relative cost. We plan to increase our number of indirect distribution outlets and Company-operated stores in our current operating markets and in new markets acquired in the future, such as the Auction 66 Markets.

We advertise locally to develop our brand and support our indirect and direct distribution channels. We advertise primarily through local radio, cable, television, outdoor and local print media. In addition, we believe we have benefited from a significant number of word-of-mouth customer referrals.

Customer Care, Billing and Support Systems

We use several outsourcing solutions to efficiently deliver quality service and support to our customers as part of our strategy of establishing and maintaining our leadership position as a low cost telecommunications provider while ensuring high customer satisfaction levels. We outsource some or all of the following back office and support functions to nationally recognized third-party providers:

•	Customer Care. We have outsourcing contracts with two nationally recognized call center vendors. These call centers are staffed with professional and bilingual customer service personnel, who are available to assist our customers 24 hours a day, 365 days a year. We also provide automated voice response services to assist our customers with routine information requests. We believe providing quality customer service is an important element in overall customer satisfaction and retention, and we regularly review performance of our call center vendors.

•	Billing. We utilize a nationally recognized third-party billing platform, that bills, monitors and analyzes payments from our customers. We offer our customers the option of receiving web-based and short messaging service-based bills as well as traditional paper bills. We also offer our customers the option of automatic payment of their bills via credit or debit cards. Very few of our customers utilize paper bills and substantially all of our customers receive their bills through the short message service included with our wireless service.

•	Payment Processing. Customers may pay their bills by credit card, debit card, check or cash. We have over 2,900 locations where customers choosing to pay for their monthly service in cash can make their payments. Many of these locations also serve as distribution points for our products and services making them convenient for customer payments. Customers may also make payments at any of the Western Union locations throughout our metropolitan service areas.

•	Logistics. We outsource logistics associated with shipping handsets and accessories to our distribution channels to a nationally recognized logistics provider.

Network Operations

We believe we were the first U.S. wireless broadband PCS carrier to have 100% of our customers on a CDMA 1XRTT network. We began building our network in 2001, shortly after other CDMA carriers began upgrading their networks to 1XRTT. As a result, we believe we deployed our network with third generation capabilities at a much lower cost than incurred by other carriers who were forced to undergo a technology migration to deploy second generation CDMA networks. Since all of our handsets are CDMA 1XRTT compliant, we receive the full capacity and quality benefits provided by CDMA 1XRTT across our entire network and customer base.

As of June 30, 2007, our network consists of 11 switches at eight switching centers and 3,640 operating cell sites. A switching center serves several purposes, including routing calls, managing call handoffs, managing access to the public telephone network and providing access to voicemail and other value-added services. Currently, almost all of our cell sites are co-located, meaning our equipment is located on leased facilities that are owned by third parties retaining the right to lease the facilities to additional carriers. Our switching centers and national operations center provide around-the-clock monitoring of our network base stations and switches.

Our switches connect to the public telephone network through fiber rings leased from third-parties, which facilitate the first leg of originating and terminating traffic between our equipment and local exchange and long distance carriers. We have negotiated interconnection agreements with relevant local exchange carriers in our service areas.

We use third-party providers for long distance services and the majority of the backhaul services. Backhaul services are the telecommunications services that we use to carry traffic to and from our cell sites and our switching facilities.

Network Technology

Wireless digital signal transmission is accomplished by using various forms of frequency management technology, or “air interface protocols.” The FCC has not mandated a universal air interface protocol for wireless broadband PCS systems; rather, wireless broadband PCS systems in the United States operate under one of three dominant principle air interface protocols: CDMA; time division multiple access, or TDMA; or global system for mobile communications, or GSM. All three air interface protocols are incompatible with each other. Accordingly, a customer of a system that utilizes CDMA technology is unable to use a CDMA handset when traveling in an area not served by a CDMA-based wireless carrier, unless the customer carries a dual-band/dual-mode handset that permits the customer to use the alternate wireless system in that area. In addition, certain carriers also restrict customers from changing the programming of their phones to be used on other carriers’ networks using the same air interface protocol.

We believe 10 MHz of spectrum to be sufficient to begin service in metropolitan areas using technology that divides the base station coverage area served by a transmitter receiver into three parts or “sectors” (segments of the circle representing the base station’s broadcast area). However, in metropolitan areas with only 10 MHz of spectrum we have a network design capable of subdividing the service area into six parts or sectors and to deploy these six-sector cells in selected, high-demand areas. This will increase the capacity of the wireless base stations in these markets by doubling the number of sectors over which a base station’s antennas can handle calls simultaneously. Our vendors have informed us that cell sites using six sectors have been in operation for many years in the U.S., and we have obtained actual performance data on cell sites that have been operational for multiple years. We and Royal Street have commercially deployed six-sector cell sites in certain geographic areas in 2006, and Royal Street deployed this technology in Los Angeles in September 2007.

We believe that CDMA technology uses spectrum more efficiently than any alternative commonly used wireless technology in 10 MHz. We have begun to buy EVRC-B, or 4G vocoder, handsets which will allow for greater capacity in the network. We believe the network features necessary to provide the benefits of the EVRC-B or 4G vocoder handsets will be available in late 2007. We currently intend to further enhance network capacity by upgrading our networks with EV-DO Revision A with Voice-Over-Internet-Protocol, or VoIP, which we anticipate will be available in 2008. When combined with six-sector technology, it is our expectation that new 4G vocoder and EV-DO Revision A with VoIP will more than double the effective available spectrum relative to three-sector, 1XRTT technology. Thus, we believe 10 MHz of spectrum has the effective capacity of 20 MHz using today’s technologies. We anticipate that spectral efficiency will continue to improve over the next several years, allowing us to keep up with the increased usage of third-generation services.

As a result of Auction 66, we were granted licenses for additional spectrum in some of our existing 10 MHz metropolitan areas. We acquired this spectrum because the price of the spectrum was attractive when considering the additional cost that would have been incurred to employ the technologies described above to more fully utilize the existing 10 MHz. In many cases, our Auction 66 spectrum will allow us to enlarge our existing geographic service area, which we believe will further enhance the attractiveness of our services.

Our decision to use CDMA is based on several key advantages over other digital protocols, including the following:

Higher network capacity.  Cellular technology capitalizes on reusing discrete amounts of spectrum at a cell site that can be used at another cell site in the system. We believe, based on studies by CDMA handset manufacturers, that our implementation of CDMA digital technology will eventually provide approximately seven to ten times the system capacity of analog technology and approximately three times the system capacity of TDMA and GSM systems, resulting in significant operating and cost efficiencies. Additionally, we believe that CDMA technology provides network capacity and call quality that is superior to other wireless technologies.

Longer handset battery life.  While a digital handset using any of the three digital air interface protocols has a substantially longer battery life than an analog cellular handset, CDMA handsets can provide even longer periods between battery recharges than other commonly deployed digital PCS technologies.

Fewer dropped calls.  CDMA systems transfer calls throughout the CDMA network using a “soft hand-off,” which connects a mobile customer’s call with a new base station while maintaining a connection with the base station currently in use, and “hard hand-off,” which disconnects the call from the current base station when it connects to another base station. CDMA networks monitor the quality of the transmission received by multiple neighbor base stations simultaneously to select the best transmission path and to ensure that the call is not disconnected in one base station unless replaced by a stronger signal from another. Analog, TDMA and GSM networks only use a hard hand-off and disconnect the call from the current base station as it connects with a new one without any simultaneous connection to both base stations. Since CDMA allows for both hard and soft hand-off, it results in fewer dropped calls compared to other wireless technologies.

Simplified frequency planning.  TDMA and GSM service providers spend considerable time and money on frequency planning because they must reuse frequencies to maximize network capacity. CDMA technology allows reuse of the same subset of allocated frequencies in every cell, substantially reducing the need for costly frequency planning.

Efficient migration path.  CDMA 1XRTT technology can be upgraded easily and cost-effectively for enhanced voice and data capabilities. The technology requires relatively low incremental investment for each step along the migration path with relatively modest incremental capital investment levels as demand for more robust data services or additional capacity develops.

Privacy and security.  CDMA uses technology that requires accurate time and code phase knowledge to decode, increasing privacy and security.

Competition

We compete directly in each of our metropolitan areas with other wireless service providers, with wireline companies and increasingly with cable companies by providing a wireless alternative to traditional wireline service. The wireless industry is dominated by national carriers, such as Cingular Wireless, Verizon Wireless, Sprint Nextel and T-Mobile and their prepaid affiliates or brands, which have an estimated 84% of the national wireless market share as measured by number of subscribers, according to the Federal Communications Commission’s Annual Report and Analysis of Competitive Market Conditions with Respect to Commercial Mobile Services, FCC 06-142, released September 29, 2006. National carriers typically offer post-paid plans that require long-term contracts and credit checks or deposits. Over the past few years, the wireless industry has seen an emergence of several new competitors that provide either pay-as-you-go or prepaid wireless services. Some of these competitors, such as Virgin Mobile USA, Amp’d Mobile and Tracfone, are non-facility based mobile virtual network operators, or MVNOs, that contract with wireless network operators to provide a separately branded wireless service. These MVNOs typically also charge by the minute rather than offering flat rate unlimited service plans. In addition, several large satellite companies, computer companies, and Internet search and portal companies have indicated an interest in establishing next generation wireless networks and VoIP providers have indicated that they may offer wireless services over a Wi-Fi/Cellular network to compete directly with us. Some companies, such as Leap d/b/a Cricket and Sure West Wireless, are regional carriers with unlimited fixed-rate service plans similar to ours. Sprint Nextel recently announced that it will offer on a trial basis an unlimited local calling plan under its Boost brand in certain of the geographic areas in which we offer or plan to offer service. Thus, we compete with both the national carriers, the prepaid, pay-as-you-go service providers and in some cases regional and local carriers, and may face additional competition from new entrants with substantial resources in the future. We believe that competition for subscribers among wireless communications providers is based mostly on price, service area, services and features, call quality and customer service. The wireline industry is also dominated by large incumbent carriers, such as AT&T, Verizon, and BellSouth, and competitive local exchange or Voice-Over-Internet-Protocol, or VoIP, service providers, such as Vonage, McLeod USA, and XO Communications. The cable industry is also dominated by large carriers such as Time Warner Cable, Comcast and Cox Communications. These cable companies formed a joint venture along with Sprint Nextel, who has subsequently terminated its interest in the joint venture, and Bright House Networks called SpectrumCo LLC, or SpectrumCo, which bid on and acquired 20 MHz of AWS spectrum in a number of major metropolitan areas throughout the United States, including all of the major metropolitan areas which comprise our Core and Expansion Markets.

There continues to be increasing merger and acquisition activity in the wireless industry. For example, on May 20, 2007, Alltel Corporation announced that it was being acquired by several private equity funds; on June 29, 2007, Dobson Communications announced it was being acquired by AT&T; on July 30, 2007, Rural Cellular Corp announced it was being acquired by Verizon Wireless; and on September 17, 2007, SunCom announced it was being acquired by T-Mobile. Merger and acquisition activity may continue in the wireless industry and may lead to, among other things, the creation of new competitors, consolidation among our competitors, or competitors with superior financial capabilities or greater access to spectrum. We may in the future consider acquisitions of, or other business combinations with, companies in addition to acquisitions of spectrum. On September 4, 2007, MetroPCS Communications sent a letter to Leap Wireless International, Inc., or Leap, proposing a stock-for-stock tax-free merger with Leap pursuant to which each share of Leap common stock would be exchanged for 2.7500 shares of MetroPCS Communications common stock. As part of the proposed transaction, MetroPCS Communications would assume or refinance approximately $2.0 billion of Leap’s existing indebtedness, including the approximately $900 million outstanding under its senior credit facility and the approximately $1.1 billion of its outstanding 9.375% Senior Notes due 2014. As proposed, on a pro forma net diluted basis, MetroPCS Communications and Leap shareholders would own approximately 65.4% and 34.6%, respectively, of the combined company. Leap rejected MetroPCS Communications’ proposal on September 16, 2007 and stated that it would prefer that any further discussions regarding the proposed merger be held in private. On September 16, 2007, MetroPCS Communications responded that it intended to proceed as a disciplined buyer and that it would like to meet with Leap to further discuss the merger proposal. There could be discussions between Leap and MetroPCS Communications in the future regarding potential transactions between the companies. Many of our wireless, wireline and cable competitors’ resources are substantially greater, and their market shares are larger, than ours, which may affect our ability to compete successfully. Additionally, many of our wireless competitors offer larger coverage areas or nationwide calling plans that do not give rise to additional roaming charges, and the competitive pressures of the wireless communications industry have led them to offer service plans with growing bundles of minutes of use at lower per minute prices or price plans with unlimited nights and weekends. Our competitors’ plans could adversely affect our ability to maintain our pricing, market penetration, growth and customer retention. In addition, large national wireless carriers have been reluctant to enter into roaming agreements at attractive rates with smaller and regional carriers like us, which limits our ability to serve certain market segments and recent FCC actions to promote automatic roaming do not resolve these difficulties. Moreover, the FCC is pursuing policies making additional spectrum for wireless services available in each of our markets, which may increase the number of our wireless competitors and enhance our wireless competitors’ ability to offer additional plans and services. Further, since many of our competitors are large companies, they can require handset manufacturers to provide the newest handsets exclusively to them. Our competitors also can afford to heavily subsidize the price of the subscriber’s handset because they require long term contracts. These advantages may detract from our ability to attract customers from certain market segments.

We also compete with companies using other communications technologies, including paging, digital two-way paging, enhanced specialized mobile radio, domestic and global mobile satellite service, and wireline telecommunications services. We also may face competition from providers of an emerging technology known as WiMax which is capable of supporting wireless transmissions suitable for mobility applications. Also, certain mobile satellite providers recently have received authority to offer ancillary terrestrial service and a coalition of companies which includes DIRECTV Group, EchoStar, Google, Inc., Intel Corp. and Yahoo! has indicated its desire to establish next generation wireless networks and technologies in the 700 MHz band. These technologies may have advantages over our technology that customers may ultimately find more attractive. Additionally, we may compete in the future with companies that offer new technologies and market other services we do not offer or may not be available with our network technology, from our vendors or within our spectrum. Some of our competitors do or may bundle these other services together with their wireless communications service, which customers may find more attractive. Energy companies, utility companies, satellite companies and cable operators also are expanding their services to offer telecommunications services.

In the future, we may face competition from mobile satellite service, or MSS, providers, and from resellers of these services. The FCC has granted to some MSS providers, and may grant others, the flexibility to deploy an ancillary terrestrial component to their satellite services. This added flexibility may enhance MSS providers’ ability to offer more competitive mobile services. In addition, we also may face competition from providers of WiMax, which is capable of supporting wireless transmissions suitable for mobility applications, using exclusively licensed or unlicensed spectrum. As competition develops, we may add additional features or services to our existing service plans, or make other changes to our service plans.

Seasonality

Net customer additions are typically strongest in the first and fourth calendar quarters of the year. Softening of sales and increased churn in the second and third calendar quarters of the year usually combine to result in fewer net customer additions during the second and third calendar quarters. The following table sets forth our net subscriber additions and total subscribers from the first quarter of 2004 through the second quarter of 2007.

	Net Additions			Subscribers
	Core	Expansion		Core	Expansion
MetroPCS Subscriber Statistics	Markets	Markets	Consolidated	Markets	Markets	Consolidated
	(In 000s)

2004
Q1	174	—	174	1,151	—	1,151
Q2	63	—	63	1,214	—	1,214
Q3	66	—	66	1,280	—	1,280
Q4	119	—	119	1,399	—	1,399
2005
Q1	169	—	169	1,568	—	1,568
Q2	77	—	77	1,645	—	1,645
Q3	95	—	95	1,740	—	1,740
Q4	132	53	185	1,872	53	1,925
2006
Q1	184	61	245	2,056	114	2,170
Q2	63	186	249	2,119	300	2,419
Q3	55	142	198	2,174	442	2,617
Q4	127	198	324	2,301	640	2,941
2007
Q1	184	270	454	2,485	910	3,395
Q2	58	97	155	2,543	1,007	3,550

Inflation

We do not believe that inflation has had a material effect on our operations.

Employees

As of June 30, 2007, we had 2,125 employees. We believe our relationship with our employees is good. None of our employees is covered by a collective bargaining agreement or represented by an employee union.

Properties

We currently maintain our executive offices in Dallas, Texas, and regional offices in Alameda, California; Folsom, California; Irvine, California; Santa Fe Springs, California; Norcross, Georgia; Plano, Texas; Livonia, Michigan; Sunrise, Florida; Tampa, Florida; Orlando, Florida Plantation, Florida; Chelmsford, Massachusetts; Hawthorne, New York; and Ft. Washington, Pennsylvania. As of September 19, 2007, we also operated 102 retail stores throughout our metropolitan areas. All of our regional offices, switch sites, retail stores and virtually all of our cell site facilities are leased from unaffiliated third parties. We believe these properties, which are being used for their intended purposes, are adequate and well-maintained.

Regulation

The government regulates the wireless telecommunications industry extensively at both the federal level and, to varying degrees, at the state and local levels. Administrative rulemakings, legislation and judicial proceedings can affect this government regulation and may be significant to us. In recent years, the regulation of the communications industry has been in a state of flux as Congress, the FCC, state legislatures and state regulators have passed laws and promulgated policies to foster greater competition in telecommunications markets.

Federal Regulation

Wireless telecommunications systems and services are subject to extensive federal regulation under the Communications Act and the implementing regulations adopted thereunder by the FCC. These regulations and associated policies govern, among other things, applications for and renewals of licenses to construct and operate wireless communications systems, ownership of wireless licenses and the transfer of control or assignment of such licenses, the ongoing technical, operational and service requirements under which wireless licensees must operate, the rates, terms and conditions of service, the protection and use of customer information, roaming policies, the provision of certain services, such as E-911, and the interconnection of communications networks.

General Licensing Requirements and Broadband Spectrum Allocations

The FCC awards certain broadband PCS licenses for geographic service areas called Major Trading Areas, or MTAs, and other broadband PCS licenses for Basic Trading Areas, or BTAs, defined by Rand McNally & Company. Under the broadband PCS licensing plan, the United States and its possessions and territories are divided into 493 BTAs, all of which are included within 51 MTAs. The FCC allocates 120 MHz of radio spectrum in the 1.9 GHz band for licensed broadband PCS. The FCC divided the 120 MHz of spectrum into two 30 MHz blocks, known as the A- and B-Blocks, licensed for each of the 51 MTAs, one 30 MHz block, known as the C-Block, licensed for each of the 493 BTAs, and three 10 MHz blocks, known as the D-, E- and F-Blocks, licensed for each of the 493 BTAs, for a total of more than 2,000 licenses. Each broadband PCS license authorizes operation on one of six frequency blocks allocated for broadband PCS. However, licensees are given the flexibility to partition their service areas and to disaggregate their spectrum into smaller areas or spectrum blocks with the approval of the FCC. The FCC also awarded two cellular licenses on a metropolitan statistical area, or MSA, and rural service area, or RSA, basis with 25 MHz of spectrum for each license. There are 306 MSAs and 428 RSAs in the United States. Licensees of cellular spectrum can offer PCS services in competition with broadband PCS licensees. Many of our competitors utilize a combination of cellular and broadband PCS spectrum to provide their services.

In 2005, the FCC allocated an additional 90 MHz of spectrum to be used for AWS. Each AWS license authorizes operation on one of six frequency blocks. The FCC divided the 90 MHz of spectrum into two 10 MHz and one 20 MHz blocks licensed for each of 12 designated regional economic area groupings, or REAG, one 10 MHz and one 20 MHz block licensed for each of 176 designated economic areas, or EA, licenses, and a 20 MHz block licensed for each of 734 designated metropolitan statistical area/rural service area basis. The economic areas are geographic areas defined by the Regional Economic Analysis Division of the Bureau of Economic Analysis, U.S. Department of Commerce. Regional economic areas are collections of economic areas. Metropolitan statistical areas and rural service areas are defined by the Office of Management and Budget and the FCC, respectively. Licensees of AWS spectrum can offer PCS and cellular services in competition with broadband PCS and cellular licensees as well as other advanced wireless services. The FCC auctioned the AWS spectrum in a single multiple round auction which commenced on August 9, 2006. In November 2006, the FCC granted us 10 MHz REAG licenses in the Northeast and West, and 10 MHz EA licenses in New York, Detroit-Ann Arbor, Dallas/Ft. Worth, Las Vegas, Grand Rapids-Muskegon-Holland, Michigan, and Shreveport-Bossier City, Louisiana. See “Business — Ownership Restrictions.”

On July 31, 2007, the FCC adopted rules establishing a band plan, performance requirements, and services rules for an additional 62 MHz of spectrum in the 700 MHz band which is becoming available as a result of the mandatory transition to digital television. The 700 MHz band plan makes licenses available in a variety of geographic license sizes including small (Metropolitan Statistical Area (MSA) and Rural Service Area (RSA)), regional (both economic area, or EA, and regional economic area groupings, or REAG) and nationwide license areas. The band plan provides for two 12 MHz paired licenses and one 6 MHz unpaired license licensed on a MSA/RSA or economic area basis, one 22 MHz paired license licensed on a REAG basis, and one 10 MHz paired license on a nationwide basis as part of a private/public safety partnership. The 10 MHz nationwide license requires the licensee to fund the construction for public safety of a nationwide interoperable broadband network on a nationwide public safety license and provide public safety with priority access during emergencies to the 10 MHz of 700 MHz spectrum owned by the licensee. The 22 MHz license requires the licensee to provide a platform that is generally open to third-party devices and applications by allowing consumers to use the handset of their choice and download and use the applications of their choice, subject to certain reasonable network management conditions that allow the licensee to protect the network from harm. The licenses are subject to stringent performance requirements, including requiring licensees of the MSA/RSA and EA license blocks to construct 35% of the geographic area in four years and 70% of the licensed area by the end of the license term. Licensees of the REAG license blocks are subject to a requirement to cover at least 40% of the population in four years and 75% of the population by the end of the license term. If a licensee fails to meet the initial benchmark in four years, the license term will be shortened to 8 years, the licensee could be subject to fines and forfeitures and could have it license area reduced. If a licensee fails to meet the build out requirements by the end of the license term, the licensee will lose any unserved area and could be subject to fines and forfeitures. The auction of the 22 MHz spectrum block will utilize package or combinatorial bidding in order to facilitate the aggregation of the REAG license areas into a single nationwide license. The auction shall be conducted with anonymous bidding and each spectrum block will be subject to an aggregate reserve price for each spectrum block. If the aggregate bids for all geographic areas for the 22 MHz and 12 MHz spectrum blocks do not reach the aggregate reserve price, the licenses will not be sold and will be subject to a second auction with, for the 12 MHz spectrum blocks, reduced performance requirements (e.g., the same as those proposed for the 22 MHz spectrum block) and, for the 22 MHz spectrum block, no requirement that the licensee provide a platform that is generally open to third-party devices and applications and the 22 MHz block will be broken into two 11 MHz blocks, one licensed on a REAG basis and the other on a EA basis. On August 17, 2007, the Wireless Telecommunications Bureau of the FCC released its Public Notice seeking comment on the competitive bidding procedures. In the Notice, the FCC has scheduled the initial auction to commence on January 16, 2008, and has proposed package bidding for the 22 MHz block in the initial auction, anonymous bidding and reserve prices of $1.81 billion and $1.37 billion for the two 12 MHz licenses, $4.64 billion for the 22 MHz licenses and $1.33 billion for the 10 MHz private/public spectrum block. We, along with various other parties, have asked the FCC to revise the auction procedures and auction schedule in certain respects but we cannot predict whether any of the proposed changes will be adopted. We have also asked the FCC to clarify and reconsider certain aspects of the FCC’s 700 MHz rules.

The FCC sets construction benchmarks for broadband PCS and AWS licenses. All broadband PCS licensees, holding licenses originally granted as 30 MHz licenses, must construct facilities to provide service covering one-third of their service area’s population within five years, and two-thirds of the population within ten years, or provide substantial service to the licensed area within the appropriate five- and ten-year benchmarks, of their initial license grant date. All broadband PCS licensees holding licenses which originally were granted as, or disaggregated to become, 10 MHz and 15 MHz licenses must construct facilities to provide service to 25% of the license area within five years of their initial license grant date, or make a showing of substantial service. While the FCC has granted limited extensions to and waivers of these requirements, licensees failing to meet these coverage requirements generally must forfeit their license. Either we or the previous licensee for each of our broadband PCS licenses has satisfied the applicable five-year coverage requirement for our licenses and the ten-year requirement for those licenses with license terms expiring in January 2007. All AWS licensees will be required to construct facilities to provide substantial service by the end of the initial 15-year license term.

The FCC generally grants broadband PCS licenses for ten-year terms that are renewable upon application to the FCC. AWS licenses are granted for an initial 15-year term and then are renewable for successive ten-year terms. Our PCS license terms began expiring in 2007 and we have filed renewal applications for additional ten-year terms. All of these applications have been granted. Our next set of PCS licenses will need to be renewed in 2009. Our initial AWS license terms end in November 2021. The FCC may deny our broadband PCS and AWS license renewal applications for cause after appropriate notice and hearing. The FCC will award a renewal expectancy to us for our broadband PCS licenses if we meet specific past performance standards. To receive a renewal expectancy for our broadband PCS licenses, we must show that we have provided substantial service during our past license term, and have substantially complied with applicable FCC rules and policies and the Communications Act. The FCC defines substantial service as service which is sound, favorable and substantially above a mediocre service level only minimally warranting renewal. If we receive a renewal expectancy, it is very likely that the FCC will renew our existing broadband PCS licenses. If we do not receive a renewal expectancy, the FCC may accept competing applications for the license renewal period, subject to a comparative hearing, and may award the broadband PCS license for the next term to another entity. We believe we will be eligible for a renewal expectancy for our broadband PCS licenses but cannot be certain because the applicable FCC standards are not precisely defined.

The FCC may deny applications for FCC licenses, and in extreme cases revoke FCC licenses, if it finds a licensee lacks the requisite qualifications to be a licensee. In making this determination, the FCC considers any adverse findings against the licensee or applicant in a judicial or administrative proceeding involving felonies, possession or sale of illegal drugs, fraud, antitrust violations or unfair competition, employment discrimination, misrepresentations to the FCC or other government agencies, or serious violations of the Communications Act or FCC regulations. We believe there are no activities and no judicial or administrative proceedings involving us that would warrant such a finding by the FCC.

The FCC also has other broadband wireless spectrum allocation proceedings in process. In 2004, the FCC sought comment on service rules for an additional 20 MHz of AWS spectrum in the 1915-1920 MHz, 1995-2000 MHz, 2020-2025 MHz and 2175-2180 MHz bands. Also, on August 31, 2007, the FCC dismissed applications to provide wireless service in the 2155-2175 MHz AWS Band and, on September 19, 2007, it released a Notice of Proposed Rulemaking seeking comment on proposed service rules for the 2155-2175 MHz band, which has been allocated for fixed and mobile services, including AWS. Comments are due 30 days after the date of publication in the Federal Register and reply comments are due an additional 30 days thereafter. These proposed allocations present certain unique spectrum clearing and interference issues, and we cannot predict with any certainty the likely timing of these proposed allocations.

Transfer and Assignment of PCS Licenses

The Communications Act requires prior FCC approval for assignments or transfers of control of any license or construction permit, with limited exceptions. The FCC may prohibit or impose conditions on assignments and transfers of control of licenses. We have managed to secure the requisite approval of the FCC to a variety of assignment and transfer proposals without undue delay. Although we cannot assure you that the FCC will approve or act in a timely fashion on any of our future requests to approve assignment or transfer of control applications, we have no reason to believe the FCC will not approve or grant such requests or applications in due course. Because an FCC license is necessary to lawfully provide wireless broadband service, FCC disapproval of any such request would adversely affect our business, results of operations, and financial condition.

The FCC allows FCC licenses and service areas to be subdivided geographically or by bandwidth, with each divided license covering a smaller service area and/or less spectrum. Any such division is subject to FCC approval, which cannot be guaranteed. In addition, in May 2003, the FCC adopted a Report and Order to facilitate development of a secondary market for unused or underused wireless spectrum by imposing less restrictive standards on transferring and leasing of spectrum to third parties. These policies provide us with alternative means to obtain additional spectrum or dispose of excess spectrum, subject to FCC approval and applicable FCC conditions. These alternatives also allow our competitors to obtain additional spectrum or new competitors to enter our markets.

Ownership Restrictions

Before January 1, 2003, the FCC rules imposed a “spectrum cap” limiting to 55 MHz the amount of commercial mobile radio service, or CMRS, spectrum an entity could hold in a major market. The FCC now has eliminated the spectrum cap for CMRS in favor of a case-by-case review of transactions raising CMRS spectrum concentration issues. Previously decided cases under the case-by-case approach indicate that the FCC will screen a transaction for competitive concerns if 70 MHz of cellular and broadband PCS spectrum in a single market is attributable to a party or affiliated group, or if there is a material change in the post-transaction market share concentrations as measured by the Herfindahl-Hirschman Index. The 70 MHz benchmark may change over time as more and more broadband spectrum is made available, and its applicability to AWS or 700 MHz spectrum is unclear. By eliminating a spectrum cap for CMRS in favor of a more flexible analysis, we believe the FCC’s changes will increase wireless operators’ ability to attract capital, acquire additional spectrum, and make investments in other wireless operators. We also believe that these changes allow our competitors to make additional acquisitions of spectrum and further consolidate the industry.

The FCC rules initially established specific ownership requirements for broadband PCS licenses obtained in the C- and F-Block auctions, which are known as the entrepreneur’s block auctions. We were subject to these requirements until recently because our licenses were obtained in the C-Block auction. When we acquired our C-Block broadband PCS licenses, the FCC’s rules for the C-Block auction permitted entities to exclude the gross revenues and assets of non-attributable investors in determining eligibility as a DE and small business, so long as the licensee employed one of two control group structural options. We elected to meet the 25% control group option which required that, during the first ten years of the initial license term (which for us would have ended on January 27, 2007), a licensee have an established group of investors meeting the requirements for the C-Block auctions, holding at least 50.1% of the voting interests of the licensee, possessing actual and legal control of both the control group and the licensee, and electing or appointing a majority of the licensee’s board of directors. In addition, those qualifying investors were required to hold no less than a specified percentage of the equity. After the first three years of the license term (which for us ended January 27, 2000), the qualifying investors must collectively retain at least 10% of the licensee’s equity interests. The 10% equity interest could be held in the form of options, provided the options were exercisable at any time, solely at the holder’s discretion, at an exercise price less than or equal to the current market value of the underlying shares on the short-form auction application filing date or, for options issued later, the options’ issue date. Finally, under the 25% control group option, no investor or group of affiliated investors in the control group was permitted to hold over 25% of the licensee’s overall equity during the initial license term.

In August 2000, the FCC revised its control group requirements as they applied to DE licensees. The revised rules apply a control test that obligates the eligible very small business members of a DE licensee to maintain de facto (actual) and de jure (legal) control of the business. Because we had taken advantage of installment payments at the time we purchased the licenses in the C-Block auction, we were still required to comply with the control group requirements. In May 2005, we paid off the remaining installments we owed to the FCC on all of the licenses we acquired in the C-Block auction. In addition, none of the license acquisitions made by us after the C-Block auction required that we qualify as a DE. As a consequence, upon repayment of the installments to the FCC, we were no longer subject to the FCC rules and regulations pertaining to unjust enrichment or installment financing. Based on this change of circumstances, we were no longer required to maintain our previous status as an eligible DE or to abide by the ownership restrictions applicable to DEs under the 25% control group option. In August 2005, we filed administrative updates with the FCC with respect to all of our FCC licenses, which served to notify the FCC and all interested parties of this change of circumstances. Effective as of December 31, 2005, MetroPCS Communications Class A common stock was converted into MetroPCS Communications common stock and the built-in control structures required to maintain our DE status were terminated with the consent of the FCC.

Royal Street is a DE which must meet and continue to abide by the FCC’s DE requirements, including the revised control group requirements. The FCC rules provide that if a license is transferred to a non-eligible entity, an entity which qualifies for a lesser credit on open licenses, or the DE ceases to be qualified, the licensee may lose all closed licenses which are not constructed, and may be required to refund to the FCC a portion of the bidding credit received for all open licenses, based on a five-year straight-line basis and might lose its closed licenses or be required to pay an unjust enrichment payment on the closed licenses. In Auction 58, Royal Street received a bidding credit equal to approximately $94 million. If Royal Street were found to no longer qualify as a DE, it would be required to repay the FCC the amount of the bidding credit on a five-year straight-line basis. Any closed licenses which are transferred prior to the five-year anniversary may also be subject to an unjust enrichment payment or revocation if not constructed. Royal Street also is party to certain grandfathered arrangements with us that cannot be extended to new or additional licenses due to recent changes in the DE rules. For this reason, the ability of Royal Street to own or control additional licenses in the future will be inhibited absent significant changes in the business relationship with us.

Specifically, in April 2006, the FCC adopted a Second Report and Order and Second Further Notice of Proposed Rulemaking relating to its DE program. This Order was clarified by the FCC in its June 2006 Order on Reconsideration of the Second Report and Order, which largely upheld the rules established in the Second Report and Order but clarified that the FCC’s revised unjust enrichment rules would only apply to licenses initially granted after April 25, 2006 (the Second Report and Order, as clarified by the Order on Reconsideration, is referred to herein as the DE Order). First, the FCC found that an entity that enters into an impermissible material relationship will be ineligible for award of designed entity benefits and subject to unjust enrichment on a license-by-license basis. The FCC concluded that any arrangement whereby a DE leases or resells more than fifty percent of the capacity of its spectrum or network to third parties is an impermissible material relationship and will render the licensee ineligible for any DE benefits, including bidding credits, installment payments, and, as applicable, set-asides, and will subject the DE to unjust enrichment payments on a license-by-license basis. Second, the FCC found that any entity which has a spectrum leasing or resale arrangement (including wholesale arrangements) with an applicant for more than 25% of the applicant’s total spectrum capacity on a license-by-license basis will be considered to have an attributable interest in the applicant. Based on these revised rules, Royal Street will not be able to enter into the same relationship it currently has with us for any future FCC auctions and receive DE benefits, including bidding credits. In addition, Royal Street will not be able to acquire any additional DE licenses in the future, and resell services to us on those licenses on the same basis as the existing arrangements, without making itself ineligible for DE benefits. The FCC, however, grandfathered otherwise impermissible material relationships for existing licenses that were entered into or filed with the FCC before the release date of the FCC order.

Third, the FCC has revised the DE unjust enrichment rules to provide that a licensee which seeks to assign or transfer control of the license, enter into an otherwise impermissible material relationship, or otherwise loses its eligibility for a bidding credit for any reason, will be required to reimburse the FCC for any bidding credits received as follows: if the DE loses its eligibility or seeks to assign or transfer control of the license, the DE will have to reimburse the FCC for 100% of the bidding credit plus interest if such loss, assignment or transfer occurs within the first five years of the license term; 75% if during the sixth and seventh year of the license term; 50% if during the eighth and ninth of the license term; and 25% in the tenth year. In addition, to the extent that a DE enters into an impermissible material relationship, seeks to assign or transfer control of the license, or otherwise loses its eligibility for a bidding credit for any reason prior to the filing of the notification informing the FCC that the construction requirements applicable at the end of the license term have been met, the DE must reimburse the FCC for 100% of the bidding credit plus interest. In its June 2006 Order on Reconsideration of the Second Report and Order, the FCC clarified its rules to state that its changes to the DE unjust enrichment rules would only apply to licenses initially issued after April 25, 2006. Licenses issued prior to April 25, 2006, including those granted to Royal Street from Auction 58, would be subject to the five-year unjust enrichment rules previously in effect. Likewise, the requirement that the FCC be reimbursed for the entire bidding credit amount owed if a DE loses its eligibility for a bidding credit prior to the filing of the notifications informing the FCC that the construction requirements applicable at the end of the license term have been met applies only to those licenses that are initially granted on or after April 25, 2006. Fourth, the FCC has adopted rules requiring a DE to seek approval for any event in which it is involved that might affect its ongoing eligibility, such as entry into an impermissible material relationship, even if the event would not have triggered a reporting requirement under the FCC’s existing rules. In connection with this rule change, the FCC now requires DEs to file annual reports with the FCC listing and summarizing all agreements and arrangements that relate to eligibility for designated entity benefits. Fifth, the FCC indicated that it will step up its audit program of DEs and has stated that it will audit the eligibility of every DE that wins a license in the AWS auction at least once during the initial license term. Sixth, these changes will all be effective with respect to all applications filed with the FCC that occur after the effective date of the FCC’s revised rules, including the AWS auction.

Several interested parties filed a Petition for Expedited Reconsideration and a Motion for Expedited Stay Pending Reconsideration or Judicial Review of the DE Order. The Petitions challenged the DE Order on both substantive and procedural grounds. Among other claims, the Petitions contested the FCC’s effort to apply the revised rules to applications for the AWS auction and to apply the revised unjust enrichment payment schedule to existing DE arrangements. In the Motion for Stay, the petitioners requested that the FCC also stay the effectiveness of the rule changes, and stay the commencement of the AWS auction which was scheduled at that time to commence on June 29, 2006 and all associated pre-AWS auction deadlines. The FCC did not grant the stay, and the petitioners sought a court stay. On June 7, 2006, the petitioners filed an appeal of the DE Order with the Court of Appeals for the Third Circuit and sought an emergency stay of the DE Order. On June 29, 2006, the Court issued a decision denying the emergency stay motion. The court held oral arguments on May 23, 2007 on the appeal. On September 28, 2007, the Court dismissed the case for jurisdictional reasons, stating that the appeal was incurably premature. However, petitioners have indicated that they will file a writ of mandamus with the Third Circuit ordering a prompt Commission ruling on the outstanding Petition in Expedited Reconsideration. We are unable at this time to predict the likely outcome of the Petition for Expedited Reconsideration or any further appeal and unable to predict the impact on the licenses granted in Auction 66. We also are unable to predict whether the litigation will result in any changes to the DE Order or to the DE program, and, if there are changes, whether or not any such changes will be beneficial or detrimental to our interests. However, the relief sought by the petitioners includes overturning the results of Auction 66. If the petitioners are ultimately successful in getting this relief, any licenses granted to us as a result of Auction 66 would be revoked. Our payments to the FCC for the licenses would be refunded, but without interest. If our licenses are revoked we will have been required to pay interest to our lenders on the money paid to the FCC for the AWS licenses and we will have incurred clearing and other expenses, but would not receive interest or any compensation for our clearing and other activities on the spectrum. The interest and other expenses, which could be substantial, may affect our results of operations and the loss of the Auction 66 licenses could affect our future prospects.

In connection with the changes to the DE rules, the FCC also adopted in April 2006 a Second Further Notice of Proposed Rulemaking seeking comment on whether additional restrictions should be adopted in its DE program relating to, among other things:

•	relationships between designated entities and other communications enterprises based on class of services, financial measures, or spectrum interests;

•	the need to include other agreements within the definition of impermissible material relationships; and

•	prohibiting entities or persons with net worth over a particular amount from being considered a DE.

There can be no assurance what additional changes, if any, to the DE program may be adopted as a result of this rulemaking. Based on the FCC’s latest rulings, we do not expect any future changes in the DE rules to be applied retroactively to Royal Street, but we cannot give any assurance that the FCC will not give any new rules retroactive effect. If additional changes are made to the program that are applied to the current arrangements between Royal Street, C9 Wireless and us, it could have a material adverse effect on our and Royal Street’s operations and financial performance.

The Communications Act includes provisions authorizing the FCC to restrict ownership levels in us by foreign nationals or their representatives, a foreign government or its representative or any corporation organized under the laws of a foreign country. The law permits indirect foreign ownership of as much as 25% of our equity without the need for any action by the FCC. If the FCC determines it is in the best interest of the general public, the FCC may revoke licenses or require an ownership restructuring if our foreign ownership exceeds the statutory 25% benchmark. However, the FCC generally permits additional indirect foreign ownership in excess of the statutory 25% benchmark particularly if that interest is held by an entity or entities from World Trade Organization member countries. For investors from countries that are not members of the World Trade Organization, the FCC determines if the home country extends reciprocal treatment, called “equivalent competitive opportunities,” to United States entities. If these opportunities do not exist, the FCC may not permit such foreign investment beyond the 25% benchmark. We have adopted internal procedures to assess the nature and extent of our foreign ownership, and we believe that the indirect ownership of our equity by foreign entities is below the benchmarks established by the Communications Act. If we have foreign ownership in excess of the limits, we have the right to acquire the portion of the foreign investment which places us over the foreign ownership restriction. Nevertheless, these foreign ownership restrictions could affect our ability to attract additional equity financing and complying with the restrictions could increase our cost of operations.

General Regulatory Obligations

The Communications Act and the FCC’s rules impose a number of requirements upon wireless broadband PCS, and in many instances AWS, licensees. These requirements, summarized below, could increase our costs of doing business.

Federal legislation enacted in 1993 requires the FCC to reduce the disparities in the regulatory treatment of similar mobile services, such as cellular, PCS and Enhanced Specialized Mobile Radio, or ESMR, services. Under this regulatory structure, our wireless broadband PCS and AWS services are classified as CMRS. The FCC regulates providers of CMRS services as common carriers, which subjects us to many requirements under the Communications Act and FCC rules and regulations. The FCC, however, has exempted CMRS offerings from some typical common carrier regulations, such as tariff and interstate certification filings, which allows us to respond more quickly to competition in the marketplace. The 1993 federal legislation also preempted state rate and entry regulation of CMRS providers.

The FCC permits cellular, broadband PCS, AWS, paging and ESMR licensees to offer fixed services on a co-primary basis along with mobile services. This rule may facilitate the provision of wireless local loop service by CMRS licensees using wireless links to provide local telephone service. The extent of lawful state regulation of such wireless local loop service is undetermined. While we do not presently have a fixed service offering, our network can accommodate such a service. We continue to evaluate our service offerings, which may include a fixed service plan at some point in the future.

The spectrum allocated for broadband PCS was utilized previously by fixed microwave systems. To foster the orderly clearing of the spectrum, the FCC adopted a transition and cost sharing plan pursuant to which incumbent microwave users could be reimbursed for relocating out of the band and the costs of relocation were shared by the broadband PCS licensees benefiting from the relocation. Under the FCC regulations, DEs were able to pay microwave reimbursed clearing obligations through installment payments. We incurred various microwave relocation obligations pursuant to this transition plan. The transition and cost sharing plans expired in April 2005, at which time remaining microwave incumbents in the broadband PCS spectrum remained obligated to relocate to different spectrum but assumed responsibility for their costs to relocate to alternate spectrum. We have fulfilled all of the relocation obligations (and related payments) directly incurred in our broadband PCS markets. As a result of the offer to purchase made by Madison Dearborn Capital Partners IV, L.P. and certain affiliates of TA Associates, Inc. in 2005, we ceased being a DE and we paid off all remaining microwave clearing obligations to other carriers. This process took longer than we anticipated which could give rise to an objection by a carrier to which microwave clearing payments were due. As of December 31, 2006, we had no obligations related to our PCS licenses payable to other carriers under cost sharing plans for microwave relocation in our markets.

In addition, spectrum allocated for AWS currently is utilized by a variety of categories of commercial and governmental users. To foster the orderly clearing of the spectrum, the FCC adopted a transition and cost sharing plan pursuant to which incumbent non-governmental users could be reimbursed for relocating out of the band and the costs of relocation would be shared by AWS licensees benefiting from the relocation. The FCC has established a plan where the AWS licensee and the incumbent non-governmental user are to negotiate voluntarily for three years and then, if no agreement has been reached, the incumbent licensee is subject to mandatory relocation where the AWS licensee can force the incumbent non-governmental licensee to relocate at the AWS licensee’s expense. The spectrum allocated for AWS currently is utilized also by governmental users. The FCC rules provide that a portion of the money raised in Auction 66 will be used to reimburse the relocation costs of governmental users from the AWS band. However, not all governmental users are obligated to relocate and in some cases where they are obligated to relocate many may not do so for some period of time. We estimate the costs we may incur to relocate the incumbent non-governmental licensees in the areas where we have been granted AWS licenses in Auction 66 to be approximately $40 to $60 million, and the time it will take to clear the AWS spectrum in markets where we acquired licenses is uncertain.

We are obligated to pay certain annual regulatory fees and assessments to support FCC wireless industry regulation, as well as fees supporting federal universal service programs, number portability, regional database costs, centralized telephone numbering administration, telecommunications relay service for the hearing-impaired and application filing fees. These fees are subject to increase by the FCC periodically.

The FCC requires CMRS providers to implement basic 911 and enhanced, or E-911, emergency services. Our obligation to implement these services is incurred in stages on a market-by-market basis as local emergency service providers request E-911 services. These services allow state and local emergency service providers to better identify and locate callers using wireless services, including callers using special devices for the hearing impaired. We have constructed facilities to implement these capabilities in markets where we have had requests and are in the process of constructing facilities in the markets we launched recently. The FCC also has rules that require us, because we employ a handset-based location technology, to ensure that specified percentages of the handsets in service on the system be location capable. As of December 31, 2005, 95% of our handsets were required to be location-capable and we met this requirement. There are proposals to require greater accuracy in establishing the location of our subscribers for E-911 emergency services. On September 11, 2007, the FCC adopted a Report and Order which requires that CMRS carriers must meet the E-911, Phase II location accuracy requirements at the Public Safety Answering Point, or PSAP, service-area level over a five year period. The new rules adopted in the Order require CMRS carriers to meet interim, annual benchmarks on progressively smaller geographic levels over the next five years in order to ensure that they achieve PSAP-level compliance no later than September 11, 2012. Specifically, the Commission has established a series of interim requirements which provide that CMRS carriers must meet the Commission’s location accuracy requirements as follows: by September 11, 2008, a CMRS carrier must meet the FCC’s location accuracy requirements within each Economic Area in which the CMRS carrier operates; a CMRS carrier must then meet the FCC’s location accuracy requirements within each Metropolitan Statistical Area and Rural Service Area that the carrier serves and also demonstrate significant progress toward compliance at the PSAP-level by September 11, 2010; by the same date, CMRS carriers also must meet the FCC’s location requirements within at least 75 percent of the PSAPs the carrier serves; and by September 11, 2012, CMRS carriers must meet the FCC’s location accuracy requirements at the PSAP-level. However, CMRS carriers must account for only those PSAPs in their service areas that are capable of receiving E911, Phase II location data. These E-911 requirements may require us to expend additional capital and resources, and these expenditures may be material. Failure to meet or maintain compliance with the FCC’s E-911 requirements can subject us to significant penalties. The extent to which we must deploy E-911 services affects our capital spending obligations. In 1999, the FCC amended its rules to no longer require compensation by the state to carriers for E-911 costs and to expand the circumstances under which wireless carriers may be required to offer E-911 services to the public safety agencies. States in which we do business may limit or eliminate our ability to recover our E-911 costs. Federal legislation enacted in 1999 may limit our liability for uncompleted 911 calls to a similar level to wireline carriers in our markets.

Federal law requires CMRS carriers to provide law enforcement agencies with support for lawful wiretaps. Federal law also requires compliance with wiretap-related record-keeping and personnel-related obligations. Complying with these law enforcement wiretap requirements may require systems upgrades creating additional capital obligations for us and additional personnel, a process which may cost us additional expense which we may not be able to recover. Our customer base may be subject to a greater percentage of law enforcement requests than those of other carriers and that the resulting expenses incurred by us to cooperate with law enforcement are proportionately greater.

Because the availability of telephone numbers is dwindling, the FCC has adopted number pooling rules that govern how telephone numbers are allocated. Number pooling is mandatory inside the wireline rate centers where we have drawn numbers and that are located in counties included in the top 100 metropolitan statistical areas, or MSAs, as defined by FCC rules. We have implemented number pooling and support pooled number roaming in all of our markets which are included in the top 100 MSAs. The FCC also has authorized states to start limited numbering administration to supplement federal requirements and some of the states where we provide service have been authorized by the FCC to start limiting numbering administration.

In addition, the FCC has ordered all telecommunications carriers, including CMRS carriers, to provide telephone number portability enabling subscribers to keep their telephone numbers when they change telecommunications carriers, whether wireless to wireless or, in some instances, wireline to wireless, and vice versa. Under these local number portability rules, a CMRS carrier located in one of the top 100 MSAs must have the technology in place to allow its customers to keep their telephone numbers when they switch to a new carrier. Outside of the top 100 MSAs, CMRS carriers receiving a request to allow end users to keep their telephone numbers must be capable of doing so within six months of the request or within six months of November 24, 2003, whichever is later. In addition, all CMRS carriers are required to support nationwide roaming for customers retaining their numbers. We currently support number portability in all of our markets.

FCC rules provide that all local exchange carriers must, upon request, enter into mutual or reciprocal compensation arrangements with CMRS carriers for the exchange of local traffic, under which each carrier compensates the other for terminated local traffic originating on the compensating carrier’s network. In addition, CMRS carriers also are obligated to pay reasonable compensation to a local exchange carrier in connection with traffic terminated by the CMRS carrier. Local traffic is defined for purposes of the reciprocal compensation arrangement between local exchange carriers and CMRS carriers as intra-MTA traffic, and thus the FCC’s reciprocal compensation rules apply to any local traffic originated by a CMRS carrier and terminated by a local exchange carrier within the same MTA and vice versa, even if such traffic is interexchange. While these rules provide that local exchange carriers may not charge CMRS carriers for facilities used by CMRS carriers to terminate local exchange carriers’ traffic, local exchange carriers may charge CMRS carriers for facilities used to transport and terminate CMRS traffic and for facilities used for transit purposes to carry CMRS carrier traffic to a third carrier. FCC rules also provide that, on the CMRS carrier’s request, incumbent local exchange carriers must exchange local traffic with CMRS carriers at rates based on the FCC’s costing rules; rates are set by state public utility commissions applying the FCC’s rules. The rules governing CMRS interconnection are under review by the FCC in a rulemaking proceeding, and we cannot be certain whether or not there will be material changes in the applicable rules, and if there are changes, whether they will be beneficial or detrimental to us.

Before 2005, some local exchange carriers claimed a right by filing a state tariff to impose unilateral charges on CMRS carriers for the termination of CMRS carriers’ traffic on the local exchange carrier’s network, often at above-cost rates. In 2005, the FCC issued a Report and Order holding that, on a going forward basis, no local exchange carrier was permitted to unilaterally impose tariffed rates for the termination of a CMRS carrier’s traffic. This Report and Order imposed on CMRS carriers an obligation to engage in voluntary negotiation and arbitration with incumbent local exchange carriers similar to those imposed on the incumbent local exchange carriers pursuant to Section 252 of the Communications Act. Further, the FCC found that its prior rules did not preclude incumbent local exchange carriers from imposing unilateral charges pursuant to tariff for the period prior to the effective date of the Report and Order. Finally, the Report and Order found that once an incumbent local exchange carrier requested negotiation of an interconnection arrangement both carriers are obligated to begin paying the FCC’s default rates for all traffic exchanged after the request for negotiation. Several CMRS carriers and incumbent local exchange carriers have appealed the Report and Order and we have sought clarification on certain aspects of the Report and Order. In the meantime, a number of local exchange carriers and incumbent local exchange carriers have demanded that we pay bills for traffic exchanged in the past and we are evaluating those demands. We may pay some portion of these amounts, which may be material. Also, a number of local exchange carriers have requested that we enter into negotiations for interconnection agreements and, as a result of such negotiations, we may be obligated to pay amounts to settle prior claims and on a going forward basis, and such amounts may be material. Also, other local exchange companies have threatened to sue us if agreements governing termination compensation are not reached. We generally have been successful in negotiating arrangements with carriers with whom we exchange traffic; however, our business could be adversely affected if the rates some carriers charge us for terminating our customers’ traffic ultimately prove to be higher than anticipated. In one case, a complaint has been filed by a CLEC against us before the FCC claiming a right to terminating compensation payments on a going forward basis and going backward basis at a rate that we consider to be excessive. We are vigorously defending against the complaint, but cannot predict the outcome at this time. An adverse outcome could be material.

The FCC has adopted rules requiring interstate communications carriers, including CMRS carriers, to “make an equitable and non-discriminatory contribution” to a Universal Service Fund, or USF, that reimburses communications carriers providing basic communications services to users receiving services at subsidized rates. We have made these FCC-required payments. The FCC recently started a rulemaking proceeding to solicit public comment on ways of reforming both how it assesses carrier USF contributions and how carriers may recover their costs from customers and some of the proposals may cause the amount of USF contributions required from us and our customer to increase. Effective April 1, 2003, the FCC prospectively forbade carriers from recovering administrative costs related to administering the required universal service assessments from customers as USF charges. The FCC’s rules require carriers’ USF recovery charges to customers not exceed the assessment rate the carrier pays times the proportion of interstate telecommunications revenue on the bill. We are currently in compliance with these requirements.

Wireless broadband carriers may be designated as Eligible Telecommunications Carriers, or ETCs, and may receive universal service support for providing service to customers using wireless service in high cost areas. Other wireless broadband carriers operating in states where we operate have obtained or applied for ETC status. Such other carriers’ receipt of universal service support funds may affect our competitive status in a particular market by allowing our competitors to offer service at a lower rate. We may decide in the future to apply for this designation in certain qualifying high cost areas where we provide wireless services, though our ability to qualify may be affected by ongoing changes and possible future limitations in the program. If we are approved, these payments would be an additional revenue source that we could use to support the services we provide in high cost areas.

CMRS carriers are exempt from the obligation to provide equal access to interstate long distance carriers. However, the FCC has the authority to impose rules requiring unblocked access through carrier identification codes or 800/888 numbers to long distance carriers so CMRS customers are not denied access to their chosen long distance carrier, if the FCC determines the public interest so requires. Our customers have access to alternative long distance carriers using toll-free numbers.

FCC rules also impose restrictions on a telecommunications carrier’s use of customer proprietary network information, or CPNI, without prior customer approval, including restrictions on the use of information related to a customer’s location. The FCC recently began an investigation into whether CMRS carriers are properly protecting the CPNI of their customers against unauthorized disclosure to third parties. In February 2006, the FCC requested that all CMRS carriers provide a certificate from an officer of the CMRS carrier based on personal knowledge that the CMRS carrier was in compliance with all CPNI rules. We have provided such a certificate. The FCC also has proposed substantial fines on certain wireless carriers for their failure to comply with the FCC’s CPNI rules. We believe that our current practices are consistent with existing FCC rules on CPNI, and do not foresee new costs or limitations on our existing practices as a result of the current FCC rules in that area. On April 2, 2007, the FCC released a Report and Order and Further Notice of Proposed Rulemaking in which it adopted a number of changes to its existing CPNI rules. First, the new rules will require carriers to provide mandatory password protection that will restrict the release of call detail information during customer-initiated telephone contact and also will apply to online account access. Second, these rules will require carriers to notify customers immediately when a password, customer request to a back-up means of authentication for lost or forgotten passwords, online account, or address of record is created or changed. Third, the new rules will provide for a process by which both law enforcement and customers are notified in the event of a CPNI breach. Fourth, these rules will require carriers to obtain opt-in consent from a customer before disclosing that customer’s CPNI to a carrier’s joint venture partners or independent contractors for the purpose of marketing communications-related services to that customer. Fifth, the new rules will require carriers to file with the FCC an annual certification, including an explanation of any actions taken against data brokers and a summary of all consumer complaints received in the previous year regarding the unauthorized release of CPNI. Sixth, the application of the FCC’s CPNI rules will be extended to include providers of interconnected VoIP services. Seventh, the new rules will require carriers to take reasonable measures to discover and protect against pretexting, and in enforcement proceedings, the FCC will infer from evidence of unauthorized disclosures of CPNI that reasonable protections were not taken. Eighth, these rules will permit carriers to bind themselves contractually to authentication regimes other than those adopted in this Report and Order for services they provide to their business customers that have a dedicated account representative and contracts that specifically address the carrier’s protection of CPNI. The above changes will take effect on the later of six months from the date of the Report and Order or the date on which approval for the new rules is obtained from the Office of Management and Budget.

In the Further Notice of Proposed Rulemaking that accompanies the Report and Order described above, the FCC seeks comment on: whether mandatory password protection should be included for other types of information, such as non-call detail CPNI or certain types of account changes; whether the FCC should adopt rules regarding audit trails; whether the FCC should adopt rules that govern the physical transfer of or access to CPNI by a carrier, its affiliates, or third parties; whether the FCC should adopt rules that require carriers to limit data retention; and what steps, if any, the FCC should take to secure the privacy of customer information secured on mobile communications devices. Compliance with the FCC’s new or proposed rules may impose additional costs on us or require us to make changes to our business processes or practices and customer service processes, which changes could have a material adverse impact on us.

Congress and state legislators also are in the process of enacting legislation which addresses the use and protection of CPNI which may impact our obligations. For example, Congress recently enacted the Telephone Records and Privacy Protection Act of 2006, which imposes criminal penalties upon persons who purchase without a customer’s consent, or use fraud to gain unauthorized access to, telephone records. The recent and pending legislation (if enacted) may require us to change how we protect our customer’s CPNI and could require us to incur additional costs or change our business practices or processes, which costs and changes may be material.

Telecommunications carriers are required to make their services accessible to persons with disabilities. These FCC rules generally require service providers to offer equipment and services accessible to and usable by persons with disabilities, if readily achievable, and to comply with FCC-mandated complaint/grievance procedures. These rules are largely untested and are subject to interpretation through the FCC’s complaint process. While these rules principally focus on the manufacturer of the equipment, we could have costly new requirements imposed on us and, if we were found to have violated the rules, be subject to fines, which fines could be material. As a related matter, on July 10, 2003, the FCC issued an order requiring digital wireless phone manufacturers and wireless service providers (including us) to take steps ensuring the availability of hearing aid compatible digital wireless phones. Specifically, the FCC mandated that non-Tier 1 CMRS carriers, such as us, are required under the FCC’s current rules to offer to its customers at least two wireless digital phones for each air interface used by it that meet the FCC hearing aid-compatibility requirements. We currently are in compliance with these requirements. By February 18, 2008, half of the digital wireless handsets that we offer for each air interface must meet the FCC’s hearing aid-compatibility requirements. Since there has been consolidation in the digital wireless handset manufacturers industry, we may have difficulty securing the necessary handsets in order to meet the FCC’s requirements. In addition, since we are required to offer these hearing aid-compatible wireless phones for each air interface we provide, this requirement may limit our ability to offer services using new air interfaces other than CDMA 1XRTT, may limit the number of handsets we can offer, or may increase the costs of handsets for those new air interfaces. Further, to the extent that the costs of such handsets are more than non-hearing aid-compatible digital wireless handsets, it may decrease demand for our services, decrease the number of wireless phones we can offer to our customers, or increase our selling costs if we choose to subsidize the cost of the hearing aid-compatible handsets.

The FCC recently released an Order implementing certain recommendations of the FCC’s Independent Panel Reviewing the Impact of Hurricane Katrina on Communications Networks. The Order requires CMRS carriers to have an emergency back-up power source for all assets that are normally powered from local alternating current commercial power including mobile switching offices and cell sites. This Order could be interpreted to require wireless carriers to maintain emergency back up power to provide for at least 24 hours for all equipment located at a carrier’s mobile switching office and eight hours of power for all equipment at cell sites. This Order is due to take effect on October 9, 2007. The difficulties we face in seeking to comply with this Order appear to be shared by other wireless carriers as well, and, as a result, CTIA, a trade association for wireless carriers, filed a motion for administrative stay of the Order with the FCC requesting the FCC to relax the new requirements. On August 10, 2007, we and others filed petitions for clarification and reconsideration seeking clarification that the Order does not apply to DAS systems and reconsideration of the rules in favor of a more flexible back up power requirement. These rules will also require us to provide a report on the redundancy, resiliency, and reliability of our E-911 networks. These new rules may require us to purchase additional equipment, spend additional capital, seek and receive additional state and local permits, authorizations and approvals, and incur additional operating expenses to comply with the new rules and such costs could be material. In addition, if we are required to secure additional state or local authorization, permits or authorization, it could delay the construction of any new cell sites or DAS systems, and if we are unable to secure such authorizations, we may need to seek a waiver from the FCC seeking relief from the requirements of the Order or may be in violation of the FCC’s rules. We can give no assurance that the FCC would grant the requested relief.

Antenna structures used by us and other wireless providers are subject to FCC rules implementing the National Environmental Policy Act and the National Historic Preservation Act. Under these rules, construction cannot begin on any structure that may significantly affect the human environment or that may affect historic properties until the wireless provider has filed an environmental assessment with and obtained approval from the FCC. Processing of environmental assessments can delay construction of antenna facilities, particularly if the FCC determines that additional information is required or if community opposition arises. In addition, several environmental groups have unsuccessfully requested changes to the FCC’s environmental processing rules, challenged specific environmental assessments as failing statutory requirements and sought to have the FCC conduct a comprehensive assessment of antenna tower construction environmental effects. The FCC also is considering the impact that communications facilities, including wireless towers and antennas, may have on migratory birds. In August of 2003, the FCC initiated a rulemaking proceeding seeking information on whether rule changes should be adopted to reduce the risk of migratory bird collisions with commercial towers. The FCC released a Notice of Proposed Rulemaking in this proceeding on November 7, 2006, in which the FCC tentatively concludes that medium-intensity white strobe lights should be considered the preferred system in place of red obstruction lighting systems to the maximum extent possible without compromising safety. The FCC also seeks comments on the possible adoption of various other measures that might serve to mitigate the impact of communications towers on migratory birds. In the meantime, there are a variety of federal and state court actions in which citizen and environmental groups have sought to deny tower approvals based upon potential adverse impacts to migratory birds. Although we use antenna structures that are owned and maintained by third parties, the results of these FCC and court proceedings could have an impact on our efforts to secure access to particular towers, or the costs of access.

The location and construction of PCS and AWS antennas, DAS systems and nodes, base stations and towers also are subject to FCC and Federal Aviation Administration regulations, federal, state and local environmental regulation, and state and local zoning, land use and other regulation. With respect to AWS sites, we must notify the Federal Aviation Administration, or FAA, when we add AWS frequencies to existing sites which have reasonably been determined not to be a hazard to air navigation by the FAA, which may delay our construction. Before we can put a system into commercial operation, we, or the tower owner in the case of leased sites, must obtain all necessary zoning and building permit approvals for the cell site and microwave tower locations. The time needed to obtain necessary zoning approvals and state permits varies from market to market and state to state and, in some cases, may materially delay our ability to provide service. Variations also exist in local zoning processes. Further, certain municipalities impose severe restrictions and limitations on the placement of wireless facilities which may impede our ability to provide service in that area. In 2002, the Board of Supervisors for the City and County of San Francisco, or the City of San Francisco, denied certain applications to construct three sites in the City of San Francisco. The City of San Francisco claimed that additional facilities were not necessary because adequate services are available from other wireless carriers. In July 2002, we filed suit against the City of San Francisco and its Board of Supervisors based on their denial of our applications. The trial was conducted in late March 2006 and early April 2006. In June 2006, the court found in favor of the City of San Francisco and denied our applications. The court clarified that a gap in coverage existed, but that we had not used the least restrictive means to provide service in the area. None of the parties to the proceeding have appealed and the time to bring an appeal has expired. A failure or inability to obtain necessary zoning approvals or state permits, or to satisfy environmental rules may make construction impossible or infeasible on a particular site, might adversely affect our network design, increase our network design costs, require us to use more costly alternative technologies, such as DAS systems, reduce the service provided to our customers, and affect our ability to attract and retain customers.

In 2004, the FCC initiated a proceeding to update and modernize its systems for distributing emergency broadcast alerts. Television stations, radio broadcasters and cable systems currently are required to maintain emergency broadcast equipment capable of retransmitting emergency messages received from a federal agency. As part of its attempts to modernize the emergency alert system, the FCC in its proceeding is addressing the feasibility of requiring wireless providers, such as us, to distribute emergency information through wireless networks. Unlike broadcast and cable networks, however, our infrastructure and protocols — like those of all other similarly-situated wireless broadband CMRS carriers — are optimized for the delivery of individual messages on a point-to-point basis, and not for delivery of messages on a point-to-multipoint basis, such as all subscribers within a defined geographic area. While multiple proposals have been discussed in the FCC proceeding, including limited proposals to use existing short messaging service capabilities on a short-term basis, the FCC has not yet ruled and therefore we are not able to assess the short- and long-term costs of meeting any future FCC requirements to provide emergency and alert service, should the FCC adopt such requirements. Adoption of such requirements, however, could require new components within our network and transmission infrastructure and also require consumers to purchase new handsets. Congress recently passed the Warning, Alert, and Response Network Act as part of the Security and Accountability For Every Port Act of 2006. In this Act, which was recently signed into law, Congress provided for the establishment, within 60 days of enactment, of an advisory committee to provide recommendations to the FCC regarding technical standards and protocols under which electing commercial mobile radio service, or CMRS, providers may offer subscribers the capability of receiving emergency alerts. The FCC is required to complete a proceeding to adopt relevant technical standards, protocols, procedures, and other technical requirements based on the recommendations of such Advisory Committee necessary to enable alerting capability for CMRS providers that voluntarily elect to transmit emergency alert. Under the Act, a CMRS carrier can elect not to participate in providing such alerting capability. If a CMRS carrier elects to participate, the carrier may not charge separately for the alerting capability and the CMRS carrier’s liability related to, or any harm resulting from, the transmission of, or failure to transmit, an emergency alert is limited. The FCC is obligated to complete its rulemaking implementing such rules within a relatively short period of time after receiving the recommendations from the advisory committee. Until the FCC promulgates rules, we do not know if they will adopt such requirements, and if it does, what their impact will be on our infrastructure and service.

The FCC historically has required that CMRS providers permit customers of other carriers to roam “manually” on their networks, for example, by supplying a credit card number, provided that the roaming customer’s handset is technically capable of accessing the roamed-on network. On August 16, 2007, the FCC released a Report and Order and Further Notice of Proposed Rulemaking clarifying that automatic roaming is a common carrier obligation for CMRS carriers and requiring CMRS carriers to provide automatic roaming services to other CMRS carriers upon reasonable request and on a just, reasonable, and non-discriminatory basis pursuant to Sections 201 and 202 of the Communications Act. The FCC found that this automatic roaming obligation extends to services that are real-time, two-way switched voice or data service that are interconnected with the public switched network and utilize an in-network switching facility that enables the provider to reuse frequencies and accomplish seamless hand-offs of subscriber calls. The FCC, however, did not apply the automatic roaming requirement to areas where the requesting CMRS carrier holds licenses or leases spectrum, which would preclude us from requesting automatic roaming in large portions of the United States in which we have not built networks or offer services, such as the recently acquired Auction 66 Markets. Automatic roaming rights are important to us because we have a limited service area and must rely on other carriers in order to offer roaming services outside our existing service areas. The Order’s limitation of automatic roaming rights to areas in which we do not hold or lease spectrum will substantially limit our ability to benefit from the requirement that other CMRS carriers offer us automatic roaming and could limit our ability to renew or extend our existing roaming agreements. As a result we could have difficulty attracting and retaining certain groups of customers which could have a material adverse impact on our business. The FCC also did not extend the automatic roaming obligation to services that are classified as information services (such as high speed Internet services) or to services that are not CMRS. In the Further Notice of Proposed Rulemaking, the FCC sought comment on whether the roaming obligation should be extended to non-interconnected services or features, including services that are classified as information services, or to services that are not CMRS. We cannot predict the likely outcome of the Further Notice of Proposed Rulemaking or the likely timing of an FCC ruling. If the FCC does not adopt an automatic roaming requirement for non-interconnected services or features, such as information services, high speed broadband services, and broadband Internet access services, we could have difficulty attracting and retaining certain groups of customers which could have a material adverse impact on our business.

In September of 2004, the FCC issued a Report and Order and Further Notice of Proposed Rulemaking and adopted several measures designed to increase carrier flexibility, reduce regulatory costs and to promote access to capital and spectrum for entities seeking to provide or improve wireless service to rural areas, including the relaxation of the FCC rule that prohibited a carrier from having any interest in both the Block A and Block B cellular licenses in a common market. These rule changes create potential opportunities for us if we seek to extend our service to rural markets, but also could benefit our competitors.

On November 20, 2006, the Copyright Office of the Library of Congress, or the Copyright Office, released the final rules in its triennial review of the exemptions to the prohibition on circumvention of copyright protection systems for access control technologies, or Triennial Review, contained in the Digital Millennium Copyright Act, or DMCA. In 1998, Congress enacted the DMCA, which among other things amended the United States Copyright Act to add a section prohibiting the circumvention of technological measures employed to protect a copyrighted work, or access control. In addition, the Copyright Office has the authority to exempt certain activities which otherwise might be prohibited by that section for a period of three years when users are (or in the next three years are likely to be) adversely affected by the prohibition in their ability to make noninfringing uses of a class of copyrighted work. Many carriers, including us, routinely place software locks on their wireless handsets which prevent a customer from using a wireless handset sold by one carrier on another carrier’s system. In its Triennial Review, the Copyright Office determined that these software locks on wireless handsets are access controls which adversely affect the ability of consumers to make noninfringing use of the software on their wireless handsets. As a result, the Copyright Office found that a person could circumvent such software locks and other firmware that enable wireless handsets to connect to a wireless telephone network when such circumvention is accomplished for the sole purpose of lawfully connecting the wireless handset to another wireless telephone network. A wireless carrier has filed suit in the United States District Court in Florida to reverse the Copyright Office’s decision. This proceeding was dismissed without prejudice on June 14, 2007. This exemption is effective from November 27, 2006 through October 27, 2009 unless extended by the Copyright Office.

This ruling, could allow customers to use their wireless handsets on the networks of other carriers. Since many of our competitors generally subsidize their wireless handsets substantially more than we do, customers of our competitors may find it attractive to bring their phones to us for activation. This may result in us experiencing lower costs to add customers. This ruling may also allow our customers who are dissatisfied with our service to utilize the services of our competitors without having to purchase a new wireless handset. The ability of our customers to leave our service and use their wireless handsets to receive a competitor’s service may have an adverse material impact on our business. In addition, since our subsidy for handsets to our distribution partners is incurred in advance, we may experience higher distribution costs resulting from wireless handsets not being activated or maintained on our network, which costs may be material.

In a February 20, 2007, filing, a provider of VoIP services asked the FCC to issue a declaratory ruling that would give wireless customers the right to utilize any device of their choice to access a wireless network as long as the device did not cause interference or network degradation. The FCC has placed this request on public notice and is seeking comment. This so-called “Carterfone Rule” is opposed by many wireless companies, including us, and the principal wireless industry association. The proponent also requested that the FCC initiate proceedings to determine whether the current practices of wireless carriers comport with the

Carterfone Rule. We can give no assurance that this rule will not be adopted or what impact an adoption of this rule may have on our services or business.

On March 23, 2007, the FCC released a declaratory ruling finding that wireless broadband Internet access service is an information service under the Communications Act of 1934, as amended, or the Communications Act. In addition, the FCC found that the transmission component of wireless broadband Internet access service is telecommunications and that the offering of a telecommunications transmission component as part of a functionally integrated Internet access service offering is not a telecommunications service under the Communications Act. Further, the FCC found that mobile wireless broadband Internet access service is not a “commercial mobile service” under Section 332 of the Act. Finally, the FCC defined broadband Internet access for this purpose as service at speeds in excess of 200 kbps in at least one direction. This ruling eliminates any common carrier obligations with respect to the provision of mobile wireless broadband Internet access services and could have a material impact on our ability to negotiate roaming agreements with other wireless carriers which include the provision of data and mobile wireless broadband Internet access services while roaming on the other carrier’s network. In addition, this ruling could allow our competitors and us greater flexibility in the pricing and terms and conditions of this service.

State, Local and Other Regulation

The Communications Act preempts state or local regulation of market entry or rates charged by any CMRS provider. As a result, we are free to establish rates and offer new products and services with minimum state regulation. However, states may continue regulating “other terms and conditions” of wireless service, and certain states where we operate maintain additional oversight jurisdiction, primarily focusing upon consumer protection issues and resolution of customer complaints. In addition, several state authorities have initiated actions or investigations of various wireless carrier practices. The outcome of these proceedings is uncertain and could require us to change our marketing practices, ultimately increasing state regulatory authority over the wireless industry. State and local governments also may manage public rights of way and can require fair and reasonable compensation from telecommunications carriers, including CMRS providers, for the use of such rights of any, so long as the government publicly discloses such compensation.

A dispute exists between the FCC and certain state public utility commission advocates as to whether the FCC’s preemptive rights over rates allows the FCC to prevent states from prohibiting the use of separate line items on wireless bills for charges that are not mandated by federal, state or local law. The FCC ruled in 2005 that states were preempted from requiring or prohibiting the use of non-misleading line items on wireless bills. In 2006, the United States Court of Appeals for the Eleventh Circuit vacated the FCC decision. A similar case is currently pending before the United States Court of Appeals for the Ninth Circuit. Several parties have announced an intention to seek review of the issues in the U.S. Supreme Court. The outcome of these cases, which we are unable to predict at this time, could affect the extent to which our CMRS services are subject to state regulations that may cause us to incur additional costs.

The California Public Utilities Commission, or CPUC, in early 2006 adopted consumer protection rules replacing an earlier consumer bill of rights. The new consumer bill of rights applies to “telecommunications services” subject to the CPUC’s jurisdiction — they do not replace and only supplement existing requirements that carriers have under federal and state law, tariffs, other orders and decisions of the FCC or the CPUC, and FCC requirements. The consumer bill of rights establishes seven rights (freedom of choice, disclosure, privacy, public participation and enforcement, accurate bills and dispute resolution, nondiscrimination, and public safety) and also includes rules on CPUC staff requests for information; worker identification; E-911 access; slamming rules (e.g., change of a subscriber’s telecommunications service without authorization) with some modifications to existing slamming rules; and new cramming rules (e.g., placement of unauthorized charges on a telecommunications bill) that apply to all charges on a telephone bill (and eliminates the interim opt-in rules for non-communications relating services). The cramming rules generally reiterate requirements that already exist under the law with some additions. The consumer bill of rights does not create a private right of action or liability that would not exist absent the rules. We have reviewed the consumer bill of rights and believe that we are in compliance. We cannot give any assurance that the consumer bill of rights will not cause us to spend additional funds or complicate our marketing and sales programs which may have a material adverse impact on our operations in California.

We cannot assure you that any state or local regulatory requirements currently applicable to our systems will not be changed in the future or that regulatory requirements will not be adopted in those states and localities which currently have none. Such changes could impose new obligations on us that would adversely affect our operating results.

Future Regulation

From time to time, federal or state legislators propose legislation and federal or state regulators propose regulations that could affect us, either beneficially or adversely. We cannot assure you that federal or state governments will not enact legislation or that the FCC or other federal or state regulator will not adopt regulations or take other action that might adversely affect us. Changes such as the FCC allocating additional radio spectrum for services competing with our business or granting existing licensees of other services flexibility to offer mobile wireless services could adversely affect our operating results.

Legal Proceedings

On June 14, 2006, Leap Wireless International, Inc. and Cricket Communications, Inc., or collectively Leap, filed suit against us in the United States District Court for the Eastern District of Texas, Marshall Division, Civil Action No. 2-06CV-240-TJW and amended on June 16, 2006, for infringement of U.S. Patent No. 6,813,497 “Method for Providing Wireless Communication Services and Network and System for Delivering of Same,” or the ’497 Patent, issued to Leap. The complaint seeks both injunctive relief and monetary damages for our alleged infringement of such patent. On August 3, 2006, we (i) answered the complaint, (ii) raised a number of affirmative defenses, and (iii) together with two related entities, counterclaimed against Leap and several related entities and certain current and former employees of Leap, including Leap’s CEO. In our counterclaims, we claim that we do not infringe any valid or enforceable claim of the ’497 Patent and we asserted claims for breach of contractual obligations, constructive trust, misappropriation, conversion and disclosure of trade secrets, misappropriation of confidential information, and breach of a confidential relationship. Our counterclaims seek monetary and exemplary damages, and injunctive relief. Certain of the Leap defendants, including its CEO, answered our counterclaims on October 13, 2006. In its answer, Leap and its CEO denied our allegations and asserted affirmative defenses to our counterclaims. In connection with denying a motion to dismiss by certain individual defendants, the court concluded that our claims against those defendants were compulsory counterclaims. On April 3, 2007, the Court held a Scheduling Conference at which the Court set the date for the claim construction hearing for December 2007 and the trial date for August 2008. We plan to vigorously defend against Leap’s claims relating to the ’497 Patent.

If Leap were successful in its claim for injunctive relief, we could be enjoined from operating our business in the manner we currently operate, which could require us to expend additional capital to change certain of our technologies and operating practices, or could prevent us from offering some or all of our services using some or all of our existing systems. In addition, if Leap were successful in its claim for monetary damages, we could be forced to pay Leap substantial damages for past infringement and/or ongoing royalties on a portion of our revenues, which could materially adversely impact our financial performance.

We have also tendered Leap’s claims to the manufacturer of our network infrastructure equipment, Alcatel Lucent, for indemnity and defense. Alcatel Lucent has declined to indemnify and defend us. We have filed a petition in state district court in Harrison County, Texas for a declaratory ruling that Alcatel Lucent is obligated to cooperate, indemnify, defend and hold us harmless from the Leap patent infringement action and for specific performance, for injunctive relief and for breach of contract. On September 14, 2007, Alcatel Lucent responded to our petition and requested that the Court dismiss, abate, stay, and deny every claim in our petition asserted against Alcatel Lucent and order us to amend our petition. We plan to vigorously prosecute our petition.

On August 15, 2006, we filed a separate action in the California Superior Court, Stanislaus County, Case No. 382780, against Leap and others for unfair competition, misappropriation of trade secrets, interference with contracts, breach of contract, intentional interference with prospective business advantage, and trespass. In this suit we seek monetary and punitive damages and injunctive relief. Defendants responded to our complaint by filing demurrers on or about January 5, 2007 requesting that the Court dismiss the complaint. On February 1, 2007, the Court granted the demurrers in part and granted us leave to amend the complaint. We filed a First Amended Complaint on February 27, 2007. Defendants responded by filing demurrers on March 28, 2007, requesting that the Court dismiss our First Amended Complaint. On May 1, 2007, the Court issued a tentative ruling granting its own motion to strike the First Amended Complaint and granted us leave to amend the First Amended Complaint and held that Defendant’s demurrers and motions to strike were moot. We filed a Second Amended Complaint on May 14, 2007. Defendants responded by filing a joint demurrer and motion to strike on June 15, 2007, requesting that the Court strike various claims and dismiss other claims in our Second Amended Compliant. On July 19, 2007, the Court issued its ruling dismissing the trespass claims, granting leave to the Company to amend the breach of contract claims, and denying the remainder of the defendant’s demurrer and motion to strike. On August 16, 2007, we filed our Third Amended Complaint. On September 20, 2007, Defendants demurrered to the Third Amended Complaint alleging that the claims were uncertain. We intend to vigorously prosecute this complaint.

On September 22, 2006, Royal Street filed a separate action in the United States District Court for the Middle District of Florida, Tampa Division, and Civil Action No. 8:06-CV-01754-T-23TBM, seeking a declaratory judgment that Leap’s ’497 Patent is invalid and not being infringed upon by Royal Street. Leap responded to Royal Street’s complaint by filing a motion to dismiss Royal Street’s complaint for lack of subject matter jurisdiction or, in the alternative, that the action be transferred to the United States District Court for the Eastern District of Texas, Marshall Division where Leap has brought suit against us under the same patent. Royal Street has responded to this motion. The Court has set a trial date in October 2008. On July 2, 2007, the Court entered an Order transferring the action to the United States District Court for the Eastern District of Texas, Marshall Division. On July 10, 2007, Royal Street filed a motion to reconsider the transfer or to amend the order to correct a misstatement of fact.

In addition, we are involved in litigation from time to time, including litigation regarding intellectual property claims that we consider to be in the normal course of business. We are not currently party to any other pending legal proceedings that we believe would, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning the executive officers and directors of MetroPCS Communications, including their ages, as of September 1, 2007. The executive officers of MetroPCS Communications also serve as executive officers of MetroPCS, Inc. Roger D. Linquist and J. Braxton Carter serve as directors of MetroPCS, Inc. Roger D. Linquist and Walker C. Simmons serve as Class I directors of MetroPCS Communications whose term expires in 2008; W. Michael Barnes, John Sculley and James F. Wade serve as Class II directors of MetroPCS Communications whose term expires in 2009; and C. Kevin Landry, Arthur C. Patterson and James N. Perry, Jr., serve as Class III directors of MetroPCS Communications whose term expires in 2010. For purposes of this “Management” section, references to “we,” “our,” “ours,” “us,” “our Company,” “Company” and “MetroPCS” refer to MetroPCS Communications and its wholly-owned subsidiaries.

Name	Age	Position

Roger D. Linquist	69	Chief Executive Officer and Chairman of the Board of Directors
Thomas J. Bolger	56	Senior Vice President, Human Resources
J. Braxton Carter	49	Senior Vice President and Chief Financial Officer
Douglas S. Glen	50	Senior Vice President, Corporate Operations
Herbert C. Graves	52	Senior Vice President, Market Operations, West
Thomas C. Keys	49	President and Chief Operating Officer
Christine B. Kornegay	43	Vice President, Controller and Chief Accounting Officer
Malcolm M. Lorang	74	Senior Vice President and Chief Technology Officer
John J. Olsen	50	Vice President and Chief Information Officer
Mark A. Stachiw	46	Senior Vice President, General Counsel and Secretary
Keith D. Terreri	42	Vice President, Finance and Treasurer
Robert A. Young	56	Executive Vice President, Market Operations, East
W. Michael Barnes	65	Director
C. Kevin Landry	63	Director
Arthur C. Patterson	63	Director
James N. Perry, Jr.	47	Director
John Sculley	68	Director
Walker C. Simmons	36	Director
James F. Wade	51	Director

Roger D. Linquist co-founded our Company and has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception, our President from inception through June 2007, and our Secretary from inception until October 2004. In 1989, Mr. Linquist founded PageMart Wireless (now USA Mobility), a U.S. paging company. He served as PageMart’s Chief Executive Officer from 1989 to 1993, and as Chairman from 1989 through March 1994, when he resigned to form our company. Mr. Linquist served as a director of PageMart Wireless from June 1989 to September 1997, and was a founding director of the Cellular Telecommunications and Internet Association. Mr. Linquist is the father of Corey A. Linquist, our Vice President and General Manager, Sacramento; father of Todd C. Linquist, Staff Vice President of Wireless Data Services; father-in-law of Michelle Linquist, our former Director of Logistics; and father-in-law of Phillip R. Terry, our Vice President, Corporate Marketing.

Thomas J. Bolger became our Senior Vice President, Human Resources in August 2007. Prior to joining our company, Mr. Bolger served as a founder and managing partner of Waveland International, a professional services/executive recruiting firm, from 1997 to August 2007. Mr Bolger has spent 20 years in human resources and 16 years in the talent management and consulting arena.

J. Braxton Carter became our Senior Vice President and Chief Financial Officer in March 2005. In December 2005, Mr. Carter became a director of MetroPCS, Inc., MetroPCS Wireless, Inc. and certain of its subsidiaries. Mr. Carter previously served as a director of MetroPCS Wireless, Inc. and its wholly-owned subsidiaries from July 2001 to December 2004, when he resigned. Mr. Carter’s resignation was not caused by a disagreement with MetroPCS Wireless, Inc. or any of its wholly-owned subsidiaries. Previously, Mr. Carter served as our Vice President, Corporate Operations from February 2001 to March 2005. Prior to joining MetroPCS Communications, Mr. Carter was Chief Financial Officer and Chief Operating Officer of PrimeCo PCS, the successor entity of PrimeCo Personal Communications formed in March 2000. He held various senior management positions with PrimeCo Personal Communications, including Chief Financial Officer and Controller, from 1996 until March 2000. Mr. Carter also has extensive senior management experience in the retail industry and spent ten years in public accounting.

Douglas S. Glen became our Senior Vice President, Corporate Operations in June 2006. Prior to joining us, Mr. Glen served as the Vice President of Wireless Solutions and Business Development at BearCom from October 2004 to June 2006. He led the initiative at BearCom to launch new wireless broadband enterprise solutions through a national direct sales force. Before joining BearCom in 2004, from September 2002 to November 2003, Mr. Glen was the Senior Vice President and Chief Operating Officer of WebLink Wireless Inc. (formerly PageMart, Inc.) directing numerous operations of the company including sales, business development, network services, information technology, distribution, customer service, and marketing departments. From July 2001 to September 2002, Mr. Glen was Senior Vice President and Chief Network Officer of WebLink Wireless Inc., directing the planning, engineering and operations of the company’s wireless messaging network. From November 2000 to July 2001, he served as WebLink Wireless Inc.’s Vice President, Business Sales Division, overseeing the sales and customer care operations for many of the company’s strategic business units, including national accounts, field sales, resellers and telemetry.

Herbert “Chip” Graves became our Senior Vice President, Market Operations, West in August 2007. Previously, Mr. Graves served as our Vice President and General Manager, San Francisco, from March 2002 until August 2007. Prior to joining our company, Mr. Graves served with Sprint PCS, Inc. as their area vice president for Southern California from September 2000 to March 2002, as their area vice president for Northern California from August 1998 to September 2000, and as their director, San Francisco district, from March 1997 to August 1998.

Thomas C. Keys became our President and Chief Operating Officer in June 2007. Previously, Mr. Keys served as our Senior Vice President, Market Operations, West from January 2007 until June 2007, and as our Vice President and General Manager, Dallas from April 2005 until January 2007. Prior to joining our company, Mr. Keys served as the President and Chief Operating Officer for VCP International Inc., a Dallas-based wholesale distributor of wireless products, from July 2002 to April 2005. Prior to joining VCP International Inc., Mr. Keys served as the Senior Vice President, Business Sales for WebLink Wireless Inc. (formerly PageMart, Inc. and now USA Mobility) from March 1999 to June 2002, which included leading and managing the national sales and distribution efforts, and in other senior management positions with WebLink Wireless Inc. from January 1993 to March 1999.

Christine B. Kornegay joined our Company as Vice President, Controller and Chief Accounting Officer in January 2005. Previously, Ms. Kornegay served as Vice President of Finance and Controller for Allegiance Telecom, Inc. from January 2001 to June 2004. Ms. Kornegay served as Vice President of Finance and Controller of Allegiance Telecom, Inc. when it initiated bankruptcy proceedings in May 2003. Prior to joining Allegiance Telecom, Inc. in January 2001, Ms. Kornegay held various accounting and finance roles with AT&T Wireless Services from June 1994 through January 2001 and is also a certified public accountant.

Malcolm M. Lorang co-founded our Company and became our Senior Vice President and Chief Technical Officer in January 2006. Previously, Mr. Lorang served as our Vice President and Chief Technical Officer from our inception to January 2006. Prior to joining MetroPCS Communications, Mr. Lorang served as Vice President of Engineering for PageMart Wireless from 1989 to 1994.

John J. Olsen joined our Company as Vice President and Chief Information Officer in April 2006. Mr. Olsen was formerly the Vice President and Chief Technology Officer at GTESS Corporation and was responsible for GTESS’ core technology products and information technology services. Prior to joining GTESS in May 2004, Mr. Olsen held senior information technology positions with Sprint Corporation focused on Software/Product Development for Sprint’s consumer business and Sprint’s nationwide technology infrastructure. From December 1997 through August 2001, Mr. Olsen was Vice President of Information Services and Chief Information Officer at NEC Business Network Solutions. Mr. Olsen began his information technology career in the U.S. Air Force at the School of Aerospace Medicine and spent 2 years as a Senior Consultant at General Electric, Aerospace Division.

Mark A. Stachiw became our Senior Vice President, General Counsel and Secretary in January 2006. Previously, Mr. Stachiw served as our Vice President, General Counsel and Secretary from October 2004 until January 2006. Mr. Stachiw previously served as director of MetroPCS Wireless, Inc. and its wholly-owned subsidiaries from December 2004 until December 2005, when he resigned. Mr. Stachiw’s resignation was not caused by a disagreement with MetroPCS Wireless, Inc., any of its wholly-owned subsidiaries, or management. Prior to joining MetroPCS Communications, Mr. Stachiw served as Senior Vice President and General Counsel, Allegiance Telecom Company Worldwide for Allegiance Telecom, Inc. from September 2003 to June 2004, and as Vice President and General Counsel, Allegiance Telecom Company Worldwide from March 2002 to September 2003. Mr. Stachiw served as Vice President and General Counsel, Allegiance Telecom Company Worldwide for Allegiance Telecom, Inc., when it initiated bankruptcy proceedings in May 2003. Prior to joining Allegiance Telecom, Inc., from April 2001 through March 2002, Mr. Stachiw was Of Counsel at Paul, Hastings, Janofsky and Walker, LLP, and represented national and international telecommunications firms in regulatory and transactional matters. Before joining Paul Hastings, Mr. Stachiw was the chief legal officer for Verizon Wireless Messaging Services (formerly known as AirTouch Paging and PacTel Paging) and was the Vice President and General Counsel from April 2000 through March 2001, and Vice President, Senior Counsel and Secretary from April 1995 through April 2000.

Keith D. Terreri joined our Company as Vice President Finance and Treasurer in July 2006. Prior to joining us, Mr. Terreri served as the Vice President, Finance and Treasurer of Valor Communications Group, Inc. from July 2001 to July 2006. Mr. Terreri was Vice President, Finance and Treasurer of RCN Corporation from December 1999 to June 2001 and Director of Finance from January 1998 to December 1999. Mr. Terreri has over 19 years experience in finance and nine in the telecommunications industry. Mr. Terreri originally began his career at Deloitte & Touche LLP, and is also a certified public accountant.

Robert A. Young became our Executive Vice President, Market Operations, East in January 2007. Previously Mr. Young served as our Executive Vice President, Market Operations from May 2001 until January 2007. Prior to joining our company, Mr. Young served as President of the Great Lakes Area of Verizon Wireless from February 2001 until April 2001, and as President of Verizon Wireless Messaging Services (formerly known as AirTouch Paging and PacTel Paging) from April 2000 until January 2001. Prior to joining Verizon Wireless Messaging Services, Mr. Young held various positions with PrimeCo Personal Communications, including Vice President — Customer Care from April 1998 until April 2000, President — Independent Region from October 1997 until October 1998, and Vice President/General Manager — Houston from May 1995 until September 1997. He also chaired PrimeCo’s Information Technology Steering Committee and was a member of its Senior Leadership Team.

W. Michael Barnes, a director of our Company since May 2004, held several positions at Rockwell International Corporation (now Rockwell Automation, Inc.) between 1968 and 2001, including Senior Vice President, Finance & Planning and Chief Financial Officer from 1991 through 2001. Mr. Barnes also serves as a director of Advanced Micro Devices, Inc.

C. Kevin Landry, a director of our Company since August 2005, currently serves as the Chief Executive Officer of TA Associates, Inc. which through its funds, is an investor in MetroPCS Communications. TA Associates, founded in 1968, is one of the oldest and largest private equity firms in the world and focuses on investing in private companies and helping management teams build their businesses. Mr. Landry previously served as a director on the board of directors of Alex Brown Incorporated, Ameritrade Holding Corporation,

Biogen, Continental Cablevision, Instinet Group, Keystone Group, SBA Communications, Standex International Corporation and the National Venture Capital Association.

Arthur C. Patterson, a director of our Company since its inception, is a Founding General Partner of Accel Partners, a venture capital firm, located in Palo Alto, California. Affiliates of Accel Partners are investors in MetroPCS Communications. Mr. Patterson also serves as a director of iPass, Actuate and several privately held companies.

James N. Perry, Jr., a director of our Company since November 2005, is a Managing Director of Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm, where he specializes in investing in companies in the communications industry. From January 1993 to January 1999, Mr. Perry was a Vice President of Madison Dearborn Partners, Inc. An affiliate of Madison Dearborn Partners, Inc. is an investor in MetroPCS Communications. Mr. Perry also presently serves on the boards of directors of Band-X Limited, Cbeyond Communications, Inc., Cinemark, Inc., Intelstat Holdings Ltd., Madison River Telephone Company, LLC and Catholic Relief Services.

John Sculley, a director of our Company since its inception, has been a partner in Sculley Brothers, a private investment capital firm, since June 1994. Mr. Sculley is an investor in MetroPCS Communications. Mr. Sculley also serves on the boards of directors of InPhonic and several privately held companies.

Walker C. Simmons, a director of our Company since June 2006, joined Wachovia Capital Partners in 2000 and has been a partner since 2002. Before joining Wachovia Capital Partners, he worked as a Vice President with Bruckmann, Rosser, Sherrill & Co., Inc. Mr. Simmons also presently serves on the Board of Directors of American Community Newspapers, Heartland Publications, LLC, IntraLinks, Inc., Sonitrol, Inc., Three Eagles Communications and TMW Systems, Inc. Mr. Simmons also previously served as a director of MetroPCS Communications from December 2004 until March 2005, when he resigned. Mr. Simmons’ resignation was not caused by a disagreement with MetroPCS Communications or management.

James F. Wade, a director of our Company since December 2006, has served as Managing Partner of M/C Venture Partners, a venture capital firm, since December 1998. M/C Venture Partners is an investor in MetroPCS Communications. Mr. Wade previously served as a director of MetroPCS Communications from March 2005 until May 2006, when he resigned and from November 2000 through December 2004 when he resigned. Mr. Wade currently serves on the boards of directors of Attenda, Ltd., Cavalier Telephone, Cleveland Unlimited, NuVox Communications and Texas 11 Acquisition LLC. Mr. Wade’s previous resignations were not caused by a disagreement with MetroPCS Communications or management.

Board Composition

We currently have eight members and one vacancy on our board of directors. The directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meeting of stockholders in 2008, 2009 and 2010, respectively. Messrs. Linquist and Simmons are Class I directors, Messrs. Barnes, Sculley and Wade are Class II directors, Messrs. Landry, Patterson and Perry are Class III directors. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. This classification of directors could have the effect of increasing the length of time necessary to change the composition of a majority of our board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of our board of directors.

Board Committees

The standing committees of our board consist of an audit committee, a nominating and corporate governance committee, a compensation committee and a finance and planning committee.

Audit Committee.  Our board of directors has established an audit committee of the board of directors. The members of the audit committee are currently Messrs. W. Michael Barnes, as chairman, John Sculley and Walker C. Simmons, each of whom has been affirmatively determined by our board of directors to be independent in accordance with applicable rules. Each member of the audit committee meets the standards for financial knowledge for listed companies. In addition, the board of directors has determined that W. Michael Barnes is an “audit committee financial expert,” as such term is defined in Item 401 of Regulation S-K. Mr. W. Michael Barnes previously served as the Chief Financial Officer of Rockwell International Corporation. The responsibilities of the audit committee of the board of directors include, among other things:

•	overseeing, reviewing and evaluating our financial statements, the audits of our financial statements, our accounting and financial reporting processes, the integrity of our financial statements, our disclosure controls and procedures and our internal audit functions;

•	appointing, compensating, retaining and overseeing our independent accountants;

•	pre-approving permissible non-audit services to be performed by our independent accountants, if any, and the fees to be paid in connection therewith;

•	overseeing our compliance with legal and regulatory requirements and compliance with ethical standards adopted by us;

•	establishing and maintaining whistleblower procedures;

•	evaluating periodically our Code of Business Conduct and Ethics; and

•	conducting an annual self-evaluation.

Nominating and Corporate Governance Committee.  The members of our nominating and corporate governance committee are Messrs. James N. Perry, as chairman, Arthur C. Patterson, and James F. Wade, each of whom has been affirmatively determined by our board of directors to be independent in accordance with applicable rules. The responsibilities of the nominating and corporate governance committee include:

•	assisting in the process of identifying, recruiting, evaluating and nominating candidates for membership on our board of directors and the committees thereof;

•	developing processes regarding the consideration of director candidates recommended by stockholders and stockholder communications with our board of directors;

•	conducting an annual self-evaluation and assisting our board of directors and our other committees of the board of directors in the conduct of their annual self-evaluations; and

•	development and recommendation of corporate governance principles.

Compensation Committee.  The members of our compensation committee are Messrs. James F. Wade, as chairman, John Sculley and C. Kevin Landry, each of whom has been affirmatively determined by our board of directors to be independent in accordance with applicable rules. The responsibilities of the compensation committee of the board of directors include:

•	developing and reviewing general policy relating to compensation and benefits;

•	reviewing and evaluating the compensation discussion and analysis prepared by management;

•	evaluating the performance of the chief executive officer and reviewing and making recommendations to our board of directors concerning the compensation and benefits of our chief executive officer, our directors and our other corporate officers;

•	overseeing our chief executive officer’s decisions concerning the performance and compensation of our other executive officers;

•	administering our stock option and employee benefit plans;

•	preparing an executive compensation report for publication in our annual proxy statement; and

•	conducting an annual self-evaluation.

Finance and Planning Committee.  The members of our finance and planning committee are Messrs. Arthur C. Patterson, as chairman, C. Kevin Landry and James N. Perry. The responsibilities of the finance and planning committee include:

•	monitoring our present and future capital requirements and business opportunities;

•	overseeing, reviewing and evaluating our capital structure and our strategic planning and financial execution processes; and

•	making recommendations to our board regarding acquisitions, dispositions and our short and long-term operating plans.

Code of Ethics

Our board of directors has adopted a code of ethics which establishes the standards of ethical conduct applicable to all of our directors, officers, employees, consultants and contractors. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, conflicts of interest or other violations. Our code of ethics is publicly available on our website at www.metropcs.com. Any waiver of our code of ethics with respect to our chief executive officer, chief financial officer, controller or persons performing similar functions may only be authorized by our audit committee and will be disclosed as required by applicable law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, an annual cash incentive plan, a long-term equity incentive compensation plan and broad-based benefits programs.

We place significant emphasis on pay for performance-based incentive compensation programs, which make payments when certain company/team and individual goals are achieved and/or when our common stock price appreciates. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to the chief executive officer, chief financial officer, and the other three most highly-compensated executive officers of MetroPCS Communications, which are collectively referred to as the named executive officers. For purposes of this “Executive Compensation” section, references to “we,” “our,” “ours” and “us” refer to MetroPCS Communications.

The Objectives of Our Executive Compensation Program

Our compensation committee is responsible for establishing and administering our policies governing the compensation for our executive officers. Our executive officers are elected by our board of directors. Our compensation committee is composed entirely of non-employee independent directors. See “Management — Board Committees — Compensation Committee.”

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives in the highly competitive and dynamic wireless telecommunications industry;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	Provide a competitive compensation package which is weighted heavily towards pay for performance, and in which total compensation is primarily determined by company/team and individual results and the creation of stockholder value;

•	Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	Foster a shared commitment among executives by coordinating their company/team and individual goals; and

•	Compensate our executives to manage our business to meet our long-range objectives.

To assist management and the compensation committee in assessing and determining competitive compensation packages, the compensation committee engaged compensation consultants, Frederic W. Cook and Co, Inc. in 2005 and 2006 and Towers Perrin in 2006 and 2007.

Our compensation committee meets outside the presence of all of our executive officers, including the named executive officers, to consider appropriate compensation for our chief executive officer, or CEO. For all other named executive officers, the committee meets outside the presence of all executive officers except our CEO and our general counsel, who recuses himself when the committee discusses his compensation. Mr. Linquist, our CEO, annually reviews each other named executive officer’s performance with the committee and makes recommendations to the compensation committee with respect to the appropriate base salary, cash performance awards to be made under our annual cash incentive plan, which was the Bonus Opportunity Plan in 2006 and the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan, or 2004 Plan, for 2007, and the grants of long-term equity incentive awards for all executive officers, excluding himself. Based in part on these recommendations from our CEO and other considerations discussed below, the compensation committee approves the annual compensation package of our executive officers other than our CEO. Our finance and planning committee also annually establishes the compensation goals and objectives for our CEO. The compensation committee evaluates our CEO’s performance in light of the compensation goals and objectives established for the CEO. Based on their evaluation, the compensation committee recommends to the board of directors our CEO’s base salary, annual cash incentive and stock option awards based on its assessment of his performance with input from the committee’s consultants. The annual performance review of our executive officers are considered by the compensation committee when making decisions on setting base salary, targets for and payments under our annual cash incentive plan and grants of long-term equity incentive awards. When making decisions on setting base salary, targets for and payments under our annual cash incentive plan and initial grants of long-term equity incentive awards for new executive officers, the compensation committee considers the importance of the position to us, the past salary history of the executive officer and the contributions to be made by the executive officer to us. The compensation committee also reviews the analyses and recommendations of the executive compensation consultant retained by the committee and approves the recommendations with modifications as deemed appropriate by the compensation committee.

The compensation committee also reviews the annual performance of any officers related to the CEO and considers the recommendations of the related person’s direct supervisor with respect to base salary, targets for and payments under our annual cash incentive plan and grants of long-term equity incentive awards. The compensation committee reviews and approves these recommendations with modifications as deemed appropriate by the compensation committee.

We use the following principles to guide our decisions regarding executive compensation:

Provide compensation opportunities targeted at market median levels.

To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we strive to provide a total compensation package that is competitive with total compensation provided by our industry peer group.

We benchmark our salary and target incentive levels and practices as well as our performance results in relation to other comparable wireless telecommunications industry companies and telecommunications and general industry companies of similar size in terms of revenue and market capitalization. We believe that this group of companies provides an appropriate peer group because they consist of similar organizations against whom we compete for executive talent. We annually review the companies in our peer group and add or remove companies as necessary to insure that our peer group comparisons are meaningful. Specifically, we use the following market data to establish our salary and target annual cash and long-term incentive levels for 2007:

•	Data in proxy statement filings from wireless telecommunications companies that we believe are comparable to us based on revenue and market capitalization or are otherwise relevant, including:

•	Alltel Corp;

•	Centennial Communications Corp.;

•	Dobson Communications Corp.;

•	Leap Wireless International Inc.;

•	Rural Cellular Corp;

•	SunCom PCS Holding; and

•	United States Cellular Corp.

•	Published survey data from public and private companies to determine appropriate compensation levels based on revenue levels in general industry and the telecommunications industry.

We target base salaries to result in annual salaries equal to the market median (50th percentile) pay level. We target total compensation above the market median for our executives with outstanding performance achievement. To arrive at the 50th percentile for the base salaries of our named executive officers, we consider the median of the data gathered from proxy statements for the positions of the named executive officers in relation to the named executive officers of our peer group as well as the 50th percentile of data from published surveys for each position. If our performance on company/team and individual goals exceeds targeted levels, our executives have the opportunity, through our annual cash performance award and long-term equity incentive compensation plans, to receive total compensation above the median of market pay. We believe our executive compensation packages are reasonable when considering our business strategy, our compensation philosophy and the competitive market pay data.

For each executive officer, we consider the relevance of data of our peer group, considering:

•	Our business need for the executive officer’s skills;

•	The contributions that the executive officer has made or we believe will make to our success;

•	The transferability of the executive officer’s managerial skills to other potential employers;

•	The relevance of the executive officer’s experience to other potential employers, particularly in the telecommunications industry; and

•	The readiness of the executive officer to assume a more significant role with another potential employer.

Require performance goals to be achieved or common stock price to increase in order for the majority of the target pay levels to be earned.

Our executive compensation program emphasizes pay for performance. Performance is measured based on stockholder return as well as achievement of company/team and individual performance goals established by our board of directors relative to our board of director approved annual business plan. The goals for our company/team and individual measures are established so that target attainment is not assured. The attainment of payment for performance at target or above will require significant effort on the part of our executives.

The compensation package for our executive officers includes both cash and equity incentive plans that align an executive’s compensation with our short-term and long-term performance goals and objectives.

Annual cash incentive plan awards are earned based on performance measures that are aligned with our business strategy and are approved by the board of directors at the beginning of each fiscal year.

•	For 2006, the annual cash incentive plan award under the Bonus Opportunity Plan award was based on the following performance measures:

•	Achievement of Operating Market Targets:

•	Gross margin;

•	Adjusted EBITDA per average subscriber;

•	Capital expenditures per ending subscriber at year-end;

•	New Markets % of Build; and

•	Discretionary component.

•	Implementation of financial controls and Sarbanes-Oxley Act compliance; and

•	Individual performance measures, such as achievement of strategic objectives, and demonstration of our core values.

•	For 2007, the annual cash incentive plan awards have been made as performance awards pursuant to our 2004 Plan and are based on the following performance measures:

•	Operating markets:

•	Gross margin;

•	Adjusted EBITDA per average subscriber;

•	Capital expenditures per ending subscriber at year-end; and

•	Discretionary component.

•	New Markets Build out:

•	Construction/market readiness goals for new markets; and

•	Discretionary component.

•	Individual performance measures, such as achievement of strategic objectives, and demonstration of our core values.

Gross margin is defined as gross revenues less Enhanced 911 revenues, Federal Universal Service Fund revenues and the total cost of equipment.

Adjusted EBITDA per average subscriber is determined by dividing Adjusted EBITDA by the sum of the average monthly number of customers during the year.

Capital expenditures per ending subscriber is determined by dividing the total balance of property, plant and equipment and microwave relocation costs at the end of the year by (b) the number of customers at the end of the year.

The construction/market readiness and new market percent of build goals are intended to provide focus on the successful launch of the new market for the management team during the market construction period. Each year, milestones are established specific to new markets such as number of cell sites constructed and payout is determined by percent achievement of these objectives across all new markets.

As noted above, the team performance measure has a discretionary component. This component is intended to capture how the market has performed in areas that are not quantified in the major metrics. The determination and payout of the discretionary component is based on general performance in other categories and provides recognition for contributions made to the overall health of the business.

Our long-term equity incentive program for 2006 and 2007 consists of awards of options to acquire our common stock which require growth in our common stock price in order for the executive officer to realize any value. We award stock options to align the interests of the executive officers to the interests of the stockholders through appreciation of our common stock price.

Offer the same comprehensive benefits package to all full-time employees.

We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits, and a 401(k) savings plan. We have no structured executive perquisite benefits (e.g., club memberships or company vehicles) for any executive officer, including the named executive officers, and we currently do not provide any deferred compensation programs or supplemental pensions to any executive officer, including the named executive officers.

Provide fair and equitable compensation.

We provide a total compensation program that we believe will be perceived by both our executive officers and our stockholders as fair and equitable. In addition to conducting analyses of market pay levels and considering individual circumstances related to each executive officer, we also consider the pay of each executive officer relative to each other executive officer and relative to other members of the management team. We have designed the total compensation programs to be consistent for our executive management team.

Certain Policies of our Executive Compensation Program

We have adopted the following material policies related to our executive compensation program:

•	Allocation between long-term and currently paid out compensation: The compensation we currently pay consists of base pay and annual cash incentive compensation. The long-term compensation consists entirely of awards of stock options pursuant to our Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., as amended, or the 1995 Plan, and our 2004 Plan. The allocation between long-term and currently paid out compensation is based on an analysis of how our peer companies, telecommunication industry and general industry use long-term and currently paid compensation to pay their executive officers.

•	Allocation between cash and non-cash compensation: It is our policy to allocate all currently paid compensation and annual incentive pay in the form of cash and all long-term compensation in the form of awards of options to purchase our common stock. We consider competitive market analyses when determining the allocation between cash and non-cash compensation.

•	Return of incentive pay: We have implemented a policy for the adjustment or recovery of awards if performance measures upon which they are based are materially restated or otherwise adjusted in a manner that will reduce the size of an award or payment. This policy includes the return by any executive officer any compensation based upon performance measures that require material restatement which are caused by such executive’s intentional misconduct or misrepresentation.

Our Executive Compensation Programs

Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose

Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance; targeted at the median market pay level.	Keep our annual compensation competitive with the market for skills and experience necessary to meet the requirements of the executive’s role with us.

Annual cash incentive awards	Performance-based annual cash incentive earned based on company/team and individual performance against target performance levels; targeted above the market median for outstanding performance achievement.	Motivate and reward for the achievement and over-performance of our critical financial and strategic goals. Amounts earned for achievement of target performance levels based on our annual budget is designed to provide a market-competitive pay package at median performance; potential for lesser or greater amounts are intended to motivate participants to achieve or exceed our financial and other performance goals and to not reward if performance goals are not met. Provides change in control protection.

Long-term equity incentive plan awards (stock options)	Performance-based equity award which has value to the extent our common stock price increases over time; targeted at the median market pay level and/or competitive practices at peer companies.
Align interest of management with stockholders; motivate and reward management to increase the stockholder value of the company over the long term.

Vesting based on continued employment will facilitate retention; amount realized from exercise of stock options rewards increases stockholder value of the company; provides change in control protection.

Retirement savings opportunity	Tax-deferred plan in which all employees can choose to defer compensation for retirement. We provide no matching or other contributions; and we do not allow employees to invest these savings in company stock.	Provide employees the opportunity to save for their retirement. Account balances are affected by contributions and investment decisions made by the employee.

Health & welfare benefits	Fixed component. The same/comparable health & welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for all full-time employees.	Provides benefits to meet the health and welfare needs of employees and their families.

All pay elements are cash-based except for the long-term equity incentive program, which is an equity-based (stock options) award. We consider market pay practices and practices of peer companies in determining the amounts to be paid, what components should be paid in cash versus equity, and how much of a named executive officer’s compensation should be short-term versus long-term.

Our executive officers, including the named executive officers, are assigned to pay grades, determined by comparing position-specific duties and responsibilities with the market pay data and the internal structure. Each pay grade has a salary range with corresponding annual and long-term incentive award opportunities. We believe this is a reasonable and flexible approach to achieve the objectives of the executive compensation program of appropriately determining the pay of our executives based on their skills, experience and performance.

Compensation opportunities for our executive officers, including our named executive officers, are designed to be competitive with peer companies. We believe that a substantial portion of each named executive officer’s compensation should be in performance-based pay.

In determining whether to increase or decrease compensation to our executive officers, including our named executive officers, we annually review, among other things, changes (if any) in market pay levels, the contributions made by the executive officer, the performance of the executive officer, the increases or decreases in responsibilities and roles of the executive officer, the business needs for the executive officer, the transferability of managerial skills to another employer, the relevance of the executive officer’s experience to other potential employers and the readiness of the executive officer to assume a more significant role with another organization. In addition, we consider the executive officer’s current base salary in relation to median pay levels so that for the same individual performance, an executive officer will generally receive larger increases when below median and smaller increases when at or above median.

In general, compensation or amounts realized by executives from prior compensation from us, such as gains from previously awarded stock options or options awards, are not taken into account in setting other elements of compensation, such as base pay, annual cash incentive plans, or awards of stock options under our long-term equity incentive program. With respect to new executive officers, we take into account their prior base salary and annual cash incentive, as well as the contribution expected to be made by the new executive officer, the business needs and the role of the executive officer with us, and the pay of other executive officers. We believe that our executive officers should be fairly compensated each year relative to market pay levels and internal equity among executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation.

Annual Cash Compensation

To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we provide a competitive total compensation package. Base salaries are targeted at the market median (50th percentile) pay level, while total compensation is targeted above market median for our executives with outstanding performance achievement, considering individual performance and experience, to ensure that each executive is appropriately compensated.

Base Salary

Annually we review salary ranges and individual salaries for our executive officers. We establish the base salary for each executive officer based on consideration of median pay levels in the market and internal factors, such as the individual’s performance and experience, and the pay of others on the executive team.

We consider market median pay levels among individuals in comparable positions with transferable skills within the wireless communications and telecommunications industry and comparable companies in general industry. When establishing the base salary of any executive officer, we also consider business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive, the pay of other executive officers and other factors. We believe competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

The base salaries paid to our named executive officers are set forth below in the Summary Compensation Table. See “— Summary of Compensation.” For the fiscal year ended December 31, 2006, base cash compensation to our named executive officers was approximately $1.5 million, with our chief executive officer receiving approximately $470,000 of that amount. We believe that the base salary paid to our executive officers during 2006 achieves our executive compensation objectives, compares favorably to market pay levels and is within our target of providing a base salary at the market median.

In 2007, adjustments to our executive officers’ total compensation were made based on an analysis of current market pay levels of peer companies and in published surveys. In addition to the market pay levels, factors taken into account in making any changes for 2006 included the contributions made by the executive officer, the performance of the executive officer, the role and responsibilities of the executive officer and the relationship of the executive officer’s base pay to the base salary of our other executives.

Annual Cash Incentive Plan Award

Consistent with our emphasis on pay for performance incentive compensation programs, we have established written annual cash incentive plans, specifically the Bonus Opportunity Plan for 2006 and as cash performance awards under the 2004 Plan for 2007, pursuant to which our executive officers, including our named executive officers, are eligible to receive annual cash incentive awards based upon our performance against annual established performance targets, including financial measures and other factors, including individual performance. The annual cash incentive plan is important to focus our executive officer’s efforts and reward executive officers for annual operating results that help create value for our stockholders.

Incentive award opportunities are targeted to result in awards equal to the market median pay level assuming our target business objectives are achieved. If the target level for the performance goals is exceeded, executives have an opportunity to earn cash incentive awards above the median of the market pay levels. If the target levels for the performance goals are not achieved, executives may earn less or no annual cash incentive plan awards. In 2006, our named executive officers exceeded the target business objectives which result in achieving 165.5% for the achievement of operating target components of the Bonus Opportunity Plan. The annual cash incentive plan targets are determined through our annual planning process, which generally begins in October before the beginning of our fiscal year.

For 2006 and 2007, the financial measures used to determine annual cash incentive awards included gross margin, adjusted EBITDA per average subscriber, capital expenditures per ending subscriber and construction/market readiness goals for new markets/new market % of build performance. See “— 2006 Pay Out Measures” and “— 2007 Pay Out Measures.” The gross margin measure is designed to reflect our strategy of developing new markets, growing top line revenue, and expanding our market share in existing markets. To ensure we efficiently develop and expand our markets, the Adjusted EBITDA per average subscriber measure motivates our executives to manage our costs and to take into account the appropriate level of expenses expected with our growth in number of subscribers. The capital expenditures per ending subscriber measure is designed to ensure that the appropriate level of investment is being made in our networks consistent with our growth. The construction/market readiness goals for new markets and new market percent of build measure exists to provide focus during the market construction period. The discretionary component provides recognition for contributions made to the overall health of the business and is intended to capture how the market has performed in areas that are not quantified in the major metrics.

A business plan which contains annual financial and strategic objectives is developed each year by management, reviewed and recommended by our finance and planning committee, presented to our board of directors with such changes that are deemed appropriate by the finance and planning committee of our board of directors, and are ultimately reviewed and approved by our board of directors with such changes that are deemed appropriate by the board of directors. The business plan objectives include our budgeted results for the annual cash incentive performance measures, such as penetrating existing markets and securing and developing new markets, and include all of our performance goals. The annual cash incentive plan awards and measures are presented to the compensation committee of our board of directors for review, and ultimately to our board of directors for their approval with such modifications deemed appropriate by our board of directors.

Annual cash incentive plan awards are determined at year-end based on our performance against the board of directors-approved annual cash incentive plan targets. The compensation committee also exercises discretion adjusting awards based on its consideration of each executive officer’s individual performance and for each executive officer other than the chief executive officer, based on a review of such executive’s performance as communicated to the compensation committee by the chief executive officer, and our overall performance during the year. Performance against the financial controls and Sarbanes-Oxley Act of 2002, or SOX, compliance portion of the 2006 goals was based on a review of controls across the organization and considered a number of factors, including, but not limited to, our failure to comply with Section 12(g) of the Exchange Act. The incentive plan award amounts of all executive officers, including the named executive officers, must be reviewed and recommended by our compensation committee for approval and ultimately must be approved by our board of directors before being paid. Our compensation committee and our board of directors may modify the annual cash incentive plan awards and payments prior to their payment.

2006 Pay Out Measures

Shown as a percentage of the total payment opportunity in the following table, is the weighting of the individual measures as well as the financial measures used to determine awards to the named executive officers for the fiscal year ended December 31, 2006.

			EVP Market	Other
2006 Pay Out Measures/Annual Cash Incentive Plan Components	CEO	CFO	Ops	NEOs

Company/team performance	70%	60%	70%	70%
• Gross Margin
• Adjusted EBITDA per average subscriber
• Capital expenditures per ending subscriber
• New market % of build
• Discretionary
Financial Controls/Sarbanes-Oxley Act compliance	20%	20%	20%	15%
Individual performance	10%	20%	10%	15%

In addition to changes to our financial measures from 2005 to 2006 to make our plan more straightforward and easier to understand, the non-financial measures were adjusted in 2006 to reflect the change of focus on our internal initiatives from remediation of certain material weaknesses in financial reporting in 2005 to financial controls and voluntary Sarbanes-Oxley compliance. Likewise, individual performance measures of each executive officer were also reviewed and updated as deemed appropriate by our CEO and our compensation committee to reflect the focus of our 2006 initiatives.

2007 Pay Out Measures

Shown as a percentage of the total payment opportunity in the following table, is the weighting of the individual measures as well as the financial measures used to determine awards to the named executive officers for the fiscal year ended December 31, 2007.

All
2007 Pay Out Measures/Annual Cash Incentive Plan Components	NEOs

Company/team performance	70%
• Operating Markets:
• Gross Margin
• Adjusted EBITDA per average subscriber
• Capital expenditures per ending subscriber
• Discretionary
• New market build out:
• Construction/Market Readiness
• Discretionary Component
Individual performance	30%

Individual performance measures of each executive officer are also reviewed and updated as deemed appropriate by our chief executive officer and our compensation committee to reflect the focus of our 2007 initiatives.

Annual Cash Incentive Plan Awards

We have developed goals for our performance measures that would result in varying levels of annual cash incentive plan awards. If the maximum performance on these goals is met, our executive officers have the opportunity to receive a maximum award equal to two times their target award. The target and maximum award opportunities under the 2006 and 2007 annual cash incentive compensation plans were set based on competitive market pay levels and are shown as a percentage of annual base salary at corresponding levels of performance against our goals as shown in the following table:

2006 and 2007 Annual Cash Incentive Plan Award
Level Based on Goal Achievement
Officer	At 100% (Target)	Maximum Performance

CEO	100% of base salary	200% of base salary
SVP and CFO	75% of base salary	150% of base salary
EVP, Market Ops	75% of base salary	150% of base salary
SVP, General Counsel and Secretary	65% of base salary	130% of base salary
SVP and CTO	65% of base salary	130% of base salary

In 2006, the annual cash incentive targets were adjusted from the 2005 levels for the named executive officers based on our analysis and observations of market pay levels. The annual cash incentive targets were adjusted from 75% to 100% for the CEO, from 55% to 75% for each of the SVP and CFO and EVP Market Operations, and from 45% to 65% for the SVP, General Counsel, and Secretary and the SVP and CTO, respectively.

The actual annual cash incentive awards made to our named executive officers pursuant to our Bonus Opportunity Plan for the fiscal year ended December 31, 2006 are set forth below in the Summary Compensation Table. See “— Summary of Compensation.” We believe that the annual cash incentive awards made to our named executive officers for the fiscal year ended December 31, 2006 achieved our executive compensation objectives, compare favorably to market pay levels and are within our target of providing total compensation above the median of market pay levels for executives with outstanding performance achievement.

Long-term Equity Incentive Compensation

We award long-term equity incentive grants to executive officers, including the named executive officers, as part of our total compensation package. These awards are consistent with our pay for performance principles and align the interests of the executive officers to the interests of our stockholders. Our compensation committee reviews and recommends to our board of directors the amount of each award to be granted to each named executive officer and our board of directors approves each award. Long-term equity incentive awards are made pursuant to our 1995 Plan, and in 2005, and after, our 2004 Plan. The 1995 Plan terminated in November 2005 and no further awards can be made under the 1995 Plan, but all options granted before November 2005 remain valid in accordance with their terms.

Our long-term equity incentive compensation is currently exclusively in the form of options to acquire our common stock. The value of the stock options awarded is dependent upon the performance of our common stock price. While the 2004 Plan allows for other forms of equity compensation, our compensation committee and management believe that currently stock options are the appropriate vehicle to provide long-term incentive compensation to our executive officers. Other types of long-term equity incentive compensation may be considered in the future as our business strategy evolves.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price for a period of up to ten years under the 2004 Plan and between ten and fifteen years under the 1995 Plan. Stock options are earned on the basis of continued service to us and generally vest over a period of one to four years, and for multiyear awards, beginning with one-fourth vesting one year after the date of grant, then the balance pro-rata vesting monthly thereafter. See “— Employment Agreements, Severance Benefits and Change in Control Provisions” for a discussion of the change in control provisions related to stock options. Stock options under the 1995 Plan may be exercised any time after grant subject to repurchase by us if any stock is unvested at the time an employee ceases service with us.

The exercise price of each stock option granted in 2006 is based on the fair market value of our common stock on the grant date as determined by our board of directors based upon the recommendation of our finance and planning committee and of management based on certain data, including discounted cash flow analysis, comparable company analysis and comparable transaction analysis, as well as contemporaneous valuation reports. With the exception of the grant in December 2006, the valuation in 2006 was performed quarterly. The award in December 2006 was based on a valuation performed in December 2006. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our common stock on the grant date.

Our named executive officers receive an initial grant of stock options. Our executive officers are eligible to receive annual awards of stock options beginning in the year in which they reach their second anniversary of their hire date. Individual determinations are made with respect to the number of stock options granted to executive officers. In making these determinations, we consider our performance relative to the financial and strategic objectives set forth in the annual business plan, the previous year’s individual performance of each executive officer, the market pay levels for the executive officer, and the number of options granted to other executive officers. Annual grants are targeted at the median level of market pay practices and market pay levels for the executive officer, but may be adjusted based on individual performance. This analysis is also used to determine any new hire or promotion-related grants that may be made during the year. Based on individual performance and contributions to our overall performance, the 2006 stock option grants awarded to the named executive officers were at approximately the 75th percentile of market pay level for each named executive officer.

Like our other pay components, long-term equity incentive award grants are determined based on an analysis of competitive market levels. Long-term equity incentive grant ranges have been established which result in total compensation levels ranging from median to above median of market pay levels. The number of options granted to a named executive officer is intended to reward prior year’s individual performance.

Generally, we do not consider an executive officer’s stock holdings or previous stock option grants in determining the number of stock options to be granted. We believe that our executive officers should be fairly compensated each year relative to market pay levels and relative to our other executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation. However, we undertook an analysis of executive officer stock holdings in determining the appropriate one-time stock option grant, as discussed below, made prior to MetroPCS Communications’ initial public offering. We do not have any requirement that executive officers hold a specific amount of our common stock or stock options.

Although the compensation committee is the plan administrator for the 2004 Plan, all awards of stock options under the 1995 Plan and the 2004 Plan were recommended by our compensation committee and approved by our board of directors. Beginning in 2007, our board of directors has delegated to the compensation committee the power to approve option grants to non-officers. For 2006, our board of directors made all annual option grants to eligible employees on a single date each year, with exceptions for new hires, promotions and special grants. Typically, the board of directors has granted annual awards at its regularly scheduled meeting in March. The timing of the grants is consistent each year and is not coordinated with the public release of nonpublic material information.

While the vast majority of stock option awards to our executive officers have been made pursuant to our annual grant program or in connection with their hiring or promotion, the compensation committee retains discretion to make stock option awards to executive officers at other times, including in connection with the hiring of a new executive officer, the promotion of an executive officer, to reward executive officers, for retention purposes or for other circumstances recommended by management or the compensation committee. The exercise price of any such grant is the fair market value of our stock on the grant date.

In December 2006, in recognition of efforts related to MetroPCS Communications’ initial public offering and to align executive ownership with us, we made a special stock option grant to our named executive officers and certain other eligible employees. We granted stock options to purchase an aggregate of 6,885,000 shares of our common stock to our named executive officers and certain other officers and employees. The purpose of the grant was also to provide retention of employees following MetroPCS Communications’ initial public offering as well as to motivate employees to return value to our stockholders through future appreciation of our common stock price. The exercise price for the option grants is $11.33, which is the fair market value of our common stock on the date of the grant as determined by our board of directors after receiving a valuation performed by an outside valuation consultant and the recommendation of the finance and planning committee and management. The stock options granted to the named executive officers other than our CEO and our senior vice president and chief technical officer will generally vest on a four-year vesting schedule with 25% vesting on the first anniversary date of the award and the remainder pro-rata on a monthly basis thereafter. The stock options granted to our CEO will vest on a three-year vesting schedule with one-third vesting on the first anniversary date of the award and the remainder pro-rata on a monthly basis thereafter. The stock options granted to our senior vice president and chief technology officer will vest over a two-year vesting schedule with one-half vesting on the first anniversary of the award and the remainder pro-rata on a monthly basis thereafter.

For accounting purposes, we apply the guidance in Statement of Financial Accounting Standard 123 (revised December 2004), or SFAS 123(R), to record compensation expense for our stock option grants. SFAS 123(R) is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

Executive officers recognize taxable income from stock option awards when a vested option is exercised. We generally receive a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the executive officer’s wages and the amount we may deduct is equal to the common stock price when the stock options are exercised less the exercise price multiplied by the number of stock options exercised. We do not pay or reimburse any executive officer for any taxes due upon exercise of a stock option.

In 2005, we determined that we had previously granted certain options to purchase our common stock under our 1995 Plan at exercise prices which we believed were below the fair market value of our common stock at the time of grant. In December 2005, we offered to amend the affected stock option grants of all affected employees by increasing the exercise price of such affected stock option grants to the fair value of our common stock as of the date of grant and awarding additional stock options which vested 50% on January 1, 2006 and 50% on January 1, 2007 at the fair market value of our common stock as of the award date provided that the employee remained employed on those dates.

Stock option grants are currently made only from the 2004 Plan. Under the 2004 Plan, an option repricing is only allowable with stockholder approval. We no longer grant options under the 1995 Plan, but options granted under the 1995 Plan remain in effect in accordance with their terms.

Overview of 2006 Compensation

We believe that the total compensation paid to our named executive officers for the fiscal year ended December 31, 2006 achieves the overall objectives of our executive compensation program. In accordance with our established overall objectives, executive compensation remained weighted heavily to pay for performance and was competitive with market pay levels. In alignment with our established executive compensation philosophy, we continue to move towards a market position above median for outstanding performance and achievement.

For 2006, our chief executive officer received total compensation of approximately $11.8 million, which includes a base salary of $466,923, stock option awards with a grant date value of approximately $10.6 million and non-equity incentive plan compensation of $815,300. Based on the market analysis, the base salary and total cash compensation paid to our chief executive officer for 2006 was below market median pay level. We believe that the total compensation paid to our chief executive officer satisfies the objectives of our executive compensation program. The total compensation and elements thereof paid to each of our named executive officers during 2006 is set forth below in the Summary Compensation Table. See “— Summary of Compensation.”

Other Benefits

Retirement Savings Opportunity

All employees may participate in our 401(k) Retirement Savings Plan, or 401(k) Plan. Each employee may make before-tax contributions of up to 60% of their base salary up to current Internal Revenue Service limits. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. We do not match any contributions made by our employees to the 401(k) Plan, nor did we make any discretionary contributions to the 401(k) Plan in the fiscal year ended December 31, 2006. We also do not provide an option for our employees to invest in our common stock in the 401(k) plan.

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Employment Agreements, Severance Benefits and Change in Control Provisions

We do not have any employment agreements in effect with any of our named executive officers.

We grant options, or have granted options, that remain outstanding under two plans, the 1995 Plan and the 2004 Plan. The 1995 Plan terminated in November 2005 and no further awards can be made under the 1995 Plan, but all options granted before November 2005 remain valid in accordance with their terms. The 1995 Plan and the 2004 Plan contain certain change in control provisions. We have these change in control provisions in our 1995 Plan and 2004 Plan to ensure that if our business is sold our executives and other employees who have received stock options under either plan will remain with us through the closing of the sale.

The 1995 Plan

Under our 1995 Plan, in the event of a “corporate transaction,” as defined in the 1995 Plan, the following occurs with respect to stock options granted under the 1995 Plan:

•	Each outstanding option automatically accelerates so that each option becomes fully exercisable for all of the shares of the related class of common stock at the time subject to such option immediately before the corporation transaction;

•	All outstanding repurchase rights automatically terminate and the shares of common stock subject to those terminated rights immediately vest in full;

•	Immediately following a corporate transaction, all outstanding options terminate and cease to be outstanding, except to the extent assumed by the successor corporation and thereafter adjusted in accordance with the 1995 Plan; and

•	In the event of an “involuntary termination” of an optionee’s “service” with us within 18 months following a corporate transaction, any fully-vested options issued to such holder remain exercisable until the earlier of (i) the expiration of the option term, or (ii) the expiration of one year from the effective date of the involuntary termination.

Corporate transactions for purposes of the 1995 Plan include either of the following stockholder approved actions involving us:

•	A merger or consolidation transferring greater than 50% of the voting power of our outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction; or

•	The disposition of all or substantially all of our assets in a complete liquidation or dissolution;

The 2004 Plan

Under our 2004 Plan, unless otherwise provided in an “award,” a “change of control,” as defined in the 2004 Plan, results in the following:

•	All “options” and “stock appreciation rights” then outstanding become immediately vested and fully exercisable;

•	All restrictions and conditions of all “restricted stock” and “phantom stock” then outstanding are deemed satisfied, and the “restriction period” or other limitations on payment in full with respect thereto are deemed to have expired, as of the date of the change in control; and

•	All outstanding “performance awards” and any “other stock or performance-based awards” become fully vested, deemed earned in full and are to be promptly paid to the participants as of the date of the change in control.

A change of control for purpose of the 2004 Plan is deemed to have occurred if:

•	Any “person” (a) other than us or any of our subsidiaries, (b) any of our or our subsidiaries’ employee benefit plans, (c) any “affiliate,” (d) a company owned, directly or indirectly, by our stockholders, or (e) an underwriter temporarily holding our securities pursuant to an offering of such securities, becomes the “beneficial owner,” directly or indirectly, of more than 50% of our voting stock;

•	A merger, organization, business combination or consolidation of us or one of our subsidiaries transferring greater than 50% of the voting power of our outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction;

•	The disposition of all or substantially all of our assets, other than to the current holders of 50% or more of the voting power of our voting securities;

•	The approval by the stockholders of a plan for the complete liquidation or dissolution; or

•	The individuals who constitute our board on the effective date of the 2004 Plan (or any individual who was appointed to the board of directors by a majority of the individuals who constitute our board of directors as of the effective date of the 2004 Plan) cease for any reason to constitute at least a majority of our board of directors.

Additionally, under the 2004 Plan, if approved by our board of directors prior to or within 30 days after such a change in control, the board of directors has the right for a 45-day period immediately following the change in control to require all, but not less than all, “participants” to transfer and deliver to us all “awards” previously granted to the participants in exchange for an amount equal to the “cash value” of the “awards.”

While we have no written severance plan for our executives, in practice, we have offered severance payments to terminated executives based on the position held and the time in the role. Generally, it has been our practice to provide twelve months of severance for executives, potentially adjusted for length of service, where the executive’s service has been severed by us. For a more detailed discussion of the 2004 Plan, see “— Discussion of Summary Compensation and Plan-Based Awards Tables — 2004 Equity Incentive Compensation Plan.”

Stock Ownership Guidelines

Stock ownership guidelines have not been implemented by the compensation committee for our executive officers or directors. Prior to MetroPCS Communications’ initial public offering, the market for its stock was limited to other stockholders and subject to a stockholders agreement that limited a stockholder’s ability to transfer their stock. We have chosen historically not to require stock ownership for our executive officers or directors given the limited market for our securities. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

Securities Trading Policy

Our securities trading policy states that executive officers, including the named executive officers, and directors may not purchase or sell puts or calls to sell or buy our stock, engage in short sales with respect to our stock, or buy our securities on margin.

Tax Deductibility of Executive Compensation

Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Summary of Compensation

The following table sets forth certain information with respect to compensation for the year ended December 31, 2006 and 2005 earned by or paid to our chief executive officer, chief financial officer, and our three other most highly compensated executive officers, which are referred to as the named executive officers.

Summary Compensation Table

				Non-Equity
			Option	Incentive Plan
			Awards	Compensation
Name & Principal Position	Year	Salary	(3)	(4)	Total

Roger D. Linquist —	2006	$466,923	$1,184,793	$815,300	$2,467,016
President and CEO	2005	$435,833	—	$527,840	$963,673
J. Braxton Carter —	2006	$287,404	$410,865	$379,000	$1,077,269
SVP/CFO	2005	$264,750	—	$238,280	$503,030
Robert A. Young —	2006	$330,769	$583,738	$424,200	$1,338,707
EVP Market Operations	2005	$310,750	—	$265,340	$576,090
Mark A. Stachiw —	2006	$223,173	$349,212	$251,700	$824,085
SVP/General Counsel and Secretary(1)	2005	$204,583	—	$136,740	$341,323
Malcolm M. Lorang —	2006	$214,135	$247,300	$237,500	$698,935
SVP/Chief Technology Officer(2)	2005	$202,250	—	$130,790	$333,040

(1)	Mr. Stachiw became a Senior Vice President during 2006.

(2)	Mr. Lorang became a Senior Vice President during 2006.

(3)	The value of the option awards for 2006 is determined using the fair value recognition provisions of SFAS 123(R), which was effective January 1, 2006. For option awards during the year ended December 31, 2005, in accordance with APB 25, the following amounts were included as non-cash compensation expense in the 2005 audited consolidated financial statements for Messrs. Linquist, Carter, Young, and Lorang, respectively: $83,199, $6,521, $28,473 and $289,800. See Note 2 “Summary of Significant Accounting Policies” to the consolidated financial statements contained elsewhere in this prospectus for further discussion of the accounting treatment for these options.

(4)	During 2005 and 2006, MetroPCS Communications awarded annual cash incentive bonuses pursuant to a written annual cash incentive plan. This plan provides for the award of annual cash bonuses based upon targets and maximum bonus payouts set by the board of directors at the beginning of each fiscal year. See “— Discussion of Summary Compensation and Plan-Based Awards Tables — Material Terms of Plan-Based Awards.”

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2006 to the named executive officers.

Grants of Plan-Based Awards

						All Other
						Option
						Awards:	Exercise
						Number of	or Base
		Grant	Estimated Future Payouts Under			Securities	Price of
		Date	Non-Equity Incentive Plan			Underlying	Option
	Grant	Fair Value	Awards(4)			Options	Awards
Name & Principal Position	Date	(3)	Threshold	Target	Maximum	(#)	($/Share)

Roger D. Linquist			$0	$480,000	$960,000	—	—
President and CEO	3/14/2006	$1,676,633	—	—	—	513,900	7.15
	12/22/2006	$8,907,975	—	—	—	2,250,000	11.33
J. Braxton Carter			$0	$221,250	$442,500	—	—
Senior VP/CFO	3/14/2006	$446,319	—	—	—	136,800	7.15
	12/22/2006	$2,375,460	—	—	—	600,000	11.33
Robert A. Young			$0	$255,000	$510,000	—	—
Executive VP Market	3/14/2006	$745,823	—	—	—	228,600	7.15
Operations — East	12/22/2006	$2,375,460	—	—	—	600,000	11.33
Mark A. Stachiw			$0	$149,500	$299,000	—	—
Senior VP/General	3/14/2006	$61,663	—	—	—	18,900	7.15
Counsel and	3/14/2006	$195,754	—	—	—	60,000	7.15
Secretary(1)	12/22/2006	$1,781,595	—	—	—	450,000	11.33
Malcolm M. Lorang			$0	$143,000	$286,000	—
Senior VP/Chief	3/14/2006	$178,136	—	—	—	54,600	7.15
Technology Officer(2)	3/14/2006	$195,754	—	—	—	60,000	7.15
	12/22/2006	$593,865	—	—	—	150,000	11.33

(1)	Mr. Stachiw became a Senior Vice President during 2006.

(2)	Mr. Lorang became a Senior Vice president during 2006.

(3)	The value of the option awards for 2006 is determined using the fair value recognition provisions of SFAS 123(R)which was effective January 1, 2006.

(4)	During 2005 and 2006 MetroPCS Communications awarded annual cash incentive bonuses pursuant to a written Bonus Opportunity Plan. This plan provides for the award of annual cash bonuses based upon targets and maximum bonus payouts set by the board of directors at the beginning of each fiscal year. See “— Discussion of Summary Compensation and Plan-Based Awards Tables — Material Terms of Plan-Based Awards.” The actual amount paid to each named executive officer pursuant to the Bonus Opportunity Plan for the fiscal year ended December 31, 2006 is set forth in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.” See “— Summary of Compensation.”

Discussion of Summary Compensation and Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the grants of Plan Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment and Indemnification Arrangements

We do not have any employment contracts in effect with any of our named executive officers. We have entered into agreements with each director, each officer, and certain other employees which require us to indemnify and advance expenses to the directors, officers, and covered employees to the fullest extent permitted by applicable law if the person is or threatened to be made a party to any threatened, pending or completed action, suit, proceeding, investigation, administrative hearing whether formal or informal, governmental or non-governmental, civil, criminal, administrative, or investigative if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of MetroPCS Communications or in a manner otherwise expressly permitted under our certificate of incorporation, the by laws, or our stockholders agreement.

Bonus and Salary

Our board of directors has established a pay for performance approach for determining executive pay. Base salaries are targeted at the median market pay levels while total annual cash compensation is targeted above the median of market pay levels for outstanding performance achievement. We have established a peer group of publicly traded companies in similar lines of business in similar geographies, as well as similar in size in terms of revenue and market capitalization. We have also utilized several well-established third-party surveys that are industry specific and focused on executive pay in the telecommunications and wireless industries. See “— The Objectives of our Executive Compensation Program.”

Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan

Our board of directors has adopted, and our stockholders have approved, our 2004 Plan.

Administration.  Our 2004 Plan is administered by the compensation committee of our board of directors. As plan administrator, the compensation committee has full authority to (i) interpret the 2004 Plan and all awards thereunder, (ii) make, amend and rescind such rules as it deems necessary for the administration of the 2004 Plan, (iii) make all determinations necessary or advisable for the administration of the 2004 Plan, and (iv) make any corrections to the 2004 Plan or an award deemed necessary by the compensation committee to effectuate the 2004 Plan. All awards under the 2004 Plan are granted by our compensation committee in its discretion, but historically all awards to executive officers are approved by our board of directors based on the recommendations of our compensation committee.

Eligibility.  All of our and our affiliates’ employees, consultants and non-employee directors are eligible to be granted awards by our compensation committee under the 2004 Plan. An employee, consultant or non-employee director granted an award is a participant under our 2004 Plan. Our compensation committee also has the authority to grant awards to a third party designated by a non-employee director provided that (i) our board of directors consents to such grant, (ii) such grant is made with respect to awards that otherwise would be granted to such non-employee director, and (iii) such grant and subsequent issuance of stock may be made upon reliance of an exemption from the Securities Act.

Number of Shares Available for Issuance.  The maximum number of shares of our common stock that are authorized for issuance under our 2004 Plan currently is 40,500,000. Shares issued under the 2004 Plan may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market.

In the event the number of shares to be delivered upon the exercise or payment of any award granted under the 2004 Plan is reduced for any reason or in the event that any award (or portion thereof) can no longer be exercised or paid, the number of shares no longer subject to such award shall be released from such award and shall thereafter be available under the 2004 Plan for the grant of additional awards.

Upon the occurrence of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the administrator of the 2004 Plan may ratably adjust the aggregate number and affected class of securities available under the 2004 Plan.

Types of Awards.  The compensation committee may grant the following types of awards under our 2004 Plan: stock options; purchased stock; bonus stock; stock appreciation rights; phantom stock; restricted stock; performance awards; or other stock or performance-based awards. Stock options awarded under our 2004 Plan may be nonqualified stock options or incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. With the exception of incentive stock options, our compensation committee may grant, from time to time, any of the types of awards under our 2004 Plan to our employees, consultants and non-employee directors. Incentive stock options may only be granted to our employees. Awards granted may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another of our plans, or any business entity to be acquired by us, or any other right of a participant to receive payment from us.

Stock Options.  A stock option is the right to acquire shares of our common stock at a fixed price for a fixed period of time and generally are subject to a vesting requirement. A stock option will be in the form of a nonqualified stock option or an incentive stock options. The exercise price is set by our compensation committee but cannot be less than 100% of the fair market value of our common stock on the date of grant, or, in the case of incentive stock options granted to an employee who owns 10% or more of total combined voting power of our common stock, or a 10% owner, the exercise price cannot be less than 110% of the fair market value of our common stock on the date grant. The term of a stock option may not exceed ten years or five years in the case of incentive stock options granted to a 10% owner. With stockholder approval, our compensation committee may grant to the holder of outstanding nonqualified stock option a replacement options with lower (or higher with consent) exercise price than the exercise price of the replaced options.

Purchased Stock.  Purchase stock awards entitle the participant to purchase our common stock at a price per share that may be less than, but not greater than, the fair market value per share at the time of purchase.

Bonus Stock.  Bonus stock grants are made in consideration of performance or services by the participant with no additional consideration except as may be required by our compensation committee or the 2004 Plan.

Stock Appreciation Rights and Phantom Stock.  Stock appreciation rights are awards that entitle the participant to receive a payment equal to the excess, if any, of the fair market value on the exercise date of a specified number of shares of our common stock over a specified grant price. Phantom stock awards are rights to receive cash equal to the fair market value of a specified number of shares of our common stock at the end of a specified deferral period. Stock appreciation rights may be granted in tandem with options. All stock appreciation rights granted under our 2004 Plan must have a grant price per share that is not less than the fair market value of a share of our common stock on date of the grant.

Restricted Stock.  Restricted stock awards are shares of our common stock that are subject to cancellation, restrictions and vesting conditions, as determined by our compensation committee.

Performance Awards.  Performance awards are awards granted based on business performance criteria measured over a period of not less than six months and not more than ten years. Performance awards may be payable in shares of our common stock, cash or any combination thereof as determined by our compensation committee.

Other Awards.  Our compensation committee also may grant other forms of awards that generally are based on the value of our common stock, or cash, as determined by our compensation committee to be consistent with the purposes of our 2004 Plan.

Section 162(m) Performance-Based Awards.  The performance goals for performance awards under our 2004 Plan consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by our compensation committee. In the case of any award granted to our chief executive officer or one of our four most highly paid officers other than the chief executive officer, performance goals are designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations section 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by our compensation committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. Our compensation committee may determine that such performance awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such performance awards. Performance goals may differ among performance awards granted to any one participant or for performance awards granted to different participants.

One or more of the following business criteria for us, on a consolidated basis, and/or for our specified subsidiaries, divisions or business or geographical units (except with respect to the total stockholder return and earnings per share criteria), may be used by our compensation committee in establishing performance goals for performance awards granted to a participant: (A) earnings per share; (B) increase in price per share; (C) increase in revenues; (D) increase in cash flow; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on equity; (I) economic value added; (J) gross margin; (K) net income; (L) pretax earnings; (M) pretax earnings before interest, depreciation and amortization; (N) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (O) operating income; (P) total stockholder return; (Q) debt reduction; (R) other company or industry specific measurements used in our management and internal or external reporting, including but not limited to, average revenue per user, cost per gross add, cash cost per user, adjusted earnings before interest, taxes, depreciation and amortization, capital expenditure per customer, etc., and (S) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the compensation committee including, but not limited to, the Standard & Poor’s 500 Stock Index or components thereof, or a group of comparable companies. For a discussion of our equity incentive compensation for 2006, see “— Long-term Equity Incentive Compensation.”

Exercise of Options.  The exercise price is due upon the exercise of the option. The exercise price may be paid (1) in cash or by check, (2) with the consent of our compensation committee, in shares of our common stock held previously acquired by the optionee (that meet a holding period requirement) based on the shares fair market value as of the exercise date, or (3) with the consent and pursuant to the instructions of our compensation committee, by cashless exercise through a broker. Nonqualified stock options may be exercised at any time before the expiration of the option period at the discretion of our compensation committee. Incentive stock options must not be exercised more than three months after termination of employment for any reason other than death or disability and no more than one year after the termination of employment due to death or disability in order to meet the Code section 422 requirements.

Change of Control.  For a discussion of the change of control provisions under our 2004 Plan, please see “— Employment Agreements, Severance Benefits and Change in Control Provisions.”

Amendment and Discontinuance; Term.  Our board of directors may amend, suspend or terminate our 2004 Plan at any time, with or without prior notice to or consent of any person, except as would require the approval of our stockholders, be required by law or the requirements of the exchange on which our common stock is listed or would adversely affect a participant’s rights to outstanding awards without their consent. Unless terminated earlier, our 2004 Plan will expire on the tenth anniversary of its effective date.

Material Terms of Plan-Based Awards

Annual Cash Incentive Plan

We have established a written annual cash incentive plan for named executive officers which in 2006 was pursuant to the Bonus Opportunity Plan and for 2007 is pursuant to the 2004 Plan as a performance award. Full time employees who do not participate in a sales variable compensation plan and who are hired on or before October 31st of the applicable year are qualified to participate in the plan. Employees who are hired before October 31st will have their bonus amount prorated for time in the plan, calculated in whole month increments. Employees who enter the plan prior to the 15th of a month are credited with a whole month of service; those who enter after the 15th begin accruing service under the plan at the beginning of the next month.

This plan provides for the award of annual cash bonuses based upon targets and maximum bonus payouts set by the board of directors at the beginning of each fiscal year. The performance period for the annual cash incentive plan is the calendar year, and payouts under the plan are made in February following the plan year.

Target bonus levels under the annual cash incentive plan as a percentage of base salary are set based on each employee’s level. All officers (vice president and above) will have a target bonus opportunity set for their position ranging from 35% of base salary at the vice president level to 100% of base salary for the chief executive officer in 2006. The target bonus level reflects 100% achievement of established performance goals. The maximum payout opportunity under the plan is 200% of target.

Supplemental Stock Option Grant Program

We have has established an unwritten supplemental stock option grant program to:

•	incentivize and reward individuals whose accountability, performance and potential is critical to our success;

•	encourage long-term focus and provide a strong link to stockholder interests and foster a shared commitment to move the business towards our long-range objectives;

•	deliver a competitive “total reward” package to attract and retain staff in a highly competitive industry; and

•	create a direct link between company results and employee rewards.

Full time employees, other than retail store non-exempt personnel, are eligible for consideration under the program. Under the supplemental grant program, employees with two or more years of vested service during a year are eligible for consideration, based on their prior year performance rating under the organization’s performance appraisal program and management recommendation.

Each year we work with an outside consultant to evaluate the competitiveness of the stock option grant structure to ensure that the program remains competitive in the market. Recommendations are reviewed by our compensation committee designated consultants, the compensation committee of our board of directors, and presented to our board of directors for approval. Grants are reviewed and approved by the board of directors during the first quarter of each year. This program is discretionary and may be discontinued at any time.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2006 with respect to the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Awards:	Market
										Number	or Payout
					Equity					of	Value of
					Incentive				Market	Unearned	Unearned
					Plan				Value of	Shares,	Shares,
	Number of		Number of		Awards;			Number of	Shares or	Units or	Units or
	Securities		Securities		Securities			Shares	Units of	Other	Other
	Underlying		Underlying		Underlying			or Units of	Stock	Rights	Rights
	Unexercised		Unexercised		Unexercised	Option	Option	Stock that	that Have	that Have	that Have
	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not	Not	Not	Not
Name	Exercisable(1)		Unexercisable(1)		Options (#)	Price	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Roger D. Linquist	25,155	(2)	—		—	$5.49	3/11/2014	—	—	—	—
President and CEO	520,800	(3)	—		—	$7.13	8/3/2015	—	—	—	—
	1,209	(4)	1,209	(4)	—	$7.15	12/30/2015	—	—	—	—
	—		513,900	(13)		$7.15	3/14/2016
	—		2,250,000	(15)		$11.33	12/22/2016
J. Braxton Carter	6,969	(2)	—		—	$5.49	3/11/2014	—	—	—	—
SVP/CFO	60,000	(5)	—		—	$6.31	3/31/2015	—	—	—	—
	165,057	(3)	—		—	$7.13	8/3/2015	—	—	—	—
	3,516	(3)	4,527	(3)	—	$7.13	8/3/2015
	333	(4)	336	(4)	—	$7.15	12/30/2015
	—		136,800	(13)		$7.15	3/14/2016
	—		600,000	(16)		$11.33	12/22/2016
Robert A. Young	7,911	(2)	—		—	$5.49	3/11/2014	—	—	—	—
EVP Market	126,393	(3)	162,507	(3)	—	$7.13	8/3/2015	—	—	—	—
Operations	381	(4)	381	(4)	—	$7.15	12/30/2015	—	—	—	—
	—		228,600	(13)		$7.15	3/14/2016
	—		600,000	(16)		$11.33	12/22/2016

	Option Awards							Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Awards:	Market
										Number	or Payout
					Equity					of	Value of
					Incentive				Market	Unearned	Unearned
					Plan				Value of	Shares,	Shares,
	Number of		Number of		Awards;			Number of	Shares or	Units or	Units or
	Securities		Securities		Securities			Shares	Units of	Other	Other
	Underlying		Underlying		Underlying			or Units of	Stock	Rights	Rights
	Unexercised		Unexercised		Unexercised	Option	Option	Stock that	that Have	that Have	that Have
	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not	Not	Not	Not
Name	Exercisable(1)		Unexercisable(1)		Options (#)	Price	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Mark A. Stachiw	120,000	(6)	—		—	$5.47	10/12/2014	—	—	—	—
SVP/General Counsel	37,500	(7)	82,500	(7)	—	$7.15	9/21/2015	—	—	—	—
and Secretary	16,608	(4)	16,608	(4)	—	$7.15	12/30/2015	—	—	—	—
	—		18,900	(13)		$7.15	3/14/2016
	—		60,000	(13)		$7.15	3/14/2016
	—		450,000	(16)		$11.33	12/22/2016
Malcolm M. Lorang	285,444	(8)	—		—	$0.08	7/1/2009	—	—	—	—
SVP/Chief Technology	36,792	(9)	—		—	$1.57	7/1/2012	—	—	—	—
Officer	24,108	(10)	—		—	$1.92	7/1/2012	—	—	—	—
	21,093	(11)	—		—	$1.57	10/30/2013	—	—	—	—
	46,407	(12)	—		—	$3.13	10/30/2013	—	—	—	—
	23,061	(2)	—		—	$5.49	3/11/2014	—	—	—	—
	68,700	(3)	—		—	$7.13	8/3/2015	—	—	—	—
	8,592	(4)	8,589	(4)	—	$7.15	12/30/2015	—	—	—	—
	—		54,600	(13)		$7.15	3/14/2016
	—		150,000	(14)	—	$11.33	12/22/2016	—	—	—	—

(1)	Unless otherwise noted, options vest over a period of four years as follows: twenty-five percent (25%) of the option vests on the first anniversary of service beginning on the “Vesting Commencement Date” (as defined in the Employee Non-Qualified Option Grant Agreement). The remainder vests upon the optionee’s completion of each additional month of service, in a series of thirty-six (36) successive, equal monthly installments beginning with the first anniversary of the Vesting Commencement Date.

(2)	Options granted on March 11, 2004. Options repriced from $4.97 to $5.49 on December 28, 2005.

(3)	Options granted on August 3, 2005.

(4)	Options granted on December 30, 2005 and vest over a one-year period as follows: fifty percent (50%) of the underlying shares vest on January 1, 2006 and the remaining fifty percent (50%) of the shares vest on January 1, 2007.

(5)	Options granted on March 31, 2005.

(6)	Options granted on October 12, 2004. Options repriced from $3.97 to $5.47 on December 28, 2005.

(7)	Options granted on September 21, 2005.

(8)	Options granted July 1, 1999 and vested ratably in a series of forty eight (48) successive equal monthly installments ending July 1, 2003.

(9)	Options granted on July 1, 2002.

(10)	Options granted on July 1, 2002. Options repriced from $1.57 to $1.92 on December 28, 2005.

(11)	Options granted on October 30, 2003.

(12)	Options granted on October 30, 2003. Options repriced from $1.57 to $3.13 on December 28, 2005.

(13)	Options granted on March 14, 2006.

(14)	Options granted on December 22, 2006 and vest over a period of 2 years ending December 22, 2008.

(15)	Options granted on December 22, 2006 and vest over a period of 3 years ending December 22, 2008.

(16)	Options granted on December 22, 2006.

Option Exercises

There were no option or stock exercises during the fiscal year ended December 31, 2006 with respect to the named executive officers.

Pension Benefits

We do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Non-Qualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Compensation of Directors

Non-employee members of our board of directors are eligible to participate in a non-employee director remuneration plan under which such directors may receive compensation for serving on our board of directors. Our objectives for director compensation are to remain competitive with the compensation paid to directors of comparable companies while adhering to corporate governance best practices with respect to such compensation, and to reinforce our practice of encouraging stock ownership. Our non-employee director compensation includes:

•	an annual retainer of $15,000, plus $2,000 if such member serves as the chairman of the finance, compensation or the nominating and governance committee of the board of directors and $5,000 if such member serves as chairman of the audit committee of the board of directors, which amount may be payable in cash, common stock, or a combination of cash and common stock;

•	any payments of annual retainer made in common stock shall be for a number of shares that is equal to (a) the portion of the annual retainer to be paid in common stock divided by the fair market value of the common stock on the date of payment of the annual retainer (b) times three;

•	an initial grant of 120,000 options to purchase common stock plus an additional 30,000 or 9,000 options to purchase common stock if the member serves as the chairman of the audit committee or as chairman of any of the other committees of the board of directors, respectively;

•	an annual grant of 30,000 options to purchase common stock plus an additional 15,000 or 6,000 options to purchase common stock if the member serves as the chairman of the audit committee or as chairman of any of the other committees of the board of directors, respectively;

•	$1,500 for each in-person board of directors meeting and $750 for each telephonic meeting of the board of directors attended; and

•	$1,500 for each in-person Committee Paid Event (as defined in our Non-Employee Director Remuneration Plan) and $750 for each telephonic Committee Paid Event attended and the chairman of the committee receives an additional $500 for each in-person Committee Paid Event and $250 for each telephonic Committee Paid Event attended.

The following table sets forth certain information with respect to our non-employee director compensation during the fiscal year ended December 31, 2006.

Director Compensation Table

					Change in
					Pension Value &
					Non-qualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards(1)	Awards(2)(11)	Compensation	Earnings	Compensation	Total

W. Michael Barnes(3)	$29,750	$59,981	$196,226	—	—	—	$285,957
Harry F. Hopper, III(4)	$13,250	$44,980	$46,825	—	—	—	$105,055
Arthur C. Patterson(5)	$44,250	$50,989	$115,270	—	—	—	$210,509
John Sculley(6)	$23,000	$50,960	$98,907	—	—	—	$172,867
James F. Wade(7)	$12,000	$50,989	$42,440	—	—	—	$105,429
Walker C. Simmons(8)	$5,250	$44,980	$79,174	—	—	—	$129,404
C. Kevin Landry(9)	$64,055	$0	$167,414	—	—	—	$231,469
James N. Perry, Jr.(10)	$45,250	$61,719	$176,267	—	—	—	$283,236

(1)	Stock awards issued to members of the board of directors are recorded at market value on the date of issuance.

(2)	The value of the option awards is determined using the fair value recognition provisions of SFAS 123(R), which was effective January 1, 2006.

(3)	Includes 8,385 stock awards and 197,487 option awards outstanding as of December 31, 2006.

(4)	Includes 6,288 stock awards and 0 option awards outstanding as of December 31, 2006. Mr. Hopper resigned as a director in May 2006. Mr. Hopper’s resignation was not caused by a disagreement with us or management.

(5)	Includes 7,128 stock awards and 376,524 option awards outstanding as of December 31, 2006.

(6)	Includes 6,978 stock awards and 580,428 option awards outstanding as of December 31, 2006.

(7)	Includes 7,128 stock awards and 295,305 option awards outstanding as of December 31, 2006.

(8)	Includes 5,190 stock awards and 120,000 option awards outstanding as of December 31, 2006. Mr. Simmons previously served as a director from December 2004 until March 2005, when he resigned. Mr. Simmons’ resignation was not caused by a disagreement with us or management. Mr. Simmons was reappointed to the board in June 2006.

(9)	Includes 0 stock awards and 150,000 option awards outstanding as of December 31, 2006.

(10)	Includes 8,628 stock awards and 159,000 option awards outstanding as of December 31, 2006.

(11)	The following summarizes the grant date, fair value of each award granted during 2006, computed in accordance with SFAS No. 123(R):

		Number of	Exercise or
		Securities	Base Price
		Underlying	of Option	Grant Date
	Grant	Options	Awards	Fair Value
Name	Date	(#)	($/share)	($)

W. Michael Barnes	3/14/2006	45,000	$7.15	$146,816
Harry F. Hopper, III	3/14/2006	30,000	$7.15	$97,877
Arthur C. Patterson	3/14/2006	39,000	$7.15	$127,240
John Sculley	3/14/2006	30,000	$7.15	$97,877
	6/28/2006	9,000	$7.54	$31,518
James F. Wade	3/14/2006	36,000	$7.15	$117,452
Walker C. Simmons	12/22/2006	120,000	$11.33	$475,092
C. Kevin Landry	3/14/2006	30,000	$7.15	$97,877
James N. Perry, Jr.	3/14/2006	39,000	$7.15	$127,240

Registration Rights Agreement

In connection with our initial public offering, we amended and restated our existing stockholder agreement and renamed it as a registration rights agreement. The stockholder parties to the registration rights agreement are entitled to certain rights with respect to the registration of the sale of such shares under the Securities Act. Under the terms of the registration rights agreement, if we propose to register any of its securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, such holders will be entitled to notice of such registration and are entitled to include shares in the registration. Stockholders benefiting from these rights may also require us to file a registration statement under the Securities Act at our expense with respect to their shares of common stock, and we will be required to use our best efforts to effect such registration. Further, these stockholders may require us to file additional registration statements on Form S-3 at our expense. These rights are subject to certain conditions and limitations, among them the rights of underwriters to limit the number of shares included in such registration and an agreement not to sell any securities for 180 days following MetroPCS Communications’ initial public offering in April 2007.

Post-Employment and Change in Control Payments

We have two stock option plans under which we grant options to purchase our common stock: the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., as amended, and the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan, or collectively, our equity compensation plans. The 1995 Plan terminated in November 2005 and no further awards can be made under the 1995 Plan, but all options granted before November 2005 remain valid in accordance with their terms. Each of these plans contain certain change in control provisions. For a discussion of these change in control provisions, please see “— Employment Agreements, Severance Benefits and Change in Control Provisions.”

Had a “corporate transaction” (as defined in our 1995 Plan) or a “change of control” (as defined in our 2004 Plan) occurred on December 31, 2006 with respect to each named executive officer, the value of the benefits for each such officer, based on the fair market value of our stock on that date, would have been approximately as follows: Mr. Linquist $3,828,254, Mr. Carter $1,300,177, Mr. Young $1,913,510, Mr. Stachiw $1,066,568 and Mr. Lorang $823,276.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information as of August 31, 2007 regarding the beneficial ownership of each class of MetroPCS Communications outstanding capital stock by:

•	each of our directors;

•	each named executive officer;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of each class or series of common stock and preferred stock shown as beneficially owned by them. The number of shares of common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of common stock underlying options, warrants or other convertible securities held by such person that are exercisable within 60 days after August 31, 2007. For purposes of this “Security Ownership of Principal Stockholders” section, references to “we,” “our,” “us,” “our company” and “company” refer to MetroPCS Communications and its wholly-owned subsidiaries.

	Common Stock
	Beneficially Owned
	Number	Percentage

Directors and Named Executive Officers(1):
Roger D. Linquist(2)	7,602,552	2.19%
J. Braxton Carter(3)	297,331	*
Robert A. Young(4)	281,153	*
Mark A. Stachiw(5)	183,447	*
Malcolm M. Lorang(6)	748,848	*
John Sculley(7)	1,380,961	*
James F. Wade(8)(15)	25,021,017	7.21%
Arthur C. Patterson(9)(14)	36,672,455	10.56%
W. Michael Barnes(10)	213,531	*
C. Kevin Landry(11)(17)	37,809,568	10.90%
James N. Perry, Jr.(12)(16)	38,693,062	11.15%
Walker C. Simmons(13)	—	—
All directors and executive officers as a group (12 persons)	148,903,925	42.47%
Beneficial Owners of More Than 5%:
Accel Partners, et al(14)	31,612,443	9.10%
428 University Ave
Palo Alto, CA 94301
First Plaza Group Trust	22,524,561	6.49%
One Chase Manhattan Plaza, 17th Floor
New York, NY 10005
M/C Venture Partners, et al(15)(8)	25,021,017	7.21%
75 State Street
Boston, MA 02109

	Common Stock
	Beneficially Owned
	Number	Percentage

Madison Dearborn Capital Partners IV, L.P.(16)(12)	38,576,812	11.12%
Three First National Plaza, Suite 3800
Chicago, IL 60602
TA Associates, et al(17)(11)	37,809,568	10.90%
John Hancock Tower — 56th Floor
200 Clarendon Street
Boston, MA 012116
T. Rowe Price Associates, Inc.(18)	21,344,252	6.15%
100 East Pratt Street
Baltimore, Maryland 21202

*	Represents less than 1%

(1)	Unless otherwise indicated, the address of each person is c/o MetroPCS Communications, Inc., 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231.

(2)	Includes 751,791 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans, 5,320,761 shares of common stock held directly by Mr. Linquist, and 1,530,000 shares of common stock held by THCT Partners, LTD, a partnership with which Mr. Linquist is affiliated and may be deemed to be a member of a “group” under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Linquist disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in THCT Partners, LTD. Mr. Linquist has dispositive power with respect to the common stock held by THCT Partners, LTD.

(3)	Includes 281,370 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans.

(4)	Includes 265,835 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans.

(5)	Includes 183,447 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans.

(6)	Includes 570,648 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans.

(7)	Includes 571,928 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans.

(8)	Includes 289,311 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans. All shares attributed to Mr. Wade are owned directly by M/C Venture Investors, LLC, M/C Venture Partners IV, LP, M/C Venture Partners V, LP, and Chestnut Venture Partners LP, with which Mr. Wade is affiliated and may be deemed to be a member of a “group” (hereinafter referred to as M/C Venture Partners, et al) under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Wade disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in M/C Venture Partners, et al.

(9)	Includes 369,273 shares of common stock issuable upon exercise of options granted to Mr. Patterson under our Equity Compensation Plans and 12,888 shares of common stock held directly by Mr. Patterson. All other shares attributed to Mr. Patterson are owned directly by Accel Internet Fund III L.P., Accel Investors ‘94 L.P., Accel Investors ‘99 L.P., Accel IV L.P., Accel Keiretsu L.P., Accel VII L.P., ACP Family Partnership L.P. and Ellmore C. Patterson Partners, with which Mr. Patterson is affiliated and may be deemed to be a member of a “group” under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Patterson disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in Accel Partners, et al.

(10)	Includes 189,987 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans.

(11)	Includes 108,333 shares of common stock issuable upon exercise of stock options granted to Mr. Landry under our Equity Compensation Plans and 3,969 shares of common stock held directly by Mr. Landry. All other shares attributed to Mr. Landry are owned directly by TA Atlantic and Pacific V L.P., TA Investors II L.P., TA IX L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA/Atlantic and Pacific IV L.P., with which Mr. Landry is affiliated and may be deemed to be a member of a “group” (hereinafter referred to as TA Associates, et al) under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Landry disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in TA Associates, et al.

(12)	Includes 111,750 shares of common stock issuable upon exercise of options granted to Mr. Perry under our Equity Compensation Plans and 4,500 shares of common stock held directly by Mr. Perry. All other shares attributed to Mr. Perry are owned directly by Madison Dearborn Capital Partners IV, L.P. and Madison Dearborn Partners IV, L.P. with which Mr. Perry is affiliated and may be deemed to be a member of a “group” (hereinafter referred to as Madison Dearborn Capital Partners IV, L.P., et al) under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Perry disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in Madison Dearborn Capital Partners IV, L.P., et al.

(13)	Mr. Simmons is a member of Wachovia Capital Partners (“WCP”) and holds all securities received as director compensation for the benefit of WCP, including 9,159 shares of common stock and 60,833 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans. Mr. Simmons disclaims beneficial ownership of all such securities as well as the shares of common stock owned by WCP and its affiliates, except to the extent of his pecuniary interest therein.

(14)	Accel Partners, et al (consisting of Accel Internet Fund III L.P., Accel Investors ‘94 L.P., Accel Investors ‘99 L.P., Accel IV LP, Accel Keiretsu L.P. and Accel VII L.P.) may be deemed to be a “group” under Section 13d-3 of the Exchange Act. Includes 31,243,170 shares of common stock and 369,273 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans, which are held directly by Arthur C. Patterson.

(15)	M/C Venture Partners, et al (consisting of M/C Venture Investors, LLC, M/C Venture Partners IV, LP, M/C Venture Partners V, LP, and Chestnut Venture Partners LP) may be deemed to be a “group” under Section 13d-3 of the Exchange Act. Includes an aggregate of 289,311 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans.

(16)	Madison Dearborn Capital Partners IV, L.P., et al (consisting of Madison Dearborn Capital Partners IV, L.P. and Madison Dearborn Partners IV, L.P.) may be deemed to be a “group” under Section 13d-3 of the Exchange Act. Includes 4,500 shares of common stock and 111,750 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans, which are held directly by Mr. Perry.

(17)	TA Associates, et al (consisting of TA Atlantic and Pacific V L.P., TA Investors II L.P., TA IX L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA/Atlantic and Pacific IV L.P.) may be deemed to be a “group” under Section 13d-3 of the Exchange Act. Includes 3,969 shares of common stock and 108,333 shares of common stock issuable upon exercise of options granted under our Equity Compensation Plans, which are held directly by Mr. Landry.

(18)	Based on a Form 13-F filed on August 14, 2007 by T. Rowe Price Associates, Inc. (“Price Associates”), in its capacity as investment manager as to holdings as of June 30, 2007 and as updated by conversations with such owner, it is our belief that Price Associates beneficially owned the number of shares indicated as of August 31, 2007. Price Associates has sole dispositive power for the entire holding of 21,344,252 shares and has sole voting power for 6,115,665 shares. Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

TRANSACTIONS WITH RELATED PERSONS

Corey A. Linquist co-founded MetroPCS Communications and is the son of our Chief Executive Officer and Chairman of our board of directors, Roger D. Linquist, and has served as our Vice President and General Manager, Sacramento since January 2001, and as our Director of Strategic Planning from July 1994 until January 2001. In 2006, we paid Mr. Corey Linquist a salary of $205,885 and a bonus of $98,880, and we granted him options to purchase up to 78,300 and 225,000 shares to acquire our common stock at an exercise price of $7.15 and $11.33 per share, respectively. These options expire on March 14, 2016 and December 22, 2016, respectively. In 2005, we paid Mr. Corey Linquist a salary of $199,250 and a bonus of $118,300, and we granted him options to purchase up to 99,000 and 15,342 shares of our common stock at an exercise price of $7.13 and $7.15, per share, respectively. These options expire on August 3, 2015 and December 30, 2015, respectively. In 2004, we paid Mr. Corey Linquist a salary of $188,725 and a bonus of $97,500, and we granted him options to purchase up to 22,917 shares of our common stock at an exercise price of $4.97 per share. These options expire on March 11, 2014.

Todd C. Linquist, the son of our Chief Executive Officer and Chairman of our board of directors, Roger D. Linquist, and husband of Michelle D. Linquist, our former Director of Logistics, has held several positions with us since July 1996, and is currently our Staff Vice President, Wireless Data Services. In 2006, we paid Mr. Todd Linquist a salary of $124,514 and a bonus of $40,160, and we granted him options to purchase up to 19,500 and 30,000 shares to acquire our common stock at an exercise price of $7.15 and $11.33 per share, respectively. These options expire on March 14, 2016 and December 22, 2016, respectively. In 2005, we paid Mr. Todd Linquist a salary of $115,227 and a bonus of $44,147, and we granted him options to purchase up to 24,600 and 5,817 shares of our common stock at an exercise price of $7.13 and $7.15 per share, respectively. These options expire on August 3, 2015 and December 30, 2015, respectively. In 2004, we paid Mr. Todd Linquist a salary of $110,691 and a bonus of $41,675, and we granted him options to purchase up to 8,547 shares of our common stock at an exercise price of $4.97 per share. These options expire on March 11, 2014.

Phillip R. Terry, the son-in-law of our Chief Executive Officer and Chairman of our board of directors, Roger D. Linquist, has served as our Vice President of Corporate Marketing since December 2003, as our Staff Vice President for Product Management and Distribution Services from April 2002 until December 2003, and as our Director of Field Distribution from April 2001 until April 2002. In 2006, we paid Mr. Terry a salary of $185,385 and a bonus of $90,200, and we granted him options to purchase up to 74,700 and 225,000 shares to acquire our common stock at an exercise price of $7.15 and $11.33 per share, respectively. These options expire on March 14, 2016 and December 22, 2016, respectively. In 2005, we paid Mr. Terry a salary of $179,167 and a bonus of $91,000, and we granted him options to purchase up to 94,500 and 22,986 shares of our common stock at an exercise price of $7.13 and $7.15 per share, respectively. These options expire on August 3, 2015 and December 30, 2015, respectively. In 2004, we paid Mr. Terry a salary of $168,750 and a bonus of $55,129. In 2004, we granted Mr. Terry options to purchase up to 48,000 and 34,551 shares of our common stock at an exercise price of $1.80 and $4.97 per share, respectively. These options expire on January 27, 2014 and March 11, 2014, respectively.

Michelle D. Linquist, the daughter-in-law of our Chief Executive Officer and Chairman of our board of directors, Roger D. Linquist, and wife of Mr. Todd C. Linquist, our Staff Vice President, Wireless Data Services, was an employee of our company from June 2004 until May 2007. Mrs. Linquist was our Director of Logistics from July 2005 until May 2007. From June 2004 through July 2005, Mrs. Linquist served as our Manager of Logistics. In 2006, we paid Mrs. Linquist a salary of $101,840 and a bonus of $29,930, and we granted her options to purchase up to 9,750 shares to acquire our common stock at an exercise price of $7.15 per share. Due to Mrs. Linquist’s departure from the Company 7,111 of these options were forfeited and 2,639 will expire on November 11, 2007. In 2005, we paid Mrs. Linquist a salary of $90,333 and a bonus of $9,930, and we granted her options to purchase up to 22,500 shares of our common stock at an exercise price of $7.15 per share. Due to Mrs. Linquist’s departure from the Company 12,188 of these options were forfeited and 10,312 will expire on November 11, 2007. In 2004, we paid Mrs. Linquist a salary of $39,602 and we granted her options to purchase up to 11,400 shares of our common stock at an exercise price of $4.04 per share. Due to Mrs. Linquist’s departure from the Company 3,800 of these options were forfeited.

Effective as of June 19, 2006, MetroPCS Wireless, Inc. entered into an Interconnection and Traffic Exchange Agreement, or TEA, with Cleveland Unlimited, Inc., d/b/a Revol, or Revol, under which we and Revol provide wireless roaming services to each other. Revol is wholly-owned by Cleveland Unlimited, LLC, or CU LLC. M/C Venture Partners, one of our largest stockholders, and Columbia Capital, also a stockholder, each own 44.6% of the membership interests of CU LLC. Additionally, James F. Wade, one of our current directors, and Harry F. Hopper, III, one of our former directors, are directors of Revol. Amounts due under the TEA are not fixed. For the first six months of the TEA, plus the later of one month or the date the parties elect to bill each other, traffic is exchanged for no charge. Afterwards, each party pays the other party on a per minute basis for directing telecommunications traffic to its network. This agreement was negotiated as an arms-length transaction and we believe it represents market terms. Our audit committee reviewed and recommended to our board of directors that this transaction be approved and our board of directors has approved this transaction.

C. Kevin Landry, one of our directors, is a general partner of various investment funds affiliated with TA Associates, one of our greater than 5% stockholders. These funds own in the aggregate an approximate 17% interest in Asurion Insurance Services, Inc., or Asurion, a company that provides services to our customers, including handset insurance programs and roadside assistance services. Pursuant to our agreement with Asurion, we bill our customers directly for these services and we remit the fees collected from our customers for these services to Asurion. As compensation for providing this billing and collection service, we received a fee from Asurion of approximately $2.7 million, $2.2 million and $1.4 million for the years ended December 31, 2006, 2005 and 2004, respectively. We also sell handsets to Asurion. For the years ended December 31, 2006, 2005 and 2004, we sold approximately $12.7 million, $13.2 million and $12.5 million in handsets, respectively, to Asurion. Our arrangements with Asurion were negotiated at arms-length, and we believe they represent market terms. Our audit committee reviewed and recommended to our board of directors that this relationship be approved and ratified and our board of directors has approved and ratified this relationship.

Procedures for Approval of Related Person Transactions

Our Summary of Delegated Approvals, which governs the spending authority for our directors, officers and most senior employees, includes specific provisions for related party transactions. Pursuant to the Summary of Delegated Approvals, related party transactions include all transactions with related parties that do not constitute services or products sold by the Company on the same terms offered to all Company employees. The Audit Committee of our Board of Directors is also required under their charter to establish procedures for the approval of related party transactions between the Company and any executive officer or director that would potentially require disclosure under Item 404 of Regulation S-K under the Securities Act.

In the event that a related party transaction is identified, our practice has been for that transaction to be reviewed and approved by our Chief Financial Officer, Chief Executive Officer or our board of directors, depending on the monetary value of the transaction. Our Summary of Delegated Approvals also requires that our Senior Vice President and General Counsel approve any related party transactions in excess of $10,000.

Additionally, our Summary of Delegated Approvals requires reporting all related party transactions to our Senior Vice President and General Counsel and Vice President — Controller for financial statement disclosure purposes. Related party transactions cannot be approved by the Chief Financial Officer, Chief Executive Officer, Senior Vice President and General Counsel or a member of our board of directors if they are one of the parties in the related party transaction. In such instance, the next higher level of authority (or a majority of disinterested directors) must approve that particular related party transaction.

DESCRIPTION OF EXISTING INDEBTEDNESS

Our Senior Secured Credit Facility

On November 3, 2006, we entered into a senior secured credit facility, pursuant to which we may borrow up to $1.7 billion. The senior secured credit facility consists of a $1.6 billion term loan facility and a $100 million revolving credit facility. The term loan facility is repayable in quarterly installments in annual aggregate amounts equal to 1% of the initial aggregate principal amount of $1.6 billion. The term loan facility matures seven years following the date of its execution. The revolving credit facility matures five years following the date of its execution. On November 3, 2006, we borrowed $1.6 billion under the senior secured facility concurrently with the closing of the sale of the old notes. We used the amount borrowed, together with the net proceeds from the sale of the old notes, to repay all amounts owed under our then-existing first and second lien credit agreements and bridge credit facilities entered into by subsidiaries of MetroPCS Communications, and to pay related premiums, fees and expenses.

The facilities under the senior secured credit agreement are guaranteed by MetroPCS Communications, MetroPCS, Inc. and each of our direct and indirect present and future wholly-owned domestic subsidiaries. The facilities will not be guaranteed by Royal Street, but we will pledge the promissory note that Royal Street has given us in connection with amounts borrowed by Royal Street from us and the member interests we hold in Royal Street Communications. The senior secured credit facility contains customary events of default, including cross defaults. Our obligations under the senior secured credit facility are also secured by our capital stock as well as substantially all of our present and future assets and each of our wholly-owned subsidiaries (except as prohibited by law and certain permitted exceptions).

Under the senior secured credit agreement, we will be subject to certain limitations, including limitations on our ability to incur additional debt, sell assets, make certain investments or acquisitions, grant liens and pay dividends. We are also subject to certain financial covenants, including maintaining a maximum senior secured consolidated leverage ratio and, under certain circumstances, maximum consolidated leverage and minimum fixed charge coverage ratios. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources.” There is no prohibition on our ability to make investments in or loan money to Royal Street Communications.

Amounts outstanding under the senior secured credit facility bear interest at a LIBOR rate plus a margin as set forth in the facility and the terms of the senior secured credit facility require us to enter into interest rate hedging agreements that fix the interest rate in an amount equal to at least 50% of our outstanding indebtedness, including the notes. On November 21, 2006, we entered into a three-year interest rate protection agreement to manage our interest rate risk exposure and to fulfill a requirement of the senior secured credit facility. The agreement covers a notional amount of $1.0 billion and effectively converts this portion of our variable rate debt to fixed rate debt at an annual rate of 7.419%. The quarterly interest settlement periods began on February 1, 2007. The interest rate protection agreement expires on February 1, 2010.

On February 20, 2007, we entered into an amendment to the senior secured credit facility. Under the amendment, the margin used to determine the senior secured credit facility interest rate was reduced to 2.25% from 2.50%.

Our Senior Notes

On November 3, 2006, we completed the sale of the initial notes in the principal amount of $1.0 billion. We used the net proceeds, after deduction of initial purchaser discounts and offering costs, of approximately $979 million, together with borrowings under our senior secured credit facility, to repay all amounts owed under our then-existing first and second lien credit agreements and bridge credit facilities entered into by indirect subsidiaries of MetroPCS Communications, and to pay related premiums, fees and expenses. Interest and other financing costs related to our outstanding existing notes totaled $47.2 million for the six months ended June 30, 2007. Costs incurred in connection with the issuance of our outstanding existing notes are being amortized over the term of such notes and, as of June 30, 2007, the unamortized portion of debt issue costs totaled approximately $20.8 million.

On June 6, 2007, we consummated the offering of the additional notes in the principal amount of $400 million. The additional notes were offered as additional debt securities under our existing indenture dated as of November 3, 2006 governing our 2006 notes, as amended and supplemented, and the initial notes and the additional notes are treated as a single class of debt securities. We intend to use the net proceeds, after deduction of initial purchaser discounts and offering costs, of approximately $421.0 million, for general corporate purposes, which could include financing our participation in and acquisition of additional spectrum in the upcoming 700 MHz auction.

DESCRIPTION OF NEW NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Issuer” refers only to MetroPCS Wireless, Inc. and not to any of its subsidiaries, the word “HoldCo” refers only to MetroPCS, Inc. and not to any of its subsidiaries and the word “Parent” refers only to MetroPCS Communications, Inc. and not to any of its subsidiaries. The obligations and covenants of Issuer described hereunder are only of Issuer and not of Parent, its indirect parent company, or HoldCo, its direct parent company. Although Parent and HoldCo are guarantors of the notes, they are generally not subject to any of the obligations and covenants described hereunder.

On November 3, 2006, we issued $1.0 billion aggregate principal amount of 9 1/4% Senior Notes, or the initial notes, and on June 6, 2007 we issued $400,000,000 aggregate principal amount of 9 1/4% Senior Notes, or the additional notes, together the initial notes and additional notes referred to herein as the old notes, under the indenture dated as of November 3, 2006 among us and The Bank of New York Trust Company, N.A., as trustee, and the Guarantors, in private transactions not subject to the registration requirements of the Securities Act. As part of those offerings, we are required, among other things, to complete this exchange offer, exchanging the old notes for new notes that are substantially identical to the old notes. The terms of the old notes and the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The old notes and new notes are collectively referred to as the notes.

The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The new notes are:

•	general unsecured obligations of Issuer;

•	pari passu in right of payment with all existing and future unsecured senior Indebtedness of Issuer;

•	senior in right of payment to any future subordinated Indebtedness of Issuer to the extent that such future Indebtedness provides by its terms that it is subordinated to the notes; and

•	unconditionally guaranteed on a senior unsecured basis by the Guarantors.

However, the new notes will be effectively subordinated to all borrowings under the senior credit facility, which is secured by substantially all of the assets of HoldCo, Issuer and the Subsidiary Guarantors (except for certain permitted exceptions or as prohibited by law), and other existing and future secured Indebtedness of Issuer or any Subsidiary Guarantor to the extent of the assets securing such Indebtedness and to all liabilities of any of Issuer’s Subsidiaries that do not guarantee the notes to the extent of the assets of those Subsidiaries. See “Risk Factors — Although these notes are referred to as “senior notes,” they will be effectively subordinated to our secured debt.”

The Note Guarantees

The new notes will be guaranteed by Parent, HoldCo and all of Issuer’s Domestic Restricted Subsidiaries. Each guarantee of the notes is:

•	a general unsecured obligation of that Guarantor;

•	pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor; and

•	senior in right of payment to any future subordinated Indebtedness of that Guarantor to the extent that such future Indebtedness provides by its terms that it is subordinated to the guarantees.

However, the guarantees will be effectively subordinated to all existing and future secured Indebtedness of the Guarantors to the extent of the assets securing such Indebtedness. See “Risk Factors — Although these notes are referred to as “senior notes,” they will be effectively subordinated to our secured debt.”

As of the date of the indenture, all of the Issuer’s Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” Issuer will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Issuer’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Issuer’s Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

The new notes will be issued solely in exchange for an equal principal amount of outstanding old notes. As of the date of this prospectus, $1.0 billion aggregate amount of old notes are outstanding. Issuer may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The new notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Issuer will issue notes in minimum denominations of $2,000 and integral multiples of $1,000. The new notes will mature on November 1, 2014.

Interest on the new notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2007. Issuer will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of new notes has given wire transfer instructions to Issuer, Issuer will pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the new notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Issuer may change the paying agent or registrar without prior notice to the holders of the new notes, and Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange new notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Issuer will not be required to transfer or exchange any note selected for redemption. Also, Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The new notes will be guaranteed by Parent, HoldCo and all of Issuer’s other Domestic Restricted Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — The guarantees may not be enforceable because of fraudulent conveyance laws.”

A Guarantor (other than Parent) may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) if it is not already a Guarantor, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

See “— Repurchase at the Option of Holders — Asset Sales.”

Optional Redemption

At any time prior to November 1, 2009, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture (excluding notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

On or after November 1, 2010, Issuer may redeem all or a part of the notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2010	104.625%
2011	102.313%
2012 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

At any time prior to November 1, 2010, Issuer may also redeem all or a part of the notes, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the “Redemption Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Mandatory Redemption

Issuer is not required to make mandatory redemption or sinking fund payments with respect to the new notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, Issuer will mail a notice (the “Change of Control Offer”) to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, or compliance with the Change of Control provisions of the indenture would constitute a violation of any such laws or regulations, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Issuer will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Issuer.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000. Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Issuer’s most recent consolidated balance sheet (or as would be shown on Issuer’s consolidated balance sheet as of the date of such Asset Sale), of Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Issuer or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by Issuer or any such Restricted Subsidiary from such transferee that are converted by Issuer or such Restricted Subsidiary into cash within 30 days after such Asset Sale, to the extent of the cash received in that conversion; and

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Issuer or a Restricted Subsidiary may apply an amount equal to such Net Proceeds:

(1) to prepay, repay, defease, redeem, purchase or otherwise retire Indebtedness and other Obligations under a Credit Facility or Indebtedness secured by property that is subject to such Asset Sale and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Issuer;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, Issuer or a Restricted Subsidiary enters into a binding written agreement irrevocably committing Issuer or such Restricted Subsidiary to an application of funds of the kind described in clause (2), (3) or (4) above, and as to which the only condition to closing not satisfied within 365 days of the receipt of such Net Proceeds is the receipt of required governmental approvals, Issuer or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph so long as such application of funds is consummated within 545 days of the receipt of such Net Proceeds.

Pending the final application of any Net Proceeds, Issuer may temporarily reduce revolving credit borrowings or otherwise use the Net Proceeds in any manner that is not prohibited by the indenture.

An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten (10) days thereof, Issuer will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, or compliance with the Asset Sale provisions of the indenture would constitute a violation of any such laws or regulations, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing Issuer’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and may prohibit repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Issuer to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Issuer. In the event a Change of Control or Asset Sale occurs at a time when Issuer is prohibited from purchasing notes, Issuer could seek the consent of the holders of such Indebtedness to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Issuer does not obtain a consent or repay those borrowings, Issuer will remain prohibited from purchasing notes. In that case, Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other Indebtedness. Finally, Issuer’s ability to pay cash to the holders of notes upon a repurchase may be limited by Issuer’s then existing financial resources. See “Risk Factors — We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Changes in Covenants when notes Rated Investment Grade

If on any date following the date of the indenture:

(1) the notes are rated Baa3 or better by Moody’s (or any successor company acquiring all or substantially all of its assets) and BBB- or better by S&P (or any successor company acquiring all or substantially all of its assets) (or, if either such entity ceases to exist or ceases to rate the notes for reasons outside of the control of Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Issuer as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing (other than with respect to the covenants specifically listed under the following captions),

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this offering memorandum will be suspended:

(1) “— Repurchase at the Option of Holders-Asset Sales;”

(2) “— Restricted Payments;”

(3) “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4) “— Dividend and Other Payment Restrictions Affecting Subsidiaries;”

(5) “— Transactions with Affiliates;”

(6) “— Designation of Restricted and Unrestricted Subsidiaries;” and

(7) clauses (3) (to the extent that a Default or Event of Default exists by reason of one or more of the covenants specifically listed in this paragraph) and (4) of the covenant described below under the caption “— Merger, Consolidation or Sale of Assets.”

During any period that the foregoing covenants have been suspended, Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “— Designation of Restricted and Unrestricted Subsidiaries” or the second paragraph of the definition of “Unrestricted Subsidiary.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline and any actions taken, or omitted to be taken, before such rating decline that would have been prohibited had the foregoing covenants been in effect shall not form the basis for a Default or an Event of Default. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Issuer and other than dividends or distributions payable to Issuer or a Restricted Subsidiary of Issuer);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Issuer) any Equity Interests of Issuer or any direct or indirect parent of Issuer;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Issuer and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Issuer and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 100% of the Issuer’s Consolidated Cash Flow for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.5 times the Issuer’s Consolidated Interest Expense for the same period; plus

(b) 100% of the aggregate net cash proceeds received by Issuer since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Issuer); plus

(c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or Cash Equivalents, or otherwise is liquidated or repaid for cash or Cash Equivalents, an amount equal to such cash and Cash Equivalents, but not to exceed the initial amount of such Restricted Investment; plus

(d) to the extent that any Unrestricted Subsidiary of Issuer designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Issuer’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(e) 100% of any cash dividends or cash distributions actually received directly or indirectly by Issuer or a Restricted Subsidiary of Issuer that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Issuer for such period; minus

(f) the aggregate amount of any Net Equity Proceeds taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock.”

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Issuer) of, Equity Interests of Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Issuer or any Subsidiary Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Issuer to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, HoldCo, Issuer or any Restricted Subsidiary of Issuer held by any current or former officer, director or employee of Parent, HoldCo, Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period;

(6) the repurchase, redemption or other acquisition or retirement of Equity Interests deemed to occur upon the exercise or exchange of stock options, warrants or other similar rights to the extent such Equity Interests represent a portion of the exercise or exchange price of those stock options, warrants or other similar rights, and the repurchase, redemption or other acquisition or retirement of Equity Interests made in lieu of withholding taxes resulting from the exercise or exchange of stock options, warrants or other similar rights;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Issuer or any Restricted Subsidiary of Issuer issued on or after the date of the indenture in accordance with the Debt to Cash Flow Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8) Permitted Payments to Parent;

(9) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent to the extent necessary to comply with law or to prevent the loss or secure the renewal or reinstatement of any FCC license held by Issuer or any of its Subsidiaries;

(10) Restricted Investments in an amount equal to 100% of the aggregate amount of any Net Equity Proceeds, less the aggregate amount of any Net Equity Proceeds taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(11) other Restricted Payments in an aggregate amount not to exceed $75.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The determination of the Fair Market Value of any assets or securities that are required to be valued by this covenant will be delivered to the trustee if the Fair Market Value of such assets or securities exceeds $5.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Debt to Cash Flow Ratio for Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been no greater than (a) 7.0 to 1, if such incurrence or issuance is on or prior to March 31, 2008, (b) 6.5 to 1, if such occurrence or issuance is after March 31, 2008 but on or prior to March 31, 2009 or (c) 6.0 to 1, if such incurrence of issuance is after March, 31 2009, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Issuer and any Subsidiary Guarantor of additional Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Issuer and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of (x) $1.7 billion and (y) 450% of Consolidated Cash Flow of Issuer for the most recently ended four full fiscal quarters for which financial statements are available, in each case, less the aggregate amount of all Net Proceeds of Asset Sales applied by Issuer or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under Credit Facilities or to repay any revolving credit Indebtedness under Credit Facilities and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;” provided, however, that the maximum amount permitted to be outstanding under this clause (1) shall not be deemed to limit additional Indebtedness under the Credit Facilities to the extent that the incurrence of such additional Indebtedness is permitted pursuant to any of the other provisions of this covenant;

(2) the incurrence by Issuer and its Restricted Subsidiaries of any Existing Indebtedness;

(3) the incurrence by Issuer and the Subsidiary Guarantors of Indebtedness represented by the notes to be issued on the date of the indenture and the related Note Guarantees and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or the Capital Stock of any Person owning such assets used in the business of Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $150.0 million and (b) 3.0% of Issuer’s Total Assets, at any time outstanding;

(5) the incurrence by Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (13), (14), (15) or (16) of this paragraph;

(6) the incurrence by Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Parent, HoldCo, Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a) if Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent, HoldCo, Issuer or a Restricted Subsidiary of Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Parent, HoldCo, Issuer or a Restricted Subsidiary of Issuer,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Issuer’s Restricted Subsidiaries to Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Parent, HoldCo, Issuer or a Restricted Subsidiary of Issuer; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either Parent, HoldCo, Issuer or a Restricted Subsidiary of Issuer,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Issuer or any of its Restricted Subsidiaries of Hedging Obligations as required under the Credit Agreement or in the ordinary course of business;

(9) the guarantee by Issuer or any of the Subsidiary Guarantors of Indebtedness of Issuer or a Restricted Subsidiary of Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or similar bonds or obligations in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(11) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12) the Incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit required to be issued on behalf of Royal Street in accordance with the Royal Street Agreements or in connection with any Permitted Joint Venture Investment;

(13) the Incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness for relocation or clearing obligations relating to Issuer’s or any of its Restricted Subsidiary’s FCC licenses in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $50.0 million;

(14) the Incurrence by Issuer or any of its Restricted Subsidiaries of Contribution Indebtedness;

(15) the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness (including Acquired Indebtedness) used to finance an acquisition or a merger with another Person, provided that,

Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer or a Restricted Subsidiary), on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, would either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of this covenant or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of Issuer immediately prior to such transaction; and

(16) the incurrence by Issuer or any of the Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $75.0 million.

Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Issuer solely by virtue of such Indebtedness being unsecured or by virtue of such Indebtedness being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Issuer will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion, amortization or payment is included in Consolidated Interest Expense of Issuer as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness upon any asset now owned or hereafter acquired, except Permitted Liens, unless the notes are equally and ratably secured (except that Liens securing

Indebtedness that is contractually subordinated to the notes shall be expressly subordinate to any Lien securing the notes to at least the same extent that such Indebtedness is subordinate to the notes).

Dividend and Other Payment Restrictions Affecting Subsidiaries

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements or instruments governing Existing Indebtedness or Equity Interests and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the date of the indenture;

(2) agreements or instruments governing Credit Facilities not in effect on the date of the indenture so long as either (a) the encumbrances and restrictions contained therein do not impair the ability of any Restricted Subsidiary of Issuer to pay dividends or make any other distributions or payments directly or indirectly to Issuer in an amount sufficient to permit Issuer to pay the principal of, or interest and premium and Liquidated Damages, if any, on the notes, or (b) the encumbrances and restrictions contained therein are no more restrictive, taken as a whole, than those contained in the indenture;

(3) the indenture, the notes and the Note Guarantees;

(4) applicable law, rule, regulation or order;

(5) agreements or instruments governing Indebtedness or Capital Stock of a Person acquired by Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7) any instrument governing any secured Indebtedness or Capital Lease Obligation that imposes restrictions on the assets securing such Indebtedness or the subject of such lease of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that imposes restrictions of the nature described in clauses (1) and/or (3) of the preceding paragraph on the Restricted Subsidiary pending the sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13) any agreement or instrument with respect to Indebtedness incurred, or preferred stock issued, by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or preferred stock (a) either (i) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (ii) will not materially affect Issuer’s ability to pay all principal, interest and premium and Liquidated Damages, if any, on the notes, as determined in good faith by the Board of Directors of Issuer, whose determination shall be conclusive; and (b) are not materially more disadvantageous to the holders of the notes than is customary in comparable financings.

Merger, Consolidation or Sale of Assets

Issuer will not: (1) consolidate or merge with or into another Person (whether or not Issuer is the surviving corporation); or (2) directly or indirectly sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if such Person is not a corporation, such Person immediately causes a Subsidiary that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia to be added as a co-issuer of the notes under the indenture;

(2) the Person formed by or surviving any such consolidation or merger (if other than Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Issuer under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of Issuer immediately prior to such transaction.

In addition, Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Upon any merger or consolidation, or any sale, transfer, assignment, conveyance or other disposition of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries in accordance with the first paragraph of this covenant, the successor person formed by the consolidation or into which Issuer is merged or to which the sale, transfer, assignment, conveyance or other disposition is made, will succeed to and be substituted for Issuer, and may exercise every right and power of Issuer under the indenture with the same effect as if the successor had been named as Issuer therein. When the successor assumes all of Issuer’s obligations under the indenture, Issuer will be discharged from those obligations.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of Issuer with an Affiliate solely for the purpose of reincorporating Issuer in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Issuer and its Restricted Subsidiaries.

Transactions with Affiliates

Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Issuer (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) Issuer delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Issuer set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Issuer; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to Issuer or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, agreement or plan relating to employee or officer compensation, officer or director indemnification agreement or any similar arrangement entered into by Issuer or any of its Restricted Subsidiaries existing on the date of the indenture, or entered into thereafter in the ordinary course of business, and any indemnitees or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements and payments pursuant thereto;

(2) transactions between or among Parent, HoldCo, Issuer and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Issuer) that is an Affiliate of Issuer solely because Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Issuer to, or receipt of any capital contribution from, any Affiliate of Issuer;

(6) transactions with Royal Street in accordance with the applicable Royal Street Agreements and transactions in connection with any Permitted Joint Venture Investment;

(7) any Permitted Investments or Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments;” and

(8) any contracts, agreements or understandings existing as of the date of the indenture and disclosed in the notes to the consolidated financial statements of Issuer for the year ended December 31, 2005 or for the nine months ended September 30, 2006, and any amendments to or replacements of such contracts, agreements or understandings so long as any such amendment or replacement, taken as a whole, is not more disadvantageous to Issuer or to the holders of the notes in any material respect than the original agreement as in effect on the date of the indenture.

Business Activities

Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Issuer and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If (a) Issuer or any of Issuer’s Domestic Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of the indenture or (b) any Subsidiary of Parent (other than Issuer) guarantees any Credit Facility of Issuer after the date of the indenture, then that newly acquired or created Domestic Restricted Subsidiary or Subsidiary of Parent will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the trustee within 10 business days after the date on which it was acquired or created or guarantees such Credit Facility, as applicable.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” Issuer will be in default of such covenant. The Board of Directors of Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Parent will file with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website or on intralinks.com within those time periods:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Parent’s consolidated financial statements by Parent’s certified independent accountants. In addition, following the consummation of the exchange offer, Parent will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website or on intralinks.com within those time periods.

If, at any time after consummation of the exchange offer contemplated by this prospectus, Parent is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Parent will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Parent will not take any action at the SEC for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Parent’s filings for any reason, Parent will post the reports referred to in the preceding paragraphs on its website or on intralinks.com within the time periods that would apply if Parent were required to file those reports with the SEC.

If (i) Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries or (ii) the combined operations of Parent and its Subsidiaries, excluding the operations of Issuer and its Restricted Subsidiaries and excluding cash and cash equivalents, would, if held by a single Unrestricted Subsidiary of Issuer, constitute a Significant Subsidiary of Issuer, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of (A) in the case of (i) above, the financial condition and results of operations of Parent, HoldCo, Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Issuer and (B) in the case of (ii) above, the financial condition and results of operations of Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Parent and its other Subsidiaries; provided however, that the requirements of this paragraph shall not apply if Parent files with the SEC the reports referred to in clauses (1) and (2) of the first paragraph of this covenant, and any such report contains the information required in this paragraph.

In addition, Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by Issuer or any of its Restricted Subsidiaries for 30 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control” or “— Repurchase at the Option of Holders — Asset Sales” (in each case other than a failure to purchase notes which will constitute an Event of Default under clause (2) above), or “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4) failure by Issuer or any of its Restricted Subsidiaries for 60 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by Issuer or any of its Restricted Subsidiaries to pay or discharge final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Issuer, any Restricted Subsidiary of Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. However, the effect of such provision may be limited by applicable laws. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Liquidated Damages, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the notes.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Issuer with the intention of avoiding payment of the premium that Issuer would have had to pay if Issuer then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Issuer or any Guarantor, as such, will have any liability for any obligations of Issuer or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;

(2) Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Issuer may, at its option and at any time, elect to have the obligations of Issuer and the Guarantors released with respect to the provisions of the indenture described above under “— Repurchase at the Option of Holders” and under “— Certain Covenants (other than the covenant described under “— Certain Covenants — Merger, Consolidation or Sale of Assets,” except to the extent described below) and the limitation imposed by clause (4) under “— Certain Covenants — Merger, Consolidation or Sale of Assets” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs in accordance with the indenture, the Events of Default described under clauses (3) through (6) under the caption “— Events of Default and Remedies” and the Event of Default described under clause (8) under the caption “— Events of Default and Remedies” (but only with respect to Subsidiaries of Issuer), in each case, will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries is bound;

(6) Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by Issuer with the intent of preferring the holders of notes over the other creditors of Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of Issuer or others;

(7) Issuer must deliver to the trustee an officers’ certificate, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) Issuer must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph, as applicable, have been complied with; provided that the opinion of counsel with respect to clause (5) of this paragraph may be to the knowledge of such counsel.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Issuer’s or such Guarantor’s assets, as applicable;

(4) to effect the release of a Guarantor from its Note Guarantee and the termination of such Note Guarantee, all in accordance with the provisions of the indenture governing such release and termination;

(5) to add any Subsidiary Guarantee or to secure the notes or any Subsidiary Guarantee;

(6) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(8) to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of New Notes to the extent that such provision in this Description of New Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

(9) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(10) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

The consent of the holders of the new notes is not necessary under the indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Issuer, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(3) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(4) Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(5) Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

In addition, Issuer must deliver to the trustee (a) an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied; provided that the opinion of counsel with respect to clause (3) above may be to the knowledge of such counsel.

Governing Law

The indenture, the new notes and the Note Guarantees will be governed by the laws of the State of New York.

Concerning the Trustee

If the trustee becomes a creditor of Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this offering circular may obtain a copy of the indenture and registration rights agreement without charge by writing to MetroPCS Communications, Inc., 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231, Attention: Vice President and Treasurer.

Book-Entry; Delivery and Form

Except as set forth below, new notes will be issued in registered, global form (“Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them without notice. Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Issuer and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Issuer, the trustee nor any agent of Issuer or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Issuer. Neither Issuer nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time without notice. None of Issuer, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Issuer fails to appoint a successor depositary within 120 days after the date of such notice; or

(2) Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there had occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon 30 days prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”

Same Day Settlement and Payment

Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Issuer will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTALsm Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but does not include Indebtedness owed or outstanding to Issuer or any Guarantor; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but does not include Indebtedness owed or outstanding to Issuer or any Guarantor.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at November 1, 2010, (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through November 1, 2010, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note, if greater.

“Asset Acquisition” means:

(1) an Investment by Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Issuer or any of its Restricted Subsidiaries but only if (x) such Person’s primary business constitutes a Permitted Business and (y) the financial condition and results of operations of such Person are not already consolidated with those of Issuer and its Restricted Subsidiaries immediately prior to such Investment, or

(2) an acquisition by Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than Issuer or any of its Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only (x) if the property and assets so acquired constitute a Permitted Business and (y) the financial condition and results of operations of such Person are not already consolidated with those of Issuer and its Restricted Subsidiaries immediately prior to such acquisition.

“Asset Disposition” means the sale or other disposition by Issuer or any of its Restricted Subsidiaries other than to Issuer or another Restricted Subsidiary of (1) all or substantially all of the Capital Stock owned by Issuer or any of its Restricted Subsidiaries of any Restricted Subsidiary or any Person that is a Permitted Joint Venture Investment or (2) all or substantially all of the assets that constitute a division, operating unit or line of business of the Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2) a transfer of assets between or among Issuer and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of Issuer to Issuer or to a Restricted Subsidiary of Issuer;

(4) the sale, lease, sub-lease or other disposition of (a) assets, products, services or accounts receivable in the ordinary course of business, (b) equipment or other assets pursuant to a program for the maintenance or upgrading of such equipment or assets, or (c) any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims in the ordinary course of business or a grant of a Lien not prohibited by the indenture;

(7) a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(8) arms-length sales, leases or sub-leases (as lessor or sublessor), sale and leasebacks, assignments, conveyances, transfers or other dispositions of assets or rights to Royal Street in accordance with the applicable Royal Street Agreements or to a Person that is a Permitted Joint Venture Investment;

(9) licenses and sales of intellectual property in the ordinary course of business; or

(10) a Permitted Investment.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Auction 58” means the public auction for advanced wireless services licenses held by the FCC pursuant to the procedures outlined in FCC Report No. AUC-04-58-C.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) demand deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or agency or instrumentality thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than one year after the date of acquisition;

(7) auction rate securities rated “AAA” by S&P or Moody’s and with reset dates of one year or less from the time of purchase; and

(8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of Issuer;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Issuer, measured by voting power rather than number of shares;

(4) Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(5) the first day more than 90 days after an initial public offering of Issuer or any direct or indirect parent of Issuer on which a majority of the members of the Board of Directors of Parent are not Continuing Directors; or

(6) the first date on which Parent ceases to own, directly or indirectly, a majority of the outstanding Equity Interests of Issuer.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(5) any after-tax extraordinary, nonrecurring (to include customary fees and expenses related to the incurrence of Indebtedness or the issuance of any Capital Stock) or unusual gains or losses, or income or expenses or charges, provided that with respect to each item of gain, loss, income, expense or charge, Issuer shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such loss, expense or charge and stating that such item of gain, loss, income, expense or charge is after-tax extraordinary, nonrecurring or unusual; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Issuer that is not a Subsidiary Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of without duplication

(1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of payments (if any) pursuant to Hedging Obligations); plus

(2) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(3) any interest expense on that portion of Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); plus

(4) the product of (a) all dividend payments on any series of preferred stock of such Person or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to any specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who:

(1) was a member of such Board of Directors on the date 90 days after an initial public offering of the Capital Stock of Issuer or any direct or indirect parent of Issuer; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contribution Indebtedness” means, Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge such Indebtedness, not to exceed 150% of the aggregate amount of all Net Equity Proceeds.

“Credit Agreement” means that certain Credit Agreement, dated as of November 3, 2006, by and among Issuer, the Guarantors and Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co., Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint book runner and Banc of America Securities LLC as joint book runner, providing for revolving credit and term loan borrowings and letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks, other institutional lenders or investors or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Debt to Cash Flow Ratio” means, with respect to any Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available.

For purposes of making the computation referred to above:

(1) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to any related financing transactions and the application of proceeds of any Asset Disposition) that occur during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated as if they had occurred and such proceeds had been applied on the first day of such four-quarter period;

(2) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to any related financing transactions and the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of Issuer or has been merged with or into Issuer or any Restricted Subsidiary during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such four-quarter period;

(3) to the extent that the pro forma effect of any transaction is to be made pursuant to clause (1) or (2) above, such pro forma effect shall be determined in good faith on a reasonable basis by a responsible financial or accounting officer of the specified Person, as if the subject transaction(s) had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(4) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of (without duplication of clauses (1) and (2) above) prior to the date on which the Debt to Cash Flow Ratio is to be calculated, shall be excluded;

(5) any Person that is a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(6) any Person that is not a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia or any such Restricted Subsidiary that guarantees or otherwise provides direct credit support for any Indebtedness of Issuer.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith, in the case of amounts under $10.0 million, by a financial officer of Issuer, in the case of amounts over $10.0 million but equal to or less than $50.0 million, by the Board of Directors of Issuer (unless otherwise provided in the indenture) and, in the case of amounts over $50.0 million, by the Board of Directors of Parent whose determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of recognized standing.

“FCC” means the United States Federal Communications Commission and any successor agency which is responsible for regulating the United States telecommunications industry.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1) Parent;

(2) HoldCo;

(3) Issuer’s direct and indirect Restricted Subsidiaries existing on the date of the indenture, and

(4) any other Subsidiary of Parent that executes a Note Guarantee in accordance with the provisions of the indenture either (a) as required pursuant to the covenant described above under the caption “— Certain Covenants — Additional Note Guarantees” or (b) because Parent, in its sole discretion, causes such Subsidiary to do so, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Issuer or any Restricted Subsidiary of Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Issuer, Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by Issuer or any Subsidiary of Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Equity Proceeds” means the net cash proceeds received by Issuer since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Issuer (other than Disqualified Stock)

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock accretion or dividends, excluding however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, (a) legal, accounting and investment banking fees, sales commissions, employee severance costs, and any relocation expenses incurred as a result of the Asset Sale, (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (d) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by Issuer or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Issuer or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Issuer or any of its Restricted Securities.

“Note Guarantee” means the Guarantee by each Guarantor of Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means those businesses in which Issuer and its Subsidiaries are engaged on the date of the indenture, or any business similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof, or any business reasonably related to the telecommunications industry, and the acquisition, holding or exploitation of any license relating to the delivery of those services.

“Permitted Investments” means:

(1) any Investment in Issuer or in any Restricted Subsidiary of Issuer that is a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by Issuer or any Restricted Subsidiary of Issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Issuer; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Issuer or a Restricted Subsidiary of Issuer;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Issuer;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of Issuer or any Restricted Subsidiary of Issuer in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9) repurchases of the notes;

(10) advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of Issuer or any of its Restricted Subsidiaries;

(11) Investments existing on the date of the indenture;

(12) the acquisition by Issuer or any of its Restricted Subsidiaries of Equity Interests of Royal Street;

(13) Investments in Royal Street represented by the Royal Street Loan or Investments required or contemplated by the Royal Street Agreements in the geographic markets covered by the assets purchased by Royal Street in Auction 58; and

(14) (a) Permitted Joint Venture Investments, and (b) other Investments in any Person other than an Affiliate of Issuer (excluding any Person that is an Affiliate of Issuer solely by reason of Parent’s ownership, directly or indirectly, of Equity Interests of such Person), to the extent such Investment under (a) or (b) has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed 10% of Issuer’s Total Assets on the date such Investment is made.

Notwithstanding any other provision to the contrary, no Permitted Investment shall be deemed to be a Restricted Payment.

“Permitted Joint Venture Investment” means, with respect to any specified Person, Investments in any other Person engaged in a Permitted Business (a) (i) over which the specified Person has or controls 40% or more of the votes on the management committee or board of directors of such other Person, (ii) with which such specified Person is party to an FCC approved services agreement pursuant to which such specified Person actively participates in the day-to-day management of such other Person, or (iii) over which the specified Person otherwise has operational and managerial control of such other Person, and (b) of which at least 40% of the outstanding Capital Stock of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means:

(1) Liens securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations related thereto permitted by clauses (1), (8) and (16) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) Liens in favor of Issuer or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Issuer or any Subsidiary of Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Issuer or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Issuer or any Subsidiary of Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) bankers’ Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or governmental contracts, leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets (including the proceeds thereof, accessions thereto and upgrades thereof) acquired with or financed by such Indebtedness;

(7) Liens existing on the date of the indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, suppliers’, vendors’, construction, repairmen’s, landlord’s and mechanics’ Liens or other similar Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens arising by reason of a judgment, attachment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(12) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14) Liens contained in purchase and sale agreements limiting the transfer of assets pending the closing of the transactions contemplated thereby;

(15) Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of Issuer or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets;

(16) Liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee;

(17) Liens on cash or Cash Equivalents securing (a) workers’ compensation claims, self-insurance obligations, unemployment insurance or other social security, old age pension, bankers’ acceptances, performance bonds, completion bonds, bid bonds, appeal bonds, surety bonds, public liability obligations, or other similar bonds or obligations, or securing any Guarantees or letters of credit functioning as or supporting any of the foregoing, in each case incurred in the ordinary course of business or (b) letters of credit required to be issued for the benefit of (x) C9 Wireless, LLC in accordance with the Royal Street Agreements or (y) any Person that controls a Permitted Joint Venture Investment to secure any put right for the benefit of the Person controlling the Permitted Joint Venture Investment;

(18) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business covering only the property under lease (plus improvements and accessions to such property and proceeds or distributions of such property and improvements and accessions thereto); and

(19) Liens with respect to obligations that do not exceed $5.0 million at any one time outstanding.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1) payments to Parent (directly or through HoldCo) to permit Parent to pay reasonable accounting, legal, investment banking fees and administrative expenses of the Parent when due; and

(2) for so long as Issuer is a member of a group filing a consolidated or combined tax return with Parent, payments to the Parent (directly or through HoldCo) in respect of an allocable portion of the tax liabilities of such group that is attributable to Issuer and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that Issuer would owe if Issuer were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Issuer and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that the Parent actually owes to the appropriate taxing authority. Any Tax Payments received from Issuer shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to Issuer.

“Permitted Refinancing Indebtedness” means any Indebtedness of Issuer or any of its Restricted Subsidiaries, any Disqualified Stock of Issuer or any preferred stock of any Restricted Subsidiary issued (a) in exchange for, or the net proceeds of which are used to, extend the maturity, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a “Refinancing”), any other Indebtedness of Issuer any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of Issuer or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of Issuer or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1) the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith), and

(2) if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(1) such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, later than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;

(2) if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated in right of payment to the notes, such Indebtedness, Disqualified Stock or preferred stock is contractually subordinated in right of payment to, the notes, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

(3) such Indebtedness or Disqualified Stock is incurred or issued by Issuer or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means any direct or indirect Beneficial Owner of Issuer or any of its Subsidiaries on the date of the indenture.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“Royal Street” means Royal Street Communications, LLC, a Delaware limited liability company.

“Royal Street Agreements” means the Royal Street Credit Agreement, the Royal Street Equipment and Facilities Lease Agreement, the Royal Street Letter of Credit Agreement, the Royal Street LLC Agreement, the Royal Street Pledge Agreement, the Royal Street Promissory Note, the Royal Street Security Agreement and the Royal Street Services Agreement.

“Royal Street Credit Agreement” means the Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and Issuer, as amended from time to time, as in effect on the date of the indenture, and as amended, supplemented or modified from time to time after the date of the indenture so long as such amendment, supplement or modification does not materially adversely affect the Liens granted to Issuer or any Subsidiary Guarantor pursuant to the Royal Street Credit Agreement, the Royal Street Security Agreement or Royal Street Pledge Agreement, each as in effect on the date of the indenture.

“Royal Street Equipment and Facilities Lease Agreement” means the Master Equipment and Facilities Lease Agreement executed as of May 17, 2006, by and between Royal Street and Issuer, as amended from time to time, as in effect on the date of the indenture, and as amended, supplemented or modified from time to time after the date of the indenture.

“Royal Street Letter of Credit Agreement” means the Letter of Credit Agreement, dated November 24, 2004, by GWI PCS1, Inc. to and for the benefit of C9 Wireless II, LLC, as amended from time to time, as in effect on the date of the indenture, and as amended, supplemented or modified from time to time after the date of the indenture.

“Royal Street LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Royal Street, executed on December 15, 2005 as of November 24, 2004 by and between C9 Wireless, LLC, GWI PCS1, Inc., and Issuer, as amended from time to time, as in effect on the date of the indenture, and as amended, supplemented or modified from time to time after the date of the indenture.

“Royal Street Loan” means the aggregate amount of loans by Issuer to Royal Street in order to fund the purchase by Royal Street of wireless spectrum in Auction 58 and the build out of the Royal Street systems and the operations of Royal Street, as amended from time to time, as in effect on the date of the indenture, and as amended, supplemented or modified from time to time after the date of the indenture.

“Royal Street Pledge Agreement” means the Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and Issuer, as amended from time to time, as in effect on the date of the indenture, and as amended, supplemented or modified from time to time after the date of the indenture so long as such amendment, supplement or modification does not materially adversely affect the Liens granted to Issuer or any Subsidiary Guarantor pursuant to the Royal

Street Credit Agreement, the Royal Street Security Agreement or Royal Street Pledge Agreement, each as in effect on the date of the indenture.

“Royal Street Promissory Note” means the Amended and Restated Promissory Note, executed on December 15, 2005 as of December 22, 2004, by Royal Street to the order of Issuer, as amended from time to time, as in effect on the date of the indenture, and as amended, supplemented or modified from time to time after the date of the indenture.

“Royal Street Security Agreement” means the Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and Issuer, as amended from time to time, as in effect on the date of the indenture, and as amended, supplemented or modified from time to time after the date of the indenture so long as such amendment, supplement or modification does not materially adversely affect the Liens granted to Issuer or any Subsidiary Guarantor pursuant to the Royal Street Credit Agreement, the Royal Street Security Agreement or Royal Street Pledge Agreement, each as in effect on the date of the indenture

“Royal Street Services Agreement” means the Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between Royal Street and Issuer, as amended from time to time, as in effect on the date of the indenture, and as amended, supplemented or modified from time to time after the date of the indenture.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantors” means, collectively, the Guarantors that are Subsidiaries of Issuer.

“Total Assets” means the total assets of a Person as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2010; provided, however, that if the period from the redemption date to November 1, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Issuer will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an officer’s certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of Issuer that is designated by the Board of Directors of Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Issuer or any Restricted Subsidiary of Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Issuer;

(3) is a Person with respect to which neither Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Issuer or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to the exchange of the old notes for the new notes pursuant to the exchange offer and to the ownership and disposition of the new notes.

This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Regulations of the Treasury Department, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) and to different interpretations. We have not sought and will not seek any rulings or opinions from the IRS or counsel regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer and the ownership and disposition of the new notes that are different from those discussed below. The following does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or the U.S. Federal gift or estate tax, except as otherwise provided.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL TAX CONSEQUENCES OF EXCHANGING YOUR OLD NOTES FOR THE NEW NOTES AND OF HOLDING OR DISPOSING OF THE NEW NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTION.

This summary does not purport to be a complete analysis of all of the potential tax considerations that may relate to the exchange offer or ownership and disposition of the new notes. This discussion addresses only persons that hold the notes as capital assets within the meaning of Section 1221 of the Code. In addition, the discussion pertaining to the tax treatment of holding and disposing of the new notes addresses only those persons who, pursuant to the exchange offer, received new notes in exchange for old notes that were purchased for cash at the original issue for the original issue price.

Further, this discussion contains only general information and does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. For example, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers or traders in securities or currency;

•	tax-exempt entities;

•	banks, thrifts, insurance companies, and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	persons that hold the notes as part of a “straddle,” a “hedge” against currency risk or a “conversion transaction”;

•	U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar;

•	holders subject to the alternative minimum tax;

•	a person who acquires the notes in connection with employment or other performance of services;

•	pass-through entities (e.g., partnerships and grantor trusts) and simple trusts and investors who hold the notes through such entities; and

•	certain former citizens or residents of the United States who may be subject to tax pursuant to the provisions of the Code applicable to expatriates.

In the case of a holder of the notes that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of the notes to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, then you should consult your own tax advisor.

Exchange of Old Notes for New Notes

The exchange of the old notes for the new notes pursuant to the exchange offer should not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Rather, the new notes that you receive should be treated as a continuation of the old notes that you exchanged pursuant to the exchange offer. Consequently, for U.S. federal income tax purposes:

•	you should not recognize gain or loss upon receipt of the new notes for the old notes;

•	your adjusted tax basis in the new notes should equal your adjusted tax basis in the old notes immediately before the exchange; and

•	your holding period for the new notes should include your holding period for the old notes.

Tax Treatment of New Notes

U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences that may be relevant to a “U.S. holder.” You are a U.S. holder if

•	you are a beneficial owner of a new note;

•	you are:

•	an individual citizen or resident of the U.S., including an alien individual who is a lawful permanent resident of the U.S. or who meets the substantial presence residence test under federal income tax laws;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any of the 50 states or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (ii) that has a valid election in place under applicable Treasury Regulations to be treated as a United States person; and

•	your status as a U.S. holder is not overridden under the provisions of any applicable treaty.

Certain U.S. federal income tax consequences relevant to a non-U.S. holder are discussed separately below.

Interest on the New Notes.  Subject to the below, you will generally recognize as ordinary income any interest paid or accrued on the new notes in accordance with your regular method of accounting for U.S. federal income tax purposes.

Under certain circumstances, we may be required or entitled to redeem all or a portion of the new notes, which may result in an alternative payment schedule. The Treasury Regulations contain special rules for determining the payment schedule and yield to maturity of a debt instrument that is deemed to have an alternative payment schedule. We do not intend to treat the possibility of our redemption of the notes as affecting the determination of the yield to maturity of the notes or giving rise to any accrual of original issue discount. If the IRS were to challenge this determination, a U.S. holder might be required to accrue income on its notes in excess of stated interest. In addition, if the IRS were to determine that as of the date of issuance, there was an intent to call the notes prior to maturity, the IRS may attempt to apply the rules set forth in the Code governing the character of gain as ordinary income or capital gain. In the event a contingency occurs, such as the redemption, it would affect the amount of the income recognized by a U.S. holder. If we pay additional amounts on the new notes, U.S. holders will be required to recognize such amounts as income.

Sale or Other Taxable Disposition of the New Notes.  You will generally recognize capital gain or loss on the sale, redemption, retirement or other taxable disposition of a new note in an amount equal to the difference between (i) the amount of cash proceeds and the fair market value of property that you receive on such disposition (excluding any amounts attributable to accrued but unpaid interest, which will generally be taxable as ordinary interest income to the extent that you have not previously included the accrued interest in income), and (ii) your adjusted tax basis in the new note. Your adjusted tax basis in your new notes generally will equal the cost for the old notes reduced by the amount of cash payments (other than stated interest) on the new notes and the old notes.

Any such capital gain or loss on a taxable disposition of a new note as described in the foregoing paragraph will generally be long-term capital gain or loss if your holding period for the new note is longer than one year. Long-term capital gain recognized by non-corporate U.S. holders is generally eligible for reduced rates of taxation. Your ability to deduct capital losses is subject to certain limitations.

Information Reporting and Backup Withholding.  Information reporting requirements will apply to the payments of interest on, or the gross proceeds from the disposition of, the new notes. Generally, such payments to a U.S. holder will not be subject to backup withholding (currently at a rate of 28%) unless:

•	you provide an incorrect taxpayer identification number;

•	you fail to furnish timely your social security or other taxpayer identification number after a request for such information;

•	the IRS issues a notification that you are subject to backup withholding for failure to report properly interest or dividends; or

•	you fail, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is your correct number, that you have not received notice of under-reporting from the IRS, and that you are not subject to backup withholding.

Amounts withheld from a payment under the backup withholding rules are generally not an additional tax and may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that you timely furnish required information. Certain holders are exempt from information reporting and backup withholding. You should consult your tax advisor as to your qualification for exemption and the procedure for obtaining such exemption.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences that may be relevant to a beneficial owner of a new note that is neither a U.S. holder, nor a simple trust, a partnership or other pass-through entity for U.S. federal income tax purposes (a “non-U.S. holder”).

Taxation of Stated Interest.  Generally, subject to the discussion of backup withholding below, if you are a non-U.S. holder and you receive interest income on the new note that is not effectively connected with your conduct of a U.S. trade or business (or, in the case of an applicable treaty, not attributable to your permanent establishment in the United States), it will not be subject to U.S. income or withholding tax. In order to qualify, you must meet the following requirements:

•	you cannot be:

•	an actual or constructive owner of 10% or more of the total voting power of all our voting stock;

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership; or

•	a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	you must properly certify as to your foreign status.

Generally, a non-U.S. holder can meet this foreign-certification requirement by providing a properly-executed IRS Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form), which certifies, under penalties of perjury, that such non-U.S. holder is not a U.S. person as defined in the Code. If a non-U.S. holder holds the notes through a security-clearing organization, bank, financial institution or other agent (the “Financial Institution”) acting on its behalf, the Financial Institution may be required to provide (i) certification, under penalties of perjury, that it received a Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) from the non-U.S. holder and (ii) a copy of the provided Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form).

If you cannot satisfy the foregoing requirements, payments of interest made to you generally will be subject to 30% U.S. withholding tax (or lower applicable treaty rate) unless you provide us or our agent with a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction of the withholding tax under the benefit of an applicable tax treaty, or (ii) IRS Form W-8ECI stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If the payments of interest on a new note are effectively connected with your conduct of a trade or business in the United States (or, in the case of an applicable treaty, attributable to your permanent establishment in the United States), such payments will generally be subject to U.S. income tax on a net basis at the rates applicable to U.S. persons. If you are a corporate non-U.S. holder, you may also be subject to a 30% branch profits tax (or lower rate provided by a tax treaty).

You should consult your tax advisor about any applicable income tax treaties, which may provide for an exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale or Other Taxable Disposition of New Notes.  Subject to the discussion of backup withholding, if you are a non-U.S. holder, any gain that you realize on the sale, redemption, retirement or other taxable disposition of a new note generally will not be subject to U.S. federal income tax, unless:

•	such gain is effectively connected with your conduct of a trade or business within the United States (or, in the case of an applicable treaty, attributable to your permanent establishment in the United States);

•	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are satisfied; or

•	you are subject to tax pursuant to the provisions of the Code applicable to expatriates.

Information Reporting and Backup Withholding.  In general, if you are a non-U.S. holder, interest payments that we make to you in respect of the new notes and any amounts withheld from such payments will be reported to the IRS. Copies of these information returns also may be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which you reside.

Treasury Regulations provide that the U.S. federal backup withholding tax and certain information reporting will not apply to payments of interest with respect to which either the requisite certification that you are not a U.S. person, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the new notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possibly backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption, and the broker does not have actual knowledge, or reason to know, that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the new notes to or through a non-U.S. office of a non-U.S. broker will generally not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the new notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, Treasury Regulations require information reporting (but generally not backup withholding) on the payment unless the broker has documentary evidence in its files that you are a non-U.S. holder and the broker has no knowledge, or reason to know, to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability, provided that the requisite information is timely provided to the IRS.

Federal Estate Tax.  Unless otherwise provided in an estate-tax treaty, a new note held or treated as held by an individual who is a non-U.S. holder (and not subject to tax pursuant to the provisions of the Code applicable to expatriates) at the time of his or her death will generally not be subject to U.S. federal estate tax, provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all our voting stock and (ii) income on the new note was not effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business (or in the case of an applicable treaty, attributable to such non-U.S. holder’s permanent establishment in the United States).

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date of the completion of the exchange offer to which this prospectus relates for up to 180 days following completion of the exchange offer, we will make this prospectus available to any broker dealer for use in connection with any such resale. In addition, until           (90 days after the date of this prospectus), all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from the exchange of old notes for new notes or from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the new notes or a combination of such methods of resale,

•	at market prices prevailing at the time of resale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The letter of transmittal also states that any holder participating in this exchange offer will have no arrangements or understanding with any person to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act.

For a period of 180 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the notes and the validity of the subsidiary guarantees offered hereby will be passed upon for us by Baker Botts L.L.P., Dallas, Texas.

EXPERTS

The consolidated financial statements of MetroPCS Communications, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which expresses an unqualified opinion and includes an explanatory paragraph regarding the company’s change, as of January 1, 2006, in its method of accounting for employee stock-based compensation), and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MetroPCS Communications, Inc.
Dallas, Texas

We have audited the accompanying consolidated balance sheets of MetroPCS Communications, Inc. and subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, as of January 1, 2006, the Company changed its method of accounting for employee stock-based compensation.

/s/  Deloitte & Touche LLP

Dallas, Texas
March 16, 2007

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Balance Sheets
As of December 31, 2006 and 2005
(in thousands, except share and per share information)

	2006	2005

CURRENT ASSETS:
Cash and cash equivalents	$161,498	$112,709
Short-term investments	390,651	390,422
Restricted short-term investments	607	50
Inventories, net	92,915	39,431
Accounts receivable (net of allowance for uncollectible accounts of $1,950 and $2,383 at December 31, 2006 and 2005, respectively)	28,140	16,028
Prepaid expenses	33,109	21,430
Deferred charges	26,509	13,270
Deferred tax asset	815	2,122
Other current assets	24,283	16,640

Total current assets	758,527	612,102
Property and equipment, net	1,256,162	831,490
Restricted cash and investments	—	2,920
Long-term investments	1,865	5,052
FCC licenses	2,072,885	681,299
Microwave relocation costs	9,187	9,187
Other assets	54,496	16,931

Total assets	$4,153,122	$2,158,981

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$325,681	$174,220
Current maturities of long-term debt	16,000	2,690
Deferred revenue	90,501	56,560
Other current liabilities	3,447	2,147

Total current liabilities	435,629	235,617
Long-term debt, net	2,580,000	902,864
Deferred tax liabilities	177,197	146,053
Deferred rents	22,203	14,739
Redeemable minority interest	4,029	1,259
Other long-term liabilities	26,316	20,858

Total liabilities	3,245,374	1,321,390
COMMITMENTS AND CONTINGENCIES (See Note 10)
SERIES D CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 4,000,000 shares designated, 3,500,993 shares issued and outstanding at December 31, 2006 and 2005; Liquidation preference of $447,388 and $426,382 at December 31, 2006 and 2005, respectively	443,368	421,889
SERIES E CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 500,000 shares designated, 500,000 shares issued and outstanding at December 31, 2006 and 2005; Liquidation preference of $54,019 and $51,019 at December 31, 2006 and 2005, respectively	51,135	47,796
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 25,000,000 shares authorized at December 31, 2006 and 2005, 4,000,000 of which have been designated as Series D Preferred Stock and 500,000 of which have been designated as Series E Preferred Stock; no shares of preferred stock other than Series D & E Preferred Stock (presented above) issued and outstanding at December 31, 2006 and 2005	—	—
Common Stock, par value $0.0001 per share, 300,000,000 shares authorized, 157,052,097 and 155,327,094 shares issued and outstanding at December 31, 2006 and 2005, respectively	16	15
Additional paid-in capital	166,315	149,584
Deferred compensation	—	(178)
Retained earnings	245,690	216,702
Accumulated other comprehensive income	1,224	1,783

Total stockholders’ equity	413,245	367,906

Total liabilities and stockholders’ equity	$4,153,122	$2,158,981

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands, except share and per share information)

	2006	2005	2004

REVENUES:
Service revenues	$1,290,947	$872,100	$616,401
Equipment revenues	255,916	166,328	131,849

Total revenues	1,546,863	1,038,428	748,250
OPERATING EXPENSES:
Cost of service (exclusive of depreciation and amortization expense of $122,606, $81,196 and $57,572, shown separately below)	445,281	283,212	200,806
Cost of equipment	476,877	300,871	222,766
Selling, general and administrative expenses (exclusive of depreciation and amortization expense of $12,422, $6,699 and $4,629, shown separately below)	243,618	162,476	131,510
Depreciation and amortization	135,028	87,895	62,201
Loss (gain) on disposal of assets	8,806	(218,203)	3,209

Total operating expenses	1,309,610	616,251	620,492

Income from operations	237,253	422,177	127,758
OTHER EXPENSE (INCOME):
Interest expense	115,985	58,033	19,030
Accretion of put option in majority-owned subsidiary	770	252	8
Interest and other income	(21,543)	(8,658)	(2,472)
Loss (gain) on extinguishment of debt	51,518	46,448	(698)

Total other expense	146,730	96,075	15,868
Income before provision for income taxes	90,523	326,102	111,890
Provision for income taxes	(36,717)	(127,425)	(47,000)

Net income	53,806	198,677	64,890
Accrued dividends on Series D Preferred Stock	(21,006)	(21,006)	(21,006)
Accrued dividends on Series E Preferred Stock	(3,000)	(1,019)	—
Accretion on Series D Preferred Stock	(473)	(473)	(473)
Accretion on Series E Preferred Stock	(339)	(114)	—

Net income applicable to common stock	$28,988	$176,065	$43,411

Net income	$53,806	$198,677	$64,890
Other comprehensive income:
Unrealized losses on available-for-sale securities, net of tax	(1,211)	(28)	(240)
Unrealized gains on cash flow hedging derivatives, net of tax	1,959	1,914	—
Reclassification adjustment for gains and losses included in net income, net of tax	(1,307)	168	41

Comprehensive income	$53,247	$200,731	$64,691

Net income per common share: (See Note 17)
Net income per common share — basic	$0.11	$0.71	$0.18

Net income per common share — diluted	$0.10	$0.62	$0.15

Weighted average shares:
Basic	155,820,381	135,352,396	126,722,051

Diluted	159,696,608	153,610,589	150,633,686

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands, except share information)

							Accumulated
			Additional				Other
	Number		Paid-In	Subscriptions	Deferred	Retained	Comprehensive
	of Shares	Amount	Capital	Receivable	Compensation	Earnings	Income (Loss)	Total

BALANCE, December 31, 2003	110,159,094	$11	$78,414	$(92)	$(4,154)	$(2,774)	$(72)	$71,333
Exercise of Common Stock options	635,928	—	416	—	—	—	—	416
Exercise of Common Stock warrants	19,501,020	2	42	—	—	—	—	44
Reverse stock split — fractional shares redeemed	(261)	—	—	—	—	—	—	—
Accrued interest on subscriptions receivable	—	—	6	(6)	—	—	—	—
Deferred stock-based compensation	—	—	9,606	—	(9,606)	—	—	—
Amortization of deferred stock-based compensation expense	—	—	—	—	10,429	—	—	10,429
Accrued dividends on Series D Preferred Stock	—	—	—	—	—	(21,006)	—	(21,006)
Accretion on Series D Preferred Stock	—	—	—	—	—	(473)	—	(473)
Net income	—	—	—	—	—	64,890	—	64,890
Unrealized loss on available-for-sale securities, net of reclassification adjustment and tax	—	—	—	—	—	—	(199)	(199)

BALANCE, December 31, 2004	130,295,781	$13	$88,484	$(98)	$(3,331)	$40,637	$(271)	$125,434

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity — (Continued)
(in thousands, except share information)

							Accumulated
			Additional				Other
	Number		Paid-In	Subscriptions	Deferred	Retained	Comprehensive
	of Shares	Amount	Capital	Receivable	Compensation	Earnings	Income (Loss)	Total

Common Stock issued	79,437	—	483	—	—	—	—	483
Exercise of Common Stock options	22,669,671	2	8,603	—	—	—	—	8,605
Exercise of Common Stock warrants	2,282,205	—	605	—	—	—	—	605
Accrued interest on subscriptions receivable	—	—	5	(5)	—	—	—	—
Proceeds from repayment of subscriptions receivable	—	—	—	103	—	—	—	103
Forfeiture of unvested stock compensation	—	—	(2,887)	—	2,887	—	—	—
Deferred stock-based compensation	—	—	2,330	—	(2,330)	—	—	—
Amortization of deferred stock-based compensation expense	—	—	—	—	2,596	—	—	2,596
Accrued dividends on Series D Preferred Stock	—	—	—	—	—	(21,006)	—	(21,006)
Accrued dividends on Series E Preferred Stock	—	—	—	—	—	(1,019)	—	(1,019)
Accretion on Series D Preferred Stock	—	—	—	—	—	(473)	—	(473)
Accretion on Series E Preferred Stock	—	—	—	—	—	(114)	—	(114)
Tax benefits from the exercise of Common Stock options	—	—	51,961	—	—	—	—	51,961
Net income	—	—	—	—	—	198,677	—	198,677
Unrealized losses on available-for-sale securities, net of tax	—	—	—	—	—	—	(28)	(28)
Reclassification adjustment for losses included in net income, net of tax	—	—	—	—	—	—	168	168
Unrealized gain on cash flow hedging derivative, net of tax	—	—	—	—	—	—	1,914	1,914

BALANCE, December 31, 2005	155,327,094	$15	$149,584	$—	$(178)	$216,702	$1,783	$367,906

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity — (Continued)
(in thousands, except share information)

							Accumulated
			Additional				Other
	Number		Paid-In	Subscriptions	Deferred	Retained	Comprehensive
	of Shares	Amount	Capital	Receivable	Compensation	Earnings	Income (Loss)	Total

Common Stock issued	49,725	—	314	—	—	—	—	314
Exercise of Common Stock options	1,148,328	1	2,743	—	—	—	—	2,744
Exercise of Common Stock warrants	526,950	—	—	—	—	—	—	—
Reversal of deferred compensation upon adoption of SFAS No. 123(R)	—	—	(178)	—	178	—	—	—
Stock-based compensation	—	—	14,472	—	—	—	—	14,472
Accrued dividends on Series D Preferred Stock	—	—	—	—	—	(21,006)	—	(21,006)
Accrued dividends on Series E Preferred Stock	—	—	—	—	—	(3,000)	—	(3,000)
Accretion on Series D Preferred Stock	—	—	—	—	—	(473)	—	(473)
Accretion on Series E Preferred Stock	—	—	—	—	—	(339)	—	(339)
Reduction due to the tax impact of Common Stock option forfeitures	—	—	(620)	—	—	—	—	(620)
Net income	—	—	—	—	—	53,806	—	53,806
Unrealized losses on available-for-sale securities, net of tax	—	—	—	—	—	—	(1,211)	(1,211)
Unrealized gains on cash flow hedging derivatives, net of tax	—	—	—	—	—	—	1,959	1,959
Reclassification adjustment for gains included in net income, net of tax	—	—	—	—	—	—	(1,307)	(1,307)

BALANCE, December 31, 2006	157,052,097	$16	$166,315	$—	$—	$245,690	$1,224	$413,245

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2006, 2005 and 2004
(in thousands)

	2006	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53,806	$198,677	$64,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135,028	87,895	62,201
Provision for uncollectible accounts receivable	31	129	125
Deferred rent expense	7,464	4,407	3,466
Cost of abandoned cell sites	3,783	725	1,021
Stock-based compensation expense	14,472	2,596	10,429
Non-cash interest expense	6,964	4,285	2,889
Loss (gain) on disposal of assets	8,806	(218,203)	3,209
Loss (gain) on extinguishment of debt	51,518	46,448	(698)
(Gain) loss on sale of investments	(2,385)	(190)	576
Accretion of asset retirement obligation	769	423	253
Accretion of put option in majority-owned subsidiary	770	252	8
Deferred income taxes	32,341	125,055	44,441
Changes in assets and liabilities:
Inventories	(53,320)	(5,717)	(16,706)
Accounts receivable	(12,143)	(7,056)	(714)
Prepaid expenses	(6,538)	(2,613)	(1,933)
Deferred charges	(13,239)	(4,045)	(2,727)
Other assets	(9,231)	(5,580)	(2,243)
Accounts payable and accrued expenses	108,492	41,204	(31,304)
Deferred revenue	33,957	16,071	10,317
Other liabilities	3,416	(1,547)	2,879

Net cash provided by operating activities	364,761	283,216	150,379
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(550,749)	(266,499)	(250,830)
Change in prepaid purchases of property and equipment	(5,262)	(11,800)	—
Proceeds from sale of property and equipment	3,021	146	—
Purchase of investments	(1,269,919)	(739,482)	(158,672)
Proceeds from sale of investments	1,272,424	386,444	307,220
Change in restricted cash and investments	2,406	(107)	(1,511)
Purchases of and deposits for FCC licenses	(1,391,586)	(503,930)	(87,025)
Proceeds from sale of FCC licenses	—	230,000	—
Microwave relocation costs	—	—	(63)

Net cash used in investing activities	(1,939,665)	(905,228)	(190,881)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft.	11,368	(565)	5,778
Payment upon execution of cash flow hedging derivative	—	(1,899)	—
Proceeds from bridge credit agreements	1,500,000	540,000	—
Proceeds from Senior Secured Credit Facility	1,600,000	—	—
Proceeds from 9 1/4% Senior Notes Due 2014	1,000,000	—	—
Proceeds from Credit Agreements	—	902,875	—
Proceeds from short-term notes payable	—	—	1,703
Debt issuance costs	(58,789)	(29,480)	(164)
Repayment of debt	(2,437,985)	(754,662)	(14,215)
Proceeds from minority interest in majority-owned subsidiary	2,000	—	1,000
Proceeds from termination of cash flow hedging derivative	4,355	—	—
Proceeds from repayment of subscriptions receivable	—	103	—
Proceeds from issuance of preferred stock, net of issuance costs	—	46,662	5
Proceeds from exercise of stock options and warrants	2,744	9,210	460

Net cash provided by (used in) financing activities	1,623,693	712,244	(5,433)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	48,789	90,232	(45,935)
CASH AND CASH EQUIVALENTS, beginning of period	112,709	22,477	68,412

CASH AND CASH EQUIVALENTS, end of period	$161,498	$112,709	$22,477

The accompanying notes are integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

1.	Organization and Business Operations:

MetroPCS Communications, Inc. (“MetroPCS”), a Delaware corporation, together with its consolidated subsidiaries (the “Company”), is a wireless telecommunications carrier that offers wireless broadband personal communication services (“PCS”) as of December 31, 2006, primarily in the metropolitan areas of Atlanta, Dallas/Ft. Worth, Detroit, Miami, San Francisco, Sacramento and Tampa/Sarasota/Orlando. The Company launched service in the Dallas/Ft. Worth metropolitan area in March 2006, the Detroit metropolitan area in April 2006 and the Orlando metropolitan area in November 2006. The Company initiated the commercial launch of its first market in January 2002. The Company sells products and services to customers through Company-owned retail stores as well as through relationships with independent retailers.

On February 25, 2004, MetroPCS, Inc. formed MetroPCS, a new wholly-owned subsidiary. In July 2004, MetroPCS, Inc. merged with a new wholly-owned subsidiary of MetroPCS pursuant to a transaction that resulted in all of the capital stock (and the options and warrants related thereto) of MetroPCS, Inc. converting into capital stock (and options and warrants) of MetroPCS on a one-for-one basis, and MetroPCS, Inc. became a wholly-owned subsidiary of MetroPCS. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3,” the Company has accounted for the transactions as a change in reporting entity.

Prior to December 31, 2005, MetroPCS qualified as a very small business designated entity (“DE”). MetroPCS met the DE control requirements of the Federal Communications Commission (“FCC”) by issuing Class A Common Stock entitling its holders to 50.1% of the stockholders’ votes and the right to designate directors holding a majority of the voting power of MetroPCS’ Board of Directors. During 2005, MetroPCS was no longer required to maintain its eligibility as a DE. In accordance with the existing shareholder agreement, the Class A Common Stock automatically converted into common stock of MetroPCS on December 31, 2005 on a one-for-one basis and the holders of the Class A Common Stock relinquished affirmative control of MetroPCS (See Note 13).

On November 24, 2004, MetroPCS, through its wholly-owned subsidiaries and C9 Wireless, LLC, an independent third-party, formed a limited liability company called Royal Street Communications, LLC (“Royal Street Communications”), to bid on spectrum auctioned by the FCC in Auction No. 58. The Company owns 85% of the limited liability company member interest of Royal Street Communications, but may only elect two of the five members of Royal Street Communications’ management committee (See Note 3). The consolidated financial statements include the balances and results of operations of MetroPCS and its wholly-owned subsidiaries as well as the balances and results of operations of Royal Street Communications and its wholly-owned subsidiaries (collectively, “Royal Street”). The Company consolidates its interest in Royal Street in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46-R, “Consolidation of Variable Interest Entities,” (“FIN 46(R)”). Royal Street qualifies as a variable interest entity under FIN 46(R) because the Company is the primary beneficiary of Royal Street and will absorb all of Royal Street’s expected losses. The redeemable minority interest in Royal Street is included in long-term liabilities. All intercompany accounts and transactions between the Company and Royal Street have been eliminated in the consolidated financial statements.

On March 14, 2007, the Company’s Board of Directors approved a 3 for 1 stock split of the Company’s common stock effected by means of a stock dividend of two shares of common stock for each share of common stock issued and outstanding on that date. All share, per share and conversion amounts relating to common stock and stock options included in the accompanying consolidated financial statements have been retroactively adjusted to reflect the stock split.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

2.	Summary of Significant Accounting Policies:

Consolidation

The accompanying consolidated financial statements include the balances and results of operations of MetroPCS and its wholly- and majority-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Operating Segments

SFAS No. 131 “Disclosure About Segments of an Enterprise and Related Information,” (“SFAS No. 131”), establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. At December 31, 2006, the Company had eight operating segments based on geographic regions within the United States: Atlanta, Dallas/Ft. Worth, Detroit, Miami, San Francisco, Sacramento, Tampa/Sarasota/Orlando, and Los Angeles. The Company aggregates its operating segments into two reportable segments: Core Markets and Expansion Markets (See Note 18).

Use of Estimates in Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. The most significant of such estimates used by the Company include:

•	allowance for uncollectible accounts receivable;

•	valuation of inventories;

•	estimated useful life of assets;

•	impairment of long-lived assets and indefinite-lived assets;

•	likelihood of realizing benefits associated with temporary differences giving rise to deferred tax assets;

•	reserves for uncertain tax positions;

•	estimated customer life in terms of amortization of certain deferred revenue;

•	valuation of common stock; and

•	stock-based compensation expense.

Derivative Instruments and Hedging Activities

The Company accounts for its hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS No. 133”). The standard requires the Company to recognize all derivatives on the consolidated balance sheet at fair value. Changes in the fair value of derivatives are to be recorded each period in earnings or on the accompanying consolidated balance sheets in accumulated other comprehensive income depending on the type of hedged transaction and whether the derivative is designated and effective as part of a hedged transaction. Gains or losses on derivative instruments reported in accumulated other comprehensive income must be reclassified to earnings in the period in which earnings are affected by the underlying hedged transaction and the ineffective portion of all hedges must be recognized in earnings in the current period. The Company’s use of derivative financial instruments is discussed in Note 5.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Cash and Cash Equivalents

The Company includes as cash and cash equivalents (i) cash on hand, (ii) cash in bank accounts, (iii) investments in money market funds, and (iv) corporate bonds with an original maturity of 90 days or less.

Short-Term Investments

The Company’s short-term investments consist of securities classified as available-for-sale, which are stated at fair value. The securities include corporate and government bonds with an original maturity of over 90 days and auction rate securities. Unrealized gains and losses, net of related income taxes, for available-for-sale securities are reported in accumulated other comprehensive income, a component of stockholders’ equity, until realized. The estimated fair values of investments are based on quoted market prices as of the end of the reporting period (See Note 4).

Inventories

Substantially all of the Company’s inventories are stated at the lower of average cost or market. Inventories consist mainly of handsets that are available for sale to customers and independent retailers.

Allowance for Uncollectible Accounts Receivable

The Company maintains allowances for uncollectible accounts for estimated losses resulting from the inability of independent retailers to pay for equipment purchases and for amounts estimated to be uncollectible from other carriers. The following table summarizes the changes in the Company’s allowance for uncollectible accounts (in thousands):

	2006	2005	2004

Balance at beginning of period	$2,383	$2,323	$962
Additions:
Charged to costs and expenses	31	129	125
Direct reduction to revenue and other accounts	929	1,211	2,804
Deductions	(1,393)	(1,280)	(1,568)

Balance at end of period	$1,950	$2,383	$2,323

Prepaid Expenses

Prepaid expenses consisted of the following (in thousands):

	2006	2005

Prepaid vendor purchases	$16,898	$11,801
Prepaid rent	9,089	6,347
Prepaid maintenance and support contracts	1,846	1,393
Prepaid insurance	3,047	1,020
Other	2,229	869

Prepaid expenses	$33,109	$21,430

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Property and Equipment

Property and equipment, net, consisted of the following (in thousands):

	2006	2005

Construction-in-progress	$193,856	$98,078
Network infrastructure	1,329,986	905,924
Office equipment	31,065	17,059
Leasehold improvements	21,721	16,608
Furniture and fixtures	5,903	4,000
Vehicles	207	118

	1,582,738	1,041,787
Accumulated depreciation	(326,576)	(210,297)

Property and equipment, net	$1,256,162	$831,490

Property and equipment are stated at cost. Additions and improvements are capitalized, while expenditures that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred. When the Company sells, disposes of or retires property and equipment, the related gains or losses are included in operating results. Depreciation is applied using the straight-line method over the estimated useful lives of the assets once the assets are placed in service, which are ten years for network infrastructure assets, three to seven years for office equipment, which includes computer equipment, three to seven years for furniture and fixtures and five years for vehicles. Leasehold improvements are amortized over the shorter of the remaining term of the lease and any renewal periods reasonably assured or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred. The Company follows the provisions of SFAS No. 34, “Capitalization of Interest Cost,” with respect to its FCC licenses and the related construction of its network infrastructure assets. Capitalization commences with pre-construction period administrative and technical activities, which includes obtaining leases, zoning approvals and building permits, and ceases at the point in which the asset is ready for its intended use, which generally coincides with the market launch date. For the years ended December 31, 2006, 2005 and 2004, the Company capitalized interest in the amount of $17.5 million, $3.6 million and $2.9 million, respectively.

Restricted Cash and Investments

Restricted cash and investments consist of money market instruments and short-term investments. In general, these investments are pledged as collateral against letters of credit used as security for payment obligations and are presented as current or non-current assets based on the terms of the underlying letters of credit.

Revenues and Cost of Service

The Company’s wireless services are provided on a month-to-month basis and are paid in advance. Revenues from wireless services are recognized as services are rendered. Amounts received in advance are recorded as deferred revenue. Long-term deferred revenue is included in other long-term liabilities. Cost of service generally includes direct costs of operating the Company’s networks.

Effective July 1, 2003, the Company adopted Emerging Issues Task Force (“EITF”) No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” (“EITF No. 00-21”). The consensus also supersedes certain guidance set forth in U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin Number 101, “Revenue Recognition in Financial Statements,” (“SAB 101”). SAB 101 was amended in December 2003 by Staff Accounting Bulletin Number 104, “Revenue Recognition,” (“SAB 104”). The

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

consensus addresses the accounting for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting and the consideration received is allocated among the separate units of accounting based on their relative fair values.

The Company determined that the sale of wireless services through its direct and indirect sales channels with an accompanying handset constitutes a revenue arrangement with multiple deliverables. Upon adoption of EITF No. 00-21, the Company began dividing these arrangements into separate units of accounting, and allocating the consideration between the handset and the wireless service based on their relative fair values. Consideration received for the handset is recognized as equipment revenue when the handset is delivered and accepted by the customer. Consideration received for the wireless service is recognized as service revenues when earned.

Equipment revenues arise from the sale of handsets and accessories. Revenues and related costs from the sale of handsets in the direct retail locations are recognized at the point of sale. Handsets shipped to independent retailers are recorded as deferred revenue and deferred cost upon shipment by the Company and are recognized as equipment revenues and related costs when service is activated by its customers. Revenues and related costs from the sale of accessories are recognized at the point of sale. The costs of handsets and accessories sold are recorded in cost of equipment.

Sales incentives offered without charge to customers related to the sale of handsets are recognized as a reduction of revenue when the related equipment revenue is recognized. At December 31, 2005, customers had the right to return handsets within 7 days or 60 minutes of usage, whichever occurred first. In January 2006, the Company expanded the terms of its return policy to allow customers the right to return handsets within 30 days or 60 minutes of usage, whichever occurs first.

Software Costs

In accordance with Statement of Position (“SOP”) 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use,” (“SOP 98-1”), certain costs related to the purchase of internal use software are capitalized and amortized over the estimated useful life of the software. For the years ended December 31, 2006, 2005 and 2004, the Company capitalized approximately $8.8 million, $2.7 million and $0.9 million, respectively, of purchased software costs under SOP 98-1, that is being amortized over a three-year life. The Company amortized computer software costs of approximately $2.8 million, $0.8 million and $0.4 million for the years ended December 31, 2006, 2005 and 2004, respectively. Capitalized software costs are classified as office equipment.

FCC Licenses and Microwave Relocation Costs

The Company operates broadband PCS networks under licenses granted by the FCC for a particular geographic area on spectrum allocated by the FCC for broadband PCS services. In addition, in November 2006, the Company acquired a number of advanced wireless services (“AWS”) licenses which can be used to provide services comparable to the PCS services provided by the Company, and other advanced wireless services. The PCS licenses included the obligation to relocate existing fixed microwave users of the Company’s licensed spectrum if the Company’s spectrum interfered with their systems and/or reimburse other carriers (according to FCC rules) that relocated prior users if the relocation benefits the Company’s system. Additionally, the Company incurred costs related to microwave relocation in constructing its PCS network. The PCS and AWS licenses and microwave relocation costs are recorded at cost. Although PCS licenses are issued with a stated term, ten years in the case of the PCS licenses and fifteen years in the case of the AWS licenses, the renewal of PCS and AWS licenses is generally a routine matter without substantial cost and the Company has determined that no legal, regulatory, contractual, competitive, economic, or other factors currently exist that limit the useful life of its PCS and AWS licenses. As such, under the provisions of

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company does not amortize PCS and AWS licenses and microwave relocation costs as they are considered to have indefinite lives and together represent the cost of the Company’s spectrum. The Company is required to test indefinite-lived intangible assets, consisting of PCS and AWS licenses and microwave relocation costs, for impairment on an annual basis based upon a fair value approach. Indefinite-lived intangible assets must be tested between annual tests if events or changes in circumstances indicate that the asset might be impaired. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in an entity’s market value, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business, or other factors. The Company completed its impairment tests during the third quarter and no impairment has been recognized through December 31, 2006.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred. Advertising costs totaled $46.4 million, $25.6 million and $22.2 million during the years ended December 31, 2006, 2005 and 2004, respectively.

Income Taxes

The Company records income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes,” (“SFAS No. 109”). SFAS No. 109 uses an asset and liability approach to account for income taxes, wherein deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities result in deferred tax assets, a valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company’s ability to recognize the benefits of the assets in future years.

The Company establishes reserves when, despite the belief that the Company’s tax return positions are fully supportable, the Company believes that certain positions it has taken might be challenged and ultimately might not be sustained. These potential exposures result from the varying applications of statutes, rules, regulations and interpretations. The Company’s tax contingency reserves contain assumptions based on past experiences and judgments about potential actions by taxing jurisdictions. While the Company adjusts these reserves in light of changing facts and circumstances, the ultimate resolution of these matters may be greater or less than the amount we have accrued. The Company’s effective tax rate includes the impact of reserve positions and changes to reserves that the Company considers appropriate. A number of years may elapse before a particular matter, for which the Company has established a reserve, is finally resolved. Unfavorable settlement of any particular issue may require the use of cash and may increase the effective rate in the year of resolution. Favorable resolution would be recognized as a reduction to the effective rate in the year of resolution. Other long-term liabilities included tax reserves in the amount of $19.5 million and $17.1 million as of December 31, 2006 and 2005, respectively. Accounts payable and accrued expenses included tax reserves in the amount of $4.4 and $4.1 million as of December 31, 2006 and 2005, respectively (See Note 16).

Other Comprehensive Income

Unrealized gains and losses on available-for-sale securities and cash flow hedging derivatives are reported in accumulated other comprehensive income as a separate component of stockholders’ equity until realized. Realized gains and losses on available-for-sale securities are included in interest and other income. Gains or losses on cash flow hedging derivatives reported in accumulated other comprehensive income are reclassified to earnings in the period in which earnings are affected by the underlying hedged transaction.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), “Share-Based Payment,” (“SFAS No. 123(R)”), which replaces SFAS No. 123, “Accounting for Stock-Based

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Notes to Consolidated Financial Statements — (Continued)

Compensation,” (“SFAS No. 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations (“APB No. 25”). Prior to the first quarter of 2006, the Company measured stock-based compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, as allowed by SFAS No. 123. The Company elected the modified prospective transition method. Under that transition method, compensation expense recognized beginning on that date includes: (a) compensation expense for all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation expense for all share-based payments granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Although there was no material impact on the Company’s financial position, results of operations or cash flows from the adoption of SFAS No. 123(R), the Company reclassified all deferred equity compensation on the consolidated balance sheet to additional paid-in capital upon its adoption. The period prior to the adoption of SFAS No. 123(R) does not reflect any restated amounts.

The following table illustrates the effect on net income applicable to common stock (in thousands, except per share data) and net income per common share as if the Company had elected to recognize compensation costs based on the fair value at the date of grant for the Company’s common stock awards consistent with the provisions of SFAS No. 123 (See Note 14 for assumptions used in the fair value method):

	2005	2004

Net income applicable to common stock — as reported	$176,065	$43,411
Add: Amortization of deferred compensation determined under the intrinsic method for employee stock awards, net of tax	1,584	6,036
Less: Total stock-based employee compensation expense determined under the fair value method for employee stock awards, net of tax	(3,227)	(5,689)

Net income applicable to common stock — pro forma	$174,422	$43,758

Basic net income per common share:
As reported	$0.71	$0.18

Pro forma	$0.70	$0.18

Diluted net income per common share:
As reported	$0.62	$0.15

Pro forma	$0.62	$0.15

The pro forma amounts presented above may not be representative of the future effects on reported net income since the pro forma compensation expense is allocated over the periods in which options become exercisable, and new option awards may be granted each year.

Asset Retirement Obligations

The Company accounts for asset retirement obligations as determined by SFAS No. 143, “Accounting for Asset Retirement Obligations,” (“SFAS No. 143”) and FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” (“FIN No. 47”). SFAS No. 143 and FIN No. 47 address financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. SFAS No. 143 requires that companies recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the

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Notes to Consolidated Financial Statements — (Continued)

capitalized cost is depreciated over the estimated useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

The Company is subject to asset retirement obligations associated with its cell site operating leases, which are subject to the provisions of SFAS No. 143 and FIN No. 47. Cell site lease agreements may contain clauses requiring restoration of the leased site at the end of the lease term to its original condition, creating an asset retirement obligation. This liability is classified under other long-term liabilities. Landlords may choose not to exercise these rights as cell sites are considered useful improvements. In addition to cell site operating leases, the Company has leases related to switch site, retail, and administrative locations subject to the provisions of SFAS No. 143 and FIN No. 47.

The following table summarizes the Company’s asset retirement obligation transactions (in thousands):

	2006	2005

Beginning asset retirement obligations	$3,522	$1,893
Liabilities incurred	2,394	1,206
Accretion expense	769	423

Ending asset retirement obligations	$6,685	$3,522

Earnings Per Share

Basic earnings per share (“EPS”) are based upon the weighted average number of common shares outstanding for the period. Diluted EPS is computed in the same manner as EPS after assuming issuance of common stock for all potentially dilutive equivalent shares, whether exercisable or not.

The Series D Preferred Stock and Series E Preferred Stock (collectively, the “preferred stock”) are participating securities, such that in the event a dividend is declared or paid on the common stock, the Company must simultaneously declare and pay a dividend on the preferred stock as if they had been converted into common stock. In accordance with EITF Issue 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128,” (“EITF 03-6”), the preferred stock is considered a “participating security” for purposes of computing earnings or loss per common share and, therefore, the preferred stock is included in the computation of basic and diluted earnings per common share using the two-class method, except during periods of net losses. When determining basic earnings per common share under EITF 03-6, undistributed earnings for a period are allocated to a participating security based on the contractual participation rights of the security to share in those earnings as if all of the earnings for the period had been distributed.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140,” (“SFAS No. 155”). SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends FASB Statement No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this statement did not have any impact on the financial condition or results of operations of the Company.

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Notes to Consolidated Financial Statements — (Continued)

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140,” (“SFAS No. 156”). SFAS No. 156 amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. SFAS No. 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. Under SFAS No. 156, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. Adoption of SFAS No. 156 is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement did not have any impact on the financial condition or results of operations of the Company.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes,” (“FIN No. 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109. FIN No. 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. While the Company’s analysis of the impact of this Interpretation is not yet completed, the Company does not anticipate it will have a material effect on the financial condition or results of operations of the Company.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in the Current Year Financial Statements,” (“SAB 108”), which addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies may record the effect as a cumulative effect adjustment to beginning of year retained earnings. SAB 108 is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The Company adopted this interpretation as of December 31, 2006. The adoption of this statement did not have any impact on the financial condition or results of operations of the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company will be required to adopt SFAS No. 157 on January 1, 2008. The Company has not completed its evaluation of the effect of SFAS No. 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115,” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company will be required to adopt SFAS No. 159 on January 1, 2008. The Company has not completed its evaluation of the effect of SFAS No. 159.

3.	Majority-Owned Subsidiary:

On November 24, 2004, MetroPCS, through its wholly-owned subsidiaries, together with C9 Wireless, LLC, an independent, unaffiliated third-party, formed a limited liability company, Royal Street Communications, that qualified to bid for closed licenses and to receive bidding credits as a very small business on open licenses in FCC Auction No. 58. MetroPCS indirectly owns 85% of the limited liability company member

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Notes to Consolidated Financial Statements — (Continued)

interest of Royal Street Communications, but may elect only two of five members of the Royal Street Communications’ management committee, which has the full power to direct the management of Royal Street. Royal Street Communications has formed limited liability company subsidiaries which hold all licenses won in Auction No. 58. At Royal Street Communications’ request and subject to Royal Street Communications’ control and direction, MetroPCS is assisting in the construction of Royal Street’s networks and has agreed to purchase, via a resale arrangement, as much as 85% of the engineered service capacity of Royal Street’s networks. The consolidated financial statements include the balances and results of operations of MetroPCS and its wholly-owned subsidiaries as well as the balances and results of operations of Royal Street. The Company consolidates its interest in Royal Street in accordance with FIN 46(R). Royal Street qualifies as a variable interest entity under FIN 46(R) because the Company is the primary beneficiary of Royal Street and will absorb all of Royal Street’s expected losses. Royal Street does not guarantee MetroPCS Wireless, Inc.’s (“Wireless”) obligations under its senior secured credit facility, pursuant to which Wireless may borrow up to $1.7 billion, as amended, (the “Senior Secured Credit Facility”) and its $1.0 billion of 9 1/4% Senior Notes due 2014 (the “9 1/4% Senior Notes”). See the “non-guarantor subsidiaries” information in Note 19 for the financial position and results of operations of Royal Street. C9 Wireless, LLC, a beneficial interest holder in Royal Street, has no recourse to the general credit of MetroPCS. All intercompany accounts and transactions between the Company and Royal Street have been eliminated in the consolidated financial statements.

C9 Wireless, LLC has a right to put its interests in Royal Street Communications to the Company at specific future dates based on a contractually determined amount (the “Put Right”). The Put Right represents an unconditional obligation of MetroPCS and its wholly-owned subsidiaries to purchase Royal Street Communications interests from C9 Wireless, LLC. In accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” this obligation is recorded as a liability and is measured at each reporting date at the amount of cash that would be required to settle the obligation under the contract terms if settlement occurred at the reporting date.

4.	Short-Term Investments:

Short-term investments consisted of the following (in thousands):

	2006
		Gross	Gross	Aggregate
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

United States government and agencies	$2,000	$—	$(15)	$1,985
Auction rate securities	290,055	—	(30)	290,025
Corporate bonds	98,428	213	—	98,641

Total short-term investments	$390,483	$213	$(45)	$390,651

	2005
		Gross	Gross	Aggregate
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

United States government and agencies	$28,999	$—	$(241)	$28,758
Auction rate securities	333,819	—	—	333,819
Corporate bonds	27,788	57	—	27,845

Total short-term investments	$390,606	$57	$(241)	$390,422

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Notes to Consolidated Financial Statements — (Continued)

The cost and aggregate fair values of short-term investments by contractual maturity at December 31, 2006 were as follows (in thousands):

		Aggregate
	Amortized	Fair
	Cost	Value

Less than one year	$215,618	$215,801
Due in 1 - 2 years	—	—
Due in 2 - 5 years	—	—
Due after 5 years	174,865	174,850

Total	$390,483	$390,651

5.	Derivative Instruments and Hedging Activities:

On June 27, 2005, Wireless entered into a three-year interest rate cap agreement, as required by its First Lien Credit Agreement, maturing May 31, 2011, and Second Lien Credit Agreement maturing May 31, 2012, (collectively, the “Credit Agreements”), to mitigate the impact of interest rate changes. An interest rate cap represents a right to receive cash if interest rates rise above a contractual strike rate. At December 31, 2005, the interest rate cap agreement has a notional value of $450.0 million and Wireless will receive payments on a semiannual basis if the six-month LIBOR interest rate exceeds 3.75% through January 1, 2007 and 6.00% through the agreement maturity date of July 1, 2008. Wireless paid $1.9 million upon execution of the interest rate cap agreement. This financial instrument is reported in long-term investments at fair market value, which was $5.1 million as of December 31, 2005. The change in fair value of $3.2 million is reported in accumulated other comprehensive income in the consolidated balance sheets, net of income taxes in the amount of $1.3 million. On November 21, 2006, Wireless terminated its interest rate cap agreement and received proceeds of approximately $4.3 million upon termination of the agreement. The proceeds from the termination of the agreement approximated its carrying value. The remaining unrealized gain associated with the interest rate cap agreement was reclassified out of accumulated other comprehensive income into earnings as a reduction of interest expense.

On November 21, 2006, Wireless entered into a three-year interest rate protection agreement to manage the Company’s interest rate risk exposure and fulfill a requirement of Wireless’ Senior Secured Credit Facility. The agreement covers a notional amount of $1.0 billion and effectively converts this portion of Wireless’ variable rate debt to fixed rate debt. The quarterly interest settlement periods begin on February 1, 2007. The interest rate protection agreement expires on February 1, 2010. This financial instrument is reported in long-term investments at fair market value, which was approximately $1.9 million as of December 31, 2006. The change in fair value of $1.9 million is reported in accumulated other comprehensive income in the consolidated balance sheets, net of income taxes in the amount of approximately $0.8 million.

The interest rate protection agreement has been designated as a cash flow hedge. If a derivative is designated as a cash flow hedge and the hedging relationship qualifies for hedge accounting under the provisions of SFAS No. 133, the effective portion of the change in fair value of the derivative is recorded in accumulated other comprehensive income and reclassified to interest expense in the period in which the hedged transaction affects earnings. The ineffective portion of the change in fair value of a derivative qualifying for hedge accounting is recognized in earnings in the period of the change.

At inception of the hedge and quarterly thereafter, the Company performs an assessment to determine whether changes in the fair values or cash flows of the derivatives are deemed highly effective in offsetting changes in the fair values or cash flows of the hedged transaction. If at any time subsequent to the inception of the hedge, the assessment indicates that the derivative is no longer highly effective as a hedge, the Company

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Notes to Consolidated Financial Statements — (Continued)

will discontinue hedge accounting and recognize all subsequent derivative gains and losses in results of operations.

6.	Intangible Assets:

The changes in the carrying value of intangible assets during the years ended December 31, 2006 and 2005 are as follows (in thousands):

		Microwave
		Relocation
	FCC Licenses	Costs

Balance at December 31, 2004	$154,144	$9,566
Additions	528,930	—
Reductions	(1,775)	(379)

Balance at December 31, 2005	$681,299	$9,187
Additions	1,391,586	—

Balance at December 31, 2006	$2,072,885	$9,187

FCC licenses represent the 14 C-Block PCS licenses acquired by the Company in the FCC auction in May 1996, the AWS licenses acquired in FCC Auction 66 and licenses acquired from other carriers. FCC licenses also represent licenses acquired in 2005 by Royal Street in Auction No. 58.

The grant of the licenses by the FCC subjects the Company to certain FCC ongoing ownership restrictions. Should the Company cease to continue to qualify under such ownership restrictions, the PCS and AWS licenses may be subject to revocation or require the payment of fines or forfeitures. All FCC licenses held by the Company will expire ten years for PCS licenses and fifteen years for AWS licenses from the initial date of grant of the license by the FCC; however, the FCC rules provide for renewal. Such renewals generally are granted routinely without substantial cost.

On April 19, 2004, the Company acquired four PCS licenses for an aggregate purchase price of $11.5 million. The PCS licenses cover 15 MHz of spectrum in each of the basic trading areas of Modesto, Merced, Eureka, and Redding, California.

On October 29, 2004, the Company acquired two PCS licenses for an aggregate purchase price of $43.5 million. The PCS licenses cover 10 MHz of spectrum in each of the basic trading areas of Tampa-St. Petersburg-Clearwater, Florida, and Sarasota-Bradenton, Florida.

On November 28, 2004, the Company executed a license purchase agreement by which the Company agreed to acquire 10 MHz of spectrum in the basic trading area of Detroit, Michigan and certain counties of the basic trading area of Dallas/Ft. Worth, Texas for $230.0 million.

On December 20, 2004, the Company acquired a PCS license for a purchase price of $8.5 million. The PCS license covers 20 MHz of spectrum in the basic trading area of Daytona Beach, Florida.

On May 11, 2005, the Company completed the sale of a 10 MHz portion of its 30 MHz PCS license in the San Francisco-Oakland-San Jose, California basic trading area for cash consideration of $230.0 million. The sale was structured as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, through which the Company’s right, title and interest in and to the divested spectrum was exchanged for the spectrum acquired in Dallas/Ft. Worth, Texas and Detroit, Michigan through a license purchase agreement for an aggregate purchase price of $230.0 million. The purchase of the spectrum in Dallas/Ft. Worth and Detroit was accomplished in two steps with the first step of the exchange occurring on February 23, 2005 and the second step occurring on May 11, 2005 when the Company consummated the sale of 10 MHz of

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Notes to Consolidated Financial Statements — (Continued)

spectrum for the San Francisco-Oakland-San Jose basic trading area. The sale of spectrum resulted in a gain on disposal of asset in the amount of $228.2 million.

On July 7, 2005, the Company acquired a 10 MHz F-Block PCS license for Grayson and Fannin counties in the basic trading area of Sherman-Denison, Texas for an aggregate purchase price of $0.9 million.

On August 12, 2005, the Company closed on the purchase of a 10 MHz F-Block PCS license in the basic trading area of Bakersfield, California for an aggregate purchase price of $4.0 million.

On December 21, 2005, the FCC granted Royal Street 10 MHz of spectrum in the Los Angeles, California; Orlando, Lakeland-Winter Haven, Jacksonville, Melbourne-Titusville, and Gainesville, Florida basic trading areas. Royal Street, as the high bidder in Auction No. 58, had previously paid approximately $294.0 million to the FCC for these PCS licenses.

On November 29, 2006, the Company was granted AWS licenses as a result of FCC Auction 66, for a total aggregate purchase price of approximately $1.4 billion. These new licenses cover six of the 25 largest metropolitan areas in the United States. The east coast expansion opportunities include the entire east coast corridor from Philadelphia to Boston, including New York City, as well as the entire states of New York, Connecticut and Massachusetts. In the western United States, the new expansion opportunities include the San Diego, Portland, Seattle and Las Vegas metropolitan areas. The balance supplements or expands the geographic boundaries of the Company’s existing operations in Dallas/Ft. Worth, Detroit, Los Angeles, San Francisco and Sacramento.

On February 21, 2007, the FCC granted the Company’s applications for the renewal of its 14 C-Block PCS licenses acquired in the FCC auction in May 1996, as well as the applications for the renewal of certain other licenses subsequently acquired from other carriers.

7.	Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consisted of the following (in thousands):

	2006	2005

Accounts payable	$90,084	$29,430
Book overdraft.	21,288	9,920
Accrued accounts payable	111,974	69,611
Accrued liabilities	9,405	7,590
Payroll and employee benefits	20,645	12,808
Accrued interest	24,529	17,578
Taxes, other than income	42,882	23,211
Income taxes	4,874	4,072

Accounts payable and accrued expenses	$325,681	$174,220

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Notes to Consolidated Financial Statements — (Continued)

8.	Long-Term Debt:

Long-term debt consisted of the following (in thousands):

	2006	2005

Microwave relocation obligations	$—	$2,690
Credit Agreements	—	900,000
9 1/4% Senior Notes	1,000,000	—
Senior Secured Credit Facility	1,596,000	—

Total	2,596,000	902,690
Add: unamortized premium on debt	—	2,864

Total debt	2,596,000	905,554
Less: current maturities	(16,000)	(2,690)

Total long-term debt	$2,580,000	$902,864

Maturities of the principal amount of long-term debt at face value are as follows (in thousands):

For the Year Ending December 31,

2007	$16,000
2008	16,000
2009	16,000
2010	16,000
2011	16,000
Thereafter	2,516,000

Total	$2,596,000

Bridge Credit Agreement

In February 2005, Wireless entered into a secured bridge credit facility, dated as of February 22, 2005 (as amended, the “Bridge Credit Agreement”). The aggregate credit commitments available and funded under the Bridge Credit Agreement totaled $540.0 million. In May 2005, Wireless repaid the aggregate outstanding principal balance under the Bridge Credit Agreement of $540.0 million and accrued interest of $8.7 million. As a result, Wireless recorded a loss on extinguishment of debt in the amount of $10.4 million.

FCC Debt

On March 2, 2005, in connection with the sale of 10 MHz of spectrum in the San Francisco-Oakland-San Jose, California basic trading area, the Company repaid the outstanding principal balance of $12.2 million in debt payable to the FCC. This debt was incurred in connection with the original acquisition of the 30 MHz of spectrum for the San Francisco-Oakland-San Jose basic trading area. The repayment resulted in a loss on extinguishment of debt of $0.9 million.

On May 31, 2005, the Company repaid the remaining outstanding principal balance of $15.7 million in debt payable to the FCC. This debt was incurred in connection with the acquisition by the Company of its original PCS licenses in the FCC auction in May 1996. The repayment resulted in a loss on extinguishment of debt of $1.0 million.

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Notes to Consolidated Financial Statements — (Continued)

$150 Million 10 3/4% Senior Notes

On September 29, 2003, MetroPCS, Inc. completed the sale of $150.0 million of 10 3/4% Senior Notes due 2011 (the “10 3/4% Senior Notes”). On May 10, 2005, holders of all of the 10 3/4% Senior Notes tendered their 10 3/4% Senior Notes in response to MetroPCS, Inc.’s cash tender offer and consent solicitation. As a result, MetroPCS, Inc. executed a supplemental indenture governing the 10 3/4% Senior Notes to eliminate substantially all of the restrictive covenants and event of default provisions in the indenture, to amend other provisions of the indenture, and to waive any and all defaults and events of default that may have existed under the indenture. On May 31, 2005, MetroPCS, Inc. purchased all of its outstanding 10 3/4% Senior Notes in the tender offer. MetroPCS, Inc. paid the holders of the 10 3/4% Senior Notes $178.9 million plus accrued interest of $2.7 million in the tender offer, resulting in a loss on extinguishment of debt of $34.0 million.

First and Second Lien Credit Agreements

On May 31, 2005, MetroPCS, Inc. and Wireless, both wholly-owned subsidiaries of MetroPCS, entered into the Credit Agreements, which provided for total borrowings of up to $900.0 million. On May 31, 2005, Wireless borrowed $500.0 million under the First Lien Credit Agreement and $250.0 million under the Second Lien Credit Agreement. On December 19, 2005, Wireless entered into amendments to the Credit Agreements and borrowed an additional $50.0 million under the First Lien Credit Agreement and an additional $100.0 million under the Second Lien Credit Agreement.

On November 3, 2006, Wireless paid the lenders under the Credit Agreements $931.5 million, which included a premium of approximately $31.5 million, plus accrued interest of $8.6 million to extinguish the aggregate outstanding principal balance under the Credit Agreements. The repayment resulted in a loss on extinguishment of debt in the amount of approximately $42.7 million.

$1.25 Billion Exchangeable Senior Secured Credit Agreement

In July 2006, MetroPCS II, Inc. (“MetroPCS II”), a wholly-owned subsidiary of MetroPCS, entered into the Secured Bridge Credit Facility. The aggregate credit commitments available under the Secured Bridge Credit Facility were $1.25 billion and were fully funded.

On November 3, 2006, MetroPCS II repaid the aggregate outstanding principal balance under the Secured Bridge Credit Facility of $1.25 billion and accrued interest of $5.9 million. As a result, the Company recorded a loss on extinguishment of debt of approximately $7.0 million.

$250 Million Exchangeable Senior Unsecured Credit Agreement

In October 2006, MetroPCS IV, Inc. (“MetroPCS IV”) entered into the Unsecured Bridge Credit Facility. The aggregate credit commitments available under the Unsecured Bridge Credit Facility totaled $250.0 million and were fully funded.

On November 3, 2006, MetroPCS IV repaid the aggregate outstanding principal balance under the Unsecured Bridge Credit Facility of $250.0 million and accrued interest of $1.2 million. As a result, the Company recorded a loss on extinguishment of debt of approximately $2.4 million.

$1.0 Billion 9 1/4% Senior Notes

On November 3, 2006, Wireless completed the sale of the 9 1/4% Senior Notes. The 9 1/4% Senior Notes are unsecured obligations and are guaranteed by MetroPCS, MetroPCS, Inc., and all of Wireless’ direct and indirect wholly-owned subsidiaries, but are not guaranteed by Royal Street. Interest is payable on the 9 1/4% Senior Notes on May 1 and November 1 of each year, beginning on May 1, 2007. Wireless may, at its option, redeem some or all of the 9 1/4% Senior Notes at any time on or after November 1, 2010 for the

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Notes to Consolidated Financial Statements — (Continued)

redemption prices set forth in the indenture governing the 9 1/4% Senior Notes. In addition, Wireless may also redeem up to 35% of the aggregate principal amount of the 9 1/4% Senior Notes with the net cash proceeds of certain sales of equity securities. The net proceeds of the sale were approximately $978.0 million after underwriter fees and other debt issuance costs of $22.0 million. The net proceeds from the sale of the 9 1/4% Senior Notes, together with the borrowings under the Senior Secured Credit Facility, were used to repay amounts owed under the Credit Agreements, Secured Bridge Credit Facility and Unsecured Bridge Credit Facility, and to pay related premiums, fees and expenses, as well as for general corporate purposes.

Senior Secured Credit Facility

On November 3, 2006, Wireless entered into the Senior Secured Credit Facility, pursuant to which Wireless may borrow up to $1.7 billion. The Senior Secured Credit Facility consists of a $1.6 billion term loan facility and a $100.0 million revolving credit facility. On November 3, 2006, Wireless borrowed $1.6 billion under the Senior Secured Credit Facility. The term loan facility will be repayable in quarterly installments in annual aggregate amounts equal to 1% of the initial aggregate principal amount of $1.6 billion. The term loan facility will mature in seven years and the revolving credit facility will mature in five years. The net proceeds from the borrowings under the Senior Secured Credit Facility, together with the sale of the 9 1/4% Senior Notes, were used to repay amounts owed under the Credit Agreements, Secured Bridge Credit Facility and Unsecured Bridge Credit Facility, and to pay related premiums, fees and expenses, as well as for general corporate purposes

The facilities under the Senior Secured Credit Facility are guaranteed by MetroPCS, MetroPCS, Inc. and each of Wireless’ direct and indirect present and future wholly-owned domestic subsidiaries. The facilities are not guaranteed by Royal Street, but Wireless pledged the promissory note that Royal Street had given it in connection with amounts borrowed by Royal Street from Wireless and the limited liability company member interest held in Royal Street. The Senior Secured Credit Facility contains customary events of default, including cross defaults. The obligations are also secured by the capital stock of Wireless as well as substantially all of Wireless’ present and future assets and each of its direct and indirect present and future wholly-owned subsidiaries (except as prohibited by law and certain permitted exceptions) but excludes Royal Street.

The interest rate on the outstanding debt under the Senior Secured Credit Facility is variable. The rate as of December 31, 2006 was 7.875%. On November 21, 2006, Wireless entered into a three-year interest rate protection agreement to manage the Company’s interest rate risk exposure and fulfill a requirement of the Senior Secured Credit Facility (See Note 5). As of December 31, 2006, there was a total of approximately $1.6 billion outstanding under the Senior Secured Credit Facility, of which $16.0 million is reported in current maturities of long-term debt and approximately $1.6 billion is reported as long-term debt on the accompanying consolidated balance sheets.

On February 20, 2007, Wireless entered into an amendment to the Senior Secured Credit Facility. Under the amendment, the margin used to determine the Senior Secured Credit Facility interest rate was reduced to 2.25% from 2.50%.

Restructuring

On November 3, 2006, in connection with the closing of the 9 1/4% Senior Notes, the entry into the Senior Secured Credit Facility and the repayment of all amounts outstanding under the Credit Agreements, the Secured Bridge Credit Facility and the Unsecured Bridge Credit Facility, the Company consummated a restructuring transaction. As a result of the restructuring transaction, Wireless became a wholly-owned direct subsidiary of MetroPCS, Inc. (formerly MetroPCS V, Inc.), which is a wholly-owned direct subsidiary of MetroPCS. MetroPCS and MetroPCS, Inc., along with each of Wireless’ wholly-owned subsidiaries (which excludes Royal Street), guarantee the 9 1/4% Senior Notes and the obligations under the Senior Secured Credit

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Facility. MetroPCS, Inc. pledged the capital stock of Wireless as security for the obligations under the Senior Secured Credit Facility. All of the Company’s FCC licenses and the Company’s interest in Royal Street are held by Wireless and its wholly-owned subsidiaries.

9.	Concentrations:

The Company purchases a substantial portion of its wireless infrastructure equipment and handset equipment from only a few major suppliers. Further, the Company generally relies on one key vendor in each of the following areas: network infrastructure equipment, billing services, customer care, handset logistics and long distance services. Loss of any of these suppliers could adversely affect operations temporarily until a comparable substitute could be found.

Local and long distance telephone and other companies provide certain communication services to the Company. Disruption of these services could adversely affect operations in the short term until an alternative telecommunication provider was found.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the diversity of the Company’s indirect retailer base.

10.  Commitments and Contingencies:

The Company has entered into non-cancelable operating lease agreements to lease facilities, certain equipment and sites for towers and antennas required for the operation of its wireless networks. Future minimum rental payments required for all non-cancelable operating leases at December 31, 2006 are as follows (in thousands):

For the Year Ending December 31,

2007	$88,639
2008	89,782
2009	91,091
2010	92,570
2011	86,707
Thereafter	279,415

Total	$728,204

Total rent expense for the years ended December 31, 2006, 2005 and 2004 was $85.5 million, $51.6 million and $37.7 million, respectively.

On June 6, 2005, Wireless entered into a general purchase agreement with a vendor for the purchase of PCS CDMA system products (“CDMA Products”) and services, including without limitation, wireless base stations, switches, power, cable and transmission equipment and services, with an initial term of three years. The agreement provides for both exclusive and non-exclusive pricing for CDMA Products and the agreement may be renewed at Wireless’ option on an annual basis for three subsequent years after the conclusion of the initial three-year term. If Wireless fails to purchase exclusively CDMA Products from the vendor, it may have to pay certain liquidated damages based on the difference in prices between exclusive and non-exclusive prices for CDMA Products already purchased since the effective date of the agreement, which may be material to Wireless.

The Company has entered into pricing agreements with various handset manufacturers for the purchase of wireless handsets at specified prices. The terms of these agreements expire on various dates during the year ending December 31, 2007. In addition, the Company entered into an agreement with a handset manufacturer for the purchase of 475,000 handsets at a specified price by September 30, 2007.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

EV-DO Revision A

The Company acquired spectrum in two of its markets during 2005 subject to certain expectations communicated to the United States Department of Justice (the “DOJ”) about how it would use such spectrum. As a result of a delay in the availability of EV-DO Revision A with VoIP, the Company has redeployed EV-DO network assets at certain cell sites in those markets in order to serve its existing customers. There have been no asserted claims or assessments to date and accordingly, no liability has been recorded as of December 31, 2006.

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. The ultimate disposition of these matters is not expected to have a material adverse impact on the Company’s financial position, results of operations or liquidity.

The Company is involved in various claims and legal actions in relation to claims of patent infringement. The ultimate disposition of these matters is not expected to have a material adverse impact on the Company’s financial position, results of operations or liquidity.

Rescission Offer

Certain options granted under the Company’s 1995 Stock Option Plan and 2004 Equity Incentive Plan may not have been exempt from registration or qualification under federal securities laws and the securities laws of certain states. As a result, the Company is considering making a rescission offer to the holders of certain options. If this rescission offer is made and accepted, the Company could be required to make aggregate payments to the holders of these options of up to $2.6 million, which includes statutory interest, based on options outstanding as of December 31, 2006. Federal securities laws do not provide that a rescission offer will terminate a purchaser’s right to rescind a sale of a security that was not registered as required. If any or all of the offerees reject the rescission offer, the Company may continue to be liable for this amount under federal and state securities laws. Management does not believe that this rescission offer will have a material effect on the Company’s results of operations, cash flows or financial position.

AWS Licenses Acquired in Auction 66

Spectrum allocated for AWS currently is utilized by a variety of categories of commercial and governmental users. To foster the orderly clearing of the spectrum, the FCC adopted a transition and cost sharing plan pursuant to which incumbent non-governmental users could be reimbursed for relocating out of the band and the costs of relocation would be shared by AWS licensees benefiting from the relocation. The FCC has established a plan where the AWS licensee and the incumbent non-governmental user are to negotiate voluntarily for three years and then, if no agreement has been reached, the incumbent licensee is subject to mandatory relocation where the AWS licensee can force the incumbent non-governmental licensee to relocate at the AWS licensee’s expense. The spectrum allocated for AWS currently is utilized also by governmental users. The FCC rules provide that a portion of the money raised in Auction 66 will be used to reimburse the relocation costs of governmental users from the AWS band. However, not all governmental users are obligated to relocate. The Company may incur costs to relocate the incumbent licensees in the areas where it was granted licenses in Auction 66.

11.	Series D Cumulative Convertible Redeemable Participating Preferred Stock:

In July 2000, MetroPCS, Inc. executed a Securities Purchase Agreement, which was subsequently amended (as amended, the “SPA”). Under the SPA, MetroPCS, Inc. issued shares of Series D Preferred Stock. In July 2004, each share of MetroPCS, Inc. Series D Preferred Stock was converted into a share of Series D

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Preferred Stock of MetroPCS (See Note 1). Dividends accrue at an annual rate of 6% of the liquidation value of $100 per share on the Series D Preferred Stock. Dividends of $21.0 million, $21.0 million and $21.0 million were accrued for the years ended December 31, 2006, 2005 and 2004, respectively, and are included in the Series D Preferred Stock balance.

Each share of Series D Preferred Stock will automatically convert into common stock upon (i) completion of a Qualified Public Offering (as defined in the SPA), (ii) MetroPCS’ common stock trading (or in the case of a merger or consolidation of MetroPCS with another company, other than a sale or change of control of MetroPCS, the shares received in such merger or consolidation having traded immediately prior to such merger and consolidation) on a national securities exchange for a period of 30 consecutive trading days above a price that implies a market valuation of the Series D Preferred Stock in excess of twice the initial purchase price of the Series D Preferred Stock, or (iii) the date specified by the holders of two-thirds of the outstanding Series D Preferred Stock. The Series D Preferred Stock and the accrued but unpaid dividends thereon are convertible into common stock at $3.13 per share of common stock, which per share amount is subject to adjustment in accordance with the terms of MetroPCS’ Second Amended and Restated Articles of Incorporation. If not previously converted, MetroPCS is required to redeem all outstanding shares of Series D Preferred Stock on July 17, 2015, at the liquidation value plus accrued but unpaid dividends.

The holders of Series D Preferred Stock, as a class with the holders of common stock, have the right to vote on all matters as if each share of Series D Preferred Stock had been converted into common stock, except for the election of directors. The holders of Series D Preferred Stock, as a class, can nominate one member of the Board of Directors of MetroPCS. Each share of Series D Preferred Stock is entitled to a liquidation preference upon a liquidation event (as defined in MetroPCS’ Second Amended and Restated Articles of Incorporation) equal to the sum of:

•	the per share liquidation value, plus

•	the greater of:

•	the amount of all accrued and unpaid dividends and distributions on such share, and

•	the amount that would have been paid in respect of such share had it been converted into common stock immediately prior to the event that triggered payment of the liquidation preference, net of the liquidation value of the Series D Preferred Stock and the Series E Preferred Stock.

The SPA defines a number of events of noncompliance. Upon an occurrence of an event of noncompliance, the holders of not less than two-thirds of the then outstanding shares of Series D Preferred Stock can request MetroPCS to redeem the outstanding shares at an amount equal to the liquidation value plus accrued but unpaid dividends. The Company believes that there was no uncured or unwaived event of noncompliance at December 31, 2006.

12.	Series E Cumulative Convertible Redeemable Participating Preferred Stock:

MetroPCS entered into a stock purchase agreement, dated as of August 30, 2005, under which MetroPCS issued 500,000 shares of Series E Preferred Stock for $50.0 million in cash. Total proceeds to MetroPCS were $46.7 million, net of transaction costs of approximately $3.3 million. The Series E Preferred Stock and the Series D Preferred Stock rank equally with respect to dividends, conversion rights and liquidation preferences. Dividends on the Series E Preferred Stock accrue at an annual rate of 6% of the liquidation value of $100 per share. Dividends of $3.0 and $1.0 million were accrued for the years ended December 31, 2006 and 2005, respectively, and are included in the Series E Preferred Stock balance.

Each share of Series E Preferred Stock will be converted into common stock of MetroPCS upon (i) the completion of a Qualifying Public Offering, (as defined in the Second Amended and Restated Stockholders Agreement), (ii) the common stock trading (or, in the case of a merger or consolidation of MetroPCS with

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

another company, other than as a sale or change of control of MetroPCS, the shares received in such merger or consolidation having traded immediately prior to such merger or consolidation) on a national securities exchange for a period of 30 consecutive trading days above a price implying a market valuation of the Series D Preferred Stock over twice the Series D Preferred Stock initial purchase price, or (iii) the date specified by the holders of two-thirds of the Series E Preferred Stock. The Series E Preferred Stock is convertible into common stock at $9.00 per share, which per share amount is subject to adjustment in accordance with the terms of the Second Amended and Restated Articles of Incorporation of MetroPCS. If not previously converted, MetroPCS is required to redeem all outstanding shares of Series E Preferred Stock on July 17, 2015, at the liquidation preference of $100 per share plus accrued but unpaid dividends. In 2005 MetroPCS, in connection with the sale of the Series E Preferred Stock, increased the total authorized Preferred Stock to 25,000,000 shares, par value $0.0001 per share.

On October 25, 2005, pursuant to the terms of the stock purchase agreement, the investors in the Series E Preferred Stock also conducted a tender offer in which they purchased outstanding Series D Preferred Stock and common stock. The Company believes that there was no uncured or unwaived event of noncompliance at December 31, 2006.

13.	Capitalization:

Warrants

From inception through February 1998, MetroPCS, Inc. issued various warrants to purchase common stock in conjunction with sales of stock and in exchange for consulting services, which were converted into warrants in MetroPCS in July 2004. As of December 31, 2006, there were no remaining warrants outstanding.

During the year ended December 31, 2006, 526,950 warrants, with an exercise price of $0.0009 per warrant, were exercised for 526,950 shares of common stock.

Redemption

If, at any time, ownership of shares of common stock, Series D Preferred Stock or Series E Preferred Stock by a holder would cause the Company to violate any FCC ownership requirements or restrictions, MetroPCS may, at the option of the Board of Directors, redeem a number of shares of common stock, Series D Preferred Stock or Series E Preferred Stock sufficient to eliminate such violation.

Conversion Rights

On April 15, 2004, the Board of Directors approved the conversion of shares of Class B non-voting common stock into Class C Common Stock. Each outstanding share of Class B non-voting common stock was converted into a share of Class C Common Stock on May 18, 2004. On July 13, 2004, as part of the merger of a wholly-owned subsidiary of MetroPCS into MetroPCS, Inc., each share of the Class A Common Stock, Class C Common Stock and Series D Preferred Stock of MetroPCS, Inc. was converted on a share for share basis into Class A Common Stock, Class C Common Stock or Series D Preferred Stock, as applicable, of MetroPCS. On July 23, 2004, the Class C Common Stock was renamed common stock. Effective December 31, 2005, each share of Class A Common Stock was automatically converted into one share of common stock upon the occurrence of the Class A Termination Event.

Class A Common Stock Termination Event

MetroPCS previously qualified as a very small business designated entity (“DE”). MetroPCS met the DE control requirements of the FCC by issuing Class A Common Stock entitling its holders to 50.1% of the stockholders’ votes and the right to designate directors holding a majority of the voting power of MetroPCS’ Board of Directors. As a result of MetroPCS’ repayment of its FCC debt in May 2005, it was no longer

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

required to maintain its eligibility as a DE. On August 5, 2005 MetroPCS’ wholly-owned licensee subsidiaries each filed administrative updates with the FCC notifying the FCC that MetroPCS was no longer subject to the DE control requirements.

As part of the stock purchase agreement for the Series E Preferred Stock, MetroPCS filed its Second Amended and Restated Certificate of Incorporation (“Revised Articles”) and MetroPCS and certain of its stockholders entered into the Second Amended and Restated Stockholders Agreement, dated as of August 30, 2005 (“Stockholders Agreement”). The Revised Articles and Stockholders Agreement required, among other things, that MetroPCS cause a change in control by the later of December 31, 2005 or the date on or after which the FCC’s grant of MetroPCS’ application to transfer control became final (“Class A Termination Event”). The Class A Termination Event triggers, among other things, the conversion of all of the Class A Common Stock into MetroPCS common stock and the extinguishment of the special voting and board appointment rights of the Class A Common Stock. In addition, certain supermajority voting rights held by the Series D Preferred Stock and Series E Preferred Stock are also extinguished. The stock purchase agreement for the Series E Preferred Stock requires that under the new structure MetroPCS have a nine member Board of Directors. In addition, after the Class A Termination Event, votes on significant matters requiring a stockholder vote are generally by vote of the holders of a majority of all of the shares of capital stock of MetroPCS, with the holders of the Series D Preferred Stock and Series E Preferred Stock voting with holders of the common stock on an “as converted” basis. On November 1, 2005, MetroPCS’ wholly-owned licensee subsidiaries filed transfer of control applications with the FCC to seek the FCC’s consent to the Class A Termination Event. The FCC applications were approved and the grants were listed in an FCC Public Notice on November 8, 2005. The grants became final on December 19, 2005 and the Class A Termination Event occurred on December 31, 2005. The net effect of these changes is that the holders of Class A Common Stock have relinquished affirmative control of MetroPCS to the stockholders as a whole. There was no significant financial accounting impact.

Common Stock Issued to Directors

Non-employee members of MetroPCS’ Board of Directors receive compensation for serving on the Board of Directors, pursuant to MetroPCS’ Non-Employee Director Remuneration Plan. The annual retainer provided under the Non-Employee Director Remuneration Plan may be paid in cash, common stock, or a combination of cash and common stock at the election of each director. During the years ended December 31, 2006 and 2005, non-employee members of the Board of Directors were issued 49,725 and 79,437 shares of common stock, respectively, as payment of their annual retainer.

14.	Share-Based Payments:

Prior to the first quarter of 2006, the Company measured stock-based compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, as allowed by SFAS No. 123.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective transition method. Under that transition method, compensation expense recognized beginning on that date includes: (a) compensation expense for all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation expense for all share-based payments granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Although there was no material impact on the Company’s financial position, results of operations or cash flows from the adoption of SFAS No. 123(R), the Company reclassified all deferred equity compensation on the consolidated balance sheet to additional paid-in capital upon its adoption. The period prior to the adoption of SFAS No. 123(R) does not reflect any restated amounts.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

MetroPCS has two stock option plans (the “Option Plans”) under which it grants options to purchase common stock of MetroPCS: the Second Amended and Restated 1995 Stock Option Plan, as amended (“1995 Plan”), and the Amended and Restated 2004 Equity Incentive Compensation Plan, as amended (“2004 Plan”). The 1995 Plan was terminated in November 2005 and no further awards can be made under the 1995 Plan, but all options granted before November 2005 will remain valid in accordance with their original terms. As of December 31, 2006, the maximum number of shares reserved for the 2004 Plan was 18,600,000 shares. In December 2006, the 2004 Plan was amended to increase the number of shares of common stock reserved for issuance under the plan from 14,100,000 to a total of 18,600,000 shares. In February 2007, the 2004 Plan was amended to increase the number of shares of common stock reserved for issuance under the plan from 18,600,000 to a total of 40,500,000 shares. Vesting periods and terms for stock option grants are determined by the plan administrator, which is MetroPCS’ Board of Directors for the 1995 Plan and the Compensation Committee of the Board of Directors of MetroPCS for the 2004 Plan. No option granted under the 1995 Plan have a term in excess of fifteen years and no option granted under the 2004 Plan shall have a term in excess of ten years. Options granted during the years ended December 31, 2006, 2005 and 2004 have a vesting period of one to four years.

Options granted under the 1995 Plan are exercisable upon grant. Shares received upon exercising options prior to vesting are restricted from sale based on a vesting schedule. In the event an option holder’s service with the Company is terminated, MetroPCS may repurchase unvested shares issued under the 1995 Plan at the option exercise price. Options granted under the 2004 Plan are only exercisable upon vesting. Upon exercise of options under the Option Plans, new shares of common stock are issued to the option holder.

The value of the options is determined by using a Black-Scholes pricing model that includes the following variables: 1) exercise price of the instrument, 2) fair market value of the underlying stock on date of grant, 3) expected life, 4) estimated volatility and 5) the risk-free interest rate. The Company utilized the following weighted-average assumptions in estimating the fair value of the option grants in the years ended December 31, 2006, 2005 and 2004:

	2006	2005	2004

Expected dividends	0.00%	0.00%	0.00%
Expected volatility	35.04%	50.00%	55.00%
Risk-free interest rate	4.64%	4.24%	3.22%
Expected lives in years	5.00	5.00	5.00
Weighted-average fair value of options:
Granted at below fair value	$10.16	$—	$2.88
Granted at fair value	$3.75	$3.44	$2.64
Weighted-average exercise price of options:
Granted at below fair value	$1.49	$—	$4.46
Granted at fair value	$9.95	$7.13	$5.25

The Black-Scholes model requires the use of subjective assumptions including expectations of future dividends and stock price volatility. Such assumptions are only used for making the required fair value estimate and should not be considered as indicators of future dividend policy or stock price appreciation. Because changes in the subjective assumptions can materially affect the fair value estimate, and because employee stock options have characteristics significantly different from those of traded options, the use of the Black-Scholes option pricing model may not provide a reliable estimate of the fair value of employee stock options.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

A summary of the status of the Company’s Option Plans as of December 31, 2006, 2005 and 2004, and changes during the periods then ended, is presented in the table below:

	2006		2005		2004
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding, beginning of year	14,502,210	$4.18	32,448,855	$0.92	31,057,182	$0.61
Granted	11,369,793	$9.65	5,838,534	$7.13	2,671,518	$4.76
Exercised	(1,148,328)	$2.39	(22,669,671)	$0.38	(635,928)	$0.65
Forfeited	(1,224,213)	$4.22	(1,115,508)	$4.04	(643,917)	$2.02

Outstanding, end of year	23,499,462	$6.91	14,502,210	$4.18	32,448,855	$0.92

Options vested or expected to vest at year-end	20,127,759	$6.55

Options exercisable at year-end	10,750,692	$3.78	10,985,577	$3.23	32,448,855	$0.92

Options vested at year-end	8,940,615	$3.59	6,696,330	$1.87	26,976,972	$0.49

Options outstanding under the Option Plans as of December 31, 2006 have a total aggregate intrinsic value of approximately $103.9 million and a weighted average remaining contractual life of 8.01 years. Options outstanding under the Option Plans as of December 31, 2005 and 2004 have a weighted average remaining contractual life of 7.80 and 7.23 years, respectively. Options vested or expected to vest under the Option Plans as of December 31, 2006 have a total aggregate intrinsic value of approximately $96.2 million and a weighted average remaining contractual life of 7.83 years. Options exercisable under the Option Plans as of December 31, 2006 have a total aggregate intrinsic value of approximately $81.2 million and a weighted average remaining contractual life of 6.63 years.

The following table summarizes information about stock options outstanding at December 31, 2006:

	Options Outstanding			Options Vested
		Weighted	Weighted		Weighted
		Average	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Exercise Price	Shares	Life	Price	Shares	Price

$0.08 - $ 0.33	851,991	5.93	$0.12	851,991	$0.12
$0.34 - $ 1.57	3,733,773	4.74	$1.57	3,728,109	$1.57
$1.58 - $ 6.31	2,961,708	6.80	$3.97	2,083,725	$3.72
$6.32 - $ 7.15	7,872,015	8.58	$7.14	2,255,292	$7.14
$7.16 - $11.33	8,079,975	9.64	$10.95	21,498	$11.07

In 2004, Congress passed the American Job Creation Act of 2004 which changed certain rules with respect to deferred compensation, including options to purchase MetroPCS’ common stock which were granted below the fair market value of the common stock as of the grant date. MetroPCS had previously granted certain options to purchase its common stock under the 1995 Plan at exercise prices which MetroPCS believes were below the fair market value of its common stock at the time of grant. In December 2005, MetroPCS offered to amend the stock option grants of all affected employees by increasing the exercise price of such affected stock option grants to the fair value of MetroPCS’ common stock as of the date of grant and granting additional stock options which vested 50% on January 1, 2006 and 50% on January 1, 2007 at the fair market value of MetroPCS’ common stock as of the grant date provided that the employee remained employed by the

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Company on those dates. The total number of affected stock options was 2,617,140 and MetroPCS granted 407,274 additional stock options.

During the year ended December 31, 2006, 1,148,328 options granted under the Option Plans were exercised for 1,148,328 shares of common stock. The intrinsic value of these options was approximately $9.0 million and total proceeds were approximately $2.7 million for the year ended December 31, 2006. During the year ended December 31, 2005, 22,669,671 options granted under the Option Plans were exercised for 22,669,671 shares of common stock. The intrinsic value of these options was approximately $152.8 million and total proceeds were approximately $8.6 million for the year ended December 31, 2005. During the year ended December 31, 2004, 635,928 options granted under the Option Plans were exercised for 635,928 shares of common stock. The intrinsic value of these options was approximately $2.1 million and total proceeds were approximately $0.4 million for the year ended December 31, 2004.

In October 2005, Madison Dearborn Capital Partners and TA Associates consummated a tender offer in which they purchased from existing stockholders shares of Series D Preferred Stock and common stock in MetroPCS. In connection with this transaction, 22,102,287 options granted under the Option Plans were exercised for 22,102,287 shares of common stock. MetroPCS received no proceeds from this transaction.

The following table summarizes information about unvested stock option grants:

		Weighted
		Average
		Grant-Date
Stock Option Grants	Shares	Fair Value

Unvested balance, January 1, 2006	7,582,659	$3.00
Grants	11,369,793	$3.98
Vested shares	(3,679,491)	$3.64
Forfeitures	(639,012)	$3.10

Unvested balance, December 31, 2006	14,633,949	$3.60

The Company determines fair value of stock option grants as the share price of the Company’s common stock at grant-date. The weighted average grant-date fair value of the stock option grants for the year ended December 31, 2006, 2005 and 2004 is $3.98, $2.93 and $2.79, respectively. The total fair value of stock options that vested during the year ended December 31, 2006 was $13.4 million.

The Company has recorded $14.5 million, $2.6 million and $10.4 million of non-cash stock-based compensation expense in the years ended December 31, 2006, 2005 and 2004, respectively, and an income tax benefit of $5.8 million, $1.0 million and $4.1 million, respectively.

As of December 31, 2006, there was approximately $49.3 million of unrecognized stock-based compensation cost related to unvested share-based compensation arrangements, which is expected to be recognized over a weighted average period of approximately 3.06 years. Such costs are scheduled to be recognized as follows: $17.4 million in 2007, $15.7 million in 2008, $11.3 million in 2009 and $4.9 million in 2010.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

During the year ended December 31, 2006, the following awards were granted under the Company’s Option Plans:

		Weighted	Weighted	Weighted
	Number of	Average	Average	Average
	Options	Exercise	Market Value	Intrinsic Value
Grants Made During the Quarter Ended	Granted	Price	per Share	per Share

March 31, 2006	2,869,989	$7.15	$7.15	$0.00
June 30, 2006	534,525	$7.54	$7.54	$0.00
September 30, 2006	418,425	$8.67	$8.67	$0.00
December 31, 2006	7,546,854	$10.81	$11.33	$0.53

Compensation expense is recognized over the requisite service period for the entire award, which is generally the maximum vesting period of the award.

The fair value of the common stock was determined contemporaneously with the option grants.

In December 2006, the Company amended stock option agreements of a former member of MetroPCS’ Board of Directors to extend the contractual life of 405,054 vested options to purchase common stock until December 31, 2006. This amendment resulted in the recognition of additional non-cash stock-based compensation expense of approximately $4.1 million in the fourth quarter of 2006.

In December 2006, in recognition of efforts related to the Company’s pending initial public offering and to align executive ownership with the Company, the Company made a special stock option grant to its named executive officers and certain other eligible employees. The Company granted stock options to purchase an aggregate of 6,885,000 shares of the Company’s common stock to its named executive officers and certain other officers and employees. The purpose of the grant was also to provide retention of employees following the Company’s initial public offering as well as to motivate employees to return value to the Company’s shareholders through future appreciation of the Company’s common stock price. The exercise price for the option grants is $11.33, which is the fair market value of the Company’s common stock on the date of the grant as determined by the Company’s board of directors. In determining the fair market value of the common stock, consideration is given to the recommendations of our finance and planning committee and of management based on certain data, including discounted cash flow analysis, comparable company analysis, and comparable transaction analysis, as well as contemporaneous valuation. The stock options granted to the named executive officers other than the Company’s CEO and senior vice president and chief technology officer will generally vest on a four-year vesting schedule with 25% vesting on the first anniversary date of the award and the remainder pro-rata on a monthly basis thereafter. The stock options granted to the Company’s CEO will vest on a three-year vesting schedule with one-third vesting on the first anniversary date of the award and the remainder pro-rata on a monthly basis thereafter. The stock options granted to the Company’s senior vice president and chief technology officer will vest over a two-year vesting schedule with one-half vesting on the first anniversary of the award and the remainder pro-rata on a monthly basis thereafter.

In November 2006, the Company made an election to account for its APIC pool utilizing the short cut method provided under FSP FAS No. 123(R)-3, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payments.”

Upon adoption of SFAS No. 123(R), the Company had 946,908 options that were subject to variable accounting under APB No. 25, and related interpretations. As the options were fully vested upon adoption of SFAS No. 123(R) and there have been no subsequent modifications, no incremental stock-based compensation expense has been recognized in 2006. During the years ended December 31, 2005 and 2004, $2.3 million and $5.1 million, respectively, of stock-based compensation expense was recognized related to these options. No options were exercised and 270,900 options were forfeited at a weighted average exercise price of $1.57

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

during 2006. 676,008 options remain outstanding at a weighted average exercise price of $1.32 intrinsic value of $6.8 million, and remaining contractual life of 3.16 years as of December 31, 2006.

15.	Employee Benefit Plan:

The Company sponsors a savings plan under Section 401(k) of the Internal Revenue Code for the majority of its employees. The plan allows employees to contribute a portion of their pretax income in accordance with specified guidelines. The Company does not match employee contributions but may make discretionary or profit-sharing contributions. The Company has made no contributions to the savings plan through December 31, 2006.

16.	Income Taxes:

The provision for taxes on income consisted of the following (in thousands):

	2006	2005	2004

Current:
Federal	$674	$(233)	$197
State	3,702	2,603	2,502

	4,376	2,370	2,699

Deferred:
Federal	29,959	114,733	39,056
State	2,382	10,322	5,245

	32,341	125,055	44,301

Provision for income taxes	$36,717	$127,425	$47,000

Deferred taxes are provided for those items reported in different periods for income tax and financial reporting purposes. The Company’s net deferred tax liability consisted of the following deferred tax assets and liabilities (in thousands):

	2006	2005

Deferred tax assets:
Start-up costs capitalized for tax purposes	$—	$866
Net operating loss carry forward	83,787	85,152
Net basis difference in FCC licenses	—	1,428
Revenue deferred for book purposes	9,407	5,007
Allowance for uncollectible accounts	1,214	1,272
Deferred rent expense	8,311	5,747
Deferred compensation	5,636	2,818
Asset retirement obligation	592	347
Accrued vacation	1,004	603
Partnership interest	7,130	392

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	2006	2005

Alternative Minimum Tax credit carryforward	666	—
Other	1,011	558

Total deferred tax assets	118,758	104,190
Deferred tax liabilities:
Depreciation	(188,484)	(157,083)
Deferred cost of handset sales	(10,251)	(4,867)
Net basis difference in FCC licenses	(9,802)	—
Prepaid insurance	(1,174)	(374)
Gain deferral related to like kind exchange	(83,467)	(83,699)
Other comprehensive income	(949)	(1,331)
Other	(1,013)	(573)

Total deferred tax liabilities	(295,140)	(247,927)

Subtotal	(176,382)	(143,737)

Valuation allowance	—	(194)

Net deferred tax liability	$(176,382)	$(143,931)

Deferred tax assets and liabilities at December 31, 2006 and 2005 are as follows (in thousands):

	2006	2005

Current deferred tax asset	$815	$2,122
Non-current deferred tax liability	(177,197)	(146,053)

Net deferred tax liability	$(176,382)	$(143,931)

During 2004, the Company generated approximately $49.3 million of net operating loss for federal income tax purposes which will also be available for carryforward to offset future income. At December 31, 2004 the Company has approximately $124.7 million and $160.8 million of net operating loss carryforwards for federal and state income tax purposes, respectively. The federal net operating loss will begin expiring in 2023. The state net operating losses will begin to expire in 2013. The Company has been able to take advantage of accelerated depreciation available under federal tax law, which has created a significant deferred tax liability. The reversal of the timing differences which gave rise to the deferred tax liability, future taxable income and future tax planning strategies will allow the Company to benefit from the deferred tax assets, and as such, most of the valuation allowance was released in 2002. The Company has a valuation allowance of $0.1 million at December 31, 2004 relating primarily to state net operating losses.

During 2005, the Company generated approximately $103.2 million of net operating loss for federal income tax purposes which will also be available for carryforward to offset future income. At December 31, 2005 the Company has approximately $228.7 million and $102.5 million of net operating loss carryforwards for federal and state income tax purposes, respectively. The federal net operating loss will begin expiring in 2023. The state net operating losses will begin to expire in 2013. The Company has been able to take advantage of accelerated depreciation and like-kind exchange gain deferral available under federal tax law, which has created a significant deferred tax liability. The reversal of the timing differences which gave rise to the deferred tax liability, future taxable income and future tax planning strategies will allow the Company to benefit from the deferred tax assets. The Company has a valuation allowance of $0.2 million at December 31, 2005 relating primarily to state net operating losses.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

During 2006, the Company utilized approximately $6.5 million of net operating loss carryforwards for federal income tax purposes. At December 31, 2006 the Company has approximately $222.2 million and $131.4 million of net operating loss carryforwards for federal and state income tax purposes, respectively related to operations. As of December 31, 2006, the Company has an additional $4.5 million and $4.2 million of net operating losses for federal and state purposes, respectively, arising from tax deductions related to the exercise of non-qualified stock options accounted for under SFAS No. 123(R). The federal net operating loss will begin expiring in 2023. The state net operating losses will begin to expire in 2013. The Company has been able to take advantage of accelerated depreciation and like-kind exchange gain deferral available under federal tax law, which has created a significant deferred tax liability. The reversal of the timing differences which gave rise to the deferred tax liability, future taxable income and future tax planning strategies will allow the Company to benefit from the deferred tax assets. The Company has no valuation allowance as of December 31, 2006.

The Company’s tax returns are subject to periodic audit by the various taxing jurisdictions in which it operates. These audits can result in adjustments of taxes due or adjustments of the NOLs which are available to offset future taxable income. The Company’s estimate of the potential outcome of any uncertain tax issue prior to audit is subject to management’s assessment of relevant risks, facts, and circumstances existing at that time. An unfavorable result under audit may reduce the amount of federal and state NOLs the Company has available for carryforward to offset future taxable income, or may increase the amount of tax due for the period under audit, resulting in an increase to the effective rate in the year of resolution.

The Company establishes income tax reserves when, despite its belief that its tax returns are fully supportable, it believes that certain positions may be challenged and ultimately modified. The Company established tax reserves of $23.9 million and $21.2 million as of December 31, 2006 and 2005, respectively. At December 31, 2005, tax reserves in the amount of $17.1 million and $4.1 million are included in other long-term liabilities and accounts payable and accrued expenses, respectively. At December 31, 2006, tax reserves in the amount of $19.5 million and $4.4 million are included in other long-term liabilities and accounts payable and accrued expenses, respectively.

A reconciliation of income taxes computed at the United States federal statutory income tax rate (35%) to the provision for income taxes reflected in the consolidated statements of income and comprehensive income for the years ended December 31, 2006, 2005 and 2004 is as follows (in thousands):

	2006	2005	2004

U.S. federal income tax provision at statutory rate	$31,683	$114,136	$39,117
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal income tax impact	2,386	10,865	5,187
Change in valuation allowance	(194)	52	58
Provision for tax uncertainties	2,557	2,274	2,561
Permanent items	218	98	15
Other	67	—	62

Provision for income taxes	$36,717	$127,425	$47,000

Internal Revenue Service Audit

The Internal Revenue Service (the “IRS”) commenced an audit of MetroPCS’ 2002 and 2003 federal income tax returns in March 2005. In October 2005, the IRS issued a 30-day letter which primarily related to depreciation expense claimed on the returns under audit. The Company filed an appeal of the auditor’s assessments in November 2005. The IRS appeals officer made the Company an offer to settle all issues in July 2006. The net result of the settlement offer created an increase to 2002 taxable income of $3.9 million and an

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

increase to the 2003 net operating loss of $0.5 million. The increase to 2002 taxable income was offset by net operating loss carryback from 2003. The Company owed additional interest on the 2002 deferred taxes of approximately $0.1 million, but no additional tax or penalty. In addition, the IRS Joint Committee concluded its review of the audit and issued a closing letter dated September 5, 2006.

Texas Margin Tax

On May 18, 2006, the Texas Governor signed into law a Texas margin tax (“H.B. No. 3”) which restructures the state business tax by replacing the taxable capital and earned surplus components of the current franchise tax with a new “taxable margin” component. Because the tax base on the Texas margin tax is derived from an income-based measure, the Company believes the margin tax is an income tax and, therefore, the provisions of SFAS No. 109 regarding the recognition of deferred taxes apply to the new margin tax. In accordance with SFAS No. 109, the effect on deferred tax assets of a change in tax law should be included in tax expense attributable to continuing operations in the period that includes the enactment date. Although the effective date of H.B. No. 3 is January 1, 2008, certain effects of the change should be reflected in the financial statements of the first interim or annual reporting period that includes May 18, 2006. The Company has recorded a deferred tax liability of $0.05 million as of December 31, 2006 relating to H.B. No. 3.

17.	Net Income Per Common Share:

The following table sets forth the computation of basic and diluted net income per common share for the periods indicated (in thousands, except share and per share data):

	2006	2005	2004

Basic EPS — Two Class Method:
Net income	$53,806	$198,677	$64,890
Accrued dividends and accretion:
Series D Preferred Stock	(21,479)	(21,479)	(21,479)
Series E Preferred Stock	(3,339)	(1,133)	—

Net income applicable to common stock	$28,988	$176,065	$43,411
Amount allocable to common shareholders	57.1%	54.4%	53.1%

Rights to undistributed earnings	$16,539	$95,722	$23,070

Weighted average shares outstanding — basic	155,820,381	135,352,396	126,722,051

Net income per common share — basic	$0.11	$0.71	$0.18

Diluted EPS:
Rights to undistributed earnings	$16,539	$95,722	$23,070

Weighted average shares outstanding — basic	155,820,381	135,352,396	126,722,051
Effect of dilutive securities:
Warrants	147,257	2,689,377	6,642,015
Stock options	3,728,970	15,568,816	17,269,621

Weighted average shares outstanding — diluted	159,696,608	153,610,589	150,633,687

Net income per common share — diluted	$0.10	$0.62	$0.15

Net income per common share is computed in accordance with EITF 03-6. Under EITF 03-6, the preferred stock is considered a “participating security” for purposes of computing earnings or loss per common

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

share and, therefore, the preferred stock is included in the computation of basic and diluted net income per common share using the two-class method, except during periods of net losses. When determining basic earnings per common share under EITF 03-6, undistributed earnings for a period are allocated to a participating security based on the contractual participation rights of the security to share in those earnings as if all of the earnings for the period had been distributed.

At December 31, 2006, 2005 and 2004, 136.1 million, 129.4 million and 122.7 million, respectively, of convertible shares of Series D Preferred Stock were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

At December 31, 2006 and 2005, 5.7 million and 1.9 million of convertible shares of Series E Preferred Stock were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

18.	Segment Information:

Operating segments are defined by SFAS No. 131 as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chairman of the Board and Chief Executive Officer.

At December 31, 2006, the Company had eight operating segments based on geographic regions within the United States: Atlanta, Dallas/Ft. Worth, Detroit, Miami, San Francisco, Sacramento, Tampa/Sarasota/Orlando, and Los Angeles. Each of these operating segments provides wireless voice and data services and products to customers in its service areas or is currently constructing a network in order to provide these services. These services include unlimited local and long distance calling, voicemail, caller ID, call waiting, text messaging, picture and multimedia messaging, international long distance and text messaging, ringtones, games and content applications, unlimited directory assistance, ring back tones, nationwide roaming and other value-added services.

The Company aggregates its operating segments into two reportable segments: Core Markets and Expansion Markets.

•	Core Markets, which include Atlanta, Miami, San Francisco, and Sacramento, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and currently exhibit similar financial performance and economic characteristics.

•	Expansion Markets, which include Dallas/Ft. Worth, Detroit, Tampa/Sarasota/Orlando and Los Angeles, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and have similar expected long-term financial performance and economic characteristics.

The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. General corporate overhead, which includes expenses such as corporate employee labor costs, rent and utilities, legal, accounting and auditing expenses, is allocated equally across all operating segments. Corporate marketing and advertising expenses are allocated equally to the operating segments, beginning in the period during which the Company launches service in that operating segment. Expenses associated with the Company’s national data center are allocated based on the average number of customers in each operating segment. All intercompany transactions between reportable segments have been eliminated in the presentation of operating segment data.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Interest expense, interest income, gain/loss on extinguishment of debt and income taxes are not allocated to the segments in the computation of segment operating profit for internal evaluation purposes.

	Core	Expansion
Year Ended December 31, 2006	Markets	Markets	Other	Total

Service revenues	$1,138,019	$152,928	$—	$1,290,947
Equipment revenues	208,333	47,583	—	255,916
Total revenues	1,346,352	200,511	—	1,546,863
Cost of service(1)	338,923	106,358	—	445,281
Cost of equipment	364,281	112,596	—	476,877
Selling, general and administrative expenses(2)	158,100	85,518	—	243,618
Adjusted EBITDA (deficit)(3)	492,773	(97,214)	—
Depreciation and amortization	109,626	21,941	3,461	135,028
Stock-based compensation expense	7,725	6,747	—	14,472
Income (loss) from operations	367,109	(126,387)	(3,469)	237,253
Interest expense	—	—	115,985	115,985
Accretion of put option in majority-owned subsidiary	—	—	770	770
Interest income	—	—	(21,543)	(21,543)
Loss on extinguishment of debt	—	—	51,518	51,518
Income (loss) before provision for income taxes	367,109	(126,387)	(150,199)	90,523
Capital expenditures	217,215	314,308	19,226	550,749
Total assets(4)	945,699	1,064,243	2,143,180	4,153,122

	Core	Expansion
Year Ended December 31, 2005	Markets	Markets	Other	Total

Service revenues	$868,681	$3,419	$—	$872,100
Equipment revenues	163,738	2,590	—	166,328
Total revenues	1,032,419	6,009	—	1,038,428
Cost of service	271,437	11,775	—	283,212
Cost of equipment	293,702	7,169	—	300,871
Selling, general and administrative expenses(2)	153,321	9,155	—	162,476
Adjusted EBITDA (deficit)(3)	316,555	(22,090)	—
Depreciation and amortization	84,436	2,030	1,429	87,895
Stock-based compensation expense	2,596	—	—	2,596
Income (loss) from operations	219,777	(24,370)	226,770	422,177
Interest expense	—	—	58,033	58,033
Accretion of put option in majority-owned subsidiary	—	—	252	252
Interest income	—	—	(8,658)	(8,658)
Loss on extinguishment of debt	—	—	46,448	46,448
Income (loss) before provision for income taxes	219,777	(24,370)	130,695	326,102
Capital expenditures	171,783	90,871	3,845	266,499
Total assets	701,675	378,671	1,078,635	2,158,981

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

(1)	Cost of service for the year ended December 31, 2006 includes $1.3 million of stock-based compensation expense disclosed separately.

(2)	Selling, general and administrative expenses include stock-based compensation expense disclosed separately. For the years ended December 31, 2006 and 2005, selling, general and administrative expenses include $13.2 million and $2.6 million, respectively, of stock-based compensation expense.

(3)	Adjusted EBITDA (deficit) is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of each segments’ ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth.

(4)	Total assets as of December 31, 2006 include the Auction 66 AWS licenses that the Company was granted on November 29, 2006 for a total aggregate purchase price of approximately $1.4 billion. These AWS licenses are presented in the “Other” column as the Company has not allocated the Auction 66 licenses to its reportable segments as of December 31, 2006.

The following table reconciles segment Adjusted EBITDA (Deficit) for the years ended December 31, 2006 and 2005 to consolidated income before provision for income taxes:

	2006	2005

Segment Adjusted EBITDA (Deficit):
Core Markets Adjusted EBITDA	$492,773	$316,555
Expansion Markets Adjusted EBITDA (Deficit)	(97,214)	(22,090)

Total	395,559	294,465
Depreciation and amortization	(135,028)	(87,895)
Loss (gain) on disposal of assets	(8,806)	218,203
Non-cash compensation expense	(14,472)	(2,596)
Interest expense	(115,985)	(58,033)
Accretion of put option in majority-owned subsidiary	(770)	(252)
Interest and other income	21,543	8,658
(Gain) loss on extinguishment of debt	(51,518)	(46,448)

Consolidated income before provision for income taxes	$90,523	$326,102

For the year ended December 31, 2004 the consolidated financial statements represent the Core Markets reportable segment, as the Expansion Markets reportable segment had no operations until 2005.

19.	Guarantor Subsidiaries:

In connection with Wireless’ sale of the 9 1/4% Senior Notes and the entry into the Senior Secured Credit Facility, MetroPCS and all of MetroPCS’ subsidiaries, other than Wireless and Royal Street (the “guarantor subsidiaries”), provided guarantees on the 9 1/4% Senior Notes and Senior Secured Credit Facility. These guarantees are full and unconditional as well as joint and several. Certain provisions of the Senior Secured Credit Facility restrict the ability of the guarantor subsidiaries to transfer funds to Wireless. Royal Street and its subsidiaries (the “non-guarantor subsidiaries”) are not guarantors of the 9 1/4% Senior Notes or the Senior Secured Credit Facility.

The following information presents condensed consolidating balance sheets as of December 31, 2006 and 2005, condensed consolidating statements of income for the years ended December 31, 2006, 2005 and 2004, and condensed consolidating statements of cash flows for the years ended December 31, 2006, 2005 and 2004 of the parent company, the issuer, the guarantor subsidiaries and the non-guarantor subsidiaries. Investments include investments in subsidiaries held by the parent company and the issuer and have been presented using the equity method of accounting.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Balance Sheet
As of December 31, 2006

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In thousands)

CURRENT ASSETS:
Cash and cash equivalents	$15,714	$99,301	$257	$46,226	$—	$161,498
Short-term investments	45,365	345,286	—	—	—	390,651
Restricted short-term investments	—	556	—	51	—	607
Inventories, net	—	81,339	11,576	—	—	92,915
Accounts receivable, net	—	29,348	—	1,005	(2,213)	28,140
Prepaid expenses	—	8,107	23,865	1,137	—	33,109
Deferred charges	—	26,509	—	—	—	26,509
Deferred tax asset	—	815	—	—	—	815
Current receivable from subsidiaries	—	4,734	—	—	(4,734)	—
Other current assets	97	9,478	15,354	120	(766)	24,283

Total current assets	61,176	605,473	51,052	48,539	(7,713)	758,527
Property and equipment, net	—	14,077	1,158,442	83,643	—	1,256,162
Long-term investments	—	1,865	—	—	—	1,865
Investment in subsidiaries	320,783	939,009	—	—	(1,259,792)	—
FCC licenses	1,391,410	—	387,876	293,599	—	2,072,885
Microwave relocation costs	—	—	9,187	—	—	9,187
Long-term receivable from subsidiaries	—	456,070	—	—	(456,070)	—
Other assets	399	51,477	4,078	5,810	(7,268)	54,496

Total assets	$1,773,768	$2,067,971	$1,610,635	$431,591	$(1,730,843)	$4,153,122

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$401	$138,953	$161,663	$29,614	$(4,950)	$325,681
Current maturities of long-term debt	—	16,000	—	4,734	(4,734)	16,000
Deferred revenue	—	19,030	71,471	—	—	90,501
Advances to subsidiaries	865,612	(1,207,821)	341,950	—	259	—
Other current liabilities	—	31	3,416	757	(757)	3,447

Total current liabilities	866,013	(1,033,807)	578,500	35,105	(10,182)	435,629
Long-term debt	—	2,580,000	—	4,540	(4,540)	2,580,000
Long-term note to parent	—	—	—	456,070	(456,070)	—
Deferred tax liabilities	7	177,190	—	—	—	177,197
Deferred rents	—	—	21,784	419	—	22,203
Redeemable minority interest	—	4,029	—	—	—	4,029
Other long-term liabilities	—	19,517	6,285	514	—	26,316

Total liabilities	866,020	1,746,929	606,569	496,648	(470,792)	3,245,374
COMMITMENTS AND CONTINGENCIES (See Note 10)
SERIES D PREFERRED STOCK	443,368	—	—	—	—	443,368
SERIES E PREFERRED STOCK	51,135	—	—	—	—	51,135
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	16	—	—	—	—	16
Additional paid-in capital	166,315	—	—	20,000	(20,000)	166,315
Retained earnings (deficit)	245,690	319,863	1,004,066	(85,057)	(1,238,872)	245,690
Accumulated other comprehensive income	1,224	1,179	—	—	(1,179)	1,224

Total stockholders’ equity	413,245	321,042	1,004,066	(65,057)	(1,260,051)	413,245

Total liabilities and stockholders’ equity	$1,773,768	$2,067,971	$1,610,635	$431,591	$(1,730,843)	$4,153,122

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Balance Sheet
As of December 31, 2005

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In thousands)

CURRENT ASSETS:
Cash and cash equivalents	$10,624	$95,772	$219	$6,094	$—	$112,709
Short-term investments	24,223	366,199	—	—	—	390,422
Inventories, net	—	34,045	5,386	—	—	39,431
Accounts receivable, net	—	16,852	—	—	(824)	16,028
Prepaid expenses	—	—	21,412	18	—	21,430
Deferred charges	—	13,270	—	—	—	13,270
Deferred tax asset	—	2,122	—	—	—	2,122
Other current assets	208	2,364	14,118	—	—	16,690

Total current assets	35,055	530,624	41,135	6,112	(824)	612,102
Property and equipment, net	—	—	829,457	2,033	—	831,490
Restricted cash and investments	—	2,917	3	—	—	2,920
Long-term investments	—	16,385	—	—	(11,333)	5,052
Investment in subsidiaries	243,671	710,963	—	—	(954,634)	—
FCC licenses	—	—	387,700	293,599	—	681,299
Microwave relocation costs	—	—	9,187	—	—	9,187
Long-term receivable from subsidiaries	—	320,630	—	—	(320,630)	—
Other assets	—	15,360	1,571	—	—	16,931

Total assets	$278,726	$1,596,879	$1,269,053	$301,744	$(1,287,421)	$2,158,981

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$321	$58,104	$125,362	$2,590	$(12,157)	$174,220
Current maturities of long-term debt	—	—	2,690	—	—	2,690
Deferred revenue	—	9,158	47,402	—	—	56,560
Advances to subsidiaries	(559,186)	218,278	340,908	—	—	—
Other current liabilities	—	—	2,147	—	—	2,147

Total current liabilities	(558,865)	285,540	518,509	2,590	(12,157)	235,617
Long-term debt, net	—	902,864	—	—	—	902,864
Long-term note to parent	—	—	—	320,630	(320,630)	—
Deferred tax liabilities	—	146,053	—	—	—	146,053
Deferred rents	—	—	14,739	—	—	14,739
Redeemable minority interest	—	1,259	—	—	—	1,259
Other long-term liabilities	—	17,233	3,625	—	—	20,858

Total liabilities	(558,865)	1,352,949	536,873	323,220	(332,787)	1,321,390
COMMITMENTS AND CONTINGENCIES (See Note 10)
SERIES D PREFERRED STOCK	421,889	—	—	—	—	421,889
SERIES E PREFERRED STOCK	47,796	—	—	—	—	47,796
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	15	—	—	—	—	15
Additional paid-in capital	149,584	—	—	20,000	(20,000)	149,584
Subscriptions receivable	—	—	—	(13,333)	13,333	—
Deferred compensation	(178)	(178)	(178)	—	356	(178)
Retained earnings (deficit)	216,702	242,357	732,358	(28,143)	(946,572)	216,702
Accumulated other comprehensive income	1,783	1,751	—	—	(1,751)	1,783

Total stockholders’ equity	367,906	243,930	732,180	(21,476)	(954,634)	367,906

Total liabilities and stockholders’ equity	$278,726	$1,596,879	$1,269,053	$301,744	$(1,287,421)	$2,158,981

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Income
Year Ended December 31, 2006

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In thousands)

REVENUES:
Service revenues	$—	$695	$1,290,945	$1,005	$(1,698)	$1,290,947
Equipment revenues	—	11,900	244,016	—	—	255,916

Total revenues	—	12,595	1,534,961	1,005	(1,698)	1,546,863
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	434,987	11,992	(1,698)	445,281
Cost of equipment	—	11,538	465,339	—	—	476,877
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	—	362	227,723	15,533	—	243,618
Depreciation and amortization	—	—	134,708	320	—	135,028
Loss on disposal of assets	—	—	8,806	—	—	8,806

Total operating expenses	—	11,900	1,271,563	27,845	(1,698)	1,309,610

Income from operations	—	695	263,398	(26,480)	—	237,253
OTHER EXPENSE (INCOME):
Interest expense	17,161	115,575	(7,370)	30,956	(40,337)	115,985
Earnings from consolidated subsidiaries	(77,506)	(214,795)	—	—	292,301	—
Accretion of put option in majority-owned subsidiary	—	770	—	—	—	770
Interest and other income	(2,807)	(57,493)	(699)	(882)	40,338	(21,543)
Loss on extinguishment of debt	9,345	42,415	(242)	—	—	51,518

Total other expense	(53,807)	(113,528)	(8,311)	30,074	292,302	146,730
Income before provision for income taxes	53,807	114,223	271,709	(56,914)	(292,302)	90,523
Provision for income taxes	—	(36,717)	—	—	—	(36,717)

Net income (loss)	$53,807	$77,506	$271,709	$(56,914)	$(292,302)	$53,806

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Income
Year Ended December 31, 2005

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In thousands)

REVENUES:
Service revenues	$—	$—	$872,100	$—	$—	$872,100
Equipment revenues	—	13,960	152,368	—	—	166,328

Total revenues	—	13,960	1,024,468	—	—	1,038,428
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	283,175	37	—	283,212
Cost of equipment	—	12,837	288,034	—	—	300,871
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	274	2,893	158,287	1,022	—	162,476
Depreciation and amortization	—	120	87,775	—	—	87,895
Gain on disposal of assets	—	—	(218,203)	—	—	(218,203)

Total operating expenses	274	15,850	599,068	1,059	—	616,251

Income from operations	(274)	(1,890)	425,400	(1,059)	—	422,177
OTHER EXPENSE (INCOME):
Interest expense	—	58,482	(444)	26,997	(27,002)	58,033
Earnings from consolidated subsidiaries	(198,335)	(396,060)	—	—	594,395	—
Accretion of put option in majority-owned subsidiary	—	252	—	—	—	252
Interest and other income	(615)	(34,913)	(1)	(131)	27,002	(8,658)
Loss on extinguishment of debt	—	44,589	1,859	—	—	46,448

Total other expense	(198,950)	(327,650)	1,414	26,866	594,395	96,075
Income before provision for income taxes	198,676	325,760	423,986	(27,925)	(594,395)	326,102
Provision for income taxes	—	(127,425)	—	—	—	(127,425)

Net income (loss)	$198,676	$198,335	$423,986	$(27,925)	$(594,395)	$198,677

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Income
Year Ended December 31, 2004

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In thousands)

REVENUES:
Service revenues	$—	$—	$616,401	$—	$—	$616,401
Equipment revenues	—	11,720	120,129	—	—	131,849

Total revenues	—	11,720	736,530	—	—	748,250
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	200,806	—	—	200,806
Cost of equipment	—	10,944	211,822	—	—	222,766
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	2,631	38,956	89,761	162	—	131,510
Depreciation and amortization	—	915	61,286	—	—	62,201
Loss on disposal of assets	—	24	3,185	—	—	3,209

Total operating expenses	2,631	50,839	566,860	162	—	620,492

Income from operations	(2,631)	(39,119)	169,670	(162)	—	127,758
OTHER EXPENSE (INCOME):
Interest expense	—	16,723	2,307	56	(56)	19,030
Earnings from consolidated subsidiaries	(66,600)	(167,843)	—	—	234,443	—
Accretion of put option in majority-owned subsidiary	—	8	—	—	—	8
Interest and other income	—	(2,528)	—	—	56	(2,472)
Gain on extinguishment of debt	—	—	(698)	—	—	(698)

Total other expense	(66,600)	(153,640)	1,609	56	234,443	15,868
Income before provision for income taxes	63,969	114,521	168,061	(218)	(234,443)	111,890
Provision for income taxes	921	(47,921)	—	—	—	(47,000)

Net income (loss)	$64,890	$66,600	$168,061	$(218)	$(234,443)	$64,890

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Cash Flows
Year Ended December 31, 2006

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$53,807	$77,504	$271,709	$(56,914)	$(292,300)	$53,806

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:

Depreciation and amortization	—	—	134,708	320	—	135,028

Provision for uncollectible accounts receivable	—	31	—	—	—	31

Deferred rent expense	—	—	7,045	419	—	7,464

Cost of abandoned cell sites	—	—	1,421	2,362	—	3,783

Non-cash interest expense	4,810	1,681	473	40,129	(40,129)	6,964

Loss on disposal of assets	—	—	8,806	—	—	8,806

Loss (gain) on extinguishment of debt	9,345	42,415	(242)	—	—	51,518

Gain on sale of investments	(815)	(1,570)	—	—	—	(2,385)

Accretion of asset retirement obligation	—	—	706	63	—	769

Accretion of put option in majority-owned subsidiary	—	770	—	—	—	770

Deferred income taxes	(613)	32,954	—	—	—	32,341

Stock-based compensation expense	—	—	14,472	—	—	14,472

Changes in assets and liabilities	1,334,686	(1,758,916)	29,988	13,162	432,474	51,394

Net cash provided by (used in) operating activities	1,401,220	(1,605,131)	469,086	(459)	100,045	364,761

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment	—	(19,326)	(472,020)	(59,403)	—	(550,749)

Change in prepaid purchases of property and equipment	—	(7,826)	2,564	—	—	(5,262)

Proceeds from sale of property and equipment	—	—	3,021	—	—	3,021

Purchase of investments	(326,517)	(943,402)	—	—	—	(1,269,919)

Proceeds from sale of investments	333,159	939,265	—	—	—	1,272,424

Change in restricted cash and investments	—	2,448	9	(51)	—	2,406

Purchases of and deposits for FCC licenses	(1,391,410)	—	(176)	—	—	(1,391,586)

Net cash used in investing activities	(1,384,768)	(28,841)	(466,602)	(59,454)	—	(1,939,665)

CASH FLOWS FROM FINANCING ACTIVITIES:

Change in book overdraft.	—	11,368	—	—	—	11,368

Proceeds from bridge credit agreements	1,500,000	—	—	—	—	1,500,000

Proceeds from Senior Secured Credit Facility	—	1,600,000	—	—	—	1,600,000

Proceeds from 9 1/4% Senior Notes	—	1,000,000	—	—	—	1,000,000

Proceeds from minority interest in subsidiary	—	2,000	—	—	—	2,000

Proceeds from long-term note to parent	—	—	—	100,045	(100,045)	—

Debt issuance costs	(14,106)	(44,683)	—	—	—	(58,789)

Repayment of debt	(1,500,000)	(935,539)	(2,446)	—	—	(2,437,985)

Proceeds from termination of cash flow hedging derivative	—	4,355	—	—	—	4,355

Proceeds from exercise of stock options and warrants	2,744	—	—	—	—	2,744

Net cash (used in) provided by financing activities	(11,362)	1,637,501	(2,446)	100,045	(100,045)	1,623,693

INCREASE IN CASH AND CASH EQUIVALENTS	5,090	3,529	38	40,132	—	48,789

CASH AND CASH EQUIVALENTS, beginning of period	10,624	95,772	219	6,094	—	112,709

CASH AND CASH EQUIVALENTS, end of period	$15,714	$99,301	$257	$46,226	$—	$161,498

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Cash Flows
Year Ended December 31, 2005

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$198,928	$198,587	$423,986	$(27,925)	$(594,899)	$198,677

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:

Depreciation and amortization	—	120	87,775	—	—	87,895

Provision for uncollectible accounts receivable	—	129	—	—	—	129

Deferred rent expense	—	(72)	4,479	—	—	4,407

Cost of abandoned cell sites	—	—	725	—	—	725

Non-cash interest expense	—	3,695	590	26,997	(26,997)	4,285

Gain on disposal of assets	—	—	(218,203)	—	—	(218,203)

Loss on extinguishment of debt	—	44,589	1,859	—	—	46,448

Gain on sale of investments	(154)	(36)	—	—	—	(190)

Accretion of asset retirement obligation	—	1	422	—	—	423

Accretion of put option in majority-owned subsidiary	—	—	—	—	252	252

Deferred income taxes	52,882	72,173	—	—	—	125,055

Stock-based compensation expense	—	—	2,596	—	—	2,596

Changes in assets and liabilities	(272,868)	(608,004)	13,857	862	896,870	30,717

Net cash (used in) provided by operating activities	(21,212)	(288,818)	318,086	(66)	275,226	283,216

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment	—	—	(266,033)	(466)	—	(266,499)

Change in prepaid purchases of property and equipment	—	—	(11,800)	—	—	(11,800)

Proceeds from sale of property and equipment	—	—	146	—	—	146

Purchase of investments	(54,262)	(685,220)	—	—	—	(739,482)

Proceeds from sale of investments	30,225	356,219	—	—	—	386,444

Change in restricted cash and investments	—	(121)	14	—	—	(107)

Purchases of FCC licenses	—	—	(235,330)	(268,600)	—	(503,930)

Proceeds from sale of FCC licenses	—	—	230,000	—	—	230,000

Net cash used in investing activities	(24,037)	(329,122)	(283,003)	(269,066)	—	(905,228)

CASH FLOWS FROM FINANCING ACTIVITIES:

Change in book overdraft.	—	(565)	—	—	—	(565)

Payment upon execution of cash flow hedging derivative	—	(1,899)	—	—	—	(1,899)

Proceeds from Credit Agreements	—	902,875	—	—	—	902,875

Proceeds from Bridge Credit Agreements	—	540,000	—	—	—	540,000

Proceeds from long-term note to parent	—	—	—	275,226	(275,226)	—

Debt issuance costs	—	(29,480)	—	—	—	(29,480)

Repayment of debt	—	(719,671)	(34,991)	—	—	(754,662)

Proceeds from repayment of subscriptions receivable	—	103	—	—	—	103

Proceeds from issuance of preferred stock, net of issuance costs	46,662	—	—	—	—	46,662

Proceeds from exercise of stock options and warrants	9,210	—	—	—	—	9,210

Net cash provided by (used in) financing activities	55,872	691,363	(34,991)	275,226	(275,226)	712,244

INCREASE IN CASH AND CASH EQUIVALENTS	10,623	73,423	92	6,094	—	90,232

CASH AND CASH EQUIVALENTS, beginning of period	1	22,349	127	—	—	22,477

CASH AND CASH EQUIVALENTS, end of period	$10,624	$95,772	$219	$6,094	$—	$112,709

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidated Statement of Cash Flows
Year Ended December 31, 2004

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$54,294	$66,609	$168,061	$(218)	$(223,856)	$64,890
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	—	915	61,286	—	—	62,201
Provision for uncollectible accounts receivable	—	125	—	—	—	125
Deferred rent expense	—	15	3,451	—	—	3,466
Cost of abandoned cell sites	—	—	1,021	—	—	1,021
Non-cash interest expense	—	470	2,419	56	(56)	2,889
Loss (gain) on disposal of assets	—	24	3,185	—	—	3,209
(Gain) loss on extinguishment of debt	—	—	(698)	—	—	(698)
(Gain) loss on sale of investments	—	576	—	—	—	576
Accretion of asset retirement obligation	—	(1)	254	—	—	253
Accretion of put option in majority-owned subsidiary	—	—	—	—	8	8
Deferred income taxes	(921)	45,362	—	—	—	44,441
Stock-based compensation expense	—	10,429	—	—	—	10,429
Changes in assets and liabilities	(53,837)	(314,588)	77,929	143	247,922	(42,431)

Net cash (used in) provided by operating activities	(464)	(190,064)	316,908	(19)	24,018	150,379
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(1,558)	(249,272)	—	—	(250,830)
Purchase of investments	—	(158,672)	—	—	—	(158,672)
Proceeds from sale of investments	—	307,220	—	—	—	307,220
Change in restricted cash and investments	—	(1,511)	—	—	—	(1,511)
Purchases of FCC licenses	—	(8,700)	(53,325)	—	—	(62,025)
Deposit to FCC for licenses	—	—	—	(25,000)	—	(25,000)
Microwave relocation costs	—	—	(63)	—	—	(63)

Net cash provided by (used in) investing activities	—	136,779	(302,660)	(25,000)	—	(190,881)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft.	—	5,778	—	—	—	5,778
Proceeds from short-term notes payable	—	1,703	—	—	—	1,703
Proceeds from long-term note to parent	—	—	—	18,352	(18,352)	—
Proceeds from capital contributions	—	—	—	6,667	(6,667)	—
Debt issuance costs	—	(164)	—	—	—	(164)
Repayment of debt	—	—	(14,215)	—	—	(14,215)
Proceeds from minority interest in majority-owned subsidiary	—	—	—	—	1,000	1,000
Proceeds from issuance of preferred stock, net of issuance costs	5	—	—	—	—	5
Proceeds from exercise of stock options and warrants	460	—	—	—	—	460

Net cash provided by (used in) financing activities	465	7,317	(14,215)	25,019	(24,019)	(5,433)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	(45,968)	33	—	(1)	(45,935)
CASH AND CASH EQUIVALENTS, beginning of period	—	68,318	94	—	—	68,412

CASH AND CASH EQUIVALENTS, end of period	$1	$22,350	$127	$—	$(1)	$22,477

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

20.	Related-Party Transactions:

One of the Company’s current directors is a general partner of various investment funds affiliated with one of the Company’s greater than 5% stockholders. These funds own in the aggregate an approximate 17% interest in a company that provides services to the Company’s customers, including handset insurance programs and roadside assistance services. Pursuant to the Company’s agreement with this related party, the Company bills its customers directly for these services and remits the fees collected from its customers for these services to the related party. During the years ended December 31, 2006, 2005 and 2004, the Company received a fee of approximately $2.7 million, $2.2 million and $1.4 million, respectively, as compensation for providing this billing and collection service. In addition, the Company also sells handsets to this related party. For the years ended December 31, 2006, 2005 and 2004, the Company sold approximately $12.7 million, $13.2 million and $12.5 million in handsets, respectively, to the related party. As of December 31, 2006 and 2005, the Company owed approximately $3.0 million and $2.1 million, respectively, to this related party for fees collected from its customers that are included in accounts payable and accrued expenses on the accompanying consolidated balance sheets. As of December 31, 2005, receivables from this related party in the amount of approximately $0.7 million are included in accounts receivable. As of December 31, 2006, receivables from this related party in the amount of approximately $0.8 million and $0.1 million are included in accounts receivable and other current assets, respectively.

The Company paid approximately $0.1 million, $0.2 million and $0.4 million for the years ended December 31, 2006, 2005 and 2004, respectively, to a law firm for professional services, a partner of which was a director of the Company during 2004, 2005 and 2006.

The Company paid approximately $0.1 million, $1.3 million and $2.3 million for the years ended December 31, 2006, 2005 and 2004, respectively, to a law firm for professional services, a partner of which is related to a Company officer.

21.	Supplemental Cash Flow Information:

	Year Ended December 31,
	2006	2005	2004
		(In thousands)

Cash paid for interest	$86,380	$41,360	$19,180
Cash paid for income taxes	3,375	—	—

Non-cash investing and financing activities:

The Company accrued dividends of $21.0 million, $21.0 million and $21.0 million related to the Series D Preferred Stock for the years ended December 31, 2006, 2005 and 2004, respectively.

The Company accrued dividends of $3.0 million and $1.0 million related to the Series E Preferred Stock for the years ended December 31, 2006 and 2005.

Net changes in the Company’s accrued purchases of property, plant and equipment were $28.5 million, $25.3 million and $33.4 million for the years ended December 31, 2006, 2005 and 2004, respectively. Of the $33.4 million net change for the year ended December 31, 2004, $8.5 million was included in other long-term liabilities.

The Company accrued $0.5 million of microwave relocation costs for the year ended December 31, 2004.

See Note 2 for the non-cash increase in the Company’s asset retirement obligations.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

22.	Fair Value of Financial Instruments:

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Long-Term Debt

The fair value of the Company’s long-term debt is estimated based on the quoted market prices for the same of similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

The estimated fair values of the Company’s financial instruments are as follows (in thousands):

	2006		2005
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Microwave relocation obligations	$—	$—	$2,690	$2,690
Credit Agreements	—	—	900,000	861,380
Senior Secured Credit Facility	1,596,000	1,597,219	—	—
9 1/4% Senior Notes	1,000,000	1,032,500	—	—
Cash flow hedging derivatives	1,865	1,865	5,052	5,052
Short-term investments	390,651	390,651	390,422	390,422

23.  Quarterly Financial Data (Unaudited):

The following financial information reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the Company’s results of operations for the interim periods. Summarized data for each interim period for the years ended December 31, 2006 and 2005 is as follows (in thousands, except per share data):

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2005	2005	2005	2005

Total revenues	$235,956	$250,689	$263,555	$288,229
Income from operations(1)	45,841	284,303	47,778	44,256
Net income(1)	22,800	136,482	20,556	18,841
Net income per common share — basic	$0.07	$0.54	$0.06	$0.05
Net income per common share — diluted	$0.06	$0.46	$0.05	$0.04

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2006	2006	2006	2006

Total revenues	$329,461	$368,194	$396,116	$453,092
Income from operations	46,999	54,099	69,394	66,761
Net income (loss)(2)	18,369	22,989	29,266	(16,818)
Net income (loss) per common share — basic	$0.04	$0.06	$0.08	$(0.15)
Net income (loss) per common share — diluted	$0.04	$0.06	$0.08	$(0.15)

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

(1)	During the three months ended June 30, 2005, the Company recorded on a gain on the sale of PCS spectrum in the amount of $228.2 million.

(2)	During the three months ended December 31, 2006, the Company repaid all of its outstanding obligations under the Credit Agreements, the Secured Bridge Credit Facility and the Unsecured Bridge Credit Facility resulting in a loss on extinguishment of debt in the amount of approximately $51.8 million.

24.	Subsequent Events:

Stock Split

On March 14, 2007, the Company’s Board of Directors approved a 3 for 1 stock split of the Company’s common stock effected by means of a stock dividend of two shares of common stock for each share of common stock issued and outstanding on that date. All share, per share and conversion amounts relating to common stock and stock options included in the accompanying consolidated financial statements have been retroactively adjusted to reflect the stock split.

Rights Plan (Unaudited)

In connection with the initial public offering, the Company adopted a Rights Plan. Under the Rights Plan, each share of the Company’s common stock includes one right to purchase one one-thousandth of a share of series A junior participating preferred stock, par value $0.0001 per share. The rights will separate from the common stock and become exercisable (1) ten calendar days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of the Company’s outstanding common stock or (2) ten business days following the start of a tender offer or exchange offer that would result in a person’s acquiring beneficial ownership of 15% of the Company’s outstanding common stock. A 15% beneficial owner is referred to as an “acquiring person” under the Rights Plan.

Initial Public Offering (Unaudited)

On April 24, 2007, the Company consummated an initial public offering of 57,500,000 shares of common stock priced at $23.00 per share (less underwriting discounts and commissions). The Company offered 37,500,000 shares of common stock and certain of the Company’s existing stockholders offered 20,000,000 shares of common stock in the initial public offering, which included 7,500,000 shares sold by the Company’s existing stockholders pursuant to the underwriters exercise of their over-allotment option. Concurrent with the initial public offering, all outstanding shares of preferred stock, including accrued but unpaid dividends, were converted into 150,962,690 shares of common stock. The shares began trading on April 19, 2007 on The New York Stock Exchange under the symbol “PCS”.

Stock Option Grants (Unaudited)

In April 2007, the Company granted stock options to purchase an aggregate of 5,480,148 shares of the Company’s common stock to certain employees. The exercise price for the option grants is $23.00, which is the price of the Company’s common stock on the date of the initial public offering. The stock options granted will generally vest on a four-year vesting schedule with 25% vesting on the first anniversary date of the award and the remainder pro-rata on a monthly basis thereafter.

Purchase Agreement (unaudited)

In May 2007, the Company entered into an agreement to use commercially reasonable efforts to deploy 1,001 nodes in distributed antenna systems pursuant to a 15 year lease at a specified price.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30,	December 31,
	2007	2006

CURRENT ASSETS:
Cash and cash equivalents	$227,836	$161,498
Short-term investments	1,539,438	390,651
Restricted short-term investments	—	607
Inventories, net	90,000	92,915
Accounts receivable (net of allowance for uncollectible accounts of $2,306 and $1,950 at June 30, 2007 and December 31, 2006, respectively)	29,533	28,140
Prepaid expenses	44,667	33,109
Deferred charges	25,423	26,509
Deferred tax asset	815	815
Other current assets	20,998	24,283

Total current assets	1,978,710	758,527
Property and equipment, net	1,534,402	1,256,162
Long-term investments	8,573	1,865
FCC licenses	2,072,895	2,072,885
Microwave relocation costs	9,600	9,187
Other assets	62,165	54,496

Total assets	$5,666,345	$4,153,122

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$402,538	$325,681
Current maturities of long-term debt	16,000	16,000
Deferred revenue	102,869	90,501
Other current liabilities	4,228	3,447

Total current liabilities	525,635	435,629
Long-term debt, net	2,995,355	2,580,000
Deferred tax liabilities	241,308	177,197
Deferred rents	26,297	22,203
Redeemable minority interest	4,521	4,029
Other long-term liabilities	30,787	26,316

Total liabilities	3,823,903	3,245,374
COMMITMENTS AND CONTINGENCIES (See Note 10)
SERIES D CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 4,000,000 shares designated at December 31, 2006, 0 and 3,500,993 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively; Liquidation preference of $447,388 at December 31, 2006	—	443,368
SERIES E CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 500,000 shares designated at December 31, 2006, 0 and 500,000 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively; Liquidation preference of $54,019 at December 31, 2006	—	51,135
OPTIONS SUBJECT TO RESCISSION (See Note 11)	1,437	—
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized, 4,000,000 of which were designated as Series D Preferred Stock and 500,000 of which were designated as Series E Preferred Stock at December 31, 2006; no shares of preferred stock other than Series D & E Preferred Stock (presented above) issued and outstanding at June 30, 2007 and December 31, 2006	—	—
Common Stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 346,728,450 and 157,052,097 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	35	16
Additional paid-in capital	1,502,290	166,315
Retained earnings	332,453	245,690
Accumulated other comprehensive income	6,227	1,224

Total stockholders’ equity	1,841,005	413,245

Total liabilities and stockholders’ equity	$5,666,345	$4,153,122

The accompanying notes are an integral part of these condensed consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income
(In thousands, except share and per share information)
(Unaudited)

	For the Six Months Ended
	June 30,
	2007	2006

REVENUES:
Service revenues	$918,857	$583,260
Equipment revenues	169,005	114,395

Total revenues	1,087,862	697,655
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $71,827 and $54,289, shown separately below)	307,562	199,987
Cost of equipment	306,747	212,916
Selling, general and administrative expenses (excluding depreciation and amortization expense of $8,677 and $5,287, shown separately below)	155,654	111,701
Depreciation and amortization	80,504	59,576
Loss on disposal of assets	2,657	12,377

Total operating expenses	853,124	596,557

Income from operations	234,738	101,098
OTHER EXPENSE (INCOME):
Interest expense	98,144	42,597
Accretion of put option in majority-owned subsidiary	492	360
Interest and other income	(21,651)	(10,719)
Gain on extinguishment of debt	—	(244)

Total other expense	76,985	31,994
Income before provision for income taxes	157,753	69,104
Provision for income taxes	(63,307)	(27,745)

Net income	94,446	41,359
Accrued dividends on Series D Preferred Stock	(6,499)	(10,417)
Accrued dividends on Series E Preferred Stock	(929)	(1,488)
Accretion on Series D Preferred Stock	(148)	(236)
Accretion on Series E Preferred Stock	(107)	(170)

Net income applicable to Common Stock	$86,763	$29,048

Net income	$94,446	$41,359
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities, net of tax	2,402	(516)
Unrealized gain on cash flow hedging derivative, net of tax	5,129	1,230
Reclassification adjustment for gains included in net income, net of tax	(2,528)	(515)

Comprehensive income	$99,449	$41,558

Net income per common share:
Basic	$0.29	$0.11

Diluted	$0.28	$0.10

Weighted average shares:
Basic	227,238,734	155,503,804

Diluted	235,898,089	159,318,289

The accompanying notes are an integral part of these condensed consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Six Months Ended
	June 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94,446	$41,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,504	59,576
Provision for uncollectible accounts receivable	23	111
Deferred rent expense	4,265	3,376
Cost of abandoned cell sites	3,832	638
Non-cash interest expense	2,048	776
Loss on disposal of assets	2,657	12,377
Gain on extinguishment of debt	—	(244)
Gain on sale of investments	(2,241)	(1,268)
Accretion of asset retirement obligation	572	298
Accretion of put option in majority-owned subsidiary	492	360
Deferred income taxes	62,158	26,496
Stock-based compensation expense	11,864	3,969
Changes in assets and liabilities:
Inventories	2,741	10,295
Accounts receivable	(1,415)	(3,804)
Prepaid expenses	(7,625)	(3,074)
Deferred charges	1,086	(8,631)
Other assets	(9,332)	258
Accounts payable and accrued expenses	7,212	38,066
Deferred revenue	12,383	16,504
Other liabilities	1,639	1,630

Net cash provided by operating activities	267,309	199,068
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(347,114)	(307,296)
Change in prepaid purchases of property and equipment	(3,389)	(708)
Proceeds from sale of property and equipment	188	25
Purchase of investments	(2,371,757)	(537,806)
Proceeds from sale of investments	1,226,823	645,834
Change in restricted cash and investments	556	(3,174)
Microwave relocation costs	(400)	—

Net cash used in investing activities	(1,495,093)	(203,125)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	59,076	27,717
Proceeds from 9 1/4% Senior Notes	423,500	—
Proceeds from initial public offering	862,500	—
Debt issuance costs	(3,008)	(104)
Cost of raising capital	(44,266)	—
Repayment of debt	(8,000)	(2,011)
Proceeds from minority interest in majority-owned subsidiary	—	2,000
Proceeds from exercise of stock options	4,320	337

Net cash provided by financing activities	1,294,122	27,939

INCREASE IN CASH AND CASH EQUIVALENTS	66,338	23,882
CASH AND CASH EQUIVALENTS, beginning of period	161,498	112,709

CASH AND CASH EQUIVALENTS, end of period	$227,836	$136,591

The accompanying notes are an integral part of these condensed consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements
(Unaudited)

1.	Basis of Presentation:

The accompanying unaudited condensed consolidated interim financial statements include the balances and results of operations of MetroPCS Communications, Inc. (“MetroPCS”) and its consolidated subsidiaries (collectively, the “Company”). MetroPCS indirectly owns, through its wholly-owned subsidiaries, 85% of the limited liability company member interest in Royal Street Communications, LLC (“Royal Street Communications”). The consolidated financial statements include the balances and results of operations of MetroPCS and its wholly-owned subsidiaries as well as the balances and results of operations of Royal Street Communications and its wholly-owned subsidiaries (collectively “Royal Street”). The Company consolidates its interest in Royal Street in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46-R, “Consolidation of Variable Interest Entities,” because Royal Street is a variable interest entity and the Company will absorb all of Royal Street’s expected losses. All intercompany accounts and transactions between the Company and Royal Street have been eliminated in the consolidated financial statements. The redeemable minority interest in Royal Street is included in long-term liabilities. The condensed consolidated interim balance sheets as of June 30, 2007 and December 31, 2006, the condensed consolidated statements of income and comprehensive income and cash flows for the periods ended June 30, 2007 and 2006, and the related footnotes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The unaudited condensed consolidated financial statements included herein reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of management, necessary to state fairly the results for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the operating results to be expected for any subsequent interim period or for the fiscal year.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Federal Universal Service Fund (“FUSF”) and E-911 fees are assessed by various governmental authorities in connection with the services that the Company provides to its customers. The Company reports these fees on a gross basis in services revenues and cost of service on the accompanying statements of income and comprehensive income. For the six months ended June 30, 2007 and 2006, the Company recorded approximately $45.2 million and $19.1 million, respectively, of FUSF and E-911 fees. Sales, use and excise taxes are reported on a net basis in selling, general and administrative expenses on the accompanying statements of income and comprehensive income.

On March 14, 2007, the Company’s board of directors approved a 3 for 1 stock split by means of a stock dividend of two shares of common stock for each share of common stock issued and outstanding at the close of business on March 14, 2007. Unless otherwise indicated, all share numbers and per share prices included in the accompanying unaudited condensed consolidated interim financial statements give effect to the stock split.

On April 24, 2007, the Company consummated its initial public offering (the “Offering”) of 57,500,000 shares of common stock priced at $23.00 per share (less underwriting discounts and commissions). The Company offered 37,500,000 shares of common stock and certain of the Company’s existing stockholders offered 20,000,000 shares of common stock in the Offering, which included 7,500,000 shares sold by the Company’s existing stockholders pursuant to the underwriters’ exercise of their over-allotment option. Concurrent with the Offering, all outstanding shares of preferred stock, including accrued but unpaid dividends, were converted into 150,962,690 shares of common stock. The shares began trading on April 19, 2007 on The New York Stock Exchange under the symbol “PCS”.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

2.	Share-Based Payments:

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” (“SFAS No. 123(R)”), the Company has recognized stock-based compensation expense in an amount equal to the fair value of share-based payments, which includes stock options granted to employees. SFAS No. 123(R) replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations (“APB No. 25”). The Company adopted SFAS No. 123(R) on January 1, 2006. The Company records stock-based compensation expense in cost of service and selling, general and administrative expenses. Stock-based compensation expense recognized under SFAS No. 123(R) was $11.9 million and $4.0 million for the six months ended June 30, 2007 and 2006, respectively. Cost of service for the six months ended June 30, 2007 and 2006, includes $0.7 million and $0.5 million, respectively, of stock-based compensation. For the six months ended June 30, 2007 and 2006, selling, general and administrative expenses include $11.2 million and $3.5 million of stock-based compensation, respectively.

On April 18, 2007, the Company granted stock options to purchase an aggregate of 5,480,448 shares of the Company’s common stock to certain employees. The exercise price for the option grants is $23.00, which was the price at which the Company agreed to sell its common stock to the underwriters in the Offering. The stock options granted generally vest on a four-year vesting schedule with 25% vesting on the first anniversary date of the award and the remainder pro-rata on a monthly basis thereafter. The grant date fair value of these options approximated $57.3 million.

3.	Short-Term Investments:

Short-term investments consisted of the following (in thousands):

	As of June 30, 2007
		Gross	Gross	Aggregate
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Auction rate securities	$783,938	$2	$(81)	$783,859
Corporate bonds	740,306	1,780	(3)	742,083
Certificates of deposit	13,500	—	(4)	13,496

Total short-term investments	$1,537,744	$1,782	$(88)	$1,539,438

	As of December 31, 2006
		Gross	Gross	Aggregate
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

United States government and agencies	$2,000	$—	$(15)	$1,985
Auction rate securities	290,055	—	(30)	290,025
Corporate bonds	98,428	213	—	98,641

Total short-term investments	$390,483	$213	$(45)	$390,651

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

The cost and aggregate fair values of short-term investments by contractual maturity at June 30, 2007 were as follows (in thousands):

		Aggregate
	Amortized	Fair
	Cost	Value

Less than one year	$646,680	$648,453
Due in 1 - 2 years	—	—
Due in 2 - 5 years	—	—
Due after 5 years	891,064	890,985

Total	$1,537,744	$1,539,438

4.	Property and Equipment:

Property and equipment, net, consisted of the following (in thousands):

	June 30,	December 31,
	2007	2006

Construction-in-progress	$363,275	$193,856
Network infrastructure	1,506,877	1,329,986
Office equipment	36,708	31,065
Leasehold improvements	26,151	21,721
Furniture and fixtures	7,003	5,903
Vehicles	207	207

	1,940,221	1,582,738
Accumulated depreciation	(405,819)	(326,576)

Property and equipment, net	$1,534,402	$1,256,162

5.	Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consisted of the following (in thousands):

	June 30,	December 31,
	2007	2006

Accounts payable	$96,140	$90,084
Book overdraft	80,364	21,288
Accrued accounts payable	97,971	111,974
Accrued liabilities	14,328	9,405
Payroll and employee benefits	17,118	20,645
Accrued interest	34,913	24,529
Taxes, other than income	57,519	42,882
Income taxes	4,185	4,874

Accounts payable and accrued expenses	$402,538	$325,681

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

6.	Long-Term Debt:

Long-term debt consisted of the following (in thousands):

	June 30,	December 31,
	2007	2006

9 1/4% Senior Notes	$1,400,000	$1,000,000
Senior Secured Credit Facility	1,588,000	1,596,000

Total long-term debt	2,988,000	2,596,000
Add: unamortized premium on debt	23,355	—

Total debt	3,011,355	2,596,000
Less: current maturities	(16,000)	(16,000)

Total long-term debt	$2,995,355	$2,580,000

$1.4 Billion 9 1/4% Senior Notes

On November 3, 2006, MetroPCS Wireless, Inc. (“Wireless”) completed the sale of $1.0 billion of 9 1/4% Senior Notes due 2014 (the “9 1/4% Senior Notes”). The 9 1/4% Senior Notes are unsecured obligations and are jointly and severally, fully and unconditionally guaranteed by MetroPCS, MetroPCS, Inc., and all of Wireless’ direct and indirect wholly-owned subsidiaries, but are not guaranteed by Royal Street. Interest is payable on the 9 1/4% Senior Notes on May 1 and November 1 of each year, beginning on May 1, 2007. Wireless may, at its option, redeem some or all of the 9 1/4% Senior Notes at any time on or after November 1, 2010 for the redemption prices set forth in the indenture governing the 9 1/4% Senior Notes. In addition, Wireless may also redeem up to 35% of the aggregate principal amount of the 9 1/4% Senior Notes with the net cash proceeds of certain sales of equity securities.

On November 3, 2006, Wireless also entered into a registration rights agreement. Under the registration rights agreement, Wireless agreed to file a registration statement with the United States Securities and Exchange Commission (“SEC”) relating to an offer to exchange and issue notes equal to the outstanding principal amount of the 9 1/4% Senior Notes prior to the earlier of (i) 365 days after the closing date of the 9 1/4% Senior Notes and (ii) 30 days following the date that MetroPCS or any of its subsidiaries, other than Royal Street, consummates a public offering of its capital stock. In addition, Wireless agreed to use all commercially reasonable efforts to cause such registration statement to be declared effective by the SEC on or prior to 180 days after the filing of the registration statement and consummate the exchange offer within 30 business days after the registration statement has been declared effective by the SEC. Alternatively, if Wireless is unable to consummate the exchange offer or if holders of the 9 1/4% Senior Notes are unable to participate in the exchange offer for certain specified reasons, then Wireless must use commercially reasonable efforts to file a shelf registration statement within the times specified in the registration rights agreement to facilitate the resale of the 9 1/4% Senior Notes. If (i) Wireless fails to file a registration statement by the applicable deadline, (ii) any such registration statement has not been declared effective by the SEC by the applicable deadline, (iii) the exchange offer has not been consummated by the applicable deadline or (iv) any registration statement required by the registration rights agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being cured under the terms of the registration rights agreement, then Wireless must pay each holder liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of 9 1/4% Senior Notes for each week or portion thereof that the default continues for the first 90-day period immediately following the occurrence of the default. The amount of liquidated damages increases by an additional $0.05 per week per $1,000 in principal amount of the 9 1/4% Senior Notes with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum amount of liquidated damages of $0.20 per week per $1,000 in principal amount of 9 1/4% Senior

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

Notes. On April 24, 2007, MetroPCS closed the Offering (See Note 8). Under the terms of the registration rights agreement, Wireless was required to file a registration statement related to the exchange offer with the SEC by May 24, 2007. On May 15, 2007, Wireless filed such required initial registration statement on Form S-4 (the “Existing Exchange Offer Registration Statement”).

On June 6, 2007, Wireless completed the sale of an additional $400.0 million of 9 1/4% Senior Notes (the “Additional Notes”) under the existing indenture at a price equal to 105.875% of the principal amount of such Additional Notes. Wireless intends to use the approximately $421.0 million in net proceeds from the Additional Notes for general corporate purposes, which could include financing participation in and acquisition of additional spectrum in the Federal Communications Commission’s (“FCC”) upcoming 700 MHz auction. On June 6, 2007, Wireless entered into a registration rights agreement in connection with the consummation of the sale of the Additional Notes. Under the terms of this registration rights agreement, Wireless agreed to amend the Existing Exchange Offer Registration Statement within 120 days of the date of the registration rights agreement to include the Additional Notes. Wireless also agreed to use commercially reasonable efforts to have such registration statement declared effective on or prior to November 12, 2007 and to commence and consummate the exchange offer as soon as practicable thereafter. Alternatively, if Wireless is unable to consummate the exchange offer or if holders of the Additional Notes cannot participate in the exchange offer for certain specified reasons, then Wireless must use commercially reasonable efforts to file a shelf registration statement within the times specified in the registration rights agreement to facilitate resale of the Additional Notes. If (i) Wireless fails to file the amendment to the Existing Exchange Offer Registration Statement by the applicable deadline, (ii) have such registration statement declared effective by the applicable deadline, (iii) consummate the exchange offer by the applicable deadline or, in the alternative, have the shelf registration statement declared effective, Wireless will be required to pay certain liquidated damages as provided in the registration rights agreement which are substantially the same as those for the 9 1/4% Senior Notes.

Senior Secured Credit Facility

On November 3, 2006, Wireless entered into a secured credit facility, pursuant to which Wireless may borrow up to $1.7 billion, as amended, (the “Senior Secured Credit Facility”). The Senior Secured Credit Facility consists of a $1.6 billion term loan facility and a $100.0 million revolving credit facility. The term loan facility is repayable in quarterly installments in annual aggregate amounts equal to 1% of the initial aggregate principal amount of $1.6 billion. The term loan facility will mature in seven years and the revolving credit facility will mature in five years.

The facilities under the Senior Secured Credit Facility are guaranteed by MetroPCS, MetroPCS, Inc. and each of Wireless’ direct and indirect present and future wholly-owned domestic subsidiaries. The facilities are not guaranteed by Royal Street, but Wireless pledged the promissory note that Royal Street has given it in connection with amounts borrowed by Royal Street from Wireless and the limited liability company member interest held in Royal Street Communications. The Senior Secured Credit Facility contains customary events of default, including cross defaults. The obligations are also secured by the capital stock of Wireless as well as substantially all of Wireless’ present and future assets and the capital stock and substantially all of the assets of each of its direct and indirect present and future wholly-owned subsidiaries (except as prohibited by law and certain permitted exceptions), but excludes Royal Street.

The interest rate on the outstanding debt under the Senior Secured Credit Facility is variable. The rate as of June 30, 2007 was 7.391%. On November 21, 2006, Wireless entered into a three-year interest rate protection agreement to manage the Company’s interest rate risk exposure and fulfill a requirement of the Senior Secured Credit Facility. The agreement covers a notional amount of $1.0 billion and effectively converts this portion of Wireless’ variable rate debt to fixed rate debt. The quarterly interest settlement periods began on February 1, 2007. The interest rate protection agreement expires on February 1, 2010. This financial instrument is included in long-term investments at fair market value, which was approximately $8.6 million

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

and $1.9 million as of June 30, 2007 and December 31, 2006, respectively. The change in fair value is reported in accumulated other comprehensive income in the consolidated balance sheets, net of income taxes. On February 20, 2007, Wireless entered into an amendment to the Senior Secured Credit Facility. Under the amendment, the margin used to determine the Senior Secured Credit Facility interest rate was reduced to 2.25% from 2.50%.

As of June 30, 2007, there was a total of approximately $1.6 billion outstanding under the Senior Secured Credit Facility, of which $16.0 million is reported in current maturities of long-term debt and approximately $1.6 billion is reported as long-term debt on the accompanying consolidated balance sheets.

7.	Income Taxes:

The Company records income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes,” (“SFAS No. 109”). SFAS No. 109 uses an asset and liability approach to account for income taxes, wherein deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities result in deferred tax assets, a valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company’s ability to recognize the benefits of the assets in future years.

On January 1, 2007, the Company adopted FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes,” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109. FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition issues. The adoption of FIN 48 did not have a significant impact on the Company’s financial statements. There was no cumulative effect adjustment related to adopting FIN 48. As of January 1, 2007, the amount of unrecognized tax benefits was $23.4 million of which $22.6 million would, if recognized, decrease the Company’s effective tax rate.

The Company files income tax returns in the US federal and certain state jurisdictions and is subject to examinations by the IRS and other taxing authorities. Federal examinations of income tax returns filed by the Company and any of its subsidiaries for the years ending prior to January 1, 2004 are complete. The State of California is in the process of examining the Company’s income tax returns for the years 2002 through 2003 and the Company has entered the appeals process. At this time, the Company cannot accurately predict when any issues raised in the California audit will be fully resolved.

The Company classifies interest and penalties related to unrecognized tax benefits as income tax expense. As of January 1, 2007, current liabilities included a total of $1.6 million and non-current liabilities included a total of $8.8 million in accrued interest and penalties. The amount of interest (after-tax) and penalties included in income tax expense for the six months ended June 30, 2007 totaled $1.1 million.

The Company does not expect that the total amount of unrecognized tax benefits for the positions included as of the date of the adoption will significantly increase or decrease within the next twelve months.

8.	Stockholders’ Equity:

Common Stock Issued to Directors

Non-employee members of MetroPCS’ Board of Directors receive compensation for serving on the Board of Directors, as defined in MetroPCS’ Non-Employee Director Remuneration Plan. The annual retainer provided under the Non-Employee Director Remuneration Plan may be paid, at the election of each non-employee director, in cash, common stock, or a combination of cash and common stock. During the six

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

months ended June 30, 2007 and 2006, non-employee members of the Board of Directors were issued 31,230 and 43,845 shares of common stock, respectively, as payment of their annual retainer.

Stockholder Rights Plan

On March 27, 2007, in connection with the Offering, the Company adopted a Stockholder Rights Plan. Under the Stockholder Rights Plan, each share of the Company’s common stock includes one right to purchase one one-thousandth of a share of series A junior participating preferred stock. The rights will separate from the common stock and become exercisable (1) ten calendar days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of the Company’s outstanding common stock or (2) ten business days following the start of a tender offer or exchange offer that would result in a person’s acquiring beneficial ownership of 15% of the Company’s outstanding common stock. A 15% beneficial owner is referred to as an “acquiring person” under the Stockholder Rights Plan.

Initial Public Offering

On April 24, 2007, upon consummation of the Offering, the Company’s Third Amended and Restated Certificate of Incorporation (the “Restated Certificate”), as filed with the Delaware Secretary of State, became effective. The Restated Certificate provides for two classes of capital stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which the Company is authorized to issue is 1,100,000,000 shares. 1,000,000,000 shares are Common Stock, par value $0.0001 per share, and 100,000,000 shares are Preferred Stock, par value $0.0001 per share. The Restated Certificate does not distinguish classes of common stock or preferred stock.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

9.	Net Income Per Common Share:

The following table sets forth the computation of basic and diluted net income per common share for the periods indicated (in thousands, except share and per share data):

	Six Months Ended June 30,
	2007	2006

Basic EPS — Two Class Method:
Net income	$94,446	$41,359
Accrued dividends and accretion:
Series D Preferred Stock	(6,647)	(10,653)
Series E Preferred Stock	(1,036)	(1,658)

Net income applicable to common stock	$86,763	$29,048
Amount allocable to common shareholders	75.6%	57.0%

Rights to undistributed earnings	$65,618	$16,559

Weighted average shares outstanding — basic	227,238,734	155,503,804

Net income per common share — basic	$0.29	$0.11

Diluted EPS:
Rights to undistributed earnings	$65,618	$16,559

Weighted average shares outstanding — basic	227,238,734	155,503,804
Effect of dilutive securities:
Warrants	—	296,952
Stock options	8,659,355	3,517,533

Weighted average shares outstanding — diluted	235,898,089	159,318,289

Net income per common share — diluted	$0.28	$0.10

Net income per common share is computed in accordance with EITF 03-6,“Participating Securities and the Two — Class Method under FASB Statement No. 128” (“EITF 03-6”). Under EITF 03-6, the preferred stock is considered a “participating security” for purposes of computing earnings per common share and, therefore, the preferred stock is included in the computation of basic and diluted net income per common share using the two-class method, except during periods of net losses. Preferred stock was included in the computation of basic and diluted net income per common share through April 24, 2007, the date of conversion to common stock as a result of the Offering. When determining basic earnings per common share under EITF 03-6, undistributed earnings for a period are allocated to a participating security based on the contractual participation rights of the security to share in those earnings as if all of the earnings for the period had been distributed.

For the six months ended June 30, 2007 and 2006, 2.3 million and 8.2 million, respectively, of stock options were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

For the six months ended June 30, 2007 and 2006, 89.1 million and 136.1 million, respectively, of convertible shares of Series D Preferred Stock were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

For the six months ended June 30, 2007 and 2006, 3.7 million and 5.7 million, respectively, of convertible shares of Series E Preferred Stock were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

10.	Commitments and Contingencies:

The Company has entered into pricing agreements with various handset manufacturers for the purchase of wireless handsets at specified prices. The terms of these agreements expire on various dates during the year ending December 31, 2007. In addition, the Company entered into an agreement with a handset manufacturer for the purchase of 475,000 handsets at a specified price by September 30, 2007.

AWS Licenses Acquired in Auction 66

Spectrum allocated for advanced wireless services (“AWS”) currently is utilized by a variety of categories of commercial and governmental users. To foster the orderly clearing of the spectrum, the FCC adopted a transition and cost sharing plan pursuant to which incumbent non-governmental users could be reimbursed for relocating out of the band and the costs of relocation would be shared by AWS licensees benefiting from the relocation. The FCC has established a plan where the AWS licensee and the incumbent non-governmental user are to negotiate voluntarily for three years and then, if no agreement has been reached, the incumbent licensee is subject to mandatory relocation where the AWS licensee can force the incumbent non-governmental licensee to relocate at the AWS licensee’s expense. The spectrum allocated for AWS currently is utilized also by governmental users. The FCC rules provide that a portion of the money raised in Auction 66 will be used to reimburse the relocation costs of governmental users from the AWS band. However, not all governmental users are obligated to relocate and some such users may delay relocation for some time. For the six months ended June 30, 2007, the Company incurred approximately $0.4 million in microwave relocation costs. No relocation costs were incurred for the six months ended June 30, 2006.

FCC Katrina Order

The FCC recently released an Order which requires the Company to have an emergency back-up power source for all assets that are normally powered from local alternating current commercial power including mobile switching offices and cell sites. This was initially to become effective on August 10, 2007, however the FCC, on its own motion, has delayed the effective date for 60 days to October 9, 2007. We are currently evaluating our compliance with this Order, but we may be required to purchase additional equipment, spend additional capital, seek and receive additional state and local permits, authorizations and approvals, and incur additional operating expenses to comply with this Order and such costs could be material.

Patent Litigation

On June 14, 2006, Leap Wireless International, Inc. and Cricket Communications, Inc., or collectively Leap, filed suit against the Company in the United States District Court for the Eastern District of Texas, Marshall Division, Civil Action No. 2-06CV-240-TJW and amended on June 16, 2006, for infringement of U.S. Patent No. 6,813,497 “Method for Providing Wireless Communication Services and Network and System for Delivering of Same,” or the ‘497 Patent, issued to Leap. The complaint seeks both injunctive relief and monetary damages for the Company’s alleged infringement of such patent. On August 3, 2006, the Company (i) answered the complaint, (ii) raised a number of affirmative defenses, and (iii) together with two related entities, counterclaimed against Leap and several related entities and certain current and former employees of Leap, including Leap’s CEO.

The Company has also tendered Leap’s claims to the manufacturer of its network infrastructure equipment, Alcatel Lucent, for indemnity and defense. Lucent has declined to indemnify and defend the Company. The Company has filed a petition in state district court in Harrison County, Texas for a declaratory

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

ruling that Lucent is obligated to cooperate, indemnify, defend and hold the Company harmless from the Leap patent infringement action, for specific performance, for injunctive relief and for breach of contract. In its counterclaims, the Company claims that it does not infringe any valid or enforceable claim of the ‘497 Patent. Certain of the Leap defendants, including its CEO, answered the Company’s counterclaims on October 13, 2006. In its answer, Leap and its CEO denied the Company’s allegations and asserted affirmative defenses to its counterclaims. In connection with denying a motion to dismiss by certain individual defendants, the court concluded that the Company’s claims against those defendants were compulsory counterclaims. On April 3, 2007, the Court held a Scheduling Conference at which the Court set the date for the claim construction hearing for December 2007 and the trial date for August 2008. The Company plans to vigorously defend against Leap’s claims relating to the ‘497 Patent.

If Leap were successful in its claim for injunctive relief, the Company could be enjoined from operating its business in the manner it currently operates, which could require the Company to expend additional capital to change certain of its technologies and operating practices, or could prevent the Company from offering some or all of its services using some or all of its existing systems. In addition, if Leap were successful in its claim for monetary damage, the Company could be forced to pay Leap substantial damages for past infringement and/or ongoing royalties on a portion of the Company’s revenues, which could materially adversely impact its financial performance.

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. The ultimate disposition of these matters is not expected to have a material adverse impact on the Company’s financial position, results of operations or liquidity.

The Company is involved in various claims and legal actions in relation to claims of patent infringement. The ultimate disposition of these matters is not expected to have a material adverse impact on the Company’s financial position, results of operations or liquidity.

11.	Rescission Offer:

Certain options granted under the Company’s 1995 Stock Option Plan and 2004 Equity Incentive Plan may not have been exempt from registration or qualification under federal securities laws and the securities laws of certain states. As a result, on April 27, 2007, the Company’s Board of Directors approved a rescission offer to the holders of certain options and on June 13, 2007, the Company commenced a rescission offer to the holders of unexercised and outstanding options to purchase 924,454 shares of our common stock. If this rescission offer was accepted by the holders of all such options, the Company would be required to make aggregate payments of up to approximately $1.4 million, which includes statutory interest. This rescission offer may not terminate a purchaser’s right to rescind a sale of a security that was not registered as required.

The Company accounts for options which have been issued that may be subject to rescission claims as a put liability based on the price to be paid for equity to be repurchased. Since equity instruments subject to rescission are redeemable at the holder’s option or upon the occurrence of an uncertain event not solely within the Company’s control, such equity instruments under the SEC’s interpretation of GAAP, should be reported as claims outside of stockholders’ equity, regardless of how remote the redemption event may be. Therefore, the Company has reported $1.4 million as options subject to rescission in the accompanying consolidated balance sheet as of June 30, 2007. The rescission offer expired on July 13, 2007 and no holders of options subject to the rescission offer accepted the rescission offer. Accordingly, the $1.4 million of options subject to rescission will be reclassified to additional paid-in capital during the third quarter of 2007.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

12.	Supplemental Cash Flow Information:

	Six Months
	Ended June 30,
	2007	2006

Cash paid for interest	$90,049	$23,643
Cash paid for income taxes	893	525

Non-cash investing activities:

Net increases in the Company’s accrued purchases of property, plant and equipment were $10.1 million and $24.6 million for the six months ended June 30, 2007 and 2006, respectively.

Non-cash financing activities:

MetroPCS accrued dividends of $6.5 million and $10.4 million related to the Series D Preferred Stock for the six months ended June 30, 2007 and 2006, respectively.

MetroPCS accrued dividends of $0.9 million and $1.5 million related to the Series E Preferred Stock for the six months ended June 30, 2007 and 2006, respectively.

13.	Related-Party Transactions:

One of the Company’s current directors is a general partner of various investment funds affiliated with one of the Company’s greater than 5% stockholders. These funds own in the aggregate an approximate 17% interest in a company that provides services to the Company’s customers, including handset insurance programs and roadside assistance services. Pursuant to the Company’s agreement with this related party, the Company bills its customers directly for these services and remits the fees collected from its customers for these services to the related party. During the six months ended June 30, 2007 and 2006, the Company received fees of approximately $2.5 million and $1.1 million, respectively, as compensation for providing this billing and collection service. In addition, the Company also sells handsets to this related party. For the six months ended June 30, 2007 and 2006, the Company sold approximately $6.8 million and $6.7 million in handsets, respectively, to the related party. As of June 30, 2007 and December 31, 2006, the Company owed approximately $3.6 million and $3.0 million, respectively, to this related party for fees collected from its customers that are included in accounts payable and accrued expenses on the accompanying consolidated balance sheets. As of June 30, 2007 receivables from this related party in the amount of approximately $1.0 million are included in accounts receivable. As of December 31, 2006, receivables from this related party in the amount of approximately $0.8 million and $0.1 million, respectively, are included in accounts receivable and other current assets, respectively.

One of the Company’s current directors is a general partner of various investment funds affiliated with one of the Company’s greater than 5% stockholders. These funds own an interest in a company that provides cell site leases to the Company. During the six months ended June 30, 2007 and 2006, the Company recorded rent expense of approximately $0.1 million and $0.1 million, respectively, for cell site leases. As of June 30, 2007 and December 31, 2006, the Company owed approximately $0.1 million and $0.1 million, respectively, to this related party for deferred rent liability related to these cell site leases that is included in deferred rents on the accompanying consolidated balance sheets.

14.	Segment Information:

Operating segments are defined by SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information,” (“SFAS No. 131”), as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chairman of the Board and Chief Executive Officer.

As of June 30, 2007, the Company had twelve operating segments based on geographic region within the United States: Atlanta, Dallas/Ft. Worth, Detroit, Miami, San Francisco, Sacramento, Tampa/Sarasota/Orlando, Los Angeles, New York, Philadelphia, Boston and Las Vegas. Each of these operating segments provides wireless voice and data services and products to customers in its service areas or is currently constructing a network in order to provide these services. These services include unlimited local and long distance calling, voicemail, caller ID, call waiting, text messaging, picture and multimedia messaging, international long distance and text messaging, ringtones, games and content applications, unlimited directory assistance, ring back tones, nationwide roaming, mobile Internet browsing, push e-mail and other value-added services.

The Company aggregates its operating segments into two reportable segments: Core Markets and Expansion Markets.

•	Core Markets, which include Atlanta, Miami, San Francisco, and Sacramento, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and currently exhibit similar financial performance and economic characteristics.

•	Expansion Markets, which include Dallas/Ft. Worth, Detroit, Tampa/Sarasota/Orlando, Los Angeles, New York, Philadelphia, Boston and Las Vegas, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and have similar expected long-term financial performance and economic characteristics.

General corporate overhead, which includes expenses such as corporate employee labor costs, rent and utilities, legal, accounting and auditing expenses, is allocated equally across all operating segments. Corporate marketing and advertising expenses are allocated equally to the operating segments, beginning in the period during which the Company launches service in that operating segment. Expenses associated with the Company’s national data center and national operations center are allocated based on the average number of customers in each operating segment. There are no transactions between reportable segments.

Interest expense, interest income, gain/loss on extinguishment of debt and income taxes are not allocated to the segments in the computation of segment operating results for internal evaluation purposes.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

		Expansion
Six Months Ended June 30, 2007	Core Markets	Markets	Other	Total
		(In thousands)

Service revenues	$693,481	$225,376	$—	$918,857
Equipment revenues	120,370	48,635	—	169,005
Total revenues	813,851	274,011	—	1,087,862
Cost of service(1)	211,046	96,516	—	307,562
Cost of equipment	202,929	103,818	—	306,747
Selling, general and administrative expenses(2)	87,684	67,970	—	155,654
Adjusted EBITDA(3)	318,191	11,572	—
Depreciation and amortization	56,317	21,597	2,590	80,504
Stock-based compensation expense	5,999	5,865	—	11,864
Income (loss) from operations	253,626	(16,084)	(2,804)	234,738
Interest expense	—	—	98,144	98,144
Accretion of put option in majority-owned subsidiary	—	—	492	492
Interest and other income	—	—	(21,651)	(21,651)
Income (loss) before provision for income taxes	253,626	(16,084)	(79,789)	157,753

		Expansion
Six Months Ended June 30, 2006	Core Markets	Markets	Other	Total
		(In thousands)

Service revenues	$545,741	$37,519	$—	$583,260
Equipment revenues	98,606	15,789	—	114,395
Total revenues	644,347	53,308	—	697,655
Cost of service(1)	161,137	38,850	—	199,987
Cost of equipment	173,644	39,272	—	212,916
Selling, general and administrative expenses(2)	75,480	36,221	—	111,701
Adjusted EBITDA (deficit)(3)	236,302	(59,282)	—
Depreciation and amortization	51,671	6,491	1,414	59,576
Stock-based compensation expense	2,216	1,753	—	3,969
Income (loss) from operations	170,390	(67,878)	(1,414)	101,098
Interest expense	—	—	42,597	42,597
Accretion of put option in majority-owned subsidiary	—	—	360	360
Interest and other income	—	—	(10,719)	(10,719)
Gain on extinguishment of debt	—	—	(244)	(244)
Income (loss) before provision for income taxes	170,390	(67,878)	(33,408)	69,104

(1)	Cost of service for the six months ended June 30, 2007, includes $0.7 million of stock-based compensation disclosed separately. Cost of service for the six months ended June 30, 2006, includes $0.5 million of stock-based compensation disclosed separately.

(2)	Selling, general and administrative expenses include stock-based compensation disclosed separately. For the six months ended June 30, 2007, selling, general and administrative expenses include $11.2 million of stock-based compensation. For the six months ended June 30, 2006, selling, general and administrative expenses include $3.5 million of stock-based compensation.

(3)	Core and Expansion Markets Adjusted EBITDA (deficit) is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of the Company’s ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

The following table reconciles segment Adjusted EBITDA (deficit) for the six months ended June 30, 2007 and 2006 to consolidated income before provision for income taxes:

	Six Months
	Ended June 30,
	2007	2006
	(In thousands)

Segment Adjusted EBITDA (Deficit):
Core Markets Adjusted EBITDA	$318,191	$236,302
Expansion Markets Adjusted EBITDA (Deficit)	11,572	(59,282)

Total	329,763	177,020
Depreciation and amortization	(80,504)	(59,576)
Loss on disposal of assets	(2,657)	(12,377)
Stock-based compensation expense	(11,864)	(3,969)
Interest expense	(98,144)	(42,597)
Accretion of put option in majority-owned subsidiary	(492)	(360)
Interest and other income	21,651	10,719
Gain on extinguishment of debt	—	244

Consolidated income before provision for income taxes	$157,753	$69,104

15.	Guarantor Subsidiaries:

In connection with Wireless’ sale of the 9 1/4% Senior Notes and the entry into the Senior Secured Credit Facility, MetroPCS and all of MetroPCS’ subsidiaries, other than Wireless and Royal Street (the “guarantor subsidiaries”), provided guarantees on the 9 1/4% Senior Notes, the Additional Notes and Senior Secured Credit Facility. These guarantees are full and unconditional as well as joint and several. Certain provisions of the Senior Secured Credit Facility restrict the ability of the guarantor subsidiaries to transfer funds to Wireless. Royal Street (the “non-guarantor subsidiaries”) is not a guarantor of the 9 1/4% Senior Notes or the Senior Secured Credit Facility.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

The following information presents condensed consolidating balance sheets as of June 30, 2007 and December 31, 2006, condensed consolidating statements of income for the six months ended June 30, 2007 and 2006, and condensed consolidating statements of cash flows for the six months ended June 30, 2007 and 2006 of the parent company (MetroPCS), the issuer (Wireless), the guarantor subsidiaries and the non-guarantor subsidiaries. Investments in subsidiaries held by the parent company and the issuer have been presented using the equity method of accounting.

Consolidated Balance Sheet
As of June 30, 2007

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
			(In thousands)

CURRENT ASSETS:
Cash and cash equivalents	$57,332	$143,032	$335	$27,137	$—	$227,836
Short-term investments	845,886	693,552	—	—	—	1,539,438
Inventories, net	—	83,360	6,640	—	—	90,000
Accounts receivable, net	—	27,579	—	1,954	—	29,533
Prepaid expenses	165	13,066	29,425	2,011	—	44,667
Deferred charges	—	25,423	—	—	—	25,423
Deferred tax asset	—	815	—	—	—	815
Current receivable from subsidiaries	—	14,163	—	—	(14,163)	—
Other current assets	988	4,930	14,598	482	—	20,998

Total current assets	904,371	1,005,920	50,998	31,584	(14,163)	1,978,710
Property and equipment, net	—	53,727	1,312,388	168,287	—	1,534,402
Long-term investment	—	8,573	—	—	—	8,573
Investment in subsidiaries	411,139	1,156,883	—	—	(1,568,022)	—
FCC licenses	—	—	1,779,296	293,599	—	2,072,895
Microwave relocation costs	—	—	9,600	—	—	9,600
Long-term receivable from subsidiaries	—	555,953	—	—	(555,953)	—
Other assets	—	44,918	5,680	11,567	—	62,165

Total assets	$1,315,510	$2,825,974	$3,157,962	$505,037	$(2,138,138)	$5,666,345

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$325	$169,593	$193,107	$39,513	$—	$402,538
Current payable to parent	—	—	—	14,163	(14,163)	—
Current maturities of long-term debt	—	16,000	—	—	—	16,000
Deferred revenue	—	17,404	85,465	—	—	102,869
Advances to subsidiaries	(527,257)	(1,049,924)	1,577,181	—	—	—
Other current liabilities	—	43	4,048	137	—	4,228

Total current liabilities	(526,932)	(846,884)	1,859,801	53,813	(14,163)	525,635
Long-term debt	—	2,995,355	—	—	—	2,995,355
Long-term debt to parent	—	—	—	555,953	(555,953)	—
Deferred tax liabilities	—	241,308	—	—	—	241,308
Deferred rents	—	—	25,167	1,130	—	26,297
Redeemable minority interest	—	4,521	—	—	—	4,521
Other long-term liabilities	—	20,535	8,324	1,928	—	30,787

Total liabilities	(526,932)	2,414,835	1,893,292	612,824	(570,116)	3,823,903
COMMITMENTS AND CONTINGENCIES (See Note 10)
OPTIONS SUBJECT TO RESCISSION	1,437	—	—	—	—	1,437
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	34	—	—	20,000	(20,000)	34
Additional paid-in capital	1,502,291	—	—	—	—	1,502,291
Retained earnings (deficit)	332,453	405,564	1,264,670	(127,787)	(1,542,447)	332,453
Accumulated other comprehensive (loss) income	6,227	5,575	—	—	(5,575)	6,227

Total stockholders’ equity	1,841,005	411,139	1,264,670	(107,787)	(1,568,022)	1,841,005

Total liabilities and stockholders’ equity	$1,315,510	$2,825,974	$3,157,962	$505,037	$(2,138,138)	$5,666,345

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

Consolidated Balance Sheet
As of December 31, 2006

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
			(In thousands)

CURRENT ASSETS:
Cash and cash equivalents	$15,714	$99,301	$257	$46,226	$—	$161,498
Short-term investments	45,365	345,286	—	—	—	390,651
Restricted short-term investments	—	556	—	51	—	607
Inventories, net	—	81,339	11,576	—	—	92,915
Accounts receivable, net	—	29,348	—	1,005	(2,213)	28,140
Prepaid expenses	—	8,107	23,865	1,137	—	33,109
Deferred charges	—	26,509	—	—	—	26,509
Deferred tax asset	—	815	—	—	—	815
Current receivable from subsidiaries	—	4,734	—	—	(4,734)	—
Other current assets	97	9,478	15,354	120	(766)	24,283

Total current assets	61,176	605,473	51,052	48,539	(7,713)	758,527
Property and equipment, net	—	14,077	1,158,442	83,643	—	1,256,162
Long-term investments	—	1,865	—	—	—	1,865
Investment in subsidiaries	320,783	939,009	—	—	(1,259,792)	—
FCC licenses	1,391,410	—	387,876	293,599	—	2,072,885
Microwave relocation costs	—	—	9,187	—	—	9,187
Long-term receivable from subsidiaries	—	456,070	—	—	(456,070)	—
Other assets	399	51,477	4,078	5,810	(7,268)	54,496

Total assets	$1,773,768	$2,067,971	$1,610,635	$431,591	$(1,730,843)	$4,153,122

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$401	$138,953	$161,663	$29,614	$(4,950)	$325,681
Current maturities of long-term debt	—	16,000	—	4,734	(4,734)	16,000
Deferred revenue	—	19,030	71,471	—	—	90,501
Advances to subsidiaries	865,612	(1,207,821)	341,950	—	259	—
Other current liabilities	—	31	3,416	757	(757)	3,447

Total current liabilities	866,013	(1,033,807)	578,500	35,105	(10,182)	435,629
Long-term debt	—	2,580,000	—	4,540	(4,540)	2,580,000
Long-term note to parent	—	—	—	456,070	(456,070)	—
Deferred tax liabilities	7	177,190	—	—	—	177,197
Deferred rents	—	—	21,784	419	—	22,203
Redeemable minority interest	—	4,029	—	—	—	4,029
Other long-term liabilities	—	19,517	6,285	514	—	26,316

Total liabilities	866,020	1,746,929	606,569	496,648	(470,792)	3,245,374
COMMITMENTS AND CONTINGENCIES (See Note 10)
SERIES D PREFERRED STOCK	443,368	—	—	—	—	443,368
SERIES E PREFERRED STOCK	51,135	—	—	—	—	51,135
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	16	—	—	—	—	16
Additional paid-in capital	166,315	—	—	20,000	(20,000)	166,315
Retained earnings (deficit)	245,690	319,863	1,004,066	(85,057)	(1,238,872)	245,690
Accumulated other comprehensive income	1,224	1,179	—	—	(1,179)	1,224

Total stockholders’ equity	413,245	321,042	1,004,066	(65,057)	(1,260,051)	413,245

Total liabilities and stockholders’ equity	$1,773,768	$2,067,971	$1,610,635	$431,591	$(1,730,843)	$4,153,122

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

Consolidated Statement of Income
Six Months Ended June 30, 2007

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
			(In thousands)

REVENUES:
Service revenues	$—	$1,155	$918,798	$9,766	$(10,862)	$918,857
Equipment revenues	—	6,646	162,359	—	—	169,005

Total revenues	—	7,801	1,081,157	9,766	(10,862)	1,087,862
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	295,948	22,476	(10,862)	307,562
Cost of equipment	—	6,385	300,362	—	—	306,747
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	—	261	146,064	9,329	—	155,654
Depreciation and amortization	—	—	78,907	1,597	—	80,504
Loss on disposal of assets	—	—	2,656	1	—	2,657

Total operating expenses	—	6,646	823,937	33,403	(10,862)	853,124

Income (loss) from operations	—	1,155	257,220	(23,637)	—	234,738
OTHER EXPENSE (INCOME):
Interest expense	—	110,137	(3,368)	20,354	(28,979)	98,144
Earnings from consolidated subsidiaries	(85,702)	(217,874)	—	—	303,576	—
Accretion of put option in majority-owned subsidiary	—	492	—	—	—	492
Interest and other income	(8,744)	(40,609)	(15)	(1,262)	28,979	(21,651)

Total other (income) expense	(94,446)	(147,854)	(3,383)	19,092	303,576	76,985
Income (loss) before provision for income taxes	94,446	149,009	260,603	(42,729)	(303,576)	157,753
Provision for income taxes	—	(63,307)	—	—	—	(63,307)

Net income (loss)	$94,446	$85,702	$260,603	$(42,729)	$(303,576)	$94,446

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

Consolidated Statement of Income
Six Months Ended June 30, 2006

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
			(In thousands)

REVENUES:
Service revenues	$—	$—	$583,260	$—	$—	$583,260
Equipment revenues	—	6,390	108,005	—	—	114,395

Total revenues	—	6,390	691,265	—	—	697,655
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	198,300	1,687	—	199,987
Cost of equipment	—	6,206	206,710	—	—	212,916
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	—	184	104,710	6,807	—	111,701
Depreciation and amortization	—	—	59,576	—	—	59,576
Loss on disposal of assets	—	—	12,377	—	—	12,377

Total operating expenses	—	6,390	581,673	8,494	—	596,557

Income (loss) from operations	—	1,155	109,592	(8,494)	—	101,098
OTHER EXPENSE (INCOME):
Interest expense	—	46,106	(3,234)	17,978	(18,253)	42,597
Earnings from consolidated subsidiaries	(40,030)	(87,577)	—	—	127,607	—
Accretion of put option in majority-owned subsidiary	—	360	—	—	—	360
Interest and other income	(1,329)	(26,664)	(653)	(326)	18,253	(10,719)
Gain on extinguishment of debt	—	—	(244)	—	—	(244)

Total other (income) expense	(41,359)	(67,775)	(4,131)	17,652	127,607	31,994
Income (loss) before provision for income taxes	41,359	67,775	113,723	(26,146)	(127,607)	69,104

Provision for income taxes	—	(27,745)	—	—	—	(27,745)

Net income (loss)	$41,359	$40,030	$113,723	$(26,146)	$(127,607)	$41,359

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

Consolidated Statement of Cash Flows
Six Months Ended June 30, 2007

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
			(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$94,446	$85,702	$260,603	$(42,729)	$(303,576)	$94,446
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	—	—	78,907	1,597	—	80,504
Provision for uncollectible accounts receivable	—	23	—	—	—	23
Deferred rent expense	—	—	3,554	711	—	4,265
Cost of abandoned cell sites	—	—	1,112	2,720	—	3,832
Non-cash interest expense	—	2,048	—	19,573	(19,573)	2,048
Loss on disposal of assets	—	—	2,656	1	—	2,657
Gain on sale of investments	(1,473)	(768)	—	—	—	(2,241)
Accretion of asset retirement obligation	—	—	469	103	—	572
Accretion of put option in majority-owned subsidiary	—	492	—	—	—	492
Deferred income taxes	—	62,158	—	—	—	62,158
Stock-based compensation expense	—	—	11,864	—	—	11,864
Changes in assets and liabilities	(101,512)	(161,976)	(118,748)	(8,282)	397,207	6,689

Net cash (used in) provided by operating activities	(8,539)	(12,321)	240,417	(26,306)	74,058	267,309
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(37,247)	(241,518)	(59,724)	(8,625)	(347,114)
Change in prepaid purchases of property and equipment	—	(4,780)	1,391	—	—	(3,389)
Proceeds from sale of property and equipment	—	—	188	—	—	188
Purchase of investments	(1,403,253)	(968,504)	—	—	—	(2,371,757)
Proceeds from sale of investments	630,856	595,967	—	—	—	1,226,823
Change in restricted cash and investments	—	556	—	—	—	556
Microwave relocation costs	—	—	(400)	—	—	(400)

Net cash used in investing activities	(772,397)	(414,008)	(240,339)	(59,724)	(8,625)	(1,495,093)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	—	57,568	—	1,508	—	59,076
Proceeds from long-term note to parent	—	—	—	70,000	(70,000)	—
Proceeds from 9 1/4% Senior Notes	—	423,500	—	—	—	423,500
Proceeds initial public offering	862,500	—	—	—	—	862,500
Debt issuance costs	—	(3,008)	—	—	—	(3,008)
Cost of raising capital	(44,266)	—	—	—	—	(44,266)
Payments on capital lease obligations	—	—	—	(432)	432	—
Repayment of debt	—	(8,000)	—	(4,135)	4,135	(8,000)
Proceeds from exercise of stock options	4,320	—	—	—	—	4,320

Net cash provided by (used in) financing activities	822,554	470,060	—	66,941	(65,433)	1,294,122

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,618	43,731	78	(19,089)	—	66,338
CASH AND CASH EQUIVALENTS, beginning of period	15,714	99,301	257	46,226	—	161,498

CASH AND CASH EQUIVALENTS, end of period	$57,332	$143,032	$335	$27,137	$—	$227,836

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

Consolidated Statement of Cash Flows
Six Months Ended June 30, 2006

			Guarantor	Non-Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
			(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$41,359	$40,030	$113,723	$(26,146)	$(127,607)	$41,359
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	—	—	59,576	—	—	59,576
Provision for uncollectible accounts receivable	—	111	—	—	—	111
Deferred rent expense	—	—	3,321	55	—	3,376
Cost of abandoned cell sites	—	—	290	348	—	638
Non-cash interest expense	—	297	479	17,978	(17,978)	776
Loss on disposal of assets	—	—	12,377	—	—	12,377
Gain on extinguishment of debt	—	—	(244)	—	—	(244)
Gain on sale of investments	(465)	(803)	—	—	—	(1,268)
Accretion of asset retirement obligation	—	—	298	—	—	298
Accretion of put option in majority-owned subsidiary	—	360	—	—	—	360
Deferred income taxes	—	26,496	—	—	—	26,496
Stock-based compensation expense	—	—	3,969	—	—	3,969
Changes in assets and liabilities	(35,140)	(203,650)	100,064	723	189,247	51,244

Net cash provided by (used in) operating activities	5,754	(137,159)	293,853	(7,042)	43,662	199,068
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(77)	(291,120)	(15,824)	(275)	(307,296)
Change in prepaid purchases of property and equipment	—	—	(708)	—	—	(708)
Proceeds from sale of property and equipment	—	—	25	—	—	25
Purchase of investments	(223,091)	(314,715)	—	—	—	(537,806)
Proceeds from sale of investments	218,179	427,655	—	—	—	645,834
Change in restricted cash and investments	(824)	(2,350)	—	—	—	(3,174)

Net cash (used in) provided by investing activities	(5,736)	110,513	(291,803)	(15,824)	(275)	(203,125)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	—	27,717	—	—	—	27,717
Proceeds from long-term note to parent	—	—	—	30,054	(30,054)	—
Proceeds from capital contributions	—	—	—	13,333	(13,333)	—
Debt issuance costs	—	(104)	—	—	—	(104)
Repayment of debt	—	—	(2,011)	—	—	(2,011)
Proceeds from minority interest in majority-owned subsidiary	—	2,000	—	—	—	2,000
Proceeds from exercise of stock options	337	—	—	—	—	337

Net cash provided by (used in) financing activities	337	29,613	(2,011)	43,387	(43,387)	27,939

INCREASE IN CASH AND CASH EQUIVALENTS	355	2,967	39	20,521	—	23,882
CASH AND CASH EQUIVALENTS, beginning of period	10,624	95,772	219	6,094	—	112,709

CASH AND CASH EQUIVALENTS, end of period	$10,979	$98,739	$258	$26,615	$—	$136,591

MetroPCS Communications, Inc. and Subsidiaries

Notes to Condensed Consolidated Interim Financial Statements — (Continued)

16.	Recent Accounting Pronouncements:

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company will be required to adopt SFAS No. 157 in the first quarter of fiscal year 2008. The Company has not completed its evaluation of the effect of SFAS No. 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statement No. 115,” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company will be required to adopt SFAS No. 159 on January 1, 2008. The Company has not completed its evaluation of the effect of SFAS No. 159.

Michigan Business Tax

On July 12, 2007, the Michigan Governor signed into law a new Michigan Business Tax (“MBT Act”) which restructures the state business tax by replacing the Michigan Single Business Tax with a new two-part tax on business income and modified gross receipts, collectively referred to as the “BIT/GRT tax.” Because the main provision of the BIT/GRT tax imposes a two-part tax on business income and modified gross receipts, the Company believes the BIT/GRT tax should be accounted for under the provisions of SFAS No. 109 regarding the recognition of deferred taxes. In accordance with SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax law should be included in tax expense attributable to continuing operations in the period that includes the enactment date. Although the effective date of the MBT Act is January 1, 2008, certain effects of the change should be reflected in the financial statements of the first interim or annual reporting period that includes July 12, 2007. The Company has not yet completed its evaluation of the effect of the MBT Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Our bylaws provide that we shall, to the fullest extent permitted by Delaware law, indemnify any director made, or threatened to be made, a party to any action or proceeding by reason of being our director (or by reason of his or her service at our request as a director or officer of another corporation). Such indemnification:

•	shall not be deemed exclusive of any other rights to which an indemnified person may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise;

•	shall continue as to a person who has ceased to be a director; and

•	shall inure to the benefit of the heirs, executors and administrators of such person.

Our bylaws also provide that expenses incurred by a director in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was our director (or was serving at our request as a director or officer of another corporation) shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us. Notwithstanding any other provision of our bylaws, we are not required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by us and approved by a majority of our board of directors which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to us or any other willful and deliberate breach in bad faith of such agent’s duty to us or our stockholders.

Our bylaws also provide that our board of directors has the power on our behalf to indemnify any other person made a party to any action, suit or proceeding by reason of the fact that such person is or was our officer or employee.

Our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transaction from which the director derived any improper personal benefit.

We have also entered into separate indemnification agreements with each of our directors and executive officers under which we have agreed to indemnify, and to advance expenses to, each director and executive officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

We maintain director and officer liability insurance to insure each person who was, is, or will be our director or officer against specified losses and wrongful acts of such director or officer in his or her capacity as such, including breaches of duty and trust, neglect, error and misstatement. In accordance with the director and officer insurance policy, each insured party will be entitled to receive advances of specified defense costs.

ITEM 21.	Exhibits.

Exhibit No.		Description

2	.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(a) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
2	.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(b) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
3.1		Third Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
3.2		Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.2 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
3.3		Amendment No. 1 to Third Amended and Restated Bylaws of MetroPCS Communications (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 28, 2007, and incorporated by reference herein).
4.1		Form of Certificate of MetroPCS Communications, Inc. Common Stock. (Filed as Exhibit 4.1 to Amendment No. 4 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 3, 2007, and incorporated by reference herein).
4.2		Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Filed as Exhibit 4.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on March 30, 2007, and incorporated by reference herein).
5	.1**	Opinion of Baker Botts L.L.P.
10	.1(a)	Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (Filed as Exhibit 10.1(a) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

Exhibit No.		Description

10	.1(b)	Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(d) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
10	.1(c)	First Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(e) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
10	.1(d)	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(f) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
10.2		Registration Rights Agreement, effective as of April 24, 2007, by and among MetroPCS Communications, Inc. and the stockholders listed therein. (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 11, 2007, and incorporated by reference herein).
10.3		Form of Officer and Director Indemnification Agreement (Filed as Exhibit 10.4 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10	.4(a)	General Purchase Agreement, effective as of June 6, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(a) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10	.4(b)	Amendment No. 1 to the General Purchase Agreement, effective as of September 30, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(b) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10	.4(c)	Amendment No. 2 to the General Purchase Agreement, effective as of November 10, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(c) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.5		Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.6 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.6		Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.7 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.7		Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.8 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.8		Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.9 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

Exhibit No.		Description

10.9		Amended and Restated Limited Liability Company Agreement of Royal Street Communications, LLC, executed on December 15, 2005 as of November 24, 2004, by and between C9 Wireless, LLC, GWI PCS1, Inc., and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.10 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.10		Master Equipment and Facilities Lease Agreement, executed as of May 17, 2006, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.11 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.11		Amended and Restated Credit Agreement, dated as of February 20, 2007, among MetroPCS Wireless, Inc., as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner (Filed as Exhibit 10.12 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.12		Purchase Agreement, dated October 26, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (Filed as Exhibit 10.13 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).
10.13		Registration Rights Agreement, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (Filed as Exhibit 10.14 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).
10.14		Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York Trust Company, N.A., as trustee (Filed as Exhibit 10.15 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).
10.15		Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein (Filed as Exhibit 10.16 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).
10.16		Purchase Agreement, dated May 31, 2007, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K filed on June 6, 2007, and incorporated by reference herein).
10.17		Registration Rights Agreement, dated as of June 6, 2007, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 11, 2007, and incorporated by reference herein).
10	.18*	Second Amendment to the Second Amended and Restated Credit Agreement, entered into as of August 29, 2007, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc.
12	.1*	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

Exhibit No.		Description

21	.1**	Subsidiaries of Registrant.
23	.1*	Consent of Deloitte & Touche LLP.
23	.2**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24	.1**	Power of Attorney.
25	.1**	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Trust Company, N.A., as Trustee.
99	.1**	Form of Letter of Transmittal.
99	.2**	Form of Notice of Guaranteed Delivery.
99	.3**	Form of Letter to Clients.
99	.4.**	Form of Letter to Depository Trust Company Participants.

*	Filed herewith.

**	Previously filed.

Item 22.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by a person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrants undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c) The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS WIRELESS, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS COMMUNICATIONS, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/ Roger D. Linquist Roger D. Linquist Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	* J. Braxton Carter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Christine B. Kornegay Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	* Arthur C. Patterson Director

* Walker C. Simmons Director	* John Sculley Director

* James F. Wade Director	* W. Michael Barnes Director

* C. Kevin Landry Director	* James N. Perry, Jr. Director

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS AWS, LLC

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Sole Manager
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS CALIFORNIA, LLC

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Sole Manager
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS FLORIDA, LLC

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Sole Manager
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS GEORGIA, LLC

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Sole Manager
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS MICHIGAN, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS TEXAS, LLC

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Sole Manager
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

GWI PCS1, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS MASSACHUSETTS, LLC

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Sole Manager
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS NEVADA, LLC

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Sole Manager
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS NEW YORK, LLC

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Sole Manager
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 2007.

METROPCS PENNSYLVANIA, LLC

By:	/s/ Roger D. Linquist
Roger D. Linquist
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on October 2, 2007.

/s/  Roger D. Linquist
Roger D. Linquist
Chief Executive Officer
and Sole Manager
(Principal Executive Officer)

*
J. Braxton Carter
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

*
Christine B. Kornegay
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

*By:	/s/ Roger D. Linquist Roger D. Linquist Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.		Description

2	.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(a) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
2	.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(b) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
3.1		Third Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
3.2		Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.2 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
3.3		Amendment No. 1 to Third Amended and Restated Bylaws of MetroPCS Communications (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 28, 2007, and incorporated by reference herein).
4.1		Form of Certificate of MetroPCS Communications, Inc. Common Stock. (Filed as Exhibit 4.1 to Amendment No. 4 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 3, 2007, and incorporated by reference herein).
4.2		Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Filed as Exhibit 4.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on March 30, 2007, and incorporated by reference herein).
5	.1**	Opinion of Baker Botts L.L.P.
10	.1(a)	Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (Filed as Exhibit 10.1(a) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10	.1(b)	Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(d) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
10	.1(c)	First Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(e) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
10	.1(d)	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(f) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).
10.2		Registration Rights Agreement, effective as of April 24, 2007, by and among MetroPCS Communications, Inc. and the stockholders listed therein. (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 33-139793), filed on April 11, 2007, and incorporated by reference herein).
10.3		Form of Officer and Director Indemnification Agreement (Filed as Exhibit 10.4 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

Exhibit No.		Description

10	.4(a)	General Purchase Agreement, effective as of June 6, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(a) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10	.4(b)	Amendment No. 1 to the General Purchase Agreement, effective as of September 30, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(b) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10	.4(c)	Amendment No. 2 to the General Purchase Agreement, effective as of November 10, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(c) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.5		Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.6 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.6		Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.7 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.7		Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.8 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.8		Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.9 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.9		Amended and Restated Limited Liability Company Agreement of Royal Street Communications, LLC, executed on December 15, 2005 as of November 24, 2004, by and between C9 Wireless, LLC, GWI PCS1, Inc., and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.10 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.10		Master Equipment and Facilities Lease Agreement, executed as of May 17, 2006, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.11 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).
10.11		Amended and Restated Credit Agreement, dated as of February 20, 2007, among MetroPCS Wireless, Inc., as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner (Filed as Exhibit 10.12 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

Exhibit No.		Description

10.12		Purchase Agreement, dated October 26, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (Filed as Exhibit 10.13 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).
10.13		Registration Rights Agreement, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (Filed as Exhibit 10.14 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).
10.14		Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York Trust Company, N.A., as trustee (Filed as Exhibit 10.15 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).
10.15		Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein (Filed as Exhibit 10.16 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).
10.16		Purchase Agreement, dated May 31, 2007, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K filed on June 6, 2007, and incorporated by reference herein).
10.17		Registration Rights Agreement, dated as of June 6, 2007, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 11, 2007, and incorporated by reference herein).
10	.18*	Second Amendment to the Second Amended and Restated Credit Agreement, entered into as of August 29, 2007, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc.
12	.1*	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.
21	.1**	Subsidiaries of Registrant.
23	.1*	Consent of Deloitte & Touche LLP.
23	.2**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24	.1**	Power of Attorney, pursuant to which amendments to this Form S-4 may be filed, is included on the signature page contained in Part II of this Form S-4.
25	.1**	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Trust Company, N.A., as Trustee.
99	.1**	Form of Letter of Transmittal.
99	.2**	Form of Notice of Guaranteed Delivery.
99	.3**	Form of Letter to Clients.
99	.4.**	Form of Letter to Depository Trust Company Participants.

*	Filed herewith.

**	Previously filed.